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Table of Contents1
Table of Contents2

Filed Pursuant to Rule 424(b)(2)
Registration No. 333-215679

PROSPECTUS SUPPLEMENT
(To prospectus dated January 24, 2017)

LIBERTY MEDIA CORPORATION

1,323,421 Shares

of

Series C Liberty Formula One Common Stock Offered by the Selling Stockholders

        The selling stockholders identified in this prospectus supplement (the "Selling Stockholders") are selling an aggregate of 1,323,421 shares of Liberty Media Corporation ("Liberty Media") Series C Liberty Formula One common stock, par value $0.01 per share ("FWONK"). The underwriter has agreed to sell shares of FWONK on behalf of the Selling Stockholders at a price of $29.15 per share, which will result in approximately $37.3 million of aggregate proceeds to the Selling Stockholders, before deducting expenses.

        We will not receive any proceeds from the sale of shares of our common stock in this offering.

        Shares of FWONK are currently listed on The Nasdaq Global Select Market ("Nasdaq") under the symbol "LMCK," although we expect shares of FWONK to trade under the symbol "FWONK" beginning on January 25, 2017. On January 24, 2017, the last sale price of shares of FWONK as reported on Nasdaq was $29.42 per share.

        Investing in our securities involves risks. You should carefully consider the matters described under the caption "Risk Factors" beginning on page S-5 of this prospectus supplement and on page 15 of the accompanying base prospectus.

        Neither the Securities and Exchange Commission (the "Commission") nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        Delivery of the shares of FWONK is expected to be made on or about January 30, 2017.

UBS Investment Bank

The date of this prospectus supplement is January 24, 2017.

Prospectus Supplement

Base Prospectus

You should rely only on the information we have provided or incorporated by reference in this prospectus supplement, the accompanying base prospectus or any related free writing prospectus we prepare or authorize. Neither we nor the Selling Stockholders have authorized any person to provide you with additional or different information. We take no responsibility for, and can provide no assurance to the reliability of, any other information that others may give you. This prospectus supplement and the accompanying base prospectus are an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should not assume that the information contained in this prospectus supplement, the accompanying base prospectus or any related free writing prospectus is accurate as of any date other than the dates shown in such documents or that any information we have incorporated by reference herein is accurate as of any date other than the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since such dates.

S-i

About this prospectus supplement

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of shares of FWONK by the Selling Stockholders and also adds, updates and changes information contained in the accompanying base prospectus and the documents incorporated herein by reference. The second part is the accompanying base prospectus, which gives more general information, some of which may not apply to this offering of shares FWONK. Generally, when we refer only to the "prospectus," we are referring to both this prospectus supplement and the accompanying base prospectus combined. If the information relating to the offering varies between this prospectus supplement and the accompanying base prospectus, you should rely on the information in this prospectus supplement.

Any statement made in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated by reference into this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Please read "Where To Find More Information" on page S-18 of this prospectus supplement.

The Selling Stockholders are offering to sell, and seeking offers to buy, shares of FWONK only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying base prospectus and the offering of shares of FWONK in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying base prospectus must inform themselves about, and observe any restrictions relating to, the offering of shares of FWONK by the Selling Stockholders and the distribution of this prospectus

None of Liberty Media, the Selling Stockholders, the underwriter or any of their respective representatives is making any representation to you regarding the legality of an investment in shares of FWONK by you under applicable laws. You should consult with your own advisors as to legal, tax, business, financial and related aspects of an investment in shares of FWONK.

Market and industry data

Market and industry data and forecasts used in this prospectus supplement have been obtained from independent industry sources as well as from research reports prepared for other purposes. Although we believe these third-party sources to be reliable, we have not independently verified the data obtained from these sources and we cannot assure you of the accuracy or completeness of the data. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and uncertainties as the other forward-looking statements in this prospectus supplement.

Cautionary statements concerning forward looking statements

Certain statements in this prospectus supplement, the accompanying base prospectus, any supplements to this prospectus supplement and the accompanying base and other documents that are and will be incorporated into this prospectus supplement and the accompanying base prospectus constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our business, product and marketing strategies; new service

S-ii

Cautionary statements concerning forward looking statements

offerings; revenue growth and subscriber trends at Sirius XM (as defined herein); the recoverability of our goodwill and other long-lived assets; the performance of our equity affiliates; our projected sources and uses of cash; Sirius XM's stock repurchase program; the anticipated non-material impact of certain contingent liabilities related to legal and tax proceedings; the expected benefits of the Formula 1 Acquisition (as defined herein); the future financial performance of Formula 1's business; and other matters arising in the ordinary course of business. In particular, statements under "Risk Factors" contain forward-looking statements. Where, in any forward-looking statement, we express an expectation or belief as to future results or events, such expectation or belief is expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the expectation or belief will result or be achieved or accomplished. The following include some but not all of the factors (as they relate to our consolidated subsidiaries and equity affiliates) that could cause actual results or events to differ materially from those anticipated:

➤
consumer demand for our products and services and our ability to adapt to changes in demand;

➤
competitor responses to our products and services;

➤
uncertainties inherent in the development and integration of new business lines and business strategies;

➤
uncertainties associated with product and service development and market acceptance, including the development and provision of programming for satellite radio technologies;

➤
our significant dependence upon automakers;

➤
our ability to attract and retain subscribers at a profitable level in the future is uncertain;

➤
our future financial performance, including availability, terms and deployment of capital;

➤
the integration of the Formula 1 Acquisition;

➤
our ability to successfully integrate and recognize anticipated efficiencies and benefits from the businesses we acquire;

➤
the ability of suppliers and vendors to deliver products, equipment, software and services;

➤
interruption or failure of our information technology and communication systems, including the failure of our satellites, could negatively impact our results and brand;

➤
royalties for music rights have increased and may continue to do so in the future;

➤
the outcome of any pending or threatened litigation;

➤
availability of qualified personnel;

➤
changes in, or failure or inability to comply with, government regulations, including, without limitation, regulations of the Federal Communications Commission and consumer protection laws, and adverse outcomes from regulatory proceedings;

➤
changes in the nature of key strategic relationships with partners, vendors and joint ventures;

➤
general economic and business conditions and industry trends;

➤
consumer spending levels, including the availability and amount of individual consumer debt;

➤
rapid technological changes;

➤
impairments of third-party intellectual property rights;

S-iii

Cautionary statements concerning forward looking statements

➤
our indebtedness could adversely affect the operations and could limit the ability of our subsidiaries to react to changes in the economy or our industry;

➤
failure to protect the security of personal information about our customers, subjecting us to potentially costly government enforcement actions or private litigation and reputational damage;

➤
the regulatory and competitive environment of the industries in which we, and the entities in which we have interests, operate; and

➤
threatened terrorist attacks, political unrest in international markets and ongoing military action around the world.

For additional risk factors, please see "Risk Factors" below and in the accompanying base prospectus, Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and Part II, Item 1A of our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016 and September 30, 2016. These forward-looking statements and such risks, uncertainties and other factors speak only as of the date of this prospectus supplement and the accompanying base prospectus and we expressly disclaim any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein, to reflect any change in our expectations with regard thereto, or any other change in events, conditions or circumstances on which any such statement is based except as required by applicable securities laws. When considering such forward-looking statements, you should keep in mind the factors described in "Risk Factors" and other cautionary statements contained in this prospectus supplement and the accompanying base prospectus and in the documents incorporated by reference herein and therein. Such risk factors and statements describe circumstances which could cause actual results to differ materially from those contained in any forward-looking statement.

S-iv

Prospectus supplement summary

The following summary highlights selected information included or incorporated by reference in this prospectus to help you understand our Company, shares of FWONK and this offering. This summary is not complete and does not contain all the information you should consider before investing in shares of FWONK. For a more complete understanding of our Company, shares of FWONK and this offering, we encourage you to read this entire document, including the accompanying base prospectus, and the information incorporated by reference herein, including the financial statements of the Company and the notes thereto. All references to the "Company," "Liberty Media," "we," "our" and "us" and words of similar effect refer to Liberty Media Corporation, and, unless the context otherwise requires, its consolidated subsidiaries.

OUR CAPITAL STRUCTURE

Under our current amended and restated certificate of incorporation (our "current charter"), our common stock is comprised of three tracking stocks, with each tracking stock divided into three series. Our tracking stocks, which are designated the Liberty SiriusXM common stock, the Liberty Braves common stock and the Liberty Formula One common stock, are intended to track and reflect the separate economic performance of the businesses, assets and liabilities attributed to the SiriusXM Group, the Braves Group and the Formula One Group, respectively. While each group has a separate collection of businesses, assets and liabilities attributed to it, none of these groups is a separate legal entity and therefore cannot own assets, issue securities or enter into legally binding agreements. Hence, holders of our Liberty SiriusXM common stock, Liberty Braves common stock and Liberty Formula One common stock have no direct claim to the relevant group's assets, and are not represented by a separate board of directors. Instead, holders of those stocks are stockholders of Liberty Media Corporation, with a single board of directors and subject to all of the risks and liabilities of Liberty Media as a whole.

At a special meeting of stockholders of the Company held on January 17, 2017, our stockholders approved the adoption of an amendment and restatement of our then-existing charter (1) to change the name of the "Media Group" to the "Formula One Group," (2) to change the name of the "Liberty Media common stock" to the "Liberty Formula One common stock," (3) to reclassify each share of each series of our then-existing Liberty Media common stock into one share of the corresponding series of Liberty Formula One common stock solely to effect the name change and (4) to make certain conforming changes (the "group name change"). The current charter was filed with the Secretary of State of the State of Delaware on January 24, 2017, and gave effect to the group name change.

The Liberty SiriusXM common stock tracks and reflects the separate economic performance of the businesses, assets and liabilities attributed to the SiriusXM Group, which includes, among other things, Liberty Media's approximate 65.5% interest in Sirius XM. The Liberty Braves common stock tracks and reflects the separate economic performance of the businesses, assets and liabilities attributed to the Braves Group, which includes, among other things, Liberty Media's wholly owned subsidiary Braves Holdings, which indirectly owns the Atlanta Braves Major League Baseball club. The Liberty Formula One common stock, which includes FWONK, tracks and reflects the separate economic performance of the businesses, assets and liabilities attributed to the Media Group, which includes the remainder of Liberty Media's businesses, assets and liabilities not attributed to the SiriusXM Group or the Braves Group, including, among other things, Liberty Media's approximate 34.3% interest in Live Nation, Liberty Media's consolidated subsidiary, Formula 1 (as discussed herein), and 15.5% inter-group interest in the Braves Group.

OUR BUSINESS

We own controlling and non-controlling interests in a broad range of media, communications and entertainment companies. Through our subsidiaries and affiliates, we principally operate in North

America. Our principal businesses and assets include our consolidated subsidiaries SIRIUS XM Holdings Inc. ("Sirius XM"), Braves Holdings, LLC ("Braves Holdings") and Delta Topco Limited, the parent company of Formula 1 (as defined below) ("Delta Topco"). In addition to the foregoing businesses, we hold ownership interests in Live Nation Entertainment, Inc. ("Live Nation") and, through Sirius XM, SIRIUS XM Canada, and we maintain investments in "available for sale" securities and related financial instruments in public companies such as Time Warner, Inc. ("Time Warner") and Viacom, Inc. ("Viacom"). Our business strategy and that of our subsidiaries and business affiliates includes selective acquisitions or other strategic initiatives focused on business expansion.

Sirius XM.    Sirius XM provides a subscription based satellite radio service. Sirius XM transmits music, sports, entertainment, comedy, talk, news, traffic and weather channels as well as infotainment services in the United States on a subscription fee basis through its two proprietary satellite radio systems—the Sirius system and the XM system. Subscribers can also receive their music and other channels, plus features such as SiriusXM On Demand and MySXM, over Sirius XM's Internet radio service, including through applications for mobile devices. Sirius XM is also a leader in providing connected vehicle services. Sirius XM's connected vehicle services are designed to enhance the safety, security and driving experience for vehicle operators while providing marketing and operational benefits to automakers and their dealers. Sirius XM has agreements with every major automaker to offer satellite radios in their vehicles from which Sirius XM acquires the majority of its subscribers. It also acquires subscribers through marketing to owners and lessees of vehicles that include factory-installed satellite radios that are not currently subscribing to Sirius XM services. Additionally, Sirius XM distributes its radios through retailers online and at locations nationwide and through its website. Satellite radio services are also offered to customers of certain daily rental car companies.

Our consolidated subsidiary Sirius XM is attributed to our SiriusXM Group.

Braves Holdings.    Braves Holdings is our wholly owned subsidiary that indirectly owns and operates the Atlanta Braves Major League Baseball club (the "Braves") and five minor league baseball clubs (the Gwinnett Braves, the Mississippi Braves, the Rome Braves, the Danville Braves and the GCL Braves). Braves Holdings also operates a baseball academy in the Dominican Republic and leases a baseball facility from a third party in connection with its academy. Effective for the 2017 season, the Braves are expected to relocate from Turner Stadium, their home since 1997, into a new ballpark located in Cobb County, a suburb of Atlanta. The new ballpark will be leased from Cobb County and Cobb-Marietta Coliseum and Exhibit Hall Authority and will offer a range of activities and eateries for fans. Braves Holdings is participating in the construction of the new stadium and an adjacent mixed-use development project, which we refer to as the Development Project.

Our wholly owned subsidiary Braves Holdings is attributed to our Braves Group.

Formula 1.    As discussed further in the accompanying base prospectus under "The Company—Description of the Formula 1 Acquisition," we recently acquired 100% of the fully diluted equity interests of Delta Topco, the parent company of the group of companies that exploit exclusive commercial rights pertaining to the FIA Formula One World Championship® (the "World Championship") (such companies, together with Delta Topco, "Formula 1"), other than a nominal number of equity securities held by the Teams (as defined below). The World Championship is an annual, approximately nine-month long, motor race-based competition in which teams (the "Teams") compete for the Constructors' Championship and drivers compete for the Drivers' Championship. The World Championship is a global series with a varying number of events ("Events") taking place in different countries around the world each season. During 2016, 21 Events took place in 21 countries across Europe, Asia-Pacific, the Middle East and North and South America. Formula 1 is followed by hundreds of millions of television viewers in over 200 territories, and Formula 1's largest Events have hosted live audiences in excess of 300,000 on race weekends, such as the British Grand Prix at the Silverstone circuit and the Mexican Grand Prix at the Autódromo Hermanos Rodríguez.

For additional information about Formula 1, please see "The Company—Description of the Business of Formula 1" in the accompanying base prospectus and "Appendix: Business and Financial Information of Formula 1" to this prospectus supplement.

Our consolidated subsidiary Delta Topco is attributed to our Formula One Group.

Live Nation.    We beneficially owned approximately 34% of the issued and outstanding shares of Live Nation common stock as of November 1, 2016. Live Nation is considered the world's largest live entertainment company and seeks to innovate and enhance the live entertainment experience for artists and fans before, during and after the show. Live Nation has four business segments: concerts; sponsorship and advertising; ticketing and artist nation.

Our equity affiliate Live Nation is attributed to our Formula One Group.

Time Warner.    As of October 25, 2016, we beneficially owned 4,252,831 shares of Time Warner common stock, representing less than 1% of the outstanding common stock of Time Warner. Of the shares we beneficially own, 464,323 have been pledged as collateral to secure obligations of certain subsidiaries of Braves Holdings pursuant to credit facilities entered into by those subsidiaries to fund certain costs of the Development Project.

Our shares of Time Warner common stock are attributed to our Formula One Group.

RECENT DEVELOPMENTS

On January 23, 2017, we completed the acquisition of our consolidated subsidiary, Delta Topco, which is the parent company in a group of companies comprising Formula 1. For more information, please see "The Company—Description of the Formula 1 Acquisition" in the accompanying base prospectus and "Appendix: Business and Financial Information of Formula 1" to this prospectus supplement.

CORPORATE INFORMATION

Our principal executive offices are located at 12300 Liberty Boulevard, Englewood, Colorado 80112. Our main telephone number is (720) 875-5400.

The offering

The following summary is provided solely for your convenience and is not intended to be complete. You should read the full text and more specific details contained elsewhere in this prospectus supplement and the accompanying base prospectus. For a more detailed description of shares of FWONK, see the description of our capital stock contained in Amendment No. 1 to our Form 8-A filed on January 24, 2017 and our current charter, and any amendment or report filed for the purpose of updating such description, which has been incorporated by reference into the accompanying base prospectus.

Shares of FWONK offered by the Selling Stockholders	1,323,421 shares of FWONK.
Shares of FWONK outstanding after this offering

This offering will have no effect on the number of shares of FWONK outstanding. As of October 31, 2016, 55,706,745 shares of FWONK were issued and outstanding, and approximately 118 million shares of FWONK were issued in connection with the closing of the Formula 1 Acquisition on January 23, 2017.

Use of proceeds	We will not receive any proceeds from the sale of shares of FWONK by the Selling Stockholders. See "Use of Proceeds" on page S-6 of this prospectus supplement.
Risk factors

You should carefully consider the information set forth in the section entitled "Risk Factors" in this prospectus supplement and the accompanying base prospectus and the other information included or incorporated by reference into this prospectus supplement and the accompanying base prospectus in deciding whether to purchase shares of FWONK.

Nasdaq trading symbol	Shares of FWONK are currently listed on Nasdaq under the symbol "LMCK," although we expect shares of FWONK to trade under the symbol "FWONK" beginning on January 25, 2017.
Dividends

We have not paid any cash dividends on our Series C Liberty Formula One common stock, and we have no present intention of paying cash dividends on our Series C Liberty Formula One common stock in the future. See "Dividend Policy" on page S-7 of this prospectus supplement.

Risk factors

An investment in shares of FWONK involves risk. Before investing in shares of FWONK, in addition to the other information incorporated by reference or included in this prospectus supplement and the accompanying base prospectus, including the risk factors described in Item 2 ("Management's Discussion and Analysis of Financial Condition and Results of Operations") of Part I and Item 1A ("Risk Factors") of Part II of our quarterly reports on Form 10-Q for the quarters ended March 31, 2016 and September 30, 2016, and Item 1A ("Risk Factors") of Part I of our annual report on Form 10-K for the fiscal year ending December 31, 2015 filed with the Securities and Exchange Commission on February 26, 2016, as amended by our Annual Report on Form 10-K/A filed with the Securities and Exchange Commission on April 29, 2016, together with the matters addressed in the sections of this prospectus supplement and the accompanying base prospectus entitled "Cautionary Statement Concerning Forward-Looking Statements," you should carefully consider the following risks and the risks described under "Risk Factors" in the accompanying base prospectus before investing in shares of FWONK. The occurrence of any of the events described as possible risks below and in the documents incorporated by reference could have a material adverse effect on the value of our common stock, including shares of FWONK. These risks are not the only ones facing our company. Additional risks not currently known to us or that we currently deem immaterial also may impair our business. See "Where to Find More Information."

RISKS RELATING TO THE FORMULA 1 ACQUISITION

The unaudited pro forma condensed consolidated financial statements included in this prospectus supplement are presented for illustrative and informational purposes only and are not necessarily indicative of Liberty Media's future financial position or results of operations.

The unaudited pro forma condensed consolidated financial statements contained in this prospectus supplement are presented for illustrative purposes only, contain a variety of adjustments, assumptions and preliminary estimates and are not intended to represent the actual financial position or results of operations of Liberty Media had the Formula 1 Acquisition occurred on the dates indicated therein. See the sections entitled "Unaudited Pro Forma Condensed Consolidated Financial Statements" beginning on page F-70 and "Cautionary Statement Concerning Forward-Looking Statements" beginning on page S-ii of this prospectus supplement. The actual financial positions and results of operations of Liberty Media and Formula 1 prior to the acquisition and that of Liberty Media following the acquisition may not be consistent with, or evident from, the unaudited pro forma condensed consolidated financial statements included in this prospectus supplement. In addition, the assumptions and preliminary estimates used in preparing the unaudited pro forma condensed consolidated financial statements included in this prospectus supplement may not be realized and may be affected by a variety of factors outside of the control of Liberty Media and Formula 1.

Use of proceeds

All of the shares of FWONK in the offering are being sold by the Selling Stockholders. The Selling Stockholders will receive all of the net proceeds from the sale of their shares of FWONK. We will not receive any proceeds from the sale of shares of FWONK by the Selling Stockholders. See "Selling Stockholders."

We are, however, responsible for expenses incident to the registration under the Securities Act of 1933, as amended, of the offer and sale of the shares of FWONK by the Selling Stockholders.

Price range of our Series C Liberty Formula One common stock

Our Series C Liberty Formula One common stock (formerly named Series C Liberty Media common stock) is currently listed on the Nasdaq under the symbol "LMCK," although we expect shares of FWONK to trade under the symbol "FWONK" beginning on January 25, 2017. The following table sets forth, for the calendar quarters indicated, the range of high and low sales prices for our Series C Liberty Formula One common stock as reported on the Nasdaq since it began trading regular way on such market on July 24, 2014. The prices reflect Liberty Media's (i) spin-off of Liberty Broadband Corporation on November 4, 2014 and (ii) recapitalization into three tracking stock groups on April 15, 2016.

		Series C Liberty Formula One common stock
		High	Low

2014:
	Third quarter (beginning July 24, 2014)	$50.06	$45.00
	Fourth quarter (October 1 - November 4)	$48.44	$40.20
	Fourth quarter (November 5 - December 31)	$37.28	$33.07
2015:
	First quarter	$40.20	$33.06
	Second quarter	$39.65	$35.74
	Third quarter	$38.46	$32.18
	Fourth quarter	$40.61	$34.39
2016:
	First quarter	$38.14	$31.06
	Second quarter (through April 15)	$38.45	$37.02
	Second quarter (April 18 - June 30)	$28.07	$17.47
	Third quarter	$29.65	$18.62
	Fourth quarter	$33.15	$26.44
2017:
	First quarter (through January 24, 2017)	$32.53	$27.55

The last reported sale price of our Series C Liberty Formula One common stock on the Nasdaq on January 24, 2017 was $29.42 per share.

Dividend policy

The declaration and payment of any dividends are at the discretion of our board of directors and depends upon our earnings, financial condition and other considerations deemed relevant by our board of directors. We have not paid any cash dividends on our Series C Liberty Formula One common stock, and we have no present intention of paying cash dividends on our Series C Liberty Formula One common stock in the future.

Selling stockholders

This prospectus supplement and the accompanying base prospectus relates to the offer and sale by the Selling Stockholders of 1,323,421 shares of FWONK, which constitute shares of FWONK issued to the Selling Stockholders at the Second Closing of the Formula 1 Acquisition. The shares of FWONK offered pursuant to this prospectus supplement and the accompanying base prospectus were issued to the Selling Stockholders in transactions that were exempt from the registration requirements of the Securities Act. See "The Company—Description of the Formula 1 Acquisition" for additional information regarding the Formula 1 Acquisition.

In connection with the closing of the Formula 1 Acquisition, we entered into a Shareholders Agreement with certain Formula 1 Selling Shareholders (the "shareholders agreement"). Pursuant to the shareholders agreement, we agreed to file the registration statement of which this prospectus supplement and the accompanying base prospectus form a part covering the resale of the shares of FWONK offered hereby. See "—The Shareholders Agreement" for additional information regarding the shareholders agreement.

In the table below, the percentages of outstanding shares of FWONK held by each Selling Stockholder prior to this offering are based on (i) 55,706,745 shares of FWONK issued and outstanding as of October 31, 2016 plus (ii) approximately 118 million shares of FWONK issued in connection with the closing of the Formula 1 Acquisition. The percentages of outstanding shares of FWONK held by each Selling Stockholder after this offering are based on (i) 55,706,745 shares of FWONK issued and outstanding as of October 31, 2016 plus (ii) approximately 118 million shares of FWONK issued in connection with the closing of the Formula 1 Acquisition, assuming the Selling Stockholders sell 1,323,421 shares of FWONK offered by this prospectus supplement.

Name	Number of shares of FWONK beneficially owned prior to offering	Number of shares of FWONK that may be sold in offering	Number of shares of FWONK beneficially owned after the offering	Percentage of outstanding shares of FWONK prior to the offering	Percentage of outstanding shares of FWONK after the offering

Bernard Ecclestone(1)	1,847,238	926,006	921,232	1.06%	*
Duncan Llowarch(2)	277,085	152,404	124,681	*	*
Sacha Woodward Hill(3)	277,085	152,404	124,681	*	*
Richard Thomsen(4)	11,615	6,674	4,941	*	*
Ian Holmes(5)	11,615	6,390	5,225	*	*
Sir Martin Sorrell(6)	92,362	62,607	29,755	*	*
Tracey Campbell	15,394	8,468	6,926	*	*
David Campbell	15,394	8,468	6,926	*	*

Total	2,547,788	1,323,421	1,224,367	1.47%	*

*
Less than 1%.

(1)
Mr. Ecclestone is the Chairman Emeritus of our consolidated subsidiary, Formula 1. Mr. Ecclestone served as the Chief Executive Officer of Formula 1 prior to the completion of the Formula 1 Acquisition.

(2)
Mr. Llowarch serves as the Chief Financial Officer of our consolidated subsidiary, Formula 1. Mr. Llowarch also served in that position prior to the completion of the Formula 1 Acquisition.

(3)
Ms. Woodward Hill serves as the General Counsel of our consolidated subsidiary, Formula 1. Ms. Woodward Hill also served in that position prior to the completion of the Formula 1 Acquisition.

Selling stockholders

(4)
Mr. Thomsen serves as Director of Finance of our consolidated subsidiary, Formula 1. Mr. Thomsen also served in that position prior to the completion of the Formula 1 Acquisition.

(5)
Mr. Holmes serves as TV Rights Sales Manager of our consolidated subsidiary, Formula 1. Mr. Holmes also served in that position prior to the completion of the Formula 1 Acquisition.

(6)
Prior to the completion of the Formula 1 Acquisition, Mr. Sorrell served as an independent director on the Board of Directors of Delta Topco, the parent company in the group of companies comprising Formula 1.

The Formula 1 Acquisition

The shares of FWONK to which this prospectus relates are comprised of 1,323,421 shares of FWONK issued to the Selling Stockholders at the Second Closing of the Formula 1 Acquisition. Such shares of FWONK constituted a portion of the purchase price payable to the Formula 1 Selling Shareholders under the Second SPA in exchange for 100% of the fully-diluted equity interests in Delta Topco (other than a nominal number of equity securities held by the Teams).

See "The Company—Description of the Formula 1 Acquisition" in the base prospectus and "Appendix: Business and Financial Information of Formula 1" to this prospectus supplement for additional information.

The shareholders agreement

In connection with the closing of the Formula 1 Acquisition, we entered into the shareholders agreement. Pursuant to the shareholders agreement, we agreed to file, as soon as reasonably practicable on or following the date of the Second Closing, a shelf registration statement on Form S-3 with the SEC with respect to the registration under the Securities Act of shares of FWONK comprised of (i) all shares of FWONK issued to the Formula 1 Selling Shareholders at the Second Closing of the Formula 1 Acquisition and (ii) approximately 15.7 million shares of FWONK, equaling the maximum number of shares of FWONK issuable upon the exchange of the Exchangeable Notes issued to the Formula 1 Selling Shareholders (the "Transaction Shelf Registration Statement"). Additionally, under the shareholders agreement, any Formula 1 Selling Shareholder party thereto is entitled to five demand registrations and unlimited piggyback registration rights to sell all or a portion of the shares held by such Formula 1 Selling Shareholder that are issued pursuant to the Second SPA or issued in exchange for Exchangeable Notes and that have not been transferred ("registrable securities") pursuant to a registration statement filed by Liberty Media. The aggregate market value of registrable securities that are the subject of a demand registration request, as measured by the market price on the date of such demand registration request, must be at least $100 million and Liberty Media will not be obligated to effect more than one demand registration statement in any 90 day calendar period. If a demand registration is an underwritten public offering (subject to certain exceptions), CVC, as shareholder representative, will select the managing underwriters and counsel for such offering, subject to the approval of Liberty Media (such approval not to be unreasonably withheld).

On January 23, 2017, CVC, as the shareholder representative, executed a waiver relating to the shareholders agreement pursuant to which Liberty Media agreed (a) to file the base prospectus of which this prospectus supplement forms a part relating to the offer and sale from time to time by the Selling Stockholders of up to 2,547,788 shares of FWONK and (b) as soon as reasonably practicable following the Second Closing but no later than February 13, 2017, to file an additional prospectus relating to the offer and sale from time to time by the Formula 1 Selling Shareholders of any remaining shares of FWONK covered by the Transaction Shelf Registration Statement.

The shareholders agreement also includes provisions regarding our and the Selling Stockholders' mutual indemnification rights and obligations relating to the registration of the Selling Stockholders'

Selling stockholders

shares of FWONK. Under the shareholders agreement, we agreed to indemnify and hold harmless each Selling Stockholder named in this prospectus to the fullest extent lawful against damages, directly or indirectly caused by, relating to, arising out of, based upon or in connection with any untrue statement of material fact (or alleged untrue statement of material fact) in this prospectus, or any amendment or supplement hereto, or any omission or alleged omission to state a material fact required to be stated in this prospectus, or any amendment or supplement hereto, necessary to make the statements herein, in light of the circumstances under which they were made, not misleading. Our obligations to indemnify the Selling Stockholders will not extend to any damages to a Selling Stockholder directly caused by a statement or omission in this prospectus, or any amendment or supplement hereto, made in reliance upon and in conformity with written information furnished to Liberty Media by the Selling Stockholder or on such Selling Stockholder's behalf, in either case expressly for use herein, or in any amendment or supplement hereto, relating to the Selling Stockholder. Similarly, under the shareholders agreement, the Selling Stockholders agreed to indemnify us (and our officers, directors, controlling affiliates and affiliates of the foregoing) against any and all damages to the extent directly caused by any untrue statement of material fact (or alleged untrue statement of material fact) or any omission or alleged omission to the extent such untrue statement or omission was made in reliance upon and in conformity with written information furnished to Liberty Media by the Selling Stockholder or on such Selling Stockholder's behalf, in either case expressly for use in this prospectus, or any amendment or supplement hereto. Each Selling Stockholder's obligation to indemnify us is limited to the net proceeds received by such Selling Stockholder from the sale of registrable securities related to the matter in which damages are sought.

The foregoing description describes certain material terms of the shareholders agreement. This summary is not complete and it is qualified in its entirety by reference to the form of shareholders agreement, which is filed as Exhibit C to the Company's Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on December 9, 2016.

Underwriting

The Selling Stockholders named herein are offering the shares of FWONK described in this prospectus supplement through the underwriter named below. UBS Securities LLC is acting as sole book-running manager of this offering. We and the Selling Stockholders have entered into an underwriting agreement with the underwriter. Subject to the terms and conditions of the underwriting agreement, the underwriter has agreed to purchase, and the Selling Stockholders have agreed to sell to the underwriter, 1,323,421 shares of FWONK.

The underwriting agreement provides that the underwriter must buy all of the shares of FWONK if it buys any of them.

Shares of FWONK are offered subject to a number of conditions, including:

➤
receipt and acceptance of shares of FWONK by the underwriter; and

➤
the underwriter's right to reject orders in whole or in part.

We have been advised by the underwriter that the underwriter intends to make a market in the shares of FWONK but that it is not obligated to do so and may discontinue making a market at any time without notice.

In connection with this offering, the underwriter or certain securities dealers may distribute prospectuses electronically.

Underwriting discount

Shares sold by the underwriter to the public will initially be offered at the initial offering price set forth on the cover of this prospectus supplement. Any shares sold by the underwriter to securities dealers may be sold at a discount of up to $0.98 per share from the initial public offering price. Sales of shares made outside of the United States may be made by affiliates of the underwriter. If all the shares are not sold at the initial public offering price, the underwriter may change the offering price and the other selling terms. Upon execution of the underwriting agreement, the underwriter will be obligated to purchase the shares at the prices and upon the terms stated therein.

The following table shows the per share and total underwriting discount the Selling Stockholders will pay to the underwriter.

Per share	$0.98
Total	$1,296,953

No sales of similar securities

The Selling Stockholders have entered into lock-up agreements with the underwriter. Under the lock-up agreements, subject to certain exceptions, each of these persons may not, without the prior written approval of UBS Securities LLC, directly or indirectly, offer, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any of our securities convertible into or exercisable or exchangeable for shares of FWONK. These restrictions will be in effect for a period of 30 days after the date of this prospectus supplement with respect to the Selling Stockholders. Neither we nor any of our executive officers and directors have entered into any lock-up agreements with the underwriter with respect to this offering. However, pursuant to the terms of a purchase agreement dated January 19, 2017 pursuant to which we offered and sold $450 aggregate principal amount of

Underwriting

convertible notes, we and certain of our executive officers and directors have agreed that for a period of 50 days after the date of the convertible notes purchase agreement, we will not, without the prior written consent of the representatives of the initial purchasers for that offering, directly or indirectly, offer, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any of our securities convertible into or exercisable or exchangeable for the convertible notes or any of our securities convertible into or exercisable or exchangeable for FWONK or file any registration statement under the Securities Act with respect to any of the foregoing. However, this restriction in the convertible notes purchase agreement did not apply to our issuance of the notes offered in the convertible notes offering and are subject to certain other exceptions, including, without limitation, the registrations, issuances or sales of any FWONK shares in connection with the F-1 Acquisition, and the related compliance by us with our obligations under the registration rights we have granted to certain recipients of FWONK shares issued in connection with the F-1 Acquisition, issuances and registrations relating to equity compensation awards and certain private placements. See "Risk Factors—Risk Factors Related to Our Company, the Liberty Sirius XM Group, the Liberty Braves Group and the Formula One Group—Sales (or anticipated sales) of shares of FWONK issued in connection with the Formula 1 Acquisition may negatively affect the trading price of shares of FWONK" in the accompanying base prospectus. The representatives of the initial purchasers party to the convertible notes purchase agreement, one of whom includes UBS Securities LLC, may, at any time and in their sole discretion, release some or all the securities from these lock-up agreements under the convertible notes purchase agreement without regard for this offering. If the restrictions under these lock-up agreements or the lock up agreements executed with the selling securityholders in this offering are waived, shares of FWONK may become available for resale into the market, subject to applicable law, which could reduce the market price of the shares.

Indemnification

We and the Selling Stockholders have agreed to indemnify the underwriter against certain liabilities, including certain liabilities under the Securities Act. If we and the Selling Stockholders are unable to provide this indemnification, we and the Selling Stockholders have agreed to contribute to payments the underwriter may be required to make in respect of those liabilities.

Price stabilization, short positions

In connection with this offering, the underwriter may engage in activities that stabilize, maintain or otherwise affect the price of the shares during and after this offering, including:

➤
stabilizing transactions;

➤
short sales;

➤
purchases to cover positions created by short sales;

➤
imposition of penalty bids; and

➤
syndicate covering transactions.

Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of the shares while this offering is in progress. Stabilization transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. These transactions may also include making short sales of the shares, which involve the sale by the underwriter of a greater number of shares of FWONK than they are required to purchase in

Underwriting

this offering and purchasing shares of FWONK on the open market to cover short positions created by short sales.

The underwriter may close out any covered short position by purchasing shares in the open market. In making this determination, the underwriter will consider, among other things, the price of shares available for purchase in the open market.

The underwriter must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of the shares of FWONK in the open market that could adversely affect investors who purchased in this offering.

These stabilizing transactions, short sales, purchases to cover positions created by short sales and syndicate covering transactions may have the effect of raising or maintaining the market price of shares of FWONK or preventing or retarding a decline in the market price of such shares. As a result of these activities, the price of shares of FWONK may be higher than the price that otherwise might exist in the open market. The underwriter may carry out these transactions on the Nasdaq Global Select Market, in the over-the-counter market or otherwise. Neither we nor the underwriter make any representation or prediction as to the effect that the transactions described above may have on the price of the shares. Neither we nor the underwriter make any representation that the underwriter will engage in these stabilization transactions or that any transaction, once commenced, will not be discontinued without notice.

Affiliations

The underwriter and its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriter and its affiliates may from time to time in the future engage with us and perform services for us or in the ordinary course of their business for which they will receive customary fees and expenses. In the ordinary course of their various business activities, the underwriter and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of us. The underwriter and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of these securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in these securities and instruments.

Electronic distribution

A prospectus in electronic format may be made available on the Internet sites or through other online services maintained by the underwriter participating in this offering, or by its affiliates. In those cases, prospective investors may view offering terms online and, depending upon the particular underwriter, prospective investors may be allowed to place orders online. The underwriter may agree with us to allocate a specific number of shares for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriter on the same basis as other allocations. Other than the prospectus in electronic format, the information on any underwriter's website and any information contained in any other website maintained by an underwriter is not part of the prospectus or the registration statement of which this prospectus supplement forms a part, has not been approved

Underwriting

and/or endorsed by us or any underwriter in its capacity as underwriter and should not be relied upon by investors.

SELLING RESTRICTIONS

Notice to prospective investors in Australia

This prospectus supplement and the accompany prospectus is not a formal disclosure document and has not been, nor will be, lodged with the Australian Securities and Investments Commission. It does not purport to contain all information that an investor or their professional advisers would expect to find in a prospectus or other disclosure document (as defined in the Corporations Act 2001 (Australia)) for the purposes of Part 6D.2 of the Corporations Act 2001 (Australia) or in a product disclosure statement for the purposes of Part 7.9 of the Corporations Act 2001 (Australia), in either case, in relation to the securities.

The securities are not being offered in Australia to "retail clients" as defined in sections 761G and 761GA of the Corporations Act 2001 (Australia). This offering is being made in Australia solely to "wholesale clients" for the purposes of section 761G of the Corporations Act 2001 (Australia) and, as such, no prospectus, product disclosure statement or other disclosure document in relation to the securities has been, or will be, prepared.

This prospectus supplement and the accompany prospectus does not constitute an offer in Australia other than to persons who do not require disclosure under Part 6D.2 of the Corporations Act 2001 (Australia) and who are wholesale clients for the purposes of section 761G of the Corporations Act 2001 (Australia). By submitting an application for our securities, you represent and warrant to us that you are a person who does not require disclosure under Part 6D.2 and who is a wholesale client for the purposes of section 761G of the Corporations Act 2001 (Australia). If any recipient of this prospectus supplement and the accompany prospectus is not a wholesale client, no offer of, or invitation to apply for, our securities shall be deemed to be made to such recipient and no applications for our securities will be accepted from such recipient. Any offer to a recipient in Australia, and any agreement arising from acceptance of such offer, is personal and may only be accepted by the recipient. In addition, by applying for our securities you undertake to us that, for a period of 12 months from the date of issue of the securities, you will not transfer any interest in the securities to any person in Australia other than to a person who does not require disclosure under Part 6D.2 and who is a wholesale client.

Notice to prospective investors in Canada

The securities may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompany prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for particulars of these rights or consult with a legal advisor.

Underwriting

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriter is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to prospective investors in European Economic Area

In relation to each member state of the European Economic Area, no offer of shares which are the subject of the offering has been, or will be made to the public in that Member State, other than under the following exemptions under the Prospectus Directive:

(a)
to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b)
to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the representatives for any such offer; or

(c)
in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of shares referred to in (a) to (c) above shall result in a requirement for the Company or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive, or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

Each person located in a Member State to whom any offer of shares is made or who receives any communication in respect of an offer of shares, or who initially acquires any shares will be deemed to have represented, warranted, acknowledged and agreed to and with the underwriter and the Company that (1) it is a "qualified investor" within the meaning of the law in that Member State implementing Article 2(1)(e) of the Prospectus Directive; and (2) in the case of any shares acquired by it as a financial intermediary as that term is used in Article 3(2) of the Prospectus Directive, the shares acquired by it in the offer have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Member State other than qualified investors, as that term is defined in the Prospectus Directive, or in circumstances in which the prior consent of the underwriter has been given to the offer or resale; or where shares have been acquired by it on behalf of persons in any Member State other than qualified investors, the offer of those shares to it is not treated under the Prospectus Directive as having been made to such persons.

The Company, the underwriter and their respective affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgments and agreements.

This prospectus supplement and the accompany prospectus has been prepared on the basis that any offer of shares in any Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of shares. Accordingly any person making or intending to make an offer in that Member State of shares which are the subject of the offering contemplated in this prospectus supplement and the accompany prospectus may only do so in circumstances in which no obligation arises for the Company or the underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither the Company nor the underwriter have authorized, nor do they authorize, the making of any offer of shares in circumstances in which an obligation arises for the Company or the underwriter to publish a prospectus for such offer.

For the purposes of this provision, the expression an "offer of shares to the public" in relation to any shares in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the ordinary shares to be offered so as to enable an investor

Underwriting

to decide to purchase or subscribe the shares, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression "Prospectus Directive" means Directive 2003/71/EC (as amended) and includes any relevant implementing measure in each Member State.

Notice to prospective investors in Hong Kong

The contents of this prospectus supplement and the accompany prospectus have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this prospectus supplement and the accompany prospectus, you should obtain independent professional advice. Please note that (i) our securities may not be offered or sold in Hong Kong, by means of this prospectus supplement and the accompany prospectus or any document other than to "professional investors" within the meaning of Part I of Schedule 1 of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) (SFO) and any rules made thereunder, or in other circumstances which do not result in the document being a "prospectus" within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong) (CO) or which do not constitute an offer or invitation to the public for the purpose of the CO or the SFO, and (ii) no advertisement, invitation or document relating to our securities may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere) which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the securities which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the SFO and any rules made thereunder.

Notice to prospective investors in Japan

Our securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and our securities will not be offered or sold, directly or indirectly, in Japan, or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan, or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Notice to prospective investors in Singapore

This document has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this document and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of our securities may not be circulated or distributed, nor may our securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA"), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Underwriting

Where our securities are subscribed or purchased under Section 275 by a relevant person which is:

(a)
a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)
a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries' rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired our securities pursuant to an offer made under Section 275 except:

(1)
to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(2)
where no consideration is or will be given for the transfer;

(3)
where the transfer is by operation of law; or

(4)
as specified in Section 276(7) of the SFA.

Notice to prospective investors in Switzerland

This prospectus supplement and the accompany prospectus does not constitute an issue prospectus pursuant to Article 652a or Article 1156 of the Swiss Code of Obligations ("CO") and the shares will not be listed on the SIX Swiss Exchange. Therefore, this prospectus supplement and the accompany prospectus may not comply with the disclosure standards of the CO and/or the listing rules (including any prospectus schemes) of the SIX Swiss Exchange. Accordingly, the shares may not be offered to the public in or from Switzerland, but only to a selected and limited circle of investors, which do not subscribe to the shares with a view to distribution.

Notice to prospective investors in the United Kingdom

In the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are "qualified investors" (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the "Order") and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as "relevant persons"). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

Legal matters

Certain legal matters with respect to the validity of the securities that may be sold pursuant to this prospectus will be passed upon for us by Baker Botts L.L.P., New York, New York. Certain legal matters in connection with the shares of FWONK offered hereby will be passed upon for the underwriter by Sidley Austin LLP. Certain legal matters will be passed upon for the Selling Stockholders by Freshfields Bruckhaus Deringer US LLP.

Where to find more information

We have filed with the Commission a registration statement on Form S-3 under the Securities Act with respect to the securities that may be sold using this prospectus. This prospectus, which forms a part of the registration statement, does not contain all the information included in the registration statement and the exhibits thereto. You should refer to the registration statement, including its exhibits and schedules, for further information about our company and the securities that may be sold pursuant to this prospectus.

The Commission allows us to "incorporate by reference" information into this document, which means that we can disclose important information to you by referring you to other documents. The information incorporated by reference is an important part of this prospectus, and is deemed to be part of this document except for any information superseded by this document or any other document incorporated by reference into this document. We incorporate by reference the following documents, previously filed with the Securities and Exchange Commission by us and any future filings made by us with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering described herein (other than any report or portion thereof furnished or deemed furnished under any Current Report on Form 8-K):

➤
Annual Report on Form 10-K for the year ended December 31, 2015, filed on February 26, 2016; Amendment No. 1 to the 10-K, filed on April 29, 2016;

➤
Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2016, filed on May 9, 2016, quarterly period ended June 30, 2016, filed on August 5, 2016, and quarterly period ended September 30, 2016, filed on November 8, 2016;

➤
Current Reports on Form 8-K (other than any portion thereof furnished or deemed furnished), filed on January 4, 2016, January 27, 2016, February 24, 2016, March 1, 2016, March 11, 2016, March 22, 2016, April 11, 2016, April 14, 2016, April 19, 2016 (as amended by the Current Report on Form 8-K/A filed on April 20, 2016), May 31, 2016, June 28, 2016, August 26, 2016, September 1, 2016, September 7, 2016, September 20, 2016, October 12, 2016, November 15, 2016, November 30, 2016, December 6, 2016, December 14, 2016 and January 19, 2017; and

➤
The description of our capital stock contained in our Form 8-A filed under the Exchange Act on April 14, 2016, as amended by Amendment No. 1 on Form 8-A/A filed under the Exchange Act on January 24, 2017, and any amendment or report filed for the purpose of updating such description.

Any statement, including financial statements, contained in the filings (or portions of the filings) incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any supplement or amendment to this prospectus modifies, conflicts with or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Where to find more information

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or phone number:

Liberty Media Corporation
12300 Liberty Boulevard
Englewood, Colorado 80112
Telephone: (720) 875-5400
Attention: Investor Relations

Our annual, quarterly and current reports and other information are on file with the Commission. You may read and copy any document that we file at the Public Reference Room of the Securities and Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. Our SEC filings are also available to the public from the Commission's website at http://www.sec.gov and can be found by searching the EDGAR archives on the website. In addition, our SEC filings and other information about us may be obtained from our website at www.libertymedia.com, although information contained on any website referenced in this prospectus is not incorporated by reference into and does not constitute a part of this prospectus.

Appendix: Business and financial information of Formula 1

BUSINESS

Formula 1 holds exclusive commercial rights with respect to the World Championship, an annual, approximately nine-month long, motor race-based competition in which teams compete for the Constructors' Championship and drivers compete for the Drivers' Championship. The World Championship is a global series with a varying number of Events taking place in different countries around the world each season. For 2016, 21 Events took place in 21 countries across Europe, Asia-Pacific, the Middle East and North and South America. In 2015, the World Championship was followed by hundreds of millions of television viewers in over 200 territories, and Formula 1's largest Events have hosted live audiences in excess of 300,000 on race weekends, such as the British Grand Prix at the Silverstone circuit and the Mexican Grand Prix at the Autodromo Hermanos Rodriguez.

The World Championship has been held every year since 1950 and has featured many iconic drivers, Teams and Events over the last 66 years. Over this period, Formula 1 has become one of the world's most widely watched annual global sporting competitions.

Formula 1 is responsible for the commercial exploitation and development of the World Championship as well as various aspects of its management and administration, in the course of which it coordinates and transacts with the FIA, the governing body for world motor sport, the Teams, the race promoters that stage Events, various media organizations worldwide as well as advertisers and sponsors. Formula 1 also controls activities related to critical components of the World Championship, including filming Events, production of the international television feed and transport of its and the Teams' equipment, ensuring high quality and reducing delivery risk around the World Championship. Control over filming and the international television feed is important because it ensures the high quality of Formula 1's live feed and other programming, which underpins the appeal of the World Championship to broadcasters, advertisers and sponsors.

Formula 1 also generates revenues from a variety of other sources, including the operation of the Formula 1 Paddock Club (the "Paddock Club") hospitality program at most Events, freight, logistical and travel related services for the Teams and other third parties, the GP2 and GP3 race series, which run principally as support races during Event weekends, television production and post-production and other licensing of the commercial rights associated with Formula 1, for example in connection with video games.

Strategy

Formula 1's goal is to further broaden and increase the global scale and appeal of the World Championship in order to improve the overall value of Formula 1 as a sport and its financial performance. Key factors of this strategy include:

➤
continuing to seek and identify opportunities to expand and develop the Event calendar and bring Events to attractive and/or strategically important new markets outside of Europe, which typically have higher race promotion fees, while continuing to build on the foundation of the sport in Europe;

➤
developing advertising and sponsorship revenue, including increasing sales of Event-based packages and under the Global Partner program, and exploring opportunities in underexploited product categories;

➤
capturing opportunities created by media's evolution, including the growth of social media and the development of Formula 1's digital media assets; and

Appendix: Business and financial information of Formula 1

➤
building up the entertainment experience for fans and engaging with new fans on a global basis to further drive race attendance and television viewership.

Financial profile

For the year ended December 31, 2015, Formula 1 recorded total revenue of $1.7 billion, Adjusted OIBDA of $462 million and cash provided by operating activities of $492 million.

Sources of revenue

Formula 1 derives the majority of its revenue from race promotion, broadcasting and advertising and sponsorship arrangements, which we refer to as "primary F1 revenue." A significant majority of the race promotion, broadcasting and advertising and sponsorship contracts specify payments in advance and annual increases in the fees payable over the course of the contracts. The Formula 1 business has been characterized by strong revenue growth in expansionary years of the economic cycle and stability over the recent global financial crisis.

Race promotion

Formula 1 grants to race promoters the rights to host, stage and promote each Event. These rights are granted pursuant to contracts that typically have an initial term of five to seven years and often include an option, exercisable by Formula 1, to extend the contract for up to an additional five years. For established Events, the duration of the contract is more variable according to local market conditions. These contracts may allow for flat fees over the term, but more typically they include annual fee escalators over the life of the contract, which are typically based on annual movement in a selected consumer price index or fixed percentages of up to 5% per year. Formula 1's revenue from race promoters in 2015 represented 35.3% of total revenue.

Race promoters are generally circuit owners, local and national automobile clubs, special event organizers or governmental bodies. Race promoters generate revenue from ticket sales and sometimes from concessions, merchandising and secondary hospitality offerings (other than the Paddock Club).

Tickets are sold for the entire Event weekend or individual days. The race promoter is responsible for, among other things, obtaining the availability of an FIA sanctioned circuit, securing all necessary government and sporting approvals and ensuring that the Event is run in conformity with FIA regulations. To achieve FIA certification, the circuit must meet all FIA safety standards, which apply to medical facilities, circuit length, paddock and pit lane dimensions and other driver and spectator safety standards. The race promoter is responsible for providing customs, competitor, promotional and press facilities and ensuring appropriate access to the circuit and pit areas.

Broadcasting

Formula 1 licenses rights to broadcast Events on television and other media platforms in specified countries or regions and in specified languages. These may also include rights to broadcast the race, practice and qualifying sessions, interactive television/digital services, repeat broadcasts and highlights. These contracts, which we refer to as television rights agreements or "TRAs" typically have a term of three to five years. While annual fees from broadcasters may stay constant, they often increase each year during the term of the TRA by varying amounts typically of up to 10% per annum. Formula 1's revenue from TRAs in 2015 represented 32.3% of total revenue.

Formula 1's broadcasting revenue is generated from: (a) free-to-air television broadcasts, which are received by the end user without charge (other than any television license fee), and non-premium cable,

Appendix: Business and financial information of Formula 1

satellite and other broadcasts, which are received as part of a subscriber's basic package (together, "free-to-air television"); and (b) premium and pay-per-view cable and satellite broadcasts, where the subscriber pays a premium fee to receive programming on a package or per-event basis ("pay television"). Formula 1 currently has 12 free-to-air television agreements, nine pay television agreements, 27 agreements covering both free-to-air and pay television and four other agreements (one for transmissions to British bases overseas, two global news syndication and distribution contracts and one global in-flight/ship at sea distribution contract). Formula 1's key broadcasters include Channel 4 (free-to-air television) and Sky (pay television) in the United Kingdom, RTL (free-to-air television) and Sky Deutschland (pay television) in Germany, RAI (free-to-air television) and Sky Italia (pay television) in Italy, Movistar (pay television) in Spain, Canal+ (pay television) in France, Globo (free-to-air television) in Brazil, NBC (free-to-air television) in the United States, Fox Sports (pay television) in Pan Asia and beIn Sports (pay television) in the Middle East.

Viewers

Formula 1 believes that Formula 1 is attractive to broadcasters because of its premium live content and viewership, which is typically male orientated with above average incomes. Formula 1 has TRAs covering all significant countries and regions globally. In 2015, Formula 1 had a cumulative live television audience of hundreds of millions of unique viewers measured by the definition of 15 minutes of viewing time. This figure relates only to dedicated programming and does not include those viewers that see Formula 1 on the news or via other media. Formula 1 can have a positive effect on a network's viewership.

Viewership in a specific country can be influenced significantly by the performance of local drivers. For example, the previously very high viewership in Germany dropped after Michael Schumacher's original retirement in 2006 but increased in 2010 and 2011 because of Sebastian Vettel winning the Drivers' Championship in those years. More recently, audience reach in the Netherlands significantly increased as Max Verstappen made his debut for Toro Rosso in 2015. Formula 1 is able to suggest (subject to FIA approval) race times to maximize the sport's global viewership, including by introducing late afternoon and night races for Middle East and Asian Events to maximize the core European viewership.

Advertising and sponsorship

Formula 1 sells Event-based advertising and sponsorship in the form of trackside advertising and race title sponsorship packages. In addition, advertisers can acquire status as a Global Partner of Formula 1 and/or Official Supplier to Formula 1. These advertiser and sponsor contracts typically have a term of three to five years (but may on occasion be of longer duration). Payments often increase each year based on a fixed amount, a fixed percentage or in accordance with the United States or European consumer price index or another agreed metric. Separately, the Teams sell sponsorship rights primarily in the form of logo displays on cars, equipment and driver and Team uniforms, although Formula 1 does not derive any revenue from such sales. Many of the Team sponsors also purchase advertising and sponsorship from Formula 1. Formula 1's revenue from advertising and sponsorship contracts in 2015 represented 14.4% of total revenue.

Other revenue

Formula 1 also generates revenue from a variety of other sources including the operation of the Paddock Club race-based corporate hospitality program at most Events, freight and related logistical and travel services, support races at Events (either from the direct operation of the GP2 and GP3 series which are owned by Formula 1 or from the licensing of other third party series or individual race

Appendix: Business and financial information of Formula 1

events), various television production and post-production activities, and other Formula 1 ancillary operations. Formula 1's revenue from these other sources in 2015 represented 18.0% of its total revenue, and includes approximately 5% generated from the Teams' purchase of services from Formula 1.

Formula 1's business is global and diversified across six of the seven major regions in the world. In 2015, Europe, Asia, the Americas and the Middle East/Other accounted for 61.9%, 17.4%, 10.6% and 10.1%, respectively, of Formula 1's total revenue based on the location of the relevant trading counterparty's headquarters. Formula 1 has significantly expanded its business activities throughout the world by entering into additional broadcasting contracts and adding new Events such as those in Mexico, Singapore, Abu Dhabi, the United States, Russia and Azerbaijan.

FIA and the Teams

Formula 1's business is built on a number of key relationships—those with the FIA, the Teams and Formula 1's principal commercial partners. See "—Key Commercial Agreements" below for more information about Formula 1's relationships with the FIA and the Teams.

FIA

The FIA is the governing body for world motor sport and as such, is solely responsible for regulating the sporting, technical and safety aspects of the World Championship through the FIA's F1 Commission and World Motor Sport Council. The FIA regulates a number of motor sports, with the World Championship being the most prominent. The FIA owns the World Championship and has granted Formula 1 the exclusive commercial rights to the World Championship until the end of 2110 under the 100-Year Agreements. In addition, the FIA, through its World Motor Sport Council, approves the calendar for the World Championship each year. Under the 100-Year Agreements, Formula 1 is only permitted to enter into race promotion contracts that are substantially in the form agreed between Formula 1 and the FIA.

Teams

The Teams are the participants in the World Championship and its Events, competing for the annual Constructors' Championship, and their drivers compete for the annual Drivers' Championship. There are currently 11 Teams competing in the 2016 World Championship. To be eligible to compete, a Team is responsible for the design and manufacturing of certain key parts of its cars, including the chassis. This distinguishes Formula 1 from many other genres of motor sport and places special emphasis on the technological capabilities and innovative prowess of each Team. Currently, the Teams are supplied race engines by one of Ferrari, Mercedes, Renault or Honda. Under the terms of the Current Concorde Arrangements, Teams are entitled to receive significant team payments from a Formula 1 prize fund (the "Prize Fund") based primarily on their results in prior years' Constructors' Championships. Formula 1 has no direct or indirect ownership interest in any Team, nor does it have any contractual arrangements with the drivers, who are all employed or contracted directly by the Teams.

Each Team is responsible for securing its own drivers and funding the cost to race in the World Championship. They receive Team payments from Formula 1 (principally a share in the Prize Fund) as well as sponsorship and advertising revenues from their own partners. The Current Concorde Arrangements between Formula 1, the FIA and the Teams defines the terms of the Team's participation in the World Championship (for further detail on these arrangements, see "—Key Commercial Agreements—Current Concorde Arrangements" below.

Appendix: Business and financial information of Formula 1

Event calendar

The FIA's World Motor Sport Council considers and approves the World Championship calendar that Formula 1 proposes based on the agreed race promoter contracts for the forthcoming season. The World Championship calendar is typically approved in December for the following year's World Championship. Provisional approval typically occurs in September and as early as June. The race circuits used by race promoters must be approved by the FIA.

Race circuits

The World Championship takes place on a number of high profile iconic circuits, including Silverstone, Monaco and Singapore. Circuits are typically dedicated circuits of varying distances (typically three to six kilometers), with a combination of esses, straights, chicanes, bends, corners, curves, hairpins, climbs, descents and scenery. The circuit at Spa-Francorchamps in Belgium, for example, runs through a part of the Ardennes forest. Street races remain popular and races in Australia, Monaco, Singapore, Russia and Azerbaijan are all run on street (or temporary) circuits.

Event weekend

An Event typically takes place over a three day weekend. It begins with two practice sessions on Friday (except in Monaco, where Friday practices are moved to Thursday) and one practice on Saturday. A qualifying session is held after the practice session on Saturday, which determines the starting order for the race on Sunday. Each race typically takes up to two hours to complete with cars covering approximately 180 to 200 miles at top speeds of over 200 miles per hour. GP2 practice and qualifying occurs on Friday, with a race on Saturday and a sprint race on Sunday. There are also other independent third-party support series such as the Porsche Supercup, a GT motor sport series, and individual support events that run over the Event weekends. Formula 1 attracts a broad spectrum of fans including some of the world's most recognized personalities, music and film stars, sports personalities, royalty, high-profile business leaders and politicians.

Team economics

Over the years, a large number of Teams have participated in Formula 1, with Ferrari being the only Team which has participated in every World Championship since 1950. A significant number of the current Teams have been racing for many years, whether under their current or previous names. Team owners looking to exit Formula 1 can sell their Team to new owners who would then be able to start out in Formula 1 with a fully resourced Team, pre-developed technology and facilities and, in some cases, an established brand name with existing Prize Fund performance qualifications under the Current Concorde Arrangements.

All Teams compete in the World Championship with the ambition to finish as high in the Constructors' and Drivers' Championships as possible. Some Teams exist solely to race in Formula 1, whereas others may be used as a marketing opportunity for its parent company's core business. Car manufacturers may also invest in a Team to develop technology that will be used in their road cars for the retail market. Many Teams, including manufacturer owned Teams, participate to promote their brand.

Teams competing in Formula 1 require significant financial resources. In addition to its drivers, a Team employs a technical staff of mechanics, engineers and car designers together with a large support staff operation. Teams also incur costs in relation to their cars, equipment, testing and development.

Appendix: Business and financial information of Formula 1

The Teams generate the majority of their revenue from corporate sponsorship (which in some instances comes from parent companies) and Team payments from Formula 1. In addition, the leading Teams benefit from the sale of technology to other Teams or exploitation of their technology outside motor sport. Teams also raise some revenues from merchandising and licensing activities. Total revenues vary significantly from Team to Team but are principally driven by their performance in the World Championship and their attractiveness as an advertising and sponsorship platform.

Corporate sponsorship can consist of both monetary payments and contributions in-kind from suppliers. Team sponsors represent a variety of industries and include luxury automobiles, technology, telecommunications, financial services, energy and soft drinks.

The primary form of corporate exposure is through logo displays on cars, equipment and driver and Team uniforms, which are then on display during the live television broadcast and other media coverage of Events. For engine and other automotive related sponsors (such as tires, fuel, oil and engines), Formula 1 believes that Formula 1 sponsorship can create a heightened perception of engineering and technological proficiency and is likely to form a part of the sponsor's own research and development efforts.

Drivers

One of the distinctive features of the World Championship is the celebrity and diversity of its drivers. Differences in nationalities, temperaments and racing styles form part of the attractive mosaic of Formula 1. In the 1950s, Italians Giuseppe Farina and Alberto Ascari and British drivers Stirling Moss and Mike Hawthorn, together with Argentinian Juan Manuel Fangio, dominated Formula 1. As the sport's popularity and stature grew in the 1960s and 1970s, drivers from other countries such as the United States (Phil Hill and Mario Andretti), Brazil (Emerson Fittipaldi) and South Africa (Jody Scheckter) became some of the sport's most successful drivers.

Several of the sport's leading drivers of the 1980s, including Frenchman Alain Prost, Nigel Mansell of the United Kingdom and Brazilian Ayrton Senna, continued to be successful into the early 1990s. Michael Schumacher, who began his Formula 1 career in 1991, won five consecutive Drivers' Championships between 2000 and 2004 and seven in total. In 2016, there are five Drivers Champions competing, namely Lewis Hamilton (United Kingdom/Mercedes), Sebastian Vettel (Germany/Ferrari), Jenson Button (United Kingdom/McLaren), Fernando Alonso (Spain/McLaren) and Kimi Raikkonen (Finland/Ferrari).

The success of a local driver also impacts the television viewership and revenue generated from that country or region. World Champions from Germany (Vettel), Spain (Alonso) and the United Kingdom (Button and Hamilton) have helped grow and sustain the Formula 1 business in those countries. For this reason, Formula 1 encourages the development of drivers from other strategic markets. GP2 and GP3 provide the training ground and stepping stones to Formula 1 for these drivers.

To participate in Formula 1, all drivers are required to hold an FIA Super Licence, which is issued by the FIA only after the driver has met specific qualification criteria.

All drivers are employed or contracted by the Teams and have no contractual relationship with Formula 1.

Appendix: Business and financial information of Formula 1

Key commercial agreements

100-Year agreements

Under the 100-Year Agreements entered into by Formula 1 and the FIA in 2001, Formula 1 was granted an exclusive license with respect to all of the commercial rights to the World Championship, including its trademarks, in exchange for a significant one time fee of $313.6 million in 2001 and annual escalating regulatory fees to the FIA. This license, which took effect on January 1, 2011 and expires on December 31, 2110, maintains Formula 1's exclusive commercial rights to the World Championship which Formula 1 held under previous agreements with the FIA. For 2016, Formula 1 paid the FIA an approximate $26.8 million cash regulatory fee.

The 100-Year Agreements also provide that Formula 1 may appoint a representative to the FIA, subject to the FIA's approval, and that person will be a member of the FIA's F1 Commission and World Motor Sport Council. The FIA may terminate the 100-Year Agreements and Formula 1's exclusive license upon a change of control of SLEC Holdings Limited, a wholly owned subsidiary of Delta Topco, unless the FIA previously approved the transaction. Formula 1 obtained the FIA's approval of its acquisition by Liberty Media under the 100-Year Agreements.

In addition, the FIA may terminate Formula 1's license if (i) certain Delta Topco subsidiaries party to the 100-Year Agreements become insolvent; (ii) Formula 1 fails to pay an amount due to the FIA and such non-payment is not cured within 30 days of FIA's demand for payment; (iii) arbitrators declare that Formula 1 materially breached the 100-Year Agreements and Formula 1 has not paid to the FIA certain penalties to cure such breach; or (iv) Formula 1 changes or removes certain of the FIA's rights without its prior consent.

Current Concorde Arrangements

From 1981 until 2012, successive Concorde Agreements governed the relationship between Formula 1, the FIA and the Teams, including the regulation of the World Championship. After the previous Concorde Agreement expired on December 31, 2012, Formula 1 entered into a separate binding agreement with each Team, securing the relevant Team's commitment to continue participating in the World Championship until December 31, 2020. In addition, Formula 1 entered into the 2013 Concorde Implementation Agreement with the FIA in 2013. The 2013 Concorde Implementation Agreement, in addition to making certain modifications to the 100-Year Agreements for the period to end 2030, provides that the FIA agrees to provide certain sporting governance arrangements and regulatory safeguards for the benefit of the Teams, to enter into a new Concorde Agreement for a term of eight years (from 2013 to 2020) reflecting those sporting governance arrangements and regulatory safeguards and to enter into a subsequent Concorde Agreement from 2021 to 2030 or to extend the sporting governance arrangements or regulatory safeguards agreed under the 2013 Concorde Implementation Agreement on substantially the same terms from 2021 to 2030. The Team Agreements and the 2013 Concorde Implementation Agreement together provide the contractual framework for the World Championship that was previously set out in the Concorde Agreements. The Team Agreements and the 2013 Concorde Implementation Agreement are collectively referred to as the "Current Concorde Arrangements."

Under the Current Concorde Arrangements, among other things, the Teams agree to participate in the World Championship during the term of the Current Concorde Arrangements and Formula 1 agrees to make certain prize fund payments to them based on their performance in the Constructors' Championship and other principles (such as success, heritage and longevity in Formula 1) and measures of performance selected by Formula 1.

Appendix: Business and financial information of Formula 1

Team Agreements

As discussed above, Formula 1 and each of the Teams have entered into separate Team Agreements that establish a Prize Fund, establish procedures for setting the World Championship calendar, give the Teams the right to nominate and, in some cases, appoint directors to Delta Topco's board, and provide for certain termination rights.

The Team Agreements establish the Prize Fund to be paid to the Teams that is funded with a certain percentage of Formula 1's Prize Fund EBITDA plus additional amounts that Formula 1 expects to range from $120 million to $175 million. The majority of the Prize Fund is paid to individual Teams based on their results in prior Constructors' Championships, and the balance paid to Teams that have achieved certain milestones based on Formula 1's principles and measures of performance. In addition to their audit procedures performed on Formula 1, since 2008, Ernst & Young LLP have also performed certain agreed-upon procedures to provide a report to the Teams on the calculation, and allocation thereof, of all Team payments under the Prize Fund. See "Appendix: Business and Financial Information of Formula One—Management's Discussion and Analysis of Financial Condition and Results of Operations—Cost of Formula 1 Revenue" for additional description of the factors for determining the Prize Fund payments.

Under the Team Agreements, the consent of a majority of certain Teams is required if there are more than 20 Events in a season or more than 17 Events are held in a season and the number of Events that are held outside Europe, the US or Canada exceeds 60% or more of the total number of Events in that season.

The Team Agreements with McLaren and Mercedes grant the corporate parent of each of those Teams (McLaren Group Limited and Daimler AG, respectively) the right to appoint a Team Director until December 31, 2020 or the termination of the relevant Team Agreement, if earlier. Ferrari has an equivalent right, pursuant to a provision contained in all Team Agreements granting that right to the longest standing Team that has competed in the World Championship for the greatest number of seasons since 1950. Each of Daimler AG and Ferrari has exercised the relevant right and appointed a Team Director. Ferrari's Team Director is also entitled to be a member of Delta Topco's Audit and Ethics and Nomination Committees. Mercedes' Team Director is currently a member of the Nomination Committee of Delta Topco, although he is not appointed by right. In addition, the Teams have a right to propose two independent non-executive directors for a three-year term on Delta Topco's board of directors, although Delta Topco is not required to appoint any such candidate.

A Team's Agreement may be terminated if the Team ceases to be a constructor, fails to participate in more than three Events in a season, fails to submit a valid entry for participation in the World Championship or becomes insolvent. Teams may also terminate their Team Agreements by written notice to Formula 1 under certain circumstances, including:

➤
Formula 1 is unable to pay its debts when they become due;

➤
Formula 1 fails for three months to pay an aggregate amount due in excess of $10 million to the Team;

➤
with respect to the longest standing Team (currently Ferrari), Formula 1 experiences a change in control and, in the second or third fiscal year after the change in control, the Prize Fund EBITDA is less than 75% of the Prize Fund EBITDA in the fiscal year immediately preceding the change in control; or

➤
a controlling interest holder of Formula 1 is subject to sanctions imposed by the U.S. Office of Foreign Assets Control or is on the Financial Sanctions List in the United Kingdom.

Appendix: Business and financial information of Formula 1

Circuit rights agreements

Under circuit rights agreements (the "Circuit Rights Agreements"), Formula 1 acquires from race promoters certain rights to commercially exploit the Event, including the rights to sell trackside and "official supplier" advertising and title sponsorship, a space in which to operate the Paddock Club (other than at three Events) and commercial use of the name of the Event and circuit. In a few cases a cash payment is made for the grant of these circuit rights and in others Formula 1 offers a commission or share of revenue to a race promoter where they have been instrumental in introducing a new sponsor from its territory that purchases a title sponsorship or trackside advertising. Circuit Rights Agreements typically have a term that is tied to the relevant race promoter contract.

Competition

The World Championship competes with many alternative forms of entertainment, such as other sporting and live events, for television viewership, live attendance and advertising. For example, Formula 1 competes for broadcasting and advertising revenue with other global and regional Tier 1 sports, including the Olympic Games, FIFA World Cup, Champions League and Premier League. Within national markets, Formula 1 competes with local racing events, such as the Indianapolis 500 race and NASCAR in the United States.

Regulatory matters—competition laws

The operations and business of Formula 1 are subject to European and national competition laws which require Formula 1 at all times to ensure its business practices and agreements are consistent with the operation of competitive markets. Following an investigation by the EC into the commercialization of Formula 1 and related agreements in 1999, Formula 1 modified certain of its business practices and changed the terms of a number of its commercial contracts with Teams, broadcasters, promoters and the FIA. In October 2001, the EC issued two comfort letters to Formula 1 stating that it was no longer under investigation. Comfort letters are not binding on the EC and if it believes that there has been a material change in circumstances, further enforcement action could be taken. The EC issued a press release in October 2003 stating that it was satisfied that Formula 1 had complied with the modified practices and terms that had led to its issuing the 2001 comfort letters and that it had ended its monitoring of Formula 1's compliance.

Intellectual property

Formula 1 is the registered owner of a portfolio of trade mark registrations and applications, including for the F1 logo, the World Championship logo (which is used only in sporting contexts), "Formula One", "Formula 1", "F1" and "Grand Prix" when used in connection with any of the aforementioned and most of the official Event titles where they are capable of registration.

Formula 1 owns the copyright on footage of each Event since 1981. Ownership of this copyright enables Formula 1 to license that footage to broadcasters and to take legal action against infringers of that copyright. Under the Current Concorde Arrangements, Formula 1 also has the exclusive right, subject to limited exceptions, to use each Team's intellectual property rights (including image rights) to portray the World Championship and/or any Event in any visual form.

Appendix: Business and financial information of Formula 1

Licenses and permits

Formula 1 is required to obtain permits for the allocation and use of radio frequencies which are necessary for the operation of live camera and other equipment used in the production of live television images and also in live radio communications used by Formula 1, the FIA, the Teams (including car to pit radio transmissions) and the emergency services. Such radio frequency permits are obtained by a dedicated unit in the television production team, with assistance from the local race promoter. Typically, such radio frequency permits are obtained from the relevant governmental authority responsible for licensing the use of radio frequencies in the host country of the relevant Event. The requirements and procedures for obtaining such permits vary by country and they may involve the completion of written formalities or the inspection by the relevant governmental authority of all equipment to be operated with a radio frequency. Permits are typically issued subject to conditions, which Formula 1 has generally been able to satisfy.

Employees

As of December 31, 2015, Formula 1 had 361 employees, almost all of whom are based in England. To Formula 1's knowledge, none of Formula 1's employees are represented by a union. Formula 1 does not have a significant number of temporary employees. Formula 1 does engage a number of seasonal independent contractors for its technical operations.

Properties

As of the date hereof, Formula 1 owns no material property. Delta Topco is based in Jersey. In addition, as of the date hereof, Formula 1 leases spaces for its offices in London, England and for its television production and technical operations in Kent, England.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2016 AND 2015

The following discussion and analysis provides information concerning the results of operations and the financial condition of Formula 1. This discussion should be read in conjunction with the accompanying Formula 1 financial statements and the notes thereto. Additionally, the following discussion should be read in conjunction with Liberty Media's Annual Report on Form 10-K for the year ended December 31, 2015, including the definition of Adjusted OIBDA (with the addition of adding back amortization of prepaid contract rights). Upon completion of the second closing and acquisition of 100% of the fully diluted equity interests of Formula 1, Liberty Media believes that Formula 1 will be a separate reportable segment. It is expected that a discussion of Formula 1's stand- alone results of operations and financial condition will be similar to the discussion that follows.

Appendix: Business and financial information of Formula 1

Formula 1 stand-alone operating results, as adjusted, were as follows:

	For the nine months ended September 30,
	2016	2015

	(unaudited) (amounts in USD millions)
Primary Formula 1 revenue	$1,043	996
Other Formula 1 revenue	174	184

Total Formula 1 revenue	1,217	1,180
Cost of Formula 1 revenue(1)	(882)	(839)

Gross profit	335	341
Selling, general and administrative expenses(2)	(74)	(59)

Adjusted OIBDA	261	282
Stock-based compensation expense	(24)	(91)
Depreciation and amortization expense	(14)	(15)
Amortization of prepaid contract rights	(20)	(20)

Operating income (loss)	$203	156

(1)
See "—Cost of Formula 1 revenue" for detail of the adjustments to Cost of Formula 1 revenue.

(2)
See "Selling, general and administrative expense" for details of the adjustments to Selling, general and administrative expenses.

Primary Formula 1 revenue

Primary Formula 1 revenue represents the majority of Formula 1's revenue and is derived from the following streams:

➤
race promotion fees earned from granting the rights to host, stage and promote each Event on the World Championship calendar;

➤
broadcasting fees earned from licensing the right to broadcast Events on television and other platforms, including the internet; and

➤
advertising and sponsorship fees earned from the sale of World Championship and Event-related advertising and sponsorship rights.

Primary Formula 1 revenue accounted for 86% and 84% of total revenue for each of the nine months ended September 30, 2016 and 2015, respectively.

Formula 1 has entered into long term contracts for its race promotion, broadcasting and advertising and sponsorship businesses. Such contracts typically have high credit quality counterparties, are for multi-year terms, have built in annual fee escalators and require payment in advance.

Additionally, Formula 1's primary revenue is spread over a large number of contracts with staggered expiration dates such that renewals occur on a rolling basis and are not overly concentrated in any one year. Historically, Formula 1's primary revenue has been largely contracted at the start of any year, and those contracts have generally translated into actual revenue by year end. The majority of Formula 1's

Appendix: Business and financial information of Formula 1

contracts are denominated in US Dollars, but Formula 1 also has a small number of contracts denominated in foreign currencies.

The fees received from race promoters under multi-year contracts that typically have an initial term of five to seven years and often include an option, exercisable by Formula 1, to extend the contract for up to an additional five years, are for a fixed amount per Event and are not typically tied to the race promoter's own income levels. For established Events, the duration of the contract is more variable according to local market conditions. These contracts may allow for flat fees over the term, but more typically they include annual fee escalators over the life of the contract which are typically based on annual movement in a selected consumer price index or fixed percentages of up to 5.0% per annum. Payments are often received in advance of the Event, with fees for Events outside Europe typically due three months before the relevant Event. The number and mix of Events has a material impact on Formula 1's race promotion fees. Over time, Formula 1 has revised and broadened the geographical mix of Events on the World Championship calendar; in recent years, some of the lower yielding historic European Events have been replaced or supplemented by additional Events outside Europe, which typically attract higher race promotion fees.

Formula 1 has TRAs covering all significant countries and regions globally. Under the TRAs, Formula 1 receives annual fees from broadcasters under contracts that are typically three to five years in duration. These contracts may allow for flat fees over the term, but more typically they include annual fee escalators over the life of the contract which are typically based on annual movement in a selected consumer price index or fixed percentages of up to 10.0% per annum. Fees are typically paid to Formula 1 in a series of installments starting at the beginning of each year and running in advance of the progression of the Events on the World Championship calendar. In addition to factors arising from the prevailing global economic climate, Formula 1's ability to renew or enter into new TRAs is influenced, among other reasons, by other factors such as the appreciation of live premium sports rights, viewership, active calendar management and the provision of new and enhanced content. Additionally, local factors, such as local broadcast market dynamics and competition, local driver performance and the presence of local Events, can also influence Formula 1's ability to renew or enter into new TRAs.

Formula 1 enters into contracts to sell Event-based advertising, including trackside and Event title sponsorship packages (which comprise a package of rights and benefits to associate a sponsor's brand with an Event). Formula 1 also enters into contracts to sell World Championship-related advertising in the form of the Global Partner program, under which advertisers obtain rights to associate their brands with Formula 1 through becoming Global Partners and Official Suppliers to the World Championship. Contracts typically run for three to five year terms (but may on occasion be of longer duration).

Payment terms vary by contract with multi-race, Global Partner and Official Supplier contracts typically being paid by periodic installment during each year and single race contracts typically being payable in installments shortly before and/or after the relevant race. Contract fees may be flat over the term but more often increase each year based on a fixed amount, a fixed percentage or in accordance with the movement in relevant consumer price indexes or another agreed metric. Advertising and sponsorship revenue is driven by change, and growth, in the World Championship calendar, the ability to tailor custom advertising and sponsorship packages to meet client objectives and prevailing macroeconomic conditions.

In each of the nine month periods ended September 30, 2016 and 2015, fifteen and fourteen Events on each season's World Championship calendar had taken place, respectively, including seven Events outside Europe in 2016 and 2015. A new Event in Azerbaijan, the earlier scheduling of the

Appendix: Business and financial information of Formula 1

Russian GP in 2016 and the return to the calendar of the German GP offset the rescheduling of events in Malaysia and Japan, which took place in March and September, respectively, in 2015 but were moved to October in 2016.

These calendar differences led to period over period variances in revenue for the nine months ended September 30, 2016 as compared to the same period in 2015. Formula 1 recognizes revenue specific to Events, such as race promotion fees or Event-based advertising revenues, upon occurrence of the World Championship race of the related Event and recognizes season-based fees, such as those payable under TRAs or Global Partner and Official Supplier contracts, by recognizing the full season revenue pro rata across the total number of Events on the relevant World Championship calendar. As such, with 21 Events on the World Championship calendar in 2016, revenue recognized during the nine months ended September 30, 2016 included 15/21 (71.4%) of the 2016 season-based revenue, compared to 14/19 (73.7%) of the 2015 season revenue being recognized in the nine months ended September 30, 2015. In addition, Formula 1 recognized different Event-specific revenue in each period, reflecting the Events that had taken place year to date.

Primary Formula 1 revenue increased by $47 million during the nine months ended September 30, 2016 as compared to the corresponding period in the prior year. Race promotion fees were $39 million higher due to the net impact of variances in the World Championship calendar, which saw one additional Event take place year to date in 2016, and the effect of other underlying contractual increases. Additionally, broadcasting revenue increased by $18 million during the nine months ended September 30, 2016 as compared to the same period in the prior year as the impact of positive renewals achieved with three broadcasters and other contractual uplifts in 2016 season fees more than offset the impact of lower pro rata recognition of season-based income than in 2015, lower fees on two contracts renewed for 2016 and adverse foreign exchange rate impacts on the translation of GBP-denominated contracts into US Dollars. Higher race promotion fees and broadcasting revenue were offset by $10 million lower advertising and sponsorship revenue during the nine months ended September 30, 2016 as compared to the corresponding period in the prior year as a result of lower pro rata recognition of season based fees, the impact of two non-renewed arrangements and timing differences in the recognition of income related to races taking place later in the year in 2016, which were only partially offset by underlying contract inflation and fee growth from new and renewed contracts.

Other Formula 1 revenue

Other Formula 1 revenue is generated from the operation of the Paddock Club at most Events, freight and related logistical and travel services, support races at Events (either from the direct operation of the GP2 and GP3 series which are owned by Formula 1 or from the licensing of other third party series or individual race events), various TV production and post-production activities, digital media services and other ancillary operations.

The $10 million reduction in Other Formula 1 revenue during the nine months ended September 30, 2016 as compared to the corresponding period in the prior year was primarily attributable to the recognition in the prior year of an $11 million one-time receipt related to the final settlement of a Dubai-related license agreement. Other variances included $4 million lower TV production and post-production revenues due to the timing of the Events on the year's World Championship calendar falling in the respective periods and changes to fees paid to Formula 1 for originating the international TV feed at three events and $2 million reduction in freight and logistical revenue driven by the impact of calendar timing differences and lower rates charged as a result of the impact of lower prevailing oil prices on aircraft charter rates, offset by a $5 million increase in GP2 and GP3 series revenue,

Appendix: Business and financial information of Formula 1

$1 million higher licensing revenue and $1 million higher miscellaneous income primarily arising from an insurance claim.

Cost of Formula 1 revenue

	For the nine months ended September 30,
	2016	2015

	(unaudited) (amounts in USD millions)
Team payments	$706	682
Other costs of Formula 1 revenue	196	177

Total cost of Formula 1 revenue per Formula 1 financial statements	902	859
Amortization of Formula 1 prepaid contract rights*	(20)	(20)

Cost of Formula 1 revenue	$882	839

*
Includes team payment amortization, championship rights amortization and other contractual rights amortization

Cost of Formula 1 revenue consists of Team payments and Other costs of Formula 1 revenue. Cost of Formula 1 revenue increased $43 million during the nine months ended September 30, 2016 as compared to the corresponding period in the prior year.

Team payments are Formula 1's most significant cost and represent the total Prize Fund payments Teams are entitled to receive from Formula 1 based on their participation and performance in the Constructors' Championship and other principles and measures of performance, which include: (i) results, meaning a Team's record in past Constructors' Championships; (ii) success, meaning the long-term standing of a Team within the World Championship and its reputation within the sport; (iii) heritage, reflecting the extent of a Team's brand presence and perceived value to the World Championship over time; (iv) longevity, measuring the contribution of a Team by reference to the length of time a Team has been participating in the World Championship; and (v) commitment, recognizing anticipated ongoing participation and investment of a Team, including preparedness to provide a meaningful parent company guarantee, in order to secure medium- to long-term participation of Teams, and therefore the ongoing viability of the business. While there are some fixed fees, most of the Prize Fund elements are variable and are measured based on Formula 1's underlying financial performance prior to taking account of the Team payments.

World Championship calendar differences contribute to period over period variances in team payments. While there are no Team payments paid with respect to individual Events, Formula 1 recognizes an element of each year's Team payments on an Event by Event basis. Given that a large part of the Prize Fund is measured with reference to Formula 1's underlying financial performance, Formula 1 uses annual budgets to estimate the full year Team payment charge and, based on those calculations, records expenses on a pro rata Event by Event basis. At the end of each interim reporting period, Formula 1 then assesses performance against budget expectations and records any necessary adjustments to the recognition of variable Prize Fund elements in line with actual performance. As such, with 21 Events on the World Championship calendar in 2016, Team payment costs recognized during the nine months ended September 30, 2016 include 15/21 (71.4%) of the budgeted 2016 season fixed and variable Prize Fund elements, compared to 14/19 (73.7%) during the nine months ended September 30, 2015, adjusted for Formula 1's actual results.

Appendix: Business and financial information of Formula 1

Team payments increased by $24 million during the nine months ended September 30, 2016 as compared to the corresponding period in the prior year. The increase in Team payments during 2016 was attributable to the year to date recognition of $25 million of fees related to a new fixed payment to one team that had qualified for an additional performance-related Prize Fund element in 2016 under the terms agreed for the period from 2013 to 2020, offset by $1 million lower costs attributable to the net impact of (i) the recognition of a lower proportion of expected full year costs and (ii) the impact of expected growth in the full year variable Team payments based on underlying forecast performance.

Other costs of Formula 1 revenue include hospitality costs, which are principally related to catering and other aspects of the production and delivery of the Paddock Club, and circuit rights' fees payable under various agreements with race promoters to acquire certain commercial rights at Events, including the right to sell advertising, hospitality and support race opportunities. Other costs include annual FIA regulatory fees, advertising and sponsorship commissions and those incurred in the provision and sale of freight, travel and logistical services, GP2 and GP3 cars, parts and maintenance services, television production and post-production services, advertising production services and digital and social media activities. These costs are largely variable in nature and relate directly to revenue opportunities.

Other costs of Formula 1 revenue increased by $19 million during the nine months ended September 30, 2016 as compared to the corresponding period in the prior year. The increase in other costs of Formula 1 revenue during 2016 was attributable to the effect of a $7 million credit in 2015 arising from the recovery of previously expensed one-time support costs provided to the promoter of a proposed future Event, $6 million of higher supplier-related costs, $3 million in paid commissions, an approximately $4 million increase in GP2 and GP3 series costs and $2 million in higher TV production costs. All of these factors were partly offset by savings from $3 million of circuit rights fees and other advertising related costs.

The amortization of Formula 1 prepaid contract rights includes Team payment amortization, championship rights amortization and other contractual rights amortization. Team payments are amortized over the period 2013 to 2020 at $20 million per year, and the other prepaid rights are being amortized at $7 million per year, with all charges recorded evenly on a pro rata Event by Event basis during each year. Amortization of Formula 1 prepaid contract rights remained flat during the nine months ended September 30, 2016, as compared to the corresponding period in the prior year, with 15/21 (71.4%) of costs recognized year to date, compared to 14/19 (73.7%) during the nine months ended September 30, 2015.

Appendix: Business and financial information of Formula 1

Selling, general and administrative expense

	For the nine months ended September 30,
	2016	2015

	(unaudited) (amounts in USD millions)
Administrative expense per Formula 1 financials	$112	166
Less: Depreciation of property, plant and equipment*	(2)	(3)
Less: Amortization of intangible assets*	(12)	(12)
Less: Stock based compensation expense	(24)	(91)
Less: Reclassification of cumulative foreign currency exchange differences	—	(1)

Selling, general, and administrative expense	$74	59

*
Included in depreciation and amortization expense

Selling, general and administrative expenses include personnel costs, legal, professional and other advisory fees, bad debt expense, rental expense, IT costs, non-Event-related travel costs, insurance premiums, maintenance and utility costs and other general office administration costs.

Selling, general and administrative expenses increased $15 million during the nine months ended September 30, 2016 as compared to the corresponding period in the prior year. The increase in selling, general and administrative expense during 2016 was driven by $8 million of advisory and other costs related to Liberty Media's acquisition of Formula 1, $7 million of higher net charges for doubtful debt provisions and $4 million of higher year to date losses from foreign exchange rate differences, the majority of which arose from translating Formula 1's GBP denominated cash and other assets following the Brexit vote on June 23, 2016. These variances were partly offset by $3 million of lower personnel costs and $1 million lower other net overhead costs.

Adjusted OIBDA

Formula 1's Adjusted OIBDA declined $21 million for the nine months ended September 30, 2016 as compared to the corresponding period in the prior year. The change in Adjusted OIBDA was the result of the above-described fluctuations in revenue, cost of sales and selling, general and administrative expenses (excluding stock-based compensation).

Stock-based compensation expense

Stock-based compensation expense is related to costs arising from the Delta Topco Option Scheme. Stock-based compensation expense decreased $67 million as compared to the corresponding period in the prior year. The decrease in stock-based compensation expense during 2016 is attributable to changes during 2015 to the vesting assumptions, which were amended to reflect management's conclusions on the vesting period and led to an acceleration of the vesting of awards. The expense is also lower in 2016 than in the prior year, as the majority of the outstanding awards became fully vested by the end of 2015.

Appendix: Business and financial information of Formula 1

Depreciation and amortization expense

Depreciation and amortization expense decreased $1 million during the nine months ended September 30, 2016 as compared to the corresponding period in the prior year. The decrease in depreciation and amortization expense is attributable to certain assets becoming fully depreciated over time.

Operating income (loss)

Formula 1's operating income increased $47 million for the nine months ended September 30, 2016 as compared to the corresponding period in the prior year. The change in operating income was the result of the above-described fluctuations in revenue and expenses.

Liquidity

As of September 30, 2016, Formula 1 had cash and cash equivalents of $675 million.

The cash provided (used) by Formula 1 for the nine months ended September 30, 2016 and 2015 was as follows:

	Nine months ended September 30,
	2016	2015

	(unaudited) (amounts in USD millions)
Cash provided (used) by operating activities	$408	490
Cash provided (used) by investing activities	4	—
Cash provided (used) by financing activities	(189)	(333)

Net increase (decrease) in cash and cash equivalents	$223	157

Significant cash outflows, other than the payment of Team payments, include the payment of interest and dividends. Formula 1 paid interest of $189 million and $137 million during the nine months ended September 30, 2016 and 2015, respectively. The increase in interest payments during 2016 was largely due to interest paid in the fourth quarter in 2015 as opposed to the third quarter in 2016. Additionally, Formula 1 declared and paid dividends of $197 million during the nine months ended September 30, 2015. No dividends were declared or paid during the nine months ended September 30, 2016.

Formula 1's cash outflows were funded by its results from operations for each of the nine months ended September 30, 2016 and 2015.

Formula 1's primary uses of cash are expected to continue to be the payment of Team payments and interest and swap costs on its debt, together with the settlement of other costs of Formula 1 revenue, including annual regulatory fees paid to the FIA, circuit rights' fees and technical and logistical costs, and payment of its selling, general and administrative expenses. Liberty Media expects Formula 1 to fund its projected uses of cash with cash provided by operations, cash on hand and borrowing capacity under its Facilities Agreements.

Appendix: Business and financial information of Formula 1

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS FOR THE YEARS ENDED DECEMBER 31, 2015, 2014 AND 2013

The following discussion and analysis provides information concerning the results of operations and financial condition of Formula 1. This discussion should be read in conjunction with the accompanying Formula 1 financial statements and the notes thereto. Additionally, the following discussion should be read in conjunction with Liberty Media's Annual Report on Form 10-K for the year ended December 31, 2015, including the definition of Adjusted OIBDA (with the addition of adding back amortization of prepaid contract rights). Upon completion of the second closing and acquisition of 100% of the fully diluted equity interests of Formula 1, Liberty Media believes that Formula 1 will be a separate reportable segment. It is expected that a discussion of Formula 1's stand- alone results of operations and financial condition will be similar to the discussion that follows.

Formula 1 stand-alone operating results, as adjusted, were as follows:

	For the year ended December 31,
	2015	2014	2013

		(unaudited)
	(amounts in USD millions)
Primary Formula 1 revenue	$1,391	1,374	1,333
Other Formula 1 revenue	306	328	306

Total Formula 1 revenue	1,697	1,702	1,639
Cost of Formula 1 revenue(1)	(1,140)	(1,131)	(1,078)

Gross profit	557	571	561
Selling, general and administrative expenses(2)	(95)	(94)	(89)

Adjusted OIBDA	462	477	472
Stock-based compensation expense	(98)	(76)	(6)
Depreciation and amortization expense	(19)	(20)	(21)
Amortization of prepaid contract rights	(27)	(28)	(28)

Operating income (loss)	$318	353	417

(3)
See "—Cost of Formula 1 revenue" for detail of the adjustments to Cost of Formula 1 revenue.

(4)
See "Selling, general and administrative expense" for details of the adjustments to Selling, general and administrative expenses.

Formula 1 revenue

  Primary F1 revenue

Primary F1 revenue represents the majority of Formula 1's revenue and is derived from the following streams:

➤
race promotion fees earned from granting the rights to host, stage and promote each Event on the World Championship calendar;

➤
broadcasting fees earned from licensing the right to broadcast Events on television and other platforms, including the internet; and

➤
advertising and sponsorship fees earned from the sale of World Championship and Event-related advertising and sponsorship rights.

Appendix: Business and financial information of Formula 1

Primary F1 revenue accounted for 82%, 81% and 81% of total revenue for the years ended December 31, 2015, 2014 and 2013, respectively.

Formula 1 has entered into long term contracts for its race promotion, broadcasting and advertising and sponsorship businesses. Such contracts typically have high credit quality counterparties, are for multi-year terms, have built in annual fee escalators and require payment in advance.

Additionally, Formula 1's primary revenue is spread over a large number of contracts with staggered expiration dates such that renewals occur on a rolling basis and are not overly concentrated in any one year. Historically, Formula 1's primary revenue has been largely contracted at the start of any year, and those contracts have generally translated into actual revenue by year end. The majority of Formula 1's contracts are denominated in US Dollars, but Formula 1 also has a small number of contracts denominated in foreign currencies.

The fees received from race promoters under multi-year contracts that typically have an initial term of five to seven years and often include an option, exercisable by Formula 1, to extend the contract for up to an additional five years, are for a fixed amount per Event and are not typically tied to the race promoter's own income levels. For established Events, the duration of the contract is more variable according to local market conditions. These contracts may allow for flat fees over the term, but more typically they include annual fee escalators over the life of the contract, which are typically based on annual movement in a selected consumer price index or fixed percentages of up to 5.0% per annum. Payments are often received in advance of the Event, with fees for Events outside Europe typically due three months before the relevant Event. The number and mix of Events has a material impact on Formula 1's race promotion fees. The World Championship calendar consisted of 19 events in each of 2013, 2014 and 2015, including 12 Events outside Europe in each of 2013 and 2015, and 11 in 2014. In 2015, the calendar saw a new Event added in Mexico while the German Grand PrixTM did not take place. 2014 saw new races added in Russia and Austria to replace the discontinued Events held in 2013 in Korea and India. Over time, Formula 1 has continuously revised and broadened the geographical mix of Events on the World Championship calendar, and this has seen some of the lower yielding historic European Events replaced by Events outside Europe, which typically attract higher race promotion fees.

Formula 1 has TRAs covering all significant countries and regions globally. Under the TRAs, Formula 1 receives annual fees from broadcasters under contracts that are typically three to five years in duration. These contracts may allow for flat fees over the term, but more typically they include annual fee escalators over the life of the contract, which are typically based on annual movement in a selected consumer price index or fixed percentages of up to 10.0% per annum. Fees are typically paid to Formula 1 in a series of installments starting at the beginning of each year and running in advance of the progression of the Events on the World Championship calendar. In addition to factors arising from the prevailing global economic climate, Formula 1's ability to renew or enter into new TRAs is influenced, among other reasons, by other factors such as the appreciation of live premium sports rights, viewership, active calendar management and the provision of new and enhanced content.

Additionally, local factors, such as local broadcast market dynamics and competition, local driver performance and the presence of local Events, can also influence Formula 1's ability to renew or enter into new TRAs.

Formula 1 enters into contracts to sell Event-based advertising, including trackside and Event title sponsorship packages (which comprise a package of rights and benefits to associate a sponsor's brand with an Event). Formula 1 also enters into contracts to sell World Championship-related advertising in the form of the Global Partner program, under which advertisers obtain rights to associate their

Appendix: Business and financial information of Formula 1

brands with Formula 1 through becoming Global Partners and Official Suppliers to the World Championship. Contracts typically run for three to five year terms (but may on occasion be of longer duration).

Payment terms vary by contract with multi-race, Global Partner and Official Supplier contracts typically being paid by periodic installment during each year and single race contracts typically being payable in installments shortly before and/or after the relevant race. Contract fees may be flat over the term but more often increase each year based on a fixed amount, a fixed percentage or in accordance with the movement in relevant consumer price indexes or another agreed metric. Advertising and sponsorship revenue is driven by change, and growth, in the World Championship calendar, the ability to tailor custom advertising and sponsorship packages to meet client objectives and prevailing macroeconomic conditions.

The $17 million increase in Primary F1 revenue during 2015 compared to 2014 was primarily attributable to a $29 million increase in race promotion fees, largely due to underlying contract fee escalation and the variance between fees generated from the new Event in Mexico compared to the fees received from the 2014 German Grand PrixM, which did not take place in 2015. The impact of growth in 2015 from strong renewals in the Latin American and Australian TRAs and underlying annual fee escalation in other TRAs was largely offset by the impact of weaker prevailing Euro, GBP and Australian dollar foreign exchange rates applied during the year to translate revenue from a small number of more significant non US-dollar contracts and the non-renewal of some smaller TRAs, such that broadcast revenue only grew by $3 million in 2015. These positive primary revenue drivers were partially offset by lower advertising and sponsorship sales. Prevailing economic conditions continued to result in a difficult environment for advertising and sponsorship, and lower terms on a renewal of two contracts more than offset new revenue and underlying contractual fee increases in other arrangements, such that advertising and sponsorship revenue in 2015 was $15 million lower than the prior year.

The $41 million increase in Primary F1 revenue during 2014 compared to 2013 was primarily attributable to a $41 million increase in broadcasting revenue due to revised TRAs in the Middle East, Eastern Europe and Spain and contractual rate escalators in other TRAs. Race promotion revenue increased by $4 million in 2014 compared to 2013 as annual contractual increases in the fees and positive calendar change effects were partly offset by the impact of revised terms for certain Events.

Advertising and sponsorship revenue fell $4 million due to the non-renewal of one material contract that was not fully offset by favorable renewal terms achieved on another, the sale of some additional sundry packages to existing advertisers and underlying contract escalation.

Other Formula 1 revenue

Other Formula 1 revenue is generated from the operation of the Formula 1 Paddock Club at most Events, freight and related logistical and travel services, support races at Events (either from the direct operation of the GP2 and GP3 series which are owned by Formula 1 or from the licensing of other third party series or individual race events), various TV production and post-production activities, digital media services and other ancillary operations.

The $22 million decrease in Other Formula 1 revenue during 2015 compared to 2014 was primarily attributable to the $18 million decrease in freight revenue driven by the combined effects of a decline in oil prices during 2015, one less Team competing in the World Championship and a change to the 2015 pre-season testing schedule, which, unlike 2014, saw no testing activity in Bahrain thereby removing an opportunity to generate freight revenue from arranging logistics for the Teams. Revenue from the GP2 and GP3 support race series, which is largely denominated in Euros, was also down $10 million in 2015 compared to 2014, driven by weaker prevailing Euro foreign exchange rates

Appendix: Business and financial information of Formula 1

applied during the year to translate revenue and by lower sales of parts and services to competing Teams. Revenue from hospitality, travel services and TV production and post-production activities was collectively $5 million lower in 2015 compared to 2014. Those impacts were offset by an $11 million one-time receipt related to the final settlement arrangements of a prior termination of an earlier Dubai-related license agreement.

The $22 million increase in Other Formula 1 revenue during 2014 compared to 2013 was primarily attributable to a $14 million growth in freight revenue driven by the impact of revenue earned from arranging logistics related to pre-season testing in Bahrain and lower applicable allowances for some Teams. Revenue from hospitality and other events increased $6 million in 2014 and GP2 and GP3 revenue increased $5 million arising mainly from an additional fee paid by a race promoter. These factors were partially offset by a decrease of $3 million in revenue from licensing of other ancillary rights, principally due to the recognition in 2013 of the first element of the settlement terms agreed for terminating the historic Dubai-related license agreement.

Cost of Formula 1 revenue

	For the year ended December 31,
	2015	2014	2013

		(unaudited)
	(amounts in USD millions)
Team payments	$904	863	798
Other costs of Formula One revenue	263	296	308

Total cost of Formula One revenue per Formula One financial statements	1,167	1,159	1,106
Amortization of Formula One prepaid contract rights*	(27)	(28)	(28)

Cost of Formula One revenue	$1,140	1,131	1,078

*
Includes Team payment amortization, championship rights amortization and other contractual rights amortization

Cost of Formula 1 revenue consists of Team payments and Other costs of Formula 1 revenue. Cost of Formula 1 revenue increased $9 million and $53 million during each of the years ended December 31, 2015 and 2014, respectively, as compared to the corresponding prior years.

Team payments are Formula 1's most significant cost and represent the total Prize Fund payments Teams are entitled to receive from Formula 1 based on their participation and performance in the Constructors' Championship and other principles and measures of performance, which include: (i) results, meaning a Team's record in past Constructors' Championships; (ii) success, meaning the long-term standing of a Team within the World Championship and its reputation within the sport; (iii) heritage, reflecting the extent of a Team's brand presence and perceived value to the World Championship over time; (iv) longevity, measuring the contribution of a Team by reference to the length of time a Team has been participating in the World Championship; and (v) commitment, recognizing anticipated ongoing participation and investment of a Team, including preparedness to provide a meaningful parent company guarantee, in order to secure medium- to long-term participation of Teams, and therefore the ongoing viability of the business. While there are some fixed fees, most of the Prize Fund elements are variable and are measured based on Formula 1's underlying financial performance prior to taking account of the Team payments.

Team payments increased by $41 million and $65 million during the years ended December 31, 2015 and 2014, respectively, as compared to the corresponding prior years. The increase in Team payments

Appendix: Business and financial information of Formula 1

during 2015 was attributable to the $19 million increase in the variable Prize Fund payments measured by reference to Formula 1's financial performance and a $22 million higher fee paid to one Team, as it qualified for an additional performance related Prize Fund element. In 2014, a $46 million increase in the variable Prize Fund payments and the net one-off $29 million credit impact on 2013's Team payments of the reversal of the earlier years' charges were only partially offset by the effect on 2014 of the elimination of one $10 million fixed payment, resulting in net $65 million higher charges in the year.

Other costs of Formula 1 revenue include hospitality costs, which are principally related to catering and other aspects of the production and delivery of the Formula 1 Paddock Club, and circuit rights' fees payable under various agreements with race promoters to acquire certain commercial rights at Events, including the right to sell advertising, hospitality and support race opportunities. Other costs include annual FIA regulatory fees, advertising and sponsorship commissions and those incurred in the provision and sale of freight, travel and logistical services, GP2 and GP3 cars, parts and maintenance services, television production and post-production services, advertising production services and digital and social media activities. These costs are largely variable in nature and relate directly to revenue opportunities.

Other costs of Formula 1 revenue decreased by $33 million and $12 million during the years ended December 31, 2015 and 2014, respectively, as compared to the corresponding prior years. The decrease in other costs of Formula 1 revenue during 2015 was attributable to $11 million in lower freight, travel and logistics costs, $7 million in reduced hospitality costs consistent with lower Paddock Club volumes and $4 million in lower costs arising from acquiring advertising rights and paying commissions to sponsorship agents. Cost of Formula 1 revenue was also impacted by the $4 million effect of the decline in Euro and GBP exchange rates during 2015. In 2015, Formula 1 also benefitted from a $7 million credit arising from the recovery of the majority of costs incurred in 2013 to support the promoter of a proposed future event. The decrease in other costs of Formula 1 revenue during 2014 was attributable to a $13 million decrease in fees paid to race promoters to obtain certain additional race based rights following the calendar change and the combined $14 million impact of recovering the $4 million element of the $10 million one-off support provided to the promoter of the proposed future event, which was expensed in 2013. These significant cost reductions were partially offset by $5 million higher television production costs in 2014, $4 million of digital media cost growth and $8 million in higher freight, travel and other logistics costs, with other costs of Formula 1 revenue netting to further cost savings of $2 million in 2014.

The amortization of Formula 1 prepaid contract rights includes Team payment amortization, championship rights amortization and other contractual rights amortization. In 2012 and 2013, a subsidiary of Formula 1 made payments totaling $163 million to the Teams competing in the World Championship in connection with the terms under which they had agreed to continue to participate in the World Championship seasons from 2013 to 2020. While these payments were paid in cash at the time, the fees are amortized over the period 2013 to 2020 at $20 million per year, with the charges recorded evenly on a pro rata Event by Event basis during each year in the period. Additionally, the amortization of prepaid rights includes a $3 million annual expense for the amortization of the prepayment of World Championship rights paid by a subsidiary of Formula 1 in 2001 to acquire, from the FIA, the commercial interests in the World Championship pursuant to the 100-Year Agreements. While the total amount was paid in cash during 2001, Formula 1 began amortizing this asset when the rights were brought into use on January 1, 2011. Additional amortization charges are due to other cash-settled transactions relating to other long term contractual arrangements entered into during 2013. These charges are also amortized over the period to which the underlying contractual commitments relate at an annual rate of approximately $4 million.

Appendix: Business and financial information of Formula 1

Selling, general and administrative expense

	For the year ended December 31,
	2015	2014	2013

		(unaudited)
	(amounts in USD millions)
Administrative expense per Formula One financials	$213	190	116
Less: Depreciation of property, plant and equipment*	(3)	(4)	(5)
Less: Amortization of intangible assets*	(16)	(16)	(16)
Less: Stock based compensation expense	(98)	(76)	(6)
Less: Reclassification of cumulative foreign currency exchange differences	(1)	—	—

Selling, general and administrative expense	$95	94	89

*
Included in depreciation and amortization expense

Selling, general and administrative expenses include personnel costs, legal, professional and other advisory fees, bad debt expense, rental expense, IT costs, non-Event-related travel costs, insurance premiums, maintenance and utility costs and other general office administration costs.

Selling, general and administrative expenses increased $1 million and $5 million during each of the years ended December 31, 2015 and 2014, respectively, as compared to the corresponding prior years. The increase in selling, general and administrative expense during 2015 was due to $10 million in higher doubtful debt provisions, which was partially offset by $4 million in lower personnel costs, $3 million savings in legal, advisory and other professional fees and $2 million of other overhead savings, driven by the impact of weaker foreign exchange rates on the translation of largely GBP denominated costs. The increase in selling, general and administrative expense during 2014 was due to $5 million higher legal, advisory and other professional fees and $4 million in higher doubtful debt provisions, partially offset by $4 million of net foreign exchange gains during the year.

Adjusted OIBDA

Formula 1's Adjusted OIBDA decreased $15 million and increased $5 million for the years ended December 31, 2015 and 2014, respectively, as compared to the corresponding prior year periods. The change in Adjusted OIBDA was the result of the above-described fluctuations in revenue, cost of sales and selling, general and administrative expenses (excluding stock-based compensation).

Stock-based compensation expense

Stock-based compensation expense is related to costs arising from the Delta Topco Option Scheme. During each of the years ended December 31, 2015 and 2014, stock-based compensation expense increased $22 million and $70 million, respectively, as compared to the corresponding prior years. The increase in stock-based compensation expense during 2015 was attributable to an amendment in management's vesting assumptions, which resulted in an acceleration of the charges recognized for the scheme. The increase in stock-based compensation expense during 2014 was attributable to the significantly lower expense recorded in 2013. During 2013, management significantly amended its prior vesting assumptions and concluded that vesting would likely occur over a longer period of time than had been initially selected in 2012 when Formula 1 had considered a possible initial public offering. As a result, the expense recorded in 2013 was materially reduced based on the spreading of costs over the longer adjusted vesting period. In addition, certain awards granted to one plan

Appendix: Business and financial information of Formula 1

participant were forfeited upon their departure from the company in 2013, which also contributed to the lower stock-based compensation expense.

Depreciation and amortization expense

Depreciation and amortization expense decreased $1 million during each of the years ended December 31, 2015 and 2014, as compared to the corresponding prior years. The decrease in depreciation and amortization expense is attributable to certain assets becoming fully depreciated over time.

Operating income (loss)

Formula 1's operating income decreased $35 million and $64 million for the years ended December 31, 2015 and 2014, respectively, as compared to the corresponding prior year periods. The change in operating income was the result of the above-described fluctuations in revenue and expenses.

Liquidity

As of December 31, 2015, Formula 1 had cash and cash equivalents of $452 million. The cash provided (used) by Formula 1 for the prior three years was as follows:

	For the year ended December 31,
	2015	2014	2013

		(unaudited)
	(amounts in USD millions)
Cash provided (used) by operating activities	$492	395	323
Cash provided (used) by investing activities	—	50	(2)
Cash provided (used) by financing activities	(471)	(472)	(308)

	$21	(27)	13

Significant cash outflows, other than the payment of Team payments, include the payment of interest and dividends. Formula 1 paid interest of $274 million, $230 million and $212 million during the years ended December 31, 2015, 2014 and 2013, respectively. Additionally, Formula 1 declared and paid dividends of $197 million and $796 million during the years ended December 31, 2015 and 2014, respectively. No dividends were declared or paid during the year ended December 31, 2013.

Formula 1's cash outflows are funded by its results from operations as well as cash provided by borrowings on loan facilities. There were no borrowings or repayments of debt during 2015. During 2014, Formula 1 borrowed $2 billion and repaid $1.0 billion in outstanding third party debt and also repaid $332 million of shareholder loans. In 2013, Formula 1 repaid approximately $22 million in outstanding third party debt and $49 million of shareholder loans.

Formula 1's primary uses of cash are expected to continue to be the payment of Team payments and interest and swap costs on its debt, together with the settlement of other costs of Formula 1 revenue, including annual regulatory fees paid to the FIA, circuit rights' fees and technical and logistical costs, and payment of its selling, general and administrative expenses. Liberty Media expects Formula 1 to fund its projected uses of cash with cash provided by operations, cash on hand and borrowing capacity under its Facilities Agreements.

Appendix: Business and financial information of Formula 1

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Formula 1 is exposed to market risk in the normal course of business due to its ongoing investing and financial activities. Market risk refers to the risk of loss arising from adverse changes in interest rates and foreign currency exchange rates. The risk of loss can be assessed from the perspective of adverse changes in fair values, cash flows and future earnings. Formula 1 has established policies, procedures and internal processes governing its management of market risks and the use of financial instruments to manage its exposure to such risks.

Formula 1 is exposed to changes in interest rates primarily as a result of its borrowing activities, which include borrowings used to maintain liquidity and to fund business operations. The nature and amount of Formula 1's long-term and short-term debt are expected to vary as a result of future requirements, market conditions and other factors. Formula 1 expects to continue managing its exposure to interest rates by achieving what it believes is an appropriate mix of fixed and variable rate debt, or through the use of interest rate swaps to hedge variable rate debt. Formula 1 believes this best protects it from interest rate risk. Formula 1 anticipates achieving this mix by (i) issuing fixed rate debt that it believes has a low stated interest rate and significant term to maturity, (ii) issuing variable rate debt with appropriate maturities and interest rates and/or (iii) entering into interest rate swap arrangements when deemed appropriate.

As of September 30, 2016, Formula 1 currently has $4,146 million in principal debt outstanding which carries a weighted average variable rate of approximately 5.5%. Formula 1 has managed interest rate risk by entering into a portfolio of $2,700 million of interest rate swaps at a weighted average rate of 1.999%, which partially mitigates the variable rate debt exposure of Formula 1 through December 31, 2019.

Formula 1 is exposed to foreign exchange rate fluctuations related primarily to the monetary assets and liabilities and financial results of Formula 1's foreign subsidiaries as well as revenue and operating cost contracts denominated in a limited number of foreign currencies, principally Great British Pounds ("GBP") and Euros ("EUR").

Assets and liabilities of certain of Formula 1's subsidiaries for which the functional currency is principally GBP or EUR are translated into U.S. dollars at period-end exchange rates, and the statements of operations are translated at the average exchange rate for the period. Exchange rate fluctuations on translating foreign currency financial statements into U.S. dollars that result in unrealized gains or losses are referred to as translation adjustments. Cumulative translation adjustments are recorded in accumulated other comprehensive earnings (loss) as a separate component of equity.

Transactions denominated in currencies other than U.S. dollars are recorded based on exchange rates at the time such transactions arise. Subsequent changes in exchange rates result in transaction gains and losses, which are reflected in income as unrealized (based on period-end translations) or realized upon settlement of the transactions. Cash flows from Formula 1's operations denominated in foreign currencies are translated at the average exchange rate for the period.

Accordingly, Formula 1 may experience economic loss and a negative impact on earnings and equity with respect to its holdings and contracts solely as a result of foreign currency exchange rate fluctuations. Formula 1 primarily manages its exposure to foreign exchange rate fluctuations by entering into both revenue and expense contracts denominated in foreign currencies in order to offset the financial impact of any foreign exchange rate fluctuations. Formula 1 also manages its exposure to foreign exchange rate fluctuations by entering into foreign exchange forward contracts and options.

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INDEX TO FINANCIAL STATEMENTS

Unaudited Financial Statements of Delta Topco Limited and Subsidiaries
Condensed Consolidated Income Statement, nine months ended September 30, 2016 and 2015	F-2
Condensed Consolidated Statement of Comprehensive Income, nine months ended September 30, 2016 and 2015	F-3
Condensed Consolidated Statement of Financial Position as at September 30, 2016 and December 31, 2015	F-4
Condensed Consolidated Statement of Changes in Equity for the nine months ended September 30 2016 and 2015	F-5
Condensed Consolidated Statement of Cash Flows for the nine months ended September 30, 2016 and 2015	F-6
Notes to the Condensed Consolidated Financial Statements	F-7
Annual Financial Statements of Delta Topco Limited and Subsidiaries
Report of Independent Auditors	F-20
Consolidated Income Statement for the Year ended December 31, 2015 (audited) and for the Years ended December 31, 2014 and 2013 (unaudited)	F-23
Consolidated Statement of Comprehensive Income for the Year ended December 31, 2015 (audited) and for the Years ended December 31, 2014 and 2013 (unaudited)	F-24
Consolidated Statement of Financial Position as at December 31, 2015 (audited) and December 31, 2014 (unaudited)	F-25
Consolidated Statement of Changes in Equity for the Year ended December 31, 2015 (audited) and for the Years ended December 31, 2014 and 2013 (unaudited)	F-26
Consolidated Statement of Cash Flows for the Year ended December 31, 2015 (audited) and for the Years ended December 31, 2014 and 2013 (unaudited)	F-27
Notes to Consolidated Financial Statements for the Year ended December 31, 2015 (audited) and for the Years ended December 31, 2014 and 2013 (unaudited)	F-28
Unaudited Pro Forma Condensed Consolidated Financial Statements of Liberty Media Corporation
Condensed Consolidated Balance Sheet as of September 30, 2016	F-84
Condensed Consolidated Statement of Operations for the nine months ended September 30, 2016	F-85
Condensed Consolidated Statement of Operations for the year ended December 31, 2015	F-86

Delta Topco Limited and Subsidiaries

CONDENSED CONSOLIDATED INCOME STATEMENT
For the nine months ended 30 September 2016 (comparatives for the nine months ended 30 September 2015)

	Notes	2016	2015

		Unaudited $000	Unaudited $000
Revenue		1,217,077	1,180,376
Cost of sales:
Team payments		(705,637)	(681,776)
Other cost of sales		(195,468)	(177,236)
		(901,105)	(859,012)

Gross profit		315,972	321,364
Administrative expenses		(112,412)	(165,706)
Other losses		(40)	(60)

Operating profit		203,520	155,598
Finance income		3,135	1,812
Finance costs		(236,578)	(268,274)
Non-cash payment in kind interest on shareholder loan notes		(326,494)	(295,741)

Loss before tax		(356,417)	(406,605)
Income tax credit	5	7,527	13,626

Loss for the financial period		(348,890)	(392,979)

Loss attributable to:
Owners of the company		(348,890)	(392,979)

All amounts relate to continuing activities.

The notes on pages F-7 to F-19 form an integral part of these financial statements.

Delta Topco Limited and Subsidiaries

CONDENSED CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME
For the nine months ended 30 September 2016 (comparatives for the nine months ended 30 September 2015)

	2016	2015

	Unaudited $000	Unaudited $000
Loss for the period	(348,890)	(392,979)
Other comprehensive income, net of tax
Items that may be reclassified subsequently to profit or loss:
Foreign currency transaction (losses)/gains	(865)	3,352
Reclassification of cumulative foreign currency exchange differences	—	1,348

Other comprehensive income for the period, net of tax	(865)	4,700
Total comprehensive loss for the period	(349,755)	(388,279)

Total comprehensive loss attributable to:
Owners of the company	(349,755)	(388,279)

The notes on pages F-7 to F-19 form an integral part of these financial statements.

Delta Topco Limited and Subsidiaries

CONDENSED CONSOLIDATED STATEMENT OF FINANCIAL POSITION

	Notes	30 September 2016	31 December 2015

		Unaudited $000	Audited $000
Assets
Non-current assets
Property, plant and equipment	7	7,600	10,016
Intangible assets		4,192,184	4,204,208
Prepayments	9	416,906	436,759
Other non-current financial assets		1,073	4,816
Deferred tax assets		20,004	5,864

		4,637,767	4,661,663
Current assets
Inventories		294	130
Trade and other receivables		280,624	210,896
Prepayments	9	73,622	68,615
Income tax asset		777	805
Other current financial assets		2,648	1,550
Cash and cash equivalents		675,346	452,428

		1,033,311	734,424
Total Assets		5,671,078	5,396,087
Equity and liabilities
Equity
Share capital		42,862	42,862
Share premium		3,165,620	3,165,620
Foreign currency translation reserve		8,936	9,801
Share-based payment reserve		278,702	278,285
Other reserves		59	59
Retained earnings		(7,657,647)	(7,308,757)

Total equity		(4,161,468)	(3,812,130)

Non-current liabilities
Loans and borrowings	10	8,813,621	8,484,853
Provisions		352,927	334,365
Other non-current financial liabilities		68,573	1,116

		9,235,121	8,820,334

Current liabilities
Trade and other payables		67,471	140,211
Loans and borrowings		5,919	(1,604)
Income tax liability		1,000	1,000
Other current financial liabilities		10	29,338
Deferred income		515,690	218,703
Provisions		7,335	235

		597,425	387,883

Total liabilities		9,832,546	9,208,217
Total equity and liabilities		5,671,078	5,396,087

The notes on pages F-7 to F-19 form an integral part of these financial statements.

Delta Topco Limited and Subsidiaries

CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN EQUITY
For the nine months ended 30 September 2016

	Share capital	Share premium	Foreign currency translation	Other reserves	Share- based payment reserve	Retained earnings	Total

	Unaudited $000	Unaudited $000	Unaudited $000	Unaudited $000	Unaudited $000	Unaudited $000	Unaudited $000
Balance at 1 January 2016	42,862	3,165,620	9,801	59	278,285	(7,308,757)	(3,812,130)
Total comprehensive income	—	—	(865)	—		(348,890)	(349,755)
Dividends paid	—	—	—	—	—	—	—
Non cash equity-settled share-based payment transactions	—	—	—	—	417	—	417

Balance at 30 September 2016	42,862	3,165,620	8,936	59	278,702	(7,657,647)	(4,161,468)

Balance at 1 January 2015	42,862	3,165,620	4,560	59	251,395	(6,749,608)	(3,285,112)
Total comprehensive income	—	—	4,700	—	—	(392,979)	(388,279)
Dividends paid	—	—	—	—	—	(196,578)	(196,578)
Non cash equity-settled share-based payment transactions	—	—	—	—	26,612	—	26,612

Balance at 30 September 2015	42,862	3,165,620	9,260	59	278,007	(7,339,165)	(3,843,357)

The notes on pages F-7 to F-19 form an integral part of these financial statements.

Delta Topco Limited and Subsidiaries

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
For the nine months ended 30 September 2016 (comparatives for the nine months ended 30 September 2015)

	2016	2015

	Unaudited $000	Unaudited $000
Cash flows from operating activities
Loss for the year	(348,890)	(392,979)
Adjustments to reconcile loss for the period to net cash flows:
Depreciation and amortisation	13,781	14,404
Loss/(profit) on disposal of property, plant and equipment	40	(60)
Non cash equity-settled share-based payment transactions	417	26,612
Finance income	(3,135)	(1,812)
Receipts under finance leases	997	1,389
Finance costs	563,072	564,015
Income tax (credit)/expense	(3,902)	(12,828)

	222,380	198,741
Working capital adjustments:
Increase in inventories	(164)	(104)
Increase in trade and other receivables	(59,444)	39,241
Decrease in trade and other payables	(69,996)	(60,792)
Increase in provisions	25,662	64,946
Increase in deferred income	296,987	254,728

Net cash generated from operations	415,425	496,760
Income taxes paid	(7,363)	(6,882)

Net cash flow from operating activities	408,062	489,878

Cash flows from investing activities
Interest received	2,572	1,066
Acquisitions of property, plant and equipment	(538)	(1,259)
Proceeds from sale of property, plant and equipment	4	212
Acquisition of intangible assets	(8)	(21)
Redemption of financial instruments	1,868	300

Net cash flows from investing activities	3,898	298

Cash flows from financing activities
Interest paid	(188,946)	(136,837)
Dividends paid	—	(196,578)

Net cash flows from financing activities	(188,946)	(333,415)

Net increase/(decrease) in cash and cash equivalents	223,014	156,761
Cash and cash equivalents at 1 January	452,428	424,191
Effect of exchange rate fluctuations on cash held	(96)	2,664

Cash and cash equivalents at the end of the period	675,346	583,616

The notes on pages F-7 to F-19 form an integral part of these financial statements.

Delta Topco Limited and Subsidiaries

NOTES TO THE FINANCIAL STATEMENTS
For the nine months ended 30 September 2016

1. General information

Delta Topco Limited (the "company") is a private company limited by share capital, and incorporated and domiciled in Jersey. The company's registered office is 1 Waverley Place, Union Street, St Helier, Jersey JE1 1SG, Channel Islands.

These unaudited Condensed Consolidated Interim Financial Statements of the company and its subsidiaries (the "group") for the period ended 30 September 2016 ("the Interim Financial Statements") were authorised for issue by the Board on 9 December 2016.

Basis of preparation

The Interim Financial Statements do not include all the information and disclosures required to be presented by the group in its full annual financial statements, and therefore should be read in conjunction with the group's most recent audited annual Consolidated Financial Statements, prepared for the year ended 31 December 2015 ("the 2015 Consolidated Financial Statements").

The Interim Financial Statements have been prepared in accordance with IAS 34 Interim Financial Reporting under International Financial Reporting Standards ("IFRS") as issued by the International Accounting Standards Board and under historical cost accounting rules, except for derivative financial instruments that have been measured at fair value.

The Interim Financial Statements are presented in US dollars and all values are rounded to the nearest thousand ($000) except where otherwise indicated. No separate information is presented for the company.

Going concern

After making enquiries the directors have a reasonable expectation that the group and the company have adequate resources available to continue in operational existence for the foreseeable future. Accordingly, they continue to adopt the going concern basis in preparing the Interim Financial Statements.

2. Accounting policies

The accounting policies adopted in the preparation of the Interim Financial Statements are consistent with those followed in the preparation of the 2015 Consolidated Financial Statements, and disclosed therein. An additional accounting policy on team payments, applicable to the preparation of the Interim Financial Statements, and an explanation of the impact of the group's revenue recognition policy on interim reporting periods, are disclosed below.

Team payments

The teams competing in the FIA Formula One World Championship® ("the Championship") receive, in any year, prize fund payments consisting of a combination of variable fees and fixed annual fees. The variable team fees are determined by reference to a calculation of an adjusted operating profit measure ("Prize Fund Adjusted EBITDA") which is calculated by applying various adjustments to the group's reported operating profit in any year.

Delta Topco Limited and Subsidiaries

NOTES TO THE FINANCIAL STATEMENTS (Continued)
For the nine months ended 30 September 2016

The variable team payments are paid with reference to a particular Championship season and, whilst there is no prize money for individual events, for the sole purpose of taking the related charges to the Income Statement the total fee is booked across the total number of events in each season, with a pro rata element of expected full year costs recognised on the Sunday of each event, when the Championship race takes place.

In accounting for the variable team payments during the year, the group uses annual budgets to calculate the expected full year Prize Fund Adjusted EBITDA and the related full year team payment charge that is projected to arise, and then based on those calculations takes pro-rata projected costs to the Income Statement on an event by event basis. At the end of each interim reporting period management assesses the year to date Prize Fund Adjusted EBITDA against budget expectations, and if necessary takes an additional charge or credit in the Income Statement to adjust the year to date recognition of variable team payments in line with actual performance. Likewise, at the end of the year once a calculation of the final variable team payments has been made with reference to a full year calculation of Prize Fund Adjusted EBITDA, a final reconciling cost or credit is booked to ensure the full year liability has been recognised in full.

Team fixed fees are paid with reference to a particular Championship season. Whilst they do not represent prize money for individual races, they are also charged to the Income Statement across the total number of events in each season, with a proportionate charge recognised on the Sunday during each event when the Championship race takes place.

Impact of revenue recognition policy on interim reporting

The group's revenue recognition policy was disclosed in the 2015 Consolidated Financial Statements. The policy can have a varying and material impact on revenues recognised for interim periods, as discussed below.

The group's revenue is recognised to the extent that it is probable that economic benefits will flow to the group and when the revenue can be reliably measured, regardless of when payment is being made. Revenue is measured at the fair value of the consideration received or receivable, taking into account contractually defined terms of payment and excluding sales tax.

The specific recognition criteria described below must also be met before revenue is recognised.

Revenue is principally derived from the sale of broadcasting, race promotion and advertising rights in connection with the Championship and its events. The revenues in any year derived from the sale of rights (i) to broadcast that year's Championship events and (ii) to advertise under rights licensed through the group's Global Partner programme, are recognised evenly on an event by event basis, based on the fixed fee within the underlying contracts specified for the relevant year. The revenue from granting rights to host, stage and promote the Championship events is recognised upon occurrence of each event's Championship race. The revenue for event-based advertising is also recognised on occurrence of the Championship race of the event to which the underlying contract relates.

Other revenue streams include revenue received from teams and other parties from administering the shipment of cars and equipment to, and from, the events outside Europe, revenue from the sale of tickets to the Formula One Paddock Club™ event-based hospitality, various TV production and post-production activities, and revenue from other services and licensing of the Formula One brand. To the extent revenues relate to services provided or rights associated with a specific event, they are also

Delta Topco Limited and Subsidiaries

NOTES TO THE FINANCIAL STATEMENTS (Continued)
For the nine months ended 30 September 2016

recognised on occurrence of the Championship race of the related event. Otherwise, other revenues are recognised when general recognition criteria are satisfied.

Any revenue that is recognised by being spread evenly over a season's events is also impacted by the total number of events in any year. These revenues are typically agreed as a fixed amount for the year, irrespective of the number of events that will take place in that year (within reason), and therefore an increase in the number of races on the calendar, as is the case in 2016, reduces the proportionate element of the full year's revenue recognised as each event takes place.

As the significant majority of the group's revenue is recognised on an event basis as discussed above, the majority of income is therefore recognised in the period March to November, the period over which the events of each Championship season typically take place. Given variances in the calendar for each Championship season, the application of the revenue recognition policy can generate significant "mechanical" variances between periods and their prior year comparatives.

The following table sets out the number of events that have taken place in each period and the related impact on revenue recognition of season-based income year to date:

Nine months ended 30 September:	2016	2015

Number of events	15	14
Total number of events scheduled for the full year	21	19
Proportion of full year season-based revenue recognised to date	15/21sts	14/19ths
Percentage of season-based revenue recognised to date	71.4%	73.7%

The group raises invoices in accordance with contractual terms with customers, which generally for income specific to an event require invoicing and payment dates in advance of the relevant event taking place, or in the case of season based income require instalments of the full season fee to be invoiced and settled in advance of the proportionate progression of the year's calendar. With the season finishing in November and the first event of the following season taking place in March, there are relatively few invoices raised in advance for the next season by year end. As a result of these typical invoicing patterns, the deferred income balance at the end of an interim period will typically be materially higher than its equivalent at the end of the year, as at an interim period there will be a higher volume of contractual amounts invoiced and/or collected which have not as yet been recognised in the interim period's Income Statement, whereas at the end of the year all revenue for the relevant season will have been recognised, with few outstanding debtor balances.

New standards, interpretations and amendments thereof, adopted by the group

New, revised and amended IFRS standards that have become effective for the 2016 reporting year are either not relevant for the group, or are not considered to have a material impact on the Interim Financial Statements, so no additional disclosure has been provided herein.

3. Judgments and key sources of estimation uncertainty

The preparation of financial statements in conformity with IFRS requires the use of certain critical accounting estimates. It also requires management to exercise its judgement in the process of applying the group's accounting policies. In preparing the Interim Financial Statements, judgements made by management in the application of IFRS, and which are considered to have a significant effect on the

Delta Topco Limited and Subsidiaries

NOTES TO THE FINANCIAL STATEMENTS (Continued)
For the nine months ended 30 September 2016

Interim Financial Statements, together with estimates made which have a significant risk of material adjustment being required in the following accounting period, are the same as those which were applied to the preparation of, and fully disclosed within, the 2015 Consolidated Financial Statements.

4. Non-GAAP measures

The group, its board of directors and its Chief Operating Decision Maker use various non-GAAP measures as key indicators of performance and use them, in conjunction with others, to assess business performance and to make decisions about allocating resources across the group.

Adjusted EBITDA, Adjusted Cost of Sales and Selling, General and Administrative Expenses

The group considers the Adjusted EBITDA measure, which is defined as operating profit adjusted to exclude certain specific, and largely non-cash items, to be an important indicator of the operational strength and performance of the business, which allows better comparison of results against prior periods and aids the understanding of underlying performance. In determining Adjusted EBITDA, specific items are excluded from the Generally Accepted Accounting Principles ("GAAP") measures of cost of sales and administrative expenses, resulting in the identification of alternative non-GAAP measures called "Adjusted Cost of Sales" and "Selling, General and Administrative Expenses".

As Adjusted EBITDA, Adjusted Cost of Sales and Selling, General and Administrative Expenses are non-GAAP measures, accordingly they should be considered in addition to, but not as a substitute for other GAAP-based measures such as operating profit, cost of sales and administrative expenses.

The specific items excluded from operating profit to measure Adjusted EBITDA include depreciation and amortisation charges, amortising charges for historic contractual payments which were fully cash settled in past periods, stock-based compensation expenses of the Delta Topco Option Scheme, and exceptional and advisory costs related to the group's ownership or capital structure.

Those items have been identified in the notes 4 (a), (b) and (c) below which address the calculation of Adjusted Cost of Sales, Selling, General, and Administrative Expenses and Adjusted EBITDA, and reconcile the measures back to cost of sales, administrative expenses and operating profit for both the period and the comparative period in the prior year.

Net External Finance Costs

The notes also include, at 4 (d) and 4(e) disclosure of other specific non-cash items related to the group's financing arrangements which are excluded from the measurement of Net External Finance Costs, another non-GAAP measure used by the group and other stakeholders to assess its ability to continue to service its debt obligations. The measure excludes movements in mark to market values of derivatives and the separately disclosed non-cash PIK interest on the group's shareholder loan notes as shown in note 4 (f).

Adjusted Total Shareholder Benefit

In addition to holding shares, the group's shareholders also own an equivalent proportion of shareholder loan notes (see note 10). Therefore when analysing the group's results and their impact on shareholders it is necessary to consider returns on their combined holding of both shares and loan

Delta Topco Limited and Subsidiaries

NOTES TO THE FINANCIAL STATEMENTS (Continued)
For the nine months ended 30 September 2016

notes, and so in order to facilitate such an analysis the group utilises a performance measure called Adjusted Total Shareholder Benefit ("Adjusted TSB") (see note 4 (g)).

Adjusted TSB represents the group's cash net income, and is derived by deducting depreciation, income taxes and Net External Finance Costs from the Adjusted EBITDA measure, which in turn has already eliminated certain specific items and other non-cash items which impact the group's financial performance, as explained above. This provides a basis to assess the aggregate performance of the group as Adjusted TSB is economically comparable to "total earnings" adjusted to reflect the group's capital structure and the various non-cash charges.

Cash Flow Available for Debt Service

The group analyses cash flow using a measure known as Cash Flow Available for Debt Service (see note 4 (h)). This measures the group's performance in generating cash to service debt and make distributions to shareholders, and is determined by deducting capital expenditure from net cash flows from operating activities.

(a)    Adjusted Cost of Sales

Adjusted Cost of Sales is defined as cost of sales adjusted for the specific items included within cost of sales as discussed above. This measure is non-GAAP in nature and the table below reconciles it to cost of sales.

Nine months ended 30 September:	2016	2015

	$000	$000
Cost of sales	901,105	859,012
Less: Team payment fee amortisation	(14,561)	(15,021)
Less: Championship rights' prepayment amortisation	(2,293)	(2,366)
Less: Other contractual payment amortisation	(2,686)	(2,772)

Adjusted Cost of Sales	881,565	838,853

In 2012 and 2013 a subsidiary company made payments totalling $163.1 million to the teams competing in the Championship in connection with the terms under which they had agreed to continue to participate in the Championship seasons falling in the period 2013 to 2020. Whilst these payments were cash paid at the time, the fees are being amortised to the Income Statement over the period 2013 to 2020 at $20.4 million per annum, as a charge to team payments, with the charges being taken evenly on an event by event basis during each year in the period.

Championship rights' prepayments represent amounts paid by a subsidiary company in prior periods to acquire, from the Federation Internationale de l'Automobile ("the FIA"), the commercial interests in the Championship for a 100 year period beginning on 1 January 2011 and ending 31 December 2110 (see note 9). Again, whilst the amounts were cash paid at the time, the group only began to amortise this asset to the Consolidated Income Statement when the rights were brought into use on 1 January 2011. An annual amortisation charge is being taken to the Income Statement of $3.2 million per annum.

Delta Topco Limited and Subsidiaries

NOTES TO THE FINANCIAL STATEMENTS (Continued)
For the nine months ended 30 September 2016

Other charges represent additional amortisation charges taken to the Income Statement in respect of other historic cash-settled transactions relating to long term contractual arrangements, which are also being amortised over the period to which the underlying contractual commitments relate.

In the period ended 30 September 2016 15/21sts (30 September 2015-14/19ths) of the annual charge to amortise these different prepaid amounts has been taken to the Income Statement, based on the number of events that have occurred in the period year to date as a proportion of the total number on the full year Championship calendar.

(b) Selling, General and Administrative Expenses

Selling, General and Administrative Expenses is defined as administrative expenses adjusted for the specific items within administrative expenses which are discussed above. This measure is non-GAAP in nature and the table below reconciles it to administrative expenses.

Nine months ended 30 September:	2016	2015

	$000	$000
Administrative expenses	112,412	165,706
Less: Amortisation of intangible assets	(12,009)	(12,016)
Less: Depreciation of property, plant and equipment	(1,772)	(2,388)
Less: Delta Topco Option scheme charge	(24,370)	(90,837)
Less: One-off advisory, professional and other fees	(8,414)	—
Less: Reclassification of cumulative foreign currency exchange differences	—	(1,348)

Selling, General and Administrative Expenses	65,847	59,117

Amortisation of intangible assets includes amortisation that relates to various customer and supplier relationships acquired in 2006, and which are being amortised evenly over their useful economic life of 20 years. The charge also includes amortisation that relates to Formula1.com website traffic, which was acquired in 2002 and is being amortised over its useful economic life of 20 years.

Accounting charges are taken in each period in respect of the Group's stock-based compensation plan, the Delta Topco Option scheme, although these are essentially non-cash in nature. During 2015 vesting assumptions were reviewed and amended to reflect management's conclusions on the vesting period, leading to a slight acceleration of the vesting of awards. No further changes have been made to those assumptions in 2016, and a charge has been recognised in the period as awards continue to vest. The charge in the period is $66.5m lower than the prior period, partly on account of the revised vesting assumptions, but also as the majority of the awards became fully time vested by the end of 2015 and remaining charges are now limited to the increase in the value of loan note options as plan members' interests in Shareholder Loan Notes accrue interest over time.

As a consequence of the Liberty Media Corporation transaction (see note 14), the group has incurred $8.4m of various one-off advisory, professional and other fees in the periods. Due to their one-off nature these have been adjusted in calculating Selling, General and Administrative Expenses.

The reclassification of cumulative foreign currency exchange differences in the prior period resulted from a loss arising on consolidation following the disposal of one of the group's subsidiary companies.

Delta Topco Limited and Subsidiaries

NOTES TO THE FINANCIAL STATEMENTS (Continued)
For the nine months ended 30 September 2016

(c)    Adjusted EBITDA

As noted the Adjusted EBITDA measure is provided to assist in analysing the underlying performance of the group. The measure is non-GAAP in nature and the table below reconciles it to operating profit, taking into account the items discussed in notes 4 (a) and (b).

Nine months ended 30 September:	2016	2015

	$000	$000
Operating profit	203,520	155,598
Add: Amortisation of intangible assets (note 4b)	12,009	12,016
Add: Depreciation of property, plant and equipment (note 4b)	1,772	2,388

EBITDA	217,301	170,002
Team payment fee amortisation (note 4a)	14,561	15,021
Championship rights' prepayment amortisation (note 4a)	2,293	2,366
Other contractual payment amortisation (note 4a)	2,686	2,772
Delta Topco Option scheme charge (note 4b)	24,370	90,837
One-off advisory, professional and other fees (note 4b)	8,414	—
Reclassification of cumulative foreign currency exchange differences (note 4b)	—	1,348

Adjusted EBITDA	269,625	282,346

(d)    Specific items included within finance costs

Finance costs include certain non-cash elements as shown in the table and discussed below.

Nine months ended 30 September:	2016	2015

	$000	$000
Financing costs relating to the net loss/(gain) on revaluation of derivatives	38,907	61,709
Amortisation of finance fees	1,203	1,203

	40,110	62,912

Financing costs relating to the net loss on revaluation of derivative instruments represents the loss recognised in the Income Statement in respect of the revaluation of financial instruments, principally interest rate swaps, to reflect the non-cash movement in their mark to market valuation between balance sheet dates. The group has not opted to account for these financial instruments as accounting hedges as allowed under IFRS, and therefore the instruments are stated at their fair value at each balance sheet date.

The most material exposure to movements in the mark to market valuation of derivatives is associated with the group's portfolio of $2,700.0m of interest rate swaps. Mark to market values for the swaps are provided by the counterparty banks, and are determined by applying future interest rate expectations to the swaps, which are in place for the period until December 2019. Given the magnitude of the swap portfolio, small changes in banks' interest rate expectations can have a significant impact on the mark to market valuation, and can result in significant period by period volatility in the net gain or loss recognised.

Delta Topco Limited and Subsidiaries

NOTES TO THE FINANCIAL STATEMENTS (Continued)
For the nine months ended 30 September 2016

e)    Non-cash shareholder Payment In Kind loan interest

Nine months ended 30 September:	2016	2015

	$000	$000
Non-cash payment in kind interest on shareholder loan notes	326,494	295,741

Shareholder loans represent Payment In Kind ("PIK") loan notes issued by the company to shareholders in proportion to the relevant equity holdings of each shareholder. Non-cash payment in kind interest accrues on the balance of the notes at an annual compound rate of 10% payable on 31 December each year. The interest costs are excluded from the calculation of Net External Finance Costs.

f)    Net Finance Costs

Net External Finance Costs is defined as net external finance income and finance costs, adjusted for the non-cash mark to market movements in derivatives and amortisation of finance fees. The measure is non-GAAP in nature and the table below reconciles it to items on the Income Statement and specific items discussed in note 4 (d) above.

Nine months ended 30 September:	2016	2015

	$000	$000
Finance income	3,135	1,812
Finance costs excluding interest on shareholder loan notes	(236,578)	(268,274)
Add: Net loss/(gain) on revaluation of derivatives (note 4d)	38,907	61,709
Add: Amortisation of finance fees (note 4d)	1,203	1,203

Net External Finance Costs	(193,333)	(203,550)

g)    Adjusted Total Shareholder Benefit

Adjusted TSB is a measure of the group's cash net income, and is defined as Adjusted EBITDA less depreciation, income taxes and Net External Finance Costs. The measure is non-GAAP in nature and the table below reconciles it to Adjusted EBITDA and other items discussed in notes 4 and 5.

Nine months ended 30 September:	2016	2015

	$000	$000
Adjusted EBITDA (see note 4c)	269,625	282,346
Less: Depreciation of property, plant and equipment (note 4b)	(1,772)	(2,388)
Less: Current income tax expense (note 5)	(7,389)	(6,330)
Less: Net External Finance Costs (note 4f)	(193,333)	(203,550)

Adjusted TSB	67,131	70,078

Delta Topco Limited and Subsidiaries

NOTES TO THE FINANCIAL STATEMENTS (Continued)
For the nine months ended 30 September 2016

h)    Cash Flow Available For Debt Service

Cash Flow Available For Debt Service is defined as cash flows from operating activities less capital expenditure. The measure is non-GAAP in nature and the table below reconciles it to items on the face of the Condensed Consolidated Statement of Cash Flows.

Nine months ended 30 September:	2016	2015

	$000	$000
Net cash generated from operations	415,425	496,760
Less: Income taxes paid	(7,363)	(6,882)
Less: Cash outflow from capital expenditure	(538)	(1,259)

Cash flow available for debt service	407,524	488,619

5. Taxation

Tax on loss on ordinary activities

The major components of income tax expense for the nine months ended 30 September 2016 and 30 September 2015 are:

Nine months ended 30 September:	2016	2015

	$000	$000
Current tax
Foreign tax	7,389	6,330

Total current tax	7,389	6,330

Deferred tax
Origination and reversal of temporary differences	(14,916)	(19,956)

Income tax (credit)/expense on loss on ordinary activities	(7,527)	(13,626)

6. Impairment testing of goodwill

Goodwill is tested for impairment annually (as at 31 December), or when circumstances indicate the carrying value may be impaired. The group's impairment test for goodwill is based on a value-in-use calculation that uses a discounted cash flow model. The different cash-generating units ("CGUs") and the key assumptions used to determine the recoverable amount for each CGU were disclosed in the 2015 Consolidated Financial Statements.

During the period there have been no indicators of impairment identified, and therefore no impairment testing has been performed as at 30 September 2016 and 30 September 2015.

7. Property, plant and equipment

During the nine months ended 30 September 2016 the group acquired assets with a cost of $0.5 million (30 September 2015-$1.3 million).

During the nine months ended 30 September 2016 the group disposed of assets with a cost of $0.4 million (30 September 2015-$2.1 million).

Delta Topco Limited and Subsidiaries

NOTES TO THE FINANCIAL STATEMENTS (Continued)
For the nine months ended 30 September 2016

8. Dividends

Nine months ended 30 Septembere:	2016	2015

	$000	$000
Dividends declared and paid	—	196,578

The company has neither declared, nor paid, any dividends during the period since 1 January 2016. A dividend of $196.6m was declared and paid in March 2015.

9. Prepayments

At 30 September 2016, $416.9m (31 December 2015-$436.8m) of prepayments are classified as non-current.

Non-current prepayments at 30 September 2016 include amounts totalling $299.5m in respect of payments made to acquire the commercial interests in the Championship from the FIA for a 100 year period beginning on 1 January 2011 and ending 31 December 2110 (31 December 2015-$301.8m). Those payments are being amortised to the income statement over the 100 year period as discussed in note 4(a).

Other prepaid amounts in non-current assets totalling $117.4m at 30 September 2016 (31 December 2015-$135.0m) included payments made to the teams and the FIA in respect of various contractual commitments, and which are being amortised to the income statement in line with the underlying terms of the agreements to which they relate as also discussed in note 4(a).

At 30 September 2016 $73.6m (31 December 2015-$68.6m) of prepayments are classified as current.

The current prepayment balance includes amounts totalling $3.2m (31 December 2015 $3.2m) in respect of the Championship rights' prepayment, and amounts totalling $24.1m (31 December 2015 $24.1m) in respect of the other team and FIA related agreements discussed above, which are to be amortised within the next 12 months.

10. Loans and borrowings

	30 September 2016	31 December 2015

	$000	$000
Non-current loans and borrowings
Bank borrowings	4,137,844	4,135,570
Shareholder loan notes	4,675,777	4,349,283

	8,813,621	8,484,853

Shareholder loan notes

Shareholder loans represent Payment In Kind ("PIK") loan notes issued by the company to shareholders in proportion to the relevant equity holdings of each shareholder. Interest accrues on the balance of the notes at an annual compound rate of 10% payable on 31 December each year.Under the terms of the shareholder loan notes, to the extent that they are not otherwise redeemed or

Delta Topco Limited and Subsidiaries

NOTES TO THE FINANCIAL STATEMENTS (Continued)
For the nine months ended 30 September 2016

repurchased they are to be redeemed on 24 November 2060 together with any accrued and unpaid interest. No payments may be made under the shareholder loan notes for as long as any amounts are owed under the group's bank and private high yield loans unless approval is given by the lenders. Any redemption or repurchase of the notes prior to that date or, otherwise on a change in control of the company, requires investor consent to be given by funds managed and/or advised by CVC Capital Partners SICAV - FIS S.A., its subsidiaries and affiliates.

	30 September 2016	31 December 2015

	$000	$000
Shareholder loan notes in issue
Loan notes as at 1 January	4,349,283	3,953,732
PIK interest capitalised	—	395,551

Loan notes as at 30 September/31 December	4,349,283	4,349,283

Accrued interest on shareholder loan notes
PIK interest charge for the period	326,494	395,401
Interest on options exercised	—	150
PIK interest capitalised	—	(395,551)

	326,494	—

11. Capital commitments

At 30 September 2016 the group had no material capital commitments (31 December 2015-$0.2m).

12. Other financial commitments

In order to optimise cash flow in relation to the purchase of parts for onward sale for the teams that participate in the GP2 and GP3 series the group enters into consignment stock arrangements. The risks and rewards of ownership of the stock remain substantially with the supplier until the point of sale. At 30 September 2016 the value of consignment stock held by the group was $2.4 million (31 December 2015-$1.3 million).

13. Related party transactions

Key management personnel

The key management personnel are considered to be the directors of the group and personnel who are not directors but are Participants in the Delta Topco Option Scheme.

Summary of transactions with key management

Historic transactions with key management have included expense recharges and transactions related to their membership of the Delta Topco Option Scheme. However there were no transactions of these types with key management during the periods reported.

Delta Topco Limited and Subsidiaries

NOTES TO THE FINANCIAL STATEMENTS (Continued)
For the nine months ended 30 September 2016

Directors' Interests in the Delta Topco Option Scheme

Share Options held by directors do not have an expiry date and all have an exercise price of between $Nil and $0.01 (2015-$Nil and $0.01). Manager Loan Note Options held by directors do not have an expiry date and all have an exercise price of $0.000001 (2015-$0.000001). The number of Share Options and Manager Loan Note Options outstanding at each period end were:

	30 September 2016	31 December 2015	30 June 2015

	Number	Number	Number
Share Options	234,148,699	234,148,699	234,148,699
Manager Loan Note Options	166,002,241	166,002,241	166,002,241

Transactions with other related parties

The identification of related parties for the purpose of the Interim Financial Statements is consistent with those parties disclosed in the 2015 Consolidated Financial Statements, and transactions in both the periods ended 30 September 2016 and 30 September 2015 are of a similar nature to those also disclosed in the 2015 Consolidated Financial Statements.

Income and receivables from other related parties

Nine months ended 30 Septmber:	2016	2015

	$000	$000
Travel sales	28	127
Hospitality sales	—	19
Expenses recharged	26	—

	54	146

At 30 September 2016 there was $0.1m receivable from other related parties (31 December 2015-$0.5m).

Expenditure with and payables to other related parties

Nine months ended 30 September:	2016	2015

	$000	$000
Monitoring fee	1,045	1,151
Expenses recharged	141	—
Rent charged	1,096	1,207
Insurance and other property charges	313	345

	2,595	2,703

At 30 September 2016 there was $0.3m payable to other related parties (31 December 2015-$Nil).

Delta Topco Limited and Subsidiaries

NOTES TO THE FINANCIAL STATEMENTS (Continued)
For the nine months ended 30 September 2016

14. Events after the balance sheet date

On 7th September 2016 Liberty Media Corporation ("Liberty Media") completed the acquisition of an 18.7% minority stake in the company. In addition, and on the same day, Liberty Media also agreed a second transaction to acquire, in due course, 100% of the company.

The completion of the full acquisition is subject to the satisfaction of certain conditions, including the receipt of: (i) certain clearances and approvals by anti-trust and competition law authorities in various countries, (ii) certain third-party consents and approvals, including that of the FIA, and (iii) the approval of Liberty Media's stockholders for the issuance of new shares in connection with the acquisition and the proposed post-completion name change of Liberty Media Group to the Formula One Group. It is anticipated that the approvals will be obtained in due course, and the transaction is expected to close by the end of the first quarter of 2017.

The expected completion of the Liberty Media transactions will see the group incur exceptional one-off advisory, professional, arrangement and lender consent fees. It is anticipated these fees will total approximately $55.0m should the second Liberty Media transaction be approved and completed, of which a proportion will be payable to a related party. As at 30 September 2016 the group had accrued $8.4m of these costs, which have been incurred to date, with the majority of the remainder of the expected costs to be accrued on completion of Liberty's acquisition of the company.

The expected completion of the Liberty Media transactions will also trigger the full crystallisation of the Delta Topco Option Scheme. Under the agreed terms Participants in the Option Scheme will have the ability to exercise all remaining Manager Share Options and Manager Loan Note Options and therefore provisions taken in respect of the Option Scheme will be released as the associated Shareholder loan notes are issued and any applicable UK national insurance contributions are paid. As a result of Participants exercising rights over options in respect of participation in the first Liberty transaction, on 27 October 2016 $85.6m of Shareholder loan notes were issued to Participants following exercise of options. As a result of these transactions $6.4m of UK national insurance contributions will be paid in December 2016 and the balance has therefore been reclassified from non-current to current liabilities.

Prior to completion of the 100% acquisition by Liberty Media, CVC Capital Partners SICAV – FIS S.A., its subsidiaries and affiliates continue for the time being to be the controlling shareholder of the company.

Report of independent auditors

The Board of Directors
Delta Topco Limited

We have audited the accompanying consolidated financial statements of Delta Topco Limited and subsidiaries, which comprise the consolidated statement of financial position as of December 31, 2015, and the related consolidated statements of income, comprehensive income, changes in equity and cash flows for the year then ended, and the related notes to the consolidated financial statements.

Management's responsibility for the financial statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error.

Auditor's responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Delta Topco Limited and subsidiaries at December 31, 2015, and the consolidated results of their operations and their cash flows for the year then ended in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board.

Report of independent auditors

Other matter

The accompanying consolidated statement of financial position of Delta Topco Limited and subsidiaries as of December 31, 2014 and the related consolidated statements of income and comprehensive income, changes in equity and cash flows for the years ended December 31, 2014 and 2013 were not audited, reviewed, or compiled by us and, accordingly, we do not express an opinion or any other form of assurance on them.

/s/ Ernst & Young LLP
London, United Kingdom
31 October 2016

Delta Topco Limited and Subsidiaries

Delta Topco Limited and Subsidiaries

CONSOLIDATED INCOME STATEMENT
For the year ended 31 December

	Note	2015	2014	2013

		Audited $ 000	Unaudited $ 000	Unaudited $ 000
Revenue	7	1,697,370	1,702,041	1,638,587
Cost of sales
Team payments		(903,826)	(863,133)	(797,540)
Other cost of sales		(263,148)	(295,488)	(308,095)
		(1,166,974)	(1,158,621)	(1,105,635)

Gross profit		530,396	543,420	532,952
Administrative expenses		(212,817)	(189,739)	(116,085)
Other (losses)/gains	8	(126)	31	(67)

Operating profit	9	317,453	353,712	416,800
Finance income	11	1,940	3,222	5,230
Finance costs	11	(280,028)	(383,256)	(216,651)
Non-cash payment in kind interest on shareholder loan notes	11	(395,401)	(366,425)	(351,002)

Loss before tax		(356,036)	(392,747)	(145,623)
Income tax expense	15	(6,535)	(6,113)	(19,558)

Loss for the financial year		(362,571)	(398,860)	(165,181)

Loss attributable to:
Owners of the company		(362,571)	(398,860)	(165,181)

All amounts relate to continuing activities.

The notes on pages F-28 to F-81 form an integral part of these financial statements.

Delta Topco Limited and Subsidiaries

CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME
For the year ended 31 December

	Note	2015	2014	2013

		Audited $ 000	Unaudited $ 000	Unaudited $ 000
Loss for the year		(362,571)	(398,860)	(165,181)

Items that may be reclassified subsequently to profit or loss
Foreign currency transaction gains/(losses)		3,893	5,399	(829)
Reclassification of cumulative foreign currency exchange differences		1,348	—	—

		5,241	5,399	(829)

Total comprehensive loss for the year		(357,330)	(393,461)	(166,010)

Total comprehensive loss attributable to:
Owners of the company		(357,330)	(393,461)	(166,010)

The notes on pages F-28 to F-81 form an integral part of these financial statements.

Delta Topco Limited and Subsidiaries

(Registration number: 95136)
CONSOLIDATED STATEMENT OF FINANCIAL POSITION
As at 31 December

	Note	2015	2014

		Audited $ 000	Unaudited $ 000
Assets
Non-current assets
Property, plant and equipment	16	10,016	12,502
Intangible assets	17	4,204,208	4,220,220
Prepayments	21	436,759	466,293
Other non-current financial assets	19	4,816	2,559
Deferred tax assets	15	5,864	5,752

		4,661,663	4,707,326

Current assets
Inventories	20	130	254
Trade and other receivables	21	279,511	329,345
Income tax recoverable		805	1,103
Other current financial assets	19	1,550	394
Cash and cash equivalents	22	452,428	424,191

		734,424	755,287

Total assets		5,396,087	5,462,613

Equity and liabilities
Equity
Share capital	23	42,862	42,862
Share premium		3,165,620	3,165,620
Foreign currency translation reserve		9,801	4,560
Share-based payment reserve		278,285	251,395
Other reserves		59	59
Retained earnings		(7,308,757)	(6,749,608)

Total equity		(3,812,130)	(3,285,112)

Non-current liabilities
Loans and borrowings	25	8,484,853	8,092,602
Provisions	26	334,365	263,140
Other non-current financial liabilities	19	1,116	22,506

		8,820,334	8,378,248

Current liabilities
Trade and other payables	27	140,211	156,358
Loans and borrowings	25	(1,604)	(1,604)
Income tax liability		1,000	1,000
Other current financial liabilities	19	29,338	—
Deferred income		218,703	213,639
Provisions	26	235	84

		387,883	369,477

Total liabilities		9,208,217	8,747,725

Total equity and liabilities		5,396,087	5,462,613

The notes on pages F-28 to F-81 form an integral part of these financial statements.

Delta Topco Limited and Subsidiaries

CONSOLIDATED STATEMENT OF CHANGES IN EQUITY
For the year ended 31 December

	Share capital	Share premium	Foreign currency translation	Other reserves	Share-based payment reserve	Retained earnings	Total

	$ 000	$ 000	$ 000	$ 000	$ 000	$ 000	$ 000
At 1 January 2013 (unaudited)	42,404	3,165,620	(10)	31	213,753	(5,390,816)	(1,969,018)
Total comprehensive loss (unaudited)	—	—	(829)	—	—	(165,181)	(166,010)
Dividends paid (unaudited)	—	—	—	—	—	923	923
New share capital subscribed (unaudited)	458	—	—	—	—	—	458
Non cash equity-settled share-based payment transactions (unaudited)	—	—	—	—	16,760	—	16,760
Other reserves movements (unaudited)	—	—	—	28	—	—	28

At 31 December 2013 (unaudited)	42,862	3,165,620	(839)	59	230,513	(5,555,074)	(2,116,859)
Total comprehensive income/(loss) (unaudited)	—	—	5,399	—	—	(398,860)	(393,461)
Dividends paid (unaudited)	—	—	—	—	—	(795,674)	(795,674)
Non cash equity-settled share-based payment transactions (unaudited)	—	—	—	—	20,882	—	20,882

At 31 December 2014 (unaudited)	42,862	3,165,620	4,560	59	251,395	(6,749,608)	(3,285,112)
Total comprehensive income/(loss) (audited)	—	—	5,241	—	—	(362,571)	(357,330)
Dividends paid (audited)	—	—	—	—	—	(196,578)	(196,578)
Non cash equity-settled share-based payment transactions (audited)	—	—	—	—	26,890	—	26,890

At 31 December 2015 (audited)	42,862	3,165,620	9,801	59	278,285	(7,308,757)	(3,812,130)

Foreign currency translation reserve

The foreign currency translation reserve is used to record exchange differences arising from the translation of the financial statements of the foreign subsidiaries.

Other reserves

The reserve is used to account for the recognition of Luxembourg net worth tax in relation to Delta 2 (Lux) S.à r.l.

Share-based payment reserve

The share-based payment reserve is used to recognise the fair value of equity-settled share-based payment transactions (see note 31).

The notes on pages F-28 to F-81 form an integral part of these financial statements.

Delta Topco Limited and Subsidiaries

CONSOLIDATED STATEMENT OF CASH FLOWS
For the year ended 31 December

	Note	2015	2014	2013

		Audited $ 000	Unaudited $ 000	Unaudited $ 000
Cash flows from operating activities
Loss for the year		(362,571)	(398,860)	(165,181)
Adjustments to reconcile loss for the year to net cash flows
Depreciation and amortisation	9	19,192	20,019	21,511
Loss/(profit) on disposal of property, plant and equipment	8	126	(31)	67
Non cash equity-settled share-based payment transactions		26,890	20,881	(4,545)
Exercise of Loan Note Options		—	21,069	90,655
Finance income	11	(1,940)	(3,222)	(5,230)
Receipts under finance leases		1,389	1,954	1,346
Finance costs	11	675,429	749,681	567,653
Income tax expense	15	6,535	6,113	19,558

		365,050	417,604	525,834
Working capital adjustments
Decrease in inventories	20	124	29	215
Decrease/(increase) in trade and other receivables	21	102,555	51,216	(73,116)
Decrease in trade and other payables	27	(46,591)	(21,716)	(89,510)
Increase/(decrease) in provisions	26	71,376	32,007	(41,181)
Increase/(decrease) in deferred income		5,064	(70,078)	16,709

Cash generated from operations		497,578	409,062	338,951
Income taxes paid	15	(6,123)	(14,011)	(15,843)

Net cash flow from operating activities		491,455	395,051	323,108

Cash flows from investing activities
Interest received	11	1,400	1,268	2,095
Acquisitions of property, plant and equipment	16	(1,405)	(1,500)	(3,030)
Proceeds from sale of property, plant and equipment		86	119	198
Acquisition of intangible assets	17	(20)	(75)	(265)
Redemption/(acquisition) of financial instruments		300	50,000	(603)

Net cash flows from investing activities		361	49,812	(1,605)

Cash flows from financing activities
Interest paid	11	(274,190)	(229,893)	(211,787)
Proceeds from bank borrowing draw downs		—	2,000,000	—
Proceeds from exercise of share options		—	—	458
Repayment of bank borrowing		—	(1,010,914)	(21,839)
Finance fees on refinancing activities		—	(103,579)	(25,827)
Repayment of other borrowing		—	(332,000)	(49,397)
Dividends paid	28	(196,578)	(795,674)	—

Net cash flows from financing activities		(470,768)	(472,060)	(308,392)

Net increase/(decrease) in cash and cash equivalents		21,048	(27,197)	13,111
Cash and cash equivalents at 1 January		424,191	443,639	428,011
Effect of exchange rate fluctuations on cash held		7,189	7,749	2,517

Cash and cash equivalents at 31 December		452,428	424,191	443,639

The notes on pages F-28 to F-81 form an integral part of these financial statements.

Delta Topco Limited and Subsidiaries

NOTES TO THE FINANCIAL STATEMENTS
For the year ended 31 December 2015

1 General information

The company is a private company limited by share capital, and incorporated and domiciled in Jersey.

The address of its registered office is:

1 Waverley Place
Union Street
St Helier
Jersey
JE1 1SG

These financial statements were authorised for issue by the Board on 13 October 2016.

2 Basis of preparation

The financial statements have been prepared in accordance with International Financial Reporting Standards ("IFRS") and under historical cost accounting rules, except for derivative financial instruments that have been measured at fair value. The preparation of financial statements in conformity with IFRS requires the use of certain critical accounting estimates. It also requires management to exercise its judgement in the process of applying the group's accounting policies.

The group financial information is presented in US dollars and all values are rounded to the nearest thousand ($000) except where otherwise indicated. The parent company's functional currency is also US dollars.

Basis of consolidation

The group financial statements consolidate the financial statements of the company and its subsidiary undertakings drawn up to 31 December 2015.

A subsidiary is an entity controlled by the company. Control is achieved where the company has the power to govern the financial and operating policies of an entity so as to obtain benefits from its activities.

Intra-group transactions, balances and unrealised gains on transactions between the company and its subsidiaries, which are related parties, are eliminated in full. Intra-group losses are also eliminated but may indicate an impairment that requires recognition in the consolidated financial statements.

3 Going concern

Under the terms of the shareholder loan notes, to the extent that they are not otherwise redeemed or repurchased, they are to be redeemed on 24 November 2060 together with any accrued and unpaid interest. No payments may be made under the shareholder loan notes for as long as any amounts are owed under the group's bank and private high yield loan notes unless approval is given by the lenders.

The group continues to show a net current asset position, including a significant cash balance, and expects to do so for the foreseeable future. The group also has access to currently undrawn material revolving credit facilities under its external borrowing arrangements, and thus the directors anticipate being able to settle all payables as they fall due.

Delta Topco Limited and Subsidiaries

NOTES TO THE FINANCIAL STATEMENTS (Continued)
For the year ended 31 December 2015

The directors have satisfied themselves that the group is in a sound financial position. It has access to sufficient financial resources and it can be reasonably expected that those financial resources will be made available to the group in order to meet their foreseeable cash requirements and to service their existing banking arrangements and other commitments.

The directors therefore consider that the group has adequate financial resources to enable it to continue operating for the foreseeable future and that it is therefore appropriate to adopt the going concern basis in preparing the consolidated financial statements.

4 Accounting policies

Statement of compliance

The group financial statements have been prepared in accordance with IFRS.

Summary of significant accounting policies and key accounting estimates

The principal accounting policies applied in the preparation of these financial statements are set out below. These policies have been consistently applied to all the years presented, unless otherwise stated.

Revenue recognition

Revenue is recognised to the extent that it is probable that the economic benefits will flow to the group and the revenue can be reliably measured, regardless of when the payment is being made. Revenue is measured at the fair value of the consideration received or receivable, taking into account contractually defined terms of payment and excluding sales tax.

Revenue recognition criteria

The specific recognition criteria described below must also be met before revenue is recognised.

Revenue is principally derived from the sale of broadcasting, race promotion and advertising rights in connection with the FIA Formula One World Championship® ("the Championship") and its events. The revenue in any year derived from the sale of rights to (i) broadcast that year's Championship events and (ii) advertise under rights licensed through the group's Global Partner programme are recognised evenly on an event by event basis, based on the fixed fee within the underlying contracts specified for the relevant year. The revenue from granting rights to host, stage and promote the Championship events is recognised upon occurrence of the event. The revenue for event-based advertising is also recognised on occurrence of the events to which the underlying contract relates.

Other revenue streams include revenue received from teams and other parties from administering the shipment of cars and equipment to and from the events outside Europe, revenue from the sale of tickets to the Formula One Paddock Club™ event-based hospitality, various TV production and post-production activities, and revenue from other licensing of the Formula One brand. To the extent revenues relate to services provided or rights associated with a specific event, they are also recognised on occurrence of the related event. Otherwise, other revenues are recognised when general recognition criteria are satisfied.

Delta Topco Limited and Subsidiaries

NOTES TO THE FINANCIAL STATEMENTS (Continued)
For the year ended 31 December 2015

Finance income

Income is recognised as interest accrues using the effective interest rate ("EIR") method; that is, the rate that exactly discounts estimated future cash receipts through the expected life of the financial instrument to the net carrying amount of the financial asset.

Tax

The tax expense for the period comprises current and deferred tax. Tax is charged or credited to the income statement except where it relates to items charged or credited to other comprehensive income or directly to equity, in which case the tax is recognised in other comprehensive income or in equity.

Current tax is the expected tax payable for the year based on tax rates and laws enacted or substantively enacted at the balance sheet date plus any adjustments to tax payable in respect of previous periods.

Tax assets and liabilities are offset only when there is a legally enforceable right to set off current tax assets against current tax liabilities, and the taxes relate to the same taxation authority and to the same taxable entity or to different entities which intend to settle the current tax assets and liabilities on a net basis.

Deferred tax is recognised on temporary differences arising between the carrying amounts of assets and liabilities for financial reporting purposes and amounts relevant for tax purposes. Deferred tax is calculated on an undiscounted basis at the tax rates that are expected to apply when the related asset is realised or liability is settled, based on tax rates and laws enacted or substantively enacted at the balance sheet date.

Deferred tax assets are recognised only to the extent that it is probable that taxable profit will be available against which the underlying temporary differences, carried forward tax credits or tax losses can be utilised.

Deferred tax is not recognised on temporary differences that arise on the initial recognition of goodwill or on the initial recognition of an asset or liability in a transaction that is not a business combination and affects neither accounting nor taxable profit. Deferred tax is not recognised in respect of taxable temporary differences associated with investments in subsidiaries where the timing of the reversal of the temporary differences can be controlled and it is probable that the temporary differences will not reverse in the foreseeable future.

Property, plant and equipment

Property, plant and equipment is stated in the statement of financial position at cost, less any subsequent accumulated depreciation and impairment losses. The carrying value of such assets is reviewed for impairment when events or changes in circumstances indicate the value may not be recoverable. The assets' residual values, useful lives and methods of depreciation are reviewed at each financial year end and adjusted prospectively, if appropriate.

The cost of property, plant and equipment includes directly attributable incremental costs incurred in their acquisition and installation. Such cost includes the cost of replacing part of the property, plant and equipment. When significant parts of property, plant and equipment are required to be replaced at intervals, the group recognises such parts as individual assets with specific useful lives and depreciates

Delta Topco Limited and Subsidiaries

NOTES TO THE FINANCIAL STATEMENTS (Continued)
For the year ended 31 December 2015

them accordingly. All other repair and maintenance costs are recognised in the income statement as incurred.

An item of property, plant and equipment and any significant part initially recognised is derecognised upon disposal or when no future economic benefits are expected from its use or disposal. Any gain or loss arising on derecognition of the asset (calculated as the difference between the net disposal proceeds and the carrying amount of the asset) is included in the income statement when the asset is derecognised.

Depreciation

Depreciation is charged so as to write off the cost of assets, other than land and properties under construction, over their estimated useful lives as follows:

Asset class	Depreciation method and rate

Leasehold improvements	straight-line over the remaining term of the lease
Plant, machinery and vehicles	25% reducing balance basis
Furniture, fittings and equipment	25% reducing balance basis
Aircraft	over 10 years on a straight-line basis

Intangible assets

Intangible assets acquired separately are measured on initial recognition at cost. The cost of intangible assets acquired in a business combination is the fair value as at the date of acquisition. Following initial recognition, intangible assets are carried at cost less any accumulated amortisation and any accumulated impairment losses. Internally generated intangible assets, excluding capitalised development costs, are not capitalised and expenditure is reflected in the income statement in the year in which the expenditure is incurred.

The useful lives of intangible assets are assessed to be either finite or indefinite. The group's only intangible asset with an indefinite life is goodwill.

Intangible assets with finite lives are amortised over their useful economic life and assessed for impairment whenever there is an indication that the intangible asset may be impaired. The amortisation period and the amortisation method for an intangible asset with a finite useful life are reviewed at least each financial year. Changes in the expected useful life or the expected pattern of consumption of future economic benefits embodied in the asset are accounted for by changing the amortisation period or method, as appropriate, and are treated as changes in accounting estimates. The amortisation expense on intangible assets with finite lives is recognised in the income statement in the expense category consistent with the function of the intangible asset, being either cost of sales or administrative expenses.

Gains or losses arising from derecognition of an intangible asset are measured as the difference between the net disposal proceeds and the carrying amount of the asset and are recognised in the income statement when the asset is derecognised.

Delta Topco Limited and Subsidiaries

NOTES TO THE FINANCIAL STATEMENTS (Continued)
For the year ended 31 December 2015

Goodwill

Business combinations have been accounted for using the acquisition method. Any excess of the cost of the business combination over the group's interest in the net fair value of the identifiable assets, liabilities and contingent liabilities is recognised in the statement of financial position as goodwill and is not amortised. To the extent that the net fair value of the acquired entity's identifiable assets, liabilities and contingent liabilities is greater than the cost of the investment, a gain is recognised immediately in the income statement.

After initial recognition, goodwill is stated at cost less any accumulated impairment losses, with the carrying value being reviewed for impairment, at least annually and whenever events or changes in circumstances indicate that the carrying value may be impaired. The carrying amount of goodwill allocated to a cash-generating unit ("CGU") is taken into account when determining the gain or loss on disposal of the unit, or of an operation within it.

For the purpose of impairment testing, goodwill is allocated to the related CGU's monitored by management. Where the recoverable amount of the CGU is less than its carrying amount, including goodwill, an impairment loss is recognised in the income statement.

Amortisation

Amortisation is provided on intangible assets so as to write off the cost, less any estimated residual value, over their expected useful economic life as follows:

Asset class	Amortisation method and rate

Customer and supplier relationships	over 20 years on a straight-line basis
Website traffic	over 20 years on a straight-line basis

Investments

Investments in subsidiaries are carried at cost less provision for impairment.

Impairment of non-financial assets

The group assesses at each reporting date whether there is an indication that an asset such as goodwill or another intangible may be impaired. If any indication exists, or when annual impairment testing for an asset is required, the group estimates the asset's recoverable amount. An asset's recoverable amount is the higher of an asset's or CGU's fair value less costs to sell and its value in use and is determined for an individual asset, unless the asset does not generate cash inflows that are largely independent of those from other assets or groups of assets. When the carrying amount of an asset or CGU exceeds its recoverable amount, the asset is considered impaired and is written down to its recoverable amount. In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset. In determining fair value less costs to sell, recent market transactions are taken into account, if available. If no such transactions can be identified, an appropriate valuation model is used. These calculations are corroborated by valuation multiples or other available fair value indicators. The group bases its impairment calculation on detailed budgets and forecast calculations, which are prepared separately for each of the group's CGUs to which the individual assets are

Delta Topco Limited and Subsidiaries

NOTES TO THE FINANCIAL STATEMENTS (Continued)
For the year ended 31 December 2015

allocated. These budgets and forecast calculations generally cover a period of more than five years. Beyond this, a long-term growth rate is calculated and applied to project future cash flows after the final year.

Impairment losses of continuing operations, including impairment on inventories, are recognised in the income statement in expense categories consistent with the function of the impaired asset.

For assets excluding goodwill, an assessment is made at each reporting date whether there is any indication that previously recognised impairment losses may no longer exist or may have decreased. If such indication exists, the group estimates the asset's or CGU's recoverable amount. A previously recognised impairment loss is reversed only if there has been a change in the assumptions used to determine the asset's recoverable amount since the last impairment loss was recognised. The reversal is limited so that the carrying amount of the asset does not exceed its recoverable amount, nor exceed the carrying amount that would have been determined, net of depreciation, had no impairment loss been recognised for the asset in prior years. Such reversal is recognised in the income statement.

Goodwill is tested for impairment annually (as at 31 December) and when circumstances indicate that the carrying value may be impaired (see note 17).

Financial assets

Classification

Financial assets within the scope of IAS 39 are classified as derivative financial assets at fair value through profit or loss (see derivatives policy below), loans and receivables, or held-to-maturity investments. The group determines the classification of its financial assets at initial recognition.

The group's financial assets include cash and cash equivalents, trade and other receivables, loans and other receivables, held-to-maturity investments and derivative financial instruments.

Recognition and measurement

All financial assets are recognised initially at fair value plus transaction costs, except in the case of financial assets recorded at fair value through profit or loss (see derivatives policy below).

The subsequent measurement of financial assets depends on their classification as described below:

Loans and other receivables

Loans and other receivables are non-derivative financial assets with fixed or determinable payments that are not quoted in an active market. After initial measurement, such financial assets are subsequently measured at amortised cost using the EIR method, less impairment. EIR is the rate that exactly discounts the estimated future cash payments or receipts through the expected life of the financial instrument or a shorter period, where appropriate, to the net carrying amount of the financial asset. Amortised cost is calculated by taking into account any discount or premium on acquisition and fees or costs that are an integral part of the EIR. If EIR amortisation arises it is included in finance income in the income statement. Any losses arising from impairment are recognised in the income statement in finance costs for loans, and in cost of sales or other operating expenses for receivables.

Delta Topco Limited and Subsidiaries

NOTES TO THE FINANCIAL STATEMENTS (Continued)
For the year ended 31 December 2015

Held-to-maturity investments

Non-derivative financial assets with fixed or determinable payments and fixed maturities are classified as held-to maturity when the group has the positive intention and ability to hold them to maturity. After initial measurement, held-to-maturity investments are measured at amortised cost using the EIR method, less impairment. Amortised cost is calculated by taking into account any discount or premium on acquisition and fees or costs that are an integral part of the EIR. The EIR amortisation is included in finance income in the income statement. The losses arising from impairment are recognised in the income statement in finance costs.

Impairment

The group assesses, at each reporting date, whether there is any objective evidence that a financial asset or a group of financial assets is impaired. A financial asset or a group of financial assets is deemed to be impaired if, and only if, there is objective evidence of impairment as a result of one or more events that has occurred after the initial recognition of the asset (an incurred 'loss event') and that loss event has an impact on the estimated future cash flows of the financial asset or the group of financial assets that can be reliably estimated. Evidence of impairment may include indications that a debtor or a group of debtors is experiencing significant financial difficulty, default or delinquency in interest or principal payments, the probability that they will enter bankruptcy or other financial reorganisation and when observable data indicate that there is a measurable decrease in the estimated future cash flows, such as changes in arrears or economic conditions that correlate with defaults.

Financial assets carried at amortised cost

For financial assets carried at amortised cost, the group first assesses whether objective evidence of impairment exists individually for financial assets that are individually significant, or collectively for financial assets that are not individually significant. If the group determines that no objective evidence of impairment exists for an individually assessed financial asset, whether significant or not, it includes the asset in a group of financial assets with similar credit risk characteristics and collectively assesses them for impairment. Assets that are individually assessed for impairment and for which an impairment loss is, or continues to be, recognised are not included in a collective assessment of impairment.

If there is objective evidence that an impairment loss has been incurred, the amount of the loss is measured as the difference between the asset's carrying amount and the present value of estimated future cash flows (excluding future expected credit losses that have not yet been incurred). The present value of the estimated future cash flows is discounted at the financial asset's original EIR. If a loan has a variable interest rate, the discount rate for measuring any impairment loss is the current EIR.

The carrying amount of the asset is reduced through the use of an allowance account and the amount of the loss is recognised in the income statement. Interest income continues to be accrued on the reduced carrying amount and is accrued using the rate of interest used to discount the future cash flows for the purpose of measuring the impairment loss. The interest income is recorded as part of finance income in the income statement. Loans together with the associated allowance are written off when there is no realistic prospect of future recovery and all collateral has been realised or has been transferred to the group. If, in a subsequent year, the amount of the estimated impairment loss increases or decreases because of an event occurring after the impairment was recognised, the

Delta Topco Limited and Subsidiaries

NOTES TO THE FINANCIAL STATEMENTS (Continued)
For the year ended 31 December 2015

previously recognised impairment loss is increased or reduced by adjusting the allowance account. If a write-off is later recovered, the recovery is credited to finance costs in the income statement.

Trade receivables

Trade receivables are amounts due from customers for commercial rights sold or services performed in the ordinary course of business. If collection is expected in one year or less, they are classified as current assets. If not, they are presented as non-current assets.

Trade receivables are recognised initially at the transaction price. They are subsequently measured at amortised cost less provision for impairment. A provision is established when there is evidence that the group will not be able to collect all amounts due according to the original terms of the receivable. The amount of the provision is the difference between the asset's carrying amount and the present value of future cash flows discounted at the EIR. The movement in the provision is recognised in the income statement.

Cash and cash equivalents

Cash and cash equivalents include cash at bank and in hand, deposits and short-term deposits with an original maturity of three months or less that are readily convertible to a known amount of cash and are subject to an insignificant risk of changes in value. Term deposits with an initial maturity of more than three months are treated as other current financial assets.

Financial liabilities

Classification

Financial liabilities within the scope of IAS 39 are classified as derivative financial liabilities at fair value through profit or loss (see derivatives policy below) or loans and borrowings. The group determines the classification of its financial liabilities at initial recognition.

The group's financial liabilities include trade and other payables, bank overdrafts, loans and borrowings and derivative financial instruments. The group does not have any non-derivative financial liabilities at fair value through the profit or loss.

Recognition and measurement

All financial liabilities are recognised initially at fair value plus, in the case of loans and borrowings, directly attributable transaction costs.

Subsequent measurement of financial liabilities depends on their classification as described below:

Loans and borrowings

After initial recognition, interest-bearing loans and borrowings are subsequently measured at amortised cost using the EIR method. Gains and losses are recognised in the income statement when the liabilities are derecognised as well as through the EIR amortisation process.

Delta Topco Limited and Subsidiaries

NOTES TO THE FINANCIAL STATEMENTS (Continued)
For the year ended 31 December 2015

Trade payables

Trade payables are obligations to pay for goods or services that have been acquired in the ordinary course of business from suppliers. Accounts payable are classified as current liabilities if payment is due within one year or less. If not, they are presented as non-current liabilities.

Trade payables are recognised initially at the transaction price and subsequently measured at amortised cost using the EIR method.

Loans

All loans are initially recorded at the amount of proceeds received, net of transaction costs. Loans are subsequently carried at amortised cost, with the difference between the proceeds, net of transaction costs, and the amount due on redemption being recognised as a charge to the income statement over the period of the relevant loan.

Interest expense is recognised on the basis of the EIR method and is included in finance costs.

Loans are classified as current liabilities unless the group has an unconditional right to defer settlement of the liability for at least 12 months after the reporting date.

Derivatives and hedging

The group occasionally uses derivative financial instruments, such as forward currency contracts and interest rate swaps, to hedge its foreign currency and interest rate risks respectively. Such derivative financial instruments are initially recognised at fair value on the date on which a derivative contract is entered into and are subsequently remeasured at fair value at each quarter end. Derivatives are carried as financial assets when the fair value is positive and as financial liabilities when the fair value is negative.

Any gains or losses arising from changes in the fair value of derivatives are taken directly to the income statement. The group has chosen not to apply hedge accounting in its financial statements.

Provisions

Provisions are recognised when the group has a present obligation (legal or constructive) as a result of a past event, it is probable that an outflow of resources embodying economic benefits will be required to settle that obligation and a reliable estimate can be made of the amount of the obligation.

Provisions are measured at the directors' best estimate of the expenditure required to settle the obligation at the reporting date and are discounted to present value where the effect is material.

When the group expects some or all of a provision to be reimbursed, for example, under an insurance contract, the reimbursement is recognised as a separate asset, but only when the reimbursement is virtually certain. The expense relating to any provision is presented in the income statement net of any reimbursement.

Delta Topco Limited and Subsidiaries

NOTES TO THE FINANCIAL STATEMENTS (Continued)
For the year ended 31 December 2015

Leases

The determination of whether an arrangement is, or contains, a lease is based on the substance of the arrangement at inception date, whether fulfilment of the arrangement is dependent on the use of a specific asset or assets or the arrangement conveys a right to use the asset, even if that right is not explicitly specified in an arrangement.

Group as a lessee

Leases where the lessor retains a significant portion of the risks and benefits of ownership of the asset are classified as operating leases and rentals payable are charged in the income statement on a straight line basis over the lease term.

Benefits received and receivable as an incentive to sign an operating lease are recognised on a straight line basis over the lease term.

Foreign currency transactions and balances

Each company in the group determines its own functional currency and items included in the financial statements of each entity are measured using the functional currency.

Transactions and balances

Transactions in foreign currencies are initially recorded by the group entities at their respective functional currency spot rates at the date the transaction first qualifies for recognition.

Monetary assets and liabilities denominated in foreign currencies are retranslated at the functional currency spot rate of exchange at the reporting date.

All differences arising on settlement or translation of monetary items are taken to the income statement. Tax charges and credits attributable to exchange differences on those monetary items are also recorded in the income statement.

Non-monetary items that are measured in terms of historical cost in a foreign currency are translated using the exchange rates as at the dates of the initial transactions. Non-monetary items measured at fair value in a foreign currency are translated using the exchange rates at the date when the fair value is determined. The gain or loss arising on retranslation of non-monetary items is treated in line with the recognition of gain or loss on change in fair value of the item (i.e. translation differences on items whose fair value gain or loss is recognised in other comprehensive income or the income statement, are also recognised in other comprehensive income or income statement, respectively).

Group companies

On consolidation, the assets and liabilities of group companies with a non-US dollar reporting currency are translated into US dollars at the rate of exchange prevailing at the reporting date and their income statements are translated at exchange rates prevailing at the dates of the transactions. The exchange differences arising on translation for consolidation are recognised in other comprehensive income. On disposal of a foreign operation, the component of other comprehensive income relating to that particular foreign operation is recognised in the income statement.

Delta Topco Limited and Subsidiaries

NOTES TO THE FINANCIAL STATEMENTS (Continued)
For the year ended 31 December 2015

Delta Topco Option Scheme

Equity-settled transactions—Manager Shares and Manager Share Options

Benefits arising to certain of the group's directors and senior management ("the Participants") under the Delta Topco Option Scheme ("the Option Scheme") in respect of the award of Manager Shares and Manager Share Options are accounted for as equity-settled transactions in accordance with IFRS 2 Share-based Payments.

The Manager Shares and Manager Share Options have been accounted for as equity-settled transactions following a conclusion by the directors of the company during 2012 that an event under the Option Scheme that would trigger the vesting and/or exercise of Awards would occur and therefore the likely vesting period can now be determined. Prior to this the Manager Shares and Manager Share Options were accounted for as cash-settled transactions in accordance with the requirements of IFRS 2.

The company measures the cost of equity-settled transactions with Participants in the Option Scheme by reference to the fair value at the date at which the award of Manager Shares and Manager Share Options are granted and is recognised as an expense over the vesting period, which ends on the date on which the relevant employees become fully entitled to the award. Fair value is determined by using an appropriate pricing model.

In valuing equity-settled transactions, no account is taken of any vesting conditions, other than conditions linked to the price of the shares of the company (market conditions). No expense is recognised for awards that do not ultimately vest, except for awards where vesting is conditional upon a market condition which, provided that all other performance conditions are satisfied, are treated as vesting irrespective of whether or not the market condition is satisfied.

At each balance sheet date before vesting, the cumulative expense is calculated, representing the extent to which the vesting period has expired and management's best estimate of the achievement or otherwise of non-market conditions, and of the number of equity instruments that will ultimately vest or, in the case of an instrument subject to a market condition, be treated as vesting, as described above. The movement in cumulative expense since the previous balance sheet date is recognised in the income statement, with a corresponding entry in equity.

Where equity-settled transactions are deemed to have a fair value of nil, no expense is recognised.

IFRS 2 requires that where any Participant in the Option Scheme has an employment or service contract with a subsidiary company, the equity-settled transaction expense relating to that Participant is recognised in either the operating subsidiary that is considered to benefit from the services provided by the Participant, or in the subsidiary that employs the Participant.

Where the equity-settled transaction cost of the grant of Manager Shares and Manager Share Options to Participants is required to be recognised by a subsidiary company, IFRS 2 also requires that the cost be recognised by the company in its own financial statements, through recognition of a cost of investment in its subsidiaries equivalent to the charge taken in the accounts of the subsidiary companies.

Delta Topco Limited and Subsidiaries

NOTES TO THE FINANCIAL STATEMENTS (Continued)
For the year ended 31 December 2015

Loan Note Options

The Manager Loan Note Options element of the Option Scheme is accounted for under the requirements of IAS 19 Provisions, contingent liabilities and contingent assets.

Applying the provisions of IAS 19 requires the total expected benefit from the Manager Loan Note Options to be charged to the income statement on a straight-line basis over the vesting period, taking account of the probability that payment will be made by the company.

The total expected benefit from the Manager Loan Note Options is determined based upon the fair value of the options, being the nominal value of the loan notes plus any accrued interest to date, recognised over the vesting period.

The total expense for Manager Loan Note Options in respect of all Participants, regardless of whether they have an employment or service contract with a subsidiary company, is recognised by the company under IAS 19.

5 Changes in accounting policy

Other than mentioned below, no other standards, interpretations and amendments which are effective for periods beginning on or after 1 January 2015 and which have not been adopted early, have had or are expected to have a material effect on the financial statements.

New standards, interpretations and amendments not yet effective

The following newly issued but not yet effective standards, interpretations and amendments, which have not been applied in these financial statements, will or may have an effect on the group financial statements in future:

IFRS 9 Financial Instruments

In July 2014, the IASB issued the final version of IFRS 9 Financial Instruments which introduces new requirements for classification and measurement, impairment, and hedge accounting. IFRS 9 is effective for annual periods beginning on or after 1 January 2018, with early application permitted. Retrospective application is required, but comparative information is not compulsory. The adoption of IFRS 9 will have an effect on the classification and measurement of the group's financial assets, but no impact on the classification and measurement of the group's financial liabilities.

IFRS 15 Revenue from Contracts with Customers

IFRS 15 was issued in May 2014 and establishes a new five-step model that will apply to revenue arising from contracts with customers. Under IFRS 15 revenue is recognised at an amount that reflects the consideration to which an entity expects to be entitled in exchange for transferring goods or services to a customer. The principles in IFRS 15 provide a more structured approach to measuring and recognising revenue. The new revenue standard is applicable to all entities and will supersede all current revenue recognition requirements under IFRS. Either a full or modified retrospective application is required for annual periods beginning on or after 1 January 2018 with early adoption permitted. The group is currently assessing the impact of IFRS 15 and plans to adopt the new standard on the required effective date.

Delta Topco Limited and Subsidiaries

NOTES TO THE FINANCIAL STATEMENTS (Continued)
For the year ended 31 December 2015

IFRS 16 Leases

IFRS 16 was issued in January 2016 and establishes a single lease accounting model for lessee accounting where all leases, barring some minor exceptions for short term and low value leases, will be brought onto the Statement of Financial Position. The dual lease accounting model will remain for lessor accounting, which will remain largely in line with IAS 17. The new leasing standard is applicable to all entities and will supersede all current leasing requirements under IFRS. Either a full or modified retrospective application is required for annual periods beginning on or after 1 January 2019 with early adoption permitted if IFRS 15 Revenue from Contracts with Customers is also adopted. The group is currently assessing the impact of IFRS 16 and plans to adopt the new standard on the required effective date.

Amendments to IAS 16 and IAS 38: Clarification of Acceptable Methods of Depreciation and Amortisation

The amendments clarify the principle in IAS 16 and IAS 38 that revenue reflects a pattern of economic benefits that are generated from operating a business (of which the asset is part) rather than the economic benefits that are consumed through use of the asset. As a result, a revenue-based method cannot be used to depreciate property, plant and equipment and may only be used in very limited circumstances to amortise intangible assets. The amendments are effective prospectively for annual periods beginning on or after 1 January 2016, with early adoption permitted. These amendments are not expected to have any impact on the group given that the group has not used a revenue-based method to depreciate its non-current assets.

6 Judgements and key sources of estimation uncertainty

The preparation of consolidated historical financial information requires management to make judgements, estimates and assumptions that affect the reported amounts of revenue, expenses, assets and liabilities and the disclosures of contingent liabilities, at the end of the reporting period. However, uncertainty about these assumptions and estimates could result in outcomes that require a material adjustment to the carrying amount of the asset or liability affected in future periods.

Judgements

In the process of applying the group's accounting policies management have made certain judgements which are considered to have a significant effect on the amounts recognised in the consolidated historical financial information:

Determination of cash-generating units

The group tests whether goodwill has suffered any impairment in accordance with the accounting policy stated. Management exercises judgement when determining the identity of cash-generating units or groups of cash-generating units and how goodwill and any corporate assets will be allocated to them. For details of the cash-generating units and groups of cash-generating units (see note 17).

Delta Topco Limited and Subsidiaries

NOTES TO THE FINANCIAL STATEMENTS (Continued)
For the year ended 31 December 2015

Option Scheme

The ultimate cost and related obligation arising from the elements of the Option Scheme is dependent on the occurrence and timing of exit events that could trigger full vesting. Management exercises judgement when considering the likelihood of such exit events in determining the amount charged and obligation to be recorded (see note 31).

Trade receivables

Management identifies impairment of trade receivables on an ongoing basis. An impairment allowance in respect of doubtful debts is raised against trade receivables when their collectability is considered to be doubtful. Management believe that the impairment adjustment is conservative and there are no significant trade receivables that are doubtful and have not been impaired or allowance provided for. In determining whether a particular receivable could be doubtful, the age, customer current financial status and disputes with the customer are taken into consideration.

Estimates and assumptions

At the statement of financial position date, the key assumptions concerning the future and other key sources of estimation uncertainty that represent a significant risk of causing a material adjustment to the carrying amounts of assets and liabilities within the next financial year are discussed below.

Impairment of non-financial assets

An impairment exists when the carrying value of an asset or cash-generating unit exceeds its recoverable amount, which is the higher of its fair value less costs to sell and its value in use. The fair value less costs to sell calculation is based on available data from binding sales transactions in arm's length transactions of similar assets or observable market prices less incremental costs for disposing of the asset, whereas the value in use calculation is based on a discounted cash flow model. The key assumptions used to determine the recoverable amount for the different cash-generating units, including sensitivity analysis, are further explained in note 17.

Option Scheme

Key estimates with regard to the accounting for the Option Scheme include, but are not limited to, the likelihood of an exit event occurring, the timing of an exit event, the ongoing qualification of plan members to benefit from Awards and the likelihood of a restructure of loan notes ahead of an exit event. There is considerable uncertainty in respect of the assumptions which underpin each of these estimates.

Taxation

Deferred tax assets are recognised for all unused tax losses to the extent that it is probable that taxable profit will be available against which the losses can be utilised. Significant management judgement is required to determine the amount of deferred tax assets that can be recognised, based upon the likely timing and the level of future taxable profits together with future tax planning strategies.

Delta Topco Limited and Subsidiaries

NOTES TO THE FINANCIAL STATEMENTS (Continued)
For the year ended 31 December 2015

7 Revenue

The table below analyses the group revenue for the year from continuing operations, representing invoiced amounts stated net of value added tax. The company has no sales activity.

	2015	2014	2013

	$ 000	$ 000	$ 000
Commercial rights exploitation	1,442,407	1,417,563	1,373,690
Services rendered	233,380	259,800	241,546
Other revenues	21,583	24,678	23,351

Total revenue	1,697,370	1,702,041	1,638,587

The group's revenue from commercial rights' exploitation includes income generated from the exploitation of commercial rights related to the Championship and its events, and includes income from media rights, race promotion fees and advertising and sponsorship. Services rendered includes income generated from the sale of premium event hospitality, freight and travel services, and television production and post-production activities.

The group is exempt from the requirements of IFRS 8 to disclose segmental information.

8 Other gains and losses

The analysis of the group's other gains and losses for the year is as follows:

	2015	2014	2013

	$ 000	$ 000	$ 000
(Loss)/gain on disposal of property, plant and equipment	(126)	31	(67)

9 Operating profit

Arrived at after charging/(crediting)

	2015	2014	2013

	$ 000	$ 000	$ 000
Depreciation	3,170	3,999	5,497
Amortisation	16,022	16,020	16,014
Foreign exchange losses/(gains)	3,127	4,252	(672)
Operating leases—property rentals	1,962	2,536	1,962
Operating leases—plant and machinery rentals	2,491	2,825	2,041
Operating leases—other rentals	225	147	—

10 Non-GAAP measures

The group, its board of directors and its Chief Operating Decision Maker use various non-GAAP measures as key indicators of performance and use them, in conjunction with others, to assess business performance and to make decisions about allocating resources across the group.

Delta Topco Limited and Subsidiaries

NOTES TO THE FINANCIAL STATEMENTS (Continued)
For the year ended 31 December 2015

Adjusted EBITDA, Adjusted Cost of Sales and Selling, General and Administrative Expenses

The group considers the Adjusted EBITDA measure, which is defined as operating profit adjusted to exclude certain specific, and largely non-cash items, to be an important indicator of the operational strength and performance of the business, which allows better comparison of results against prior periods and aids the understanding of underlying performance. In determining Adjusted EBITDA, specific items are excluded from the GAAP measures of cost of sales and administrative expenses, resulting in the identification of alternative non-GAAP measures called Adjusted Cost of Sales and Selling, General and Administrative Expenses.

As Adjusted EBITDA, Adjusted Cost of Sales and Selling, General and Administrative Expenses are non-GAAP measures, accordingly they should be considered in addition to, but not as a substitute for other GAAP-based measures such as operating profit, cost of sales and administrative expenses.

The specific items excluded from operating profit to measure Adjusted EBITDA include depreciation and amortisation charges, amortisation charges for historic contractual payments which were fully cash settled in past periods, stock-based compensation expenses of the Delta Topco Option Scheme, exceptional and advisory costs related to the group's ownership or capital structure.

Those items have been identified in the notes 10 (a), (b) and (c) below which address the calculation of Adjusted Cost of Sales, Selling, General, and Administrative Expenses and Adjusted EBITDA, and reconcile the measures back to cost of sales, administrative expenses and operating profit.

Net External Finance Costs

The notes also include, at 10 (d) and 10 (e) disclosure of other specific non-cash items related to the group's financing arrangements which are excluded from the measurement of Net Finance Costs, which is another non-GAAP measure used by the group and other stakeholders to assess its ability to continue to service its debt obligations. The measure excludes movements in mark to market values of derivatives and the separately disclosed non-cash PIK interest on the group's shareholder loan notes as shown in note 10 (f).

Adjusted TSB

In addition to holding shares the group's shareholders also own an equivalent proportion of shareholder loan notes (see note 25). Therefore, when analysing the group's results and their impact on shareholders it is necessary to consider returns on their combined holding of both shares and loan notes, and so in order to facilitate such an analysis the group utilises a performance measure called Adjusted Total Shareholder Benefit ("Adjusted TSB").

Adjusted TSB represents the group's cash net income, and is derived by deducting depreciation, income taxes and Net External Finance Costs from the Adjusted EBITDA measure, which in turn has already eliminated certain specific items and other non-cash items which impact the group's financial performance, as explained above. This provides a basis to assess the aggregate performance of the group as Adjusted TSB is economically comparable to "total earnings" adjusted to reflect the group's capital structure and the various non-cash charges.

Delta Topco Limited and Subsidiaries

NOTES TO THE FINANCIAL STATEMENTS (Continued)
For the year ended 31 December 2015

Cash Flow Available for Debt Service

The group analyses cash flow using a measure known as Cash Flow Available for Debt Service. This measures the group's performance in generating cash to service debt and make distributions to shareholders, and is determined by deducting capital expenditure from net cash flows from operating activities.

(a)    Adjusted Cost of Sales

Adjusted Cost of Sales is defined as cost of sales adjusted for the specific items included within cost of sales as discussed above. This measure is non-GAAP in nature and the table below reconciles it to cost of sales.

	2015	2014	2013

	$ 000	$ 000	$ 000
Cost of sales	1,166,974	1,158,621	1,105,635
Less: Team payment fee amortisation	(20,385)	(20,197)	(20,573)
Less: Championship rights' prepayment amortisation	(3,210)	(3,210)	(3,210)
Less: Other contractual payment amortisation	(3,762)	(3,762)	(3,762)

Adjusted Cost of Sales	1,139,617	1,131,452	1,078,090

In 2012 and 2013 a subsidiary company made payments totalling $163.1 million to the teams competing in the Championship in connection with the terms under which they had agreed to continue to participate in the Championship seasons falling in the period 2013 to 2020. Whilst these payments were cash paid at the time, the fees are being amortised to the Income Statement over the period 2013 to 2020 at $20.4 million per annum, as a charge to team payments, with the charges being taken evenly on an event by event basis during each year in the period. Variances in 2014 and 2013, reflect initially higher amortisation charges in 2013 before final costs were known and a subsequently lower charge in 2014 to adjust for the correct cumulative amortisation.

The prepayment for Championship rights' represents amounts paid by a subsidiary company in prior periods to acquire, from the Federation Internationale de l'Automobile ("the FIA"), the commercial interests in the Championship for a 100 year period beginning on 1 January 2011 and ending 31 December 2110 (see note 21). Again, whilst the amounts were cash paid in 2001, the group only began to amortise this asset to the Consolidated Income Statement when the rights were brought into use on 1 January 2011. An annual amortisation charge is being taken to the Income Statement of $3.2 million per annum.

Other charges represent additional amortisation charges taken to the Income Statement in respect of other historic cash-settled transactions relating to other long term contractual arrangements agreed in 2014. These charges are also being amortised over the period to which the underlying contractual commitments relate at an annual charge of $3.8m per annum.

Delta Topco Limited and Subsidiaries

NOTES TO THE FINANCIAL STATEMENTS (Continued)
For the year ended 31 December 2015

(b)    Selling, General and Administrative Expenses

Selling, General and Administrative Expenses is defined as administrative expenses adjusted for the specific items within administrative expenses which are discussed above. This measure is non-GAAP in nature and the table below reconciles it to administrative expenses.

	2015	2014	2013

	$ 000	$ 000	$ 000
Administrative expenses	212,817	189,739	116,085
Less: Depreciation of property, plant and equipment (note 16)	(3,170)	(3,999)	(5,497)
Less: Amortisation of intangible assets (note 17)	(16,022)	(16,020)	(16,014)
Less: Delta Topco Option Scheme charge (note 31)	(98,265)	(76,020)	(6,064)
Less: Advisory, professional and other fees	—	(4,386)	(6,186)
Less: Reclassification of cumulative foreign currency exchange differences	(1,348)	—	—

Selling, General and Administrative Expenses	94,012	89,314	82,324

Amortisation of intangible assets includes amortisation that relates to various customer and supplier relationships acquired in 2006, and which are being amortised evenly over their useful economic life of 20 years. The charge also includes amortisation that relates to Formula1.com website traffic, which was acquired in 2002 and is being amortised over its useful economic life of 20 years.

Accounting charges are taken in each period in respect of the Group's stock-based compensation plan, the Delta Topco Option scheme (see note 31), and these are essentially non-cash in nature. Varying charges on an annual basis were driven by changing assumptions on the likely vesting period of awards, as discussed in note 31.

As discussed in note 25, a significant financing exercise took place in August 2014, part of the aim of which was to secure external debt facilities capable of surviving an IPO, and which led the group to incur certain advisory fees. These prior year fees were collectively treated as specific items in line with similar costs incurred in 2012 and 2013 in respect of advisory and other fees incurred in preparing for a potential IPO and making revisions to the group's capital structure.

The reclassification of cumulative foreign currency exchange differences arising on the disposal of a foreign currency subsidiary in 2015 resulted from a loss arising on consolidation following the disposal of Gamma Topco Limited. No profit or loss arose in the books of its immediate parent company, Omega Holdings Limited, but a loss of $1.3m arose in the consolidation from the reclassification of cumulative foreign currency exchange differences from the foreign currency translation reserve to the Income Statement in accordance with the application of the group's accounting policy on "Foreign currency transactions and balances".

Delta Topco Limited and Subsidiaries

NOTES TO THE FINANCIAL STATEMENTS (Continued)
For the year ended 31 December 2015

(c)    Adjusted EBITDA

As noted the Adjusted EBITDA measure is provided to assist in analysing the underlying performance of the group. The measure is non-GAAP in nature and the table below reconciles its calculation to operating profit, taking into account the items discussed in notes 10 (a) and (b).

	2015	2014	2013

	$ 000	$ 000	$ 000
Operating profit	317,453	353,712	416,800
Add: Amortisation of intangible assets (note 17)	16,022	16,020	16,014
Add: Depreciation of property, plant and equipment (note 16)	3,170	3,999	5,497

EBITDA	336,645	373,731	438,311
Team payment fee amortisation (note 10(a))	20,385	20,197	20,573
Championship rights' prepayment amortisation (note 10(a))	3,210	3,210	3,210
Other contractual payment amortisation (note 10(a))	3,762	3,762	3,762
Delta Topco Option scheme charge (note 10 (b))	98,265	76,020	6,064
Advisory, professional and other fees (note 10(b))	—	4,386	6,186
Reclassification of cumulative foreign currency exchange differences	1,348	—	—

Adjusted EBITDA	463,615	481,306	478,106

(d)    Specific items included within finance costs

Finance costs include certain non-cash elements as shown in the table and discussed below.

	2015	2014	2013

	$ 000	$ 000	$ 000
Financing costs relating to the net loss on revaluation of derivatives (note 11)	4,235	21,664	—
Amortisation of finance fees (note 11)	1,603	131,699	5,071

	5,838	153,363	5,071

Financing costs relating to the net loss on revaluation of derivative instruments represent the loss recognised in the Income Statement in respect of the revaluation of financial instruments, principally interest rate swaps, to reflect the non-cash movement in their mark to market valuation between balance sheet dates. The group has not opted to account for these financial instruments as accounting hedges as allowed under IFRS, and therefore the instruments are stated at their fair value at each balance sheet date.

Charges related to finance fees incurred in connection with the group's external bank loans are amortised over the period of the related loans. The charge in the year is $130.1m lower than the significant charge required to be taken in the prior year (2014-$131.7m) as a result of the refinancing that took place in 2014 (see note 25). That exercise saw unamortised fees of $15.0m in relation to the private high yield loan notes raised in 2012, and $21.0m in relation to the Senior Loan facilities both written off in full and $90.8m of fees incurred in amending and extending the Senior Loan facilities and redeeming the private high yield loans.

Delta Topco Limited and Subsidiaries

NOTES TO THE FINANCIAL STATEMENTS (Continued)
For the year ended 31 December 2015

(e)    Shareholder loan interest

	2015	2014	2013

	$ 000	$ 000	$ 000
Non-cash payment in kind interest on shareholder loan notes (note 11)	395,401	366,425	351,002

Shareholder loans represent Payment In Kind ("PIK") loan notes issued by the company to shareholders in proportion to the relevant equity holdings of each shareholder (see note 25). Non-cash payment in kind interest accrues on the balance of the notes at an annual compound rate of 10% payable on 31 December each year. The interest costs are excluded from the calculation of Net External Finance Costs.

(f)    Net External Finance Costs

Net External Finance Costs is defined as net finance income and finance costs, adjusted for the non-cash mark to market movements in derivatives and amortisation of finance fees. The measure is non-GAAP in nature and the table below reconciles it to items on the Income Statement and specific items discussed in note 10 (d) above.

	2015	2014	2013

	$ 000	$ 000	$ 000
Finance income (note 11)	1,940	3,222	5,230
Finance costs (note 11)	(675,429)	(749,681)	(567,653)
Add: Non-cash payment in kind interest on shareholder loan notes (note 10 (e))	395,401	366,425	351,002
Add: Net loss on revaluation of derivatives (note 10 (d))	4,235	21,664	—
Add: Amortisation of finance fees (note 10 (d))	1,603	131,699	5,071

Net External Finance Costs	(272,250)	(226,671)	(206,350)

(g)    Adjusted Total Shareholder Benefit pre specific items

Adjusted TSB is a measure of the group's cash net income, and is defined as Adjusted EBITDA less depreciation, income taxes and Net External Finance Costs. The measure is non-GAAP in nature and the table below reconciles it to Adjusted EBITDA and other items discussed in notes 10 and 15.

Excluding the impact of specific items, the table below shows the calculation of Adjusted TSB.

	2015	2014	2013

	$ 000	$ 000	$ 000
Adjusted EBITDA (note 10 (c))	463,615	481,306	478,106
Depreciation of property, plant and equipment (note 16)	(3,170)	(3,999)	(5,497)
Current income tax expense (note 15)	(6,647)	(12,482)	(14,692)
Net External Finance Costs (note 10 (f))	(272,250)	(226,671)	(206,350)

Adjusted Total Shareholder Benefit	181,548	238,154	251,567

Delta Topco Limited and Subsidiaries

NOTES TO THE FINANCIAL STATEMENTS (Continued)
For the year ended 31 December 2015

(h)    Cash Flow Available for Debt Service

Cash Flow Available for Debt Service is defined as cash flows from operating activities less capital expenditure. The measure is non-GAAP in nature and the table below reconciles it to items on the face of the Consolidated Statement of Cash Flows.

	2015	2014	2013

	$ 000	$ 000	$ 000
Cash generated from operations	497,578	409,062	338,951
Income taxes paid	(6,123)	(14,011)	(15,843)
Specific Advisory, professional and other fees (note 10 (b))	—	4,386	6,186
Cash outflow from capital expenditure	(1,405)	(1,500)	(3,030)

Cash Flow Available for Debt Service	490,050	397,937	326,264

11 Finance income and costs

	2015	2014	2013

	$ 000	$ 000	$ 000
Finance income
Interest income on bank deposits	1,054	881	1,333
Net gain on derivatives	—	—	1,789
Other finance income	346	370	762
Finance lease income	540	1,971	1,346

Total finance income	1,940	3,222	5,230

Finance costs
Amortisation of finance fees	(1,603)	(131,699)	(5,071)
Bank and loan interest	(230,635)	(209,613)	(210,159)
Non-cash payment in kind interest on shareholder loan notes	(395,401)	(366,425)	(351,002)
Other finance costs	(131)	(94)	(100)
Net loss on derivatives	(4,235)	(21,664)	—
Interest on derivatives	(43,424)	(20,186)	(1,321)

Total finance costs	(675,429)	(749,681)	(567,653)

Derivatives

During 2013 the group entered into four interest rate swaps with termination dates of 30th June 2016. During 2014 these swaps were amended and extended and a further eight new interest rate swaps were entered into such that all interest rate swaps now terminate on the 31st December 2019. The interest rate swaps are not designated hedges, being used to manage floating interest rate exposure on $2,700.0m (65%) of the group's external debt, all of which has floating rate interest terms.

During 2014 the group entered into new foreign exchange forward contracts and options which mature over the period to September 2018. These derivatives were not designated as hedges but were used to manage some of the group's foreign currency transaction exposures.

Delta Topco Limited and Subsidiaries

NOTES TO THE FINANCIAL STATEMENTS (Continued)
For the year ended 31 December 2015

The net loss on derivatives represents movement in the fair value of these interest rate swaps and foreign exchange forward contracts and options.

12 Staff costs

The aggregate payroll costs (including directors' remuneration) were as follows:

	2015	2014	2013

	$ 000	$ 000	$ 000
Wages and salaries	46,689	47,480	44,359
Social security costs	4,904	5,325	5,120
Pension costs—defined contribution scheme	2,736	2,535	2,035

	54,329	55,340	51,514
Share-based payment and loan note option expenses (see notes 10 and 31)	98,265	76,020	6,064

	152,594	131,360	57,578

The average number of persons employed (including executive directors) during the year, analysed by category, was as follows:

	2015	2014	2013

	No.	No.	No.
Management and administration	116	124	127
Technical	241	227	211
Executive directors	3	2	3

	360	353	341

13 Directors' remuneration

The directors' remuneration for the year, including that paid in the period served by the executive who acted as a director for only part of the year, was as follows:

	2015	2014	2013

	$ 000	$ 000	$ 000
Remuneration	5,544	4,648	10,278
Contributions paid to money purchase schemes	229	246	264

	5,773	4,894	10,542

The directors' remuneration above represents remuneration for services to the group paid to 2 executive directors who served throughout the year (2014—2, 2013—3) and remuneration paid to a third executive for services to the group earned only in the period of the year when they were serving as a director of the company (2014—1, 2013—Nil). Remuneration also includes directors' fees paid to seven additional non-executive directors (2014—9, 2013—8).

The other directors who served the group during the period received no emoluments for their services.

Delta Topco Limited and Subsidiaries

NOTES TO THE FINANCIAL STATEMENTS (Continued)
For the year ended 31 December 2015

During the year no directors who are Participants in the Delta Topco Option Scheme were granted further Awards (2014—Nil, 2013—Nil), and no directors exercised elements of their Awards (2014—4, 2013—4). The group made contributions to money purchase pension schemes on behalf of two of the executive directors (2014—2, 2013—2).

The highest paid director received aggregate emoluments during the period of $1,642,575 (2014—$1,645,131, 2013—$5,260,711).

14 Auditor's remuneration

	2015	2014	2013

	$ 000	$ 000	$ 000
Audit of the financial statements	26	28	33
Audit of the financial statements of subsidiaries	627	791	707

	653	819	740

Other fees paid to auditor
Tax advisory services	530	1,020	930
Corporate finance services	—	—	47
Other non-audit services	198	51	—

	728	1,071	977

15 Taxation

Tax charged/(credited) in the income statement

	2015	2014	2013

	$ 000	$ 000	$ 000
Current taxation
Other tax	—	—	66
Foreign tax	6,647	12,590	15,363
Foreign tax adjustment to prior periods	—	(108)	(737)

	6,647	12,482	14,692

Deferred taxation
Arising from origination and reversal of temporary differences	(112)	(6,369)	617
Arising from write-down or reversal of write-down of deferred tax asset	—	—	4,249

Total deferred taxation	(112)	(6,369)	4,866

Tax expense in the income statement	6,535	6,113	19,558

The group's results are primarily earned in the UK and therefore the UK standard rate of corporation tax has been used in the reconciliation of the current tax charge. The tax assessed for the year is higher than the standard rate of corporation tax in the UK (2014 and 2013-higher than the standard rate of corporation tax in the UK) of 20.25% (2014—21.49%, 2013—23.25%).

Delta Topco Limited and Subsidiaries

NOTES TO THE FINANCIAL STATEMENTS (Continued)
For the year ended 31 December 2015

The differences are reconciled below:

	2015	2014	2013

	$ 000	$ 000	$ 000
Loss before tax	(356,036)	(392,747)	(145,623)

Corporation tax at standard rate	(72,086)	(84,414)	(33,855)
Effect of revenues exempt from taxation	(158,740)	(157,566)	(79,767)
Effect of expense not deductible in determining taxable loss	196,090	204,809	91,855
Loss on disposal of investment	273	—	—
Deferred tax not recognised in respect of unrelieved tax losses	48,026	41,084	24,090
Deferred tax not recognised in respect of other temporary differences	(13,485)	(8,263)	(3,535)
Effect of other permanent differences	—	(499)	510
Effect of foreign taxes	6,457	10,734	15,417
Deferred tax expense relating to changes in tax rates or laws	—	308	609
Effect of adjustments relating to prior periods	—	(80)	4,234

Total tax charge	6,535	6,113	19,558

During the year the main rate of UK corporation tax reduced from 21% to 20% effective 1 April 2015. Following the UK Budget of 8 July 2015, it was announced that the main rate of UK corporation tax would reduce to 19% effective 1 April 2017 and 18% effective 1 April 2020. This was substantively enacted on 26 October 2015 in Finance No.2 Bill 2015. As such, the deferred tax balances in the year have been recognised at 18%, being the rate at which they are expected to unwind.

Deferred tax

Deferred tax assets and liabilities

	Asset	Liability	2015 Net	Asset	Liability	2014 Net

	$ 000	$ 000	$ 000	$ 000	$ 000	$ 000
Derivatives	8,832	—	8,832	5,713	—	5,713
Other temporary differences	(2,968)	—	(2,968)	39	—	39

	5,864	—	5,864	5,752	—	5,752

Delta Topco Limited and Subsidiaries

NOTES TO THE FINANCIAL STATEMENTS (Continued)
For the year ended 31 December 2015

Deferred tax movement during the year

	Derivatives	Other items	Net tax assets/ (liabilities)

	$ 000	$ 000	$ 000
At 1 January 2013	—	4,351	4,351
Recognised in income	(617)	(4,249)	(4,866)
Recognised in other comprehensive income	—	(102)	(102)

At 31 December 2013	(617)	—	(617)
Recognised in income	6,330	39	6,369

At 31 December 2014	5,713	39	5,752
Recognised in income	3,119	(3,007)	112

At 31 December 2015	8,832	(2,968)	5,864

There are $740.5m of deductible temporary differences (2014—$313.2m, 2013—$359.1m) and $979.4m of unused tax losses (2014—$742.8m, 2013—$552.7m) for which no deferred tax asset is recognised in the Statement of Financial Position. No deferred tax asset has been recognised in respect of these amounts as the relevant subsidiaries are not expected to generate sufficient taxable profits against which the amounts could be offset in the foreseeable future, nor can they be used to offset taxable profits in other group companies.

At 31 December 2015, there was no recognised deferred tax liability (2014—$Nil, 2013—$Nil) for taxes that would be payable on the unremitted earnings of certain of the group's subsidiaries. In the event of any future payment of intra-group dividends no withholding tax would fall due and the dividend would not be taxable in the hands of the group companies receiving such dividends.

Delta Topco Limited and Subsidiaries

NOTES TO THE FINANCIAL STATEMENTS (Continued)
For the year ended 31 December 2015

16 Property, plant and equipment

	Leasehold improvements	Plant, machinery and vehicles	Furniture, fittings and equipment	Aircraft	Total

	$ 000	$ 000	$ 000	$ 000	$ 000
Cost or valuation
At 1 January 2014	12,645	57,812	4,733	14,766	89,956
Additions	—	1,224	276	—	1,500
Disposals	—	(4,749)	(43)	—	(4,792)
Foreign exchange movements	(730)	(2,789)	(305)	(852)	(4,676)

At 31 December 2014	11,915	51,498	4,661	13,914	81,988
Additions	—	1,186	219	—	1,405
Disposals	—	(3,152)	(190)	—	(3,342)
Foreign exchange movements	(576)	(2,162)	(251)	(673)	(3,662)

At 31 December 2015	11,339	47,370	4,439	13,241	76,389

Depreciation
At 1 January 2014	12,645	47,252	3,512	10,766	74,175
Charge for year	—	3,104	368	527	3,999
Eliminated on disposal	—	(4,668)	(36)	—	(4,704)
Foreign exchange movements	(730)	(2,352)	(253)	(649)	(3,984)

At 31 December 2014	11,915	43,336	3,591	10,644	69,486
Charge for the year	—	2,370	316	484	3,170
Eliminated on disposal	—	(2,950)	(181)	—	(3,131)
Foreign exchange movements	(576)	(1,840)	(208)	(528)	(3,152)

At 31 December 2015	11,339	40,916	3,518	10,600	66,373

Carrying amount
At 31 December 2015	—	6,454	921	2,641	10,016

At 31 December 2014	—	8,162	1,070	3,270	12,502

At 1 January 2014	—	10,560	1,221	4,000	15,781

Delta Topco Limited and Subsidiaries

NOTES TO THE FINANCIAL STATEMENTS (Continued)
For the year ended 31 December 2015

17 Intangible assets

	Goodwill	Other intangible assets	Total

	$ 000	$ 000	$ 000
Cost or valuation
At 1 January 2014	4,038,896	319,335	4,358,231
Additions	—	75	75
Foreign exchange movements	—	(22)	(22)

At 31 December 2014	4,038,896	319,388	4,358,284
Additions	—	20	20
Foreign exchange movements	—	(20)	(20)

At 31 December 2015	4,038,896	319,388	4,358,284

Amortisation
At 1 January 2014	—	122,054	122,054
Amortisation charge	—	16,020	16,020
Foreign exchange movements	—	(10)	(10)

At 31 December 2014	—	138,064	138,064
Amortisation charge	—	16,022	16,022
Foreign exchange movements	—	(10)	(10)

At 31 December 2015	—	154,076	154,076

Carrying amount
At 31 December 2015	4,038,896	165,312	4,204,208

At 31 December 2014	4,038,896	181,324	4,220,220

At 1 January 2014	4,038,896	197,281	4,236,177

The table below shows the carrying value of individual intangible assets as at 31 December 2015:

	Goodwill	Other intangibles	Total

	$ 000	$ 000	$ 000
Goodwill on acquisition of Alpha Topco Limited	3,982,218	—	3,982,218
Goodwill on acquisition of GP2	56,678	—	56,678
Customer and supplier relationships	—	161,705	161,705
Formula1.com website traffic	—	3,400	3,400
Other	—	207	207

	4,038,896	165,312	4,204,208

Delta Topco Limited and Subsidiaries

NOTES TO THE FINANCIAL STATEMENTS (Continued)
For the year ended 31 December 2015

Individually material intangible assets

Goodwill on acquisition of Alpha Topco Limited

The goodwill balance relates to goodwill (originally of $5,339.3m) arising when the company acquired 100% of the ordinary share capital of Alpha Topco Limited on 24 November 2006. Following the adoption of IFRS the goodwill is considered to have an indefinite useful economic life, with the carrying value of $4.0bn representing the amortised cost under UK GAAP as at the date of adoption of IFRS on 1 January 2012. No impairment has arisen subsequently.

Goodwill on acquisition of GP2

Goodwill relates to the acquisition by Gamma Topco Limited on 31 August 2007 of GP2 Motorsport Limited and GP2 Limited, being the GP2 group of companies. $49.0m of goodwill arose on the initial acquisition, with an additional $20.5m arising from the payment of subsequent contingent consideration. Following the adoption of IFRS the goodwill is considered to have an indefinite useful economic life, with the carrying value of $56.7m representing the amortised cost under UK GAAP as at the date of adoption of IFRS on 1 January 2012. No impairment has arisen subsequently.

Customer and supplier relationships

This intangible asset relates to various customer and supplier relationships acquired on 31 May 2006. The customer and supplier relationships included (but were not limited to) circuit rights' agreements with promoters and an agreement to use trademarks in marketing the Formula One Global Partner programme. The group considers the useful economic life of the customer relationships to be 20 years, and therefore the asset is being amortised evenly over that period from acquisition, with the remaining amortisation period at 31 December 2015 being 10 years 5 months (2014-11 years 5 months). No impairment is considered to have arisen to date.

Formula1.com website traffic

This intangible asset represents Formula1.com website traffic acquired in 2002. The asset represents the market and customers who used the website when the group took over its operation, and is being amortised over its useful economic life of 20 years, with the remaining amortisation period at 31 December 2015 being 8 years (2014-9 years). No impairment is considered to have arisen to date.

Impairment testing of goodwill

Goodwill acquired through business combinations has been allocated for impairment test purposes to cash-generating units or groups of cash-generating units ("CGUs") as follows:

➤
The Alpha CGU includes the activities of Formula One World Championship Limited ("FOWC"), the current commercial rights holder ("CRH") to the Championship.

➤
The Beta CGU sub-licenses certain rights related to the Championship from the CRH, but in addition acquires advertising, hospitality and other rights associated with individual Championship events from race promoters (the "Circuit Rights").

➤
The Omega cash-generating unit is the group which owns, operates and manages the GP2 Series™ and the GP3 Series™.

These represent the lowest levels within the group at which goodwill is monitored for internal management purposes.

Delta Topco Limited and Subsidiaries

NOTES TO THE FINANCIAL STATEMENTS (Continued)
For the year ended 31 December 2015

Alpha, Beta and Omega CGUs

In each case the recoverable amount of the Alpha CGU, the Beta CGU and the Omega CGU has been assessed with reference to the value in use ("VIU") basis. As in each case the VIU has resulted in a value that is higher than the carrying amount of the relevant CGU, no assessment of the fair value less costs to sell is required, and no impairment is considered to have arisen.

	Alpha	Beta	Omega	Total

	$ 000	$ 000	$ 000	$ 000
Carrying value at 31 December 2015 and 31 December 2014	2,879,845	1,102,373	56,678	4,038,896

Key assumptions used in value in use calculations

In all cases the calculation of VIU is most sensitive to three key assumptions being (i) the EBITDA forecasts used, (ii) the growth rate used to extrapolate cash flows beyond the relevant forecast period and (iii) the discount rates applied.

The forecasts for the Alpha and Beta CGUs project EBITDA out to 2025. Though this represents a period five years longer than the five year period recommended, management considers the forecast period reasonable given the nature of the business and the significant level of revenue already under contract for those years. For the Omega CGU the directors consider the EBITDA forecasts used in the VIU calculations for the five year period 2016-2020 in line with the guidance in the relevant accounting standard, and likewise represent a prudent estimate of future results based on past experience and expected future revenue from current contracts. Post 2025 for the Alpha and Beta CGUs, and post 2020 for the Omega CGU, management have applied the long-term average growth rate in the United Kingdom of 2.25% to each of the CGUs, which management considers to be appropriate, although conservative, based on the group's historic experience and the global nature of its business activities.

Discount rates apply management's estimate of weighted average cost of capital ("WACC") of each CGU, as these are considered to be the most appropriate discount rate for the VIU calculation. The rates applying to the relevant periods are:

	Alpha	Beta	Omega

	%	%	%
WACC as at 31 December 2015	7.88	7.88	6.93
WACC as at 31 December 2014	8.10	8.11	7.52

Sensitivity to changes in assumptions

The directors have not identified any change or reasonable alternative assumptions which if applied to the VIU calculation would result in the carrying amount of any of the CGUs exceeding their recoverable amounts.

Delta Topco Limited and Subsidiaries

NOTES TO THE FINANCIAL STATEMENTS (Continued)
For the year ended 31 December 2015

18 Investments

Details of undertakings

Details of the investments in which the company holds 20% or more of the nominal value of any class of share capital are as follows (*indicates investment is held by a subsidiary undertaking):

Undertaking	Country of incorporation	Holding	Proportion of voting rights and shares held	Principal activity

Subsidiary undertakings
Allsport Management SA*	Switzerland	Ordinary shares	100%	Non-trading
Alpha D2 Limited*	England and Wales	Ordinary shares	100%	Intermediate holding company
Alpha Prema UK Limited*	England and Wales	Ordinary shares	100%	Intermediate holding company
Alpha Topco Limited*	Jersey (The Channel Islands)	Ordinary shares	100%	Intermediate holding company
Beta D3 Limited*	England and Wales	Ordinary shares	100%	Financing company
Beta Holdings Limited*	England and Wales	Ordinary shares	100%	Intermediate holding company
Delta 2 (Lux) S.à r.l.*	Luxembourg	Ordinary shares	100%	Intermediate holding company
Delta 3 (UK) Limited*	England and Wales	Ordinary shares	100%	Intermediate holding company
Delta Debtco Limited	Jersey (The Channel Islands)	Ordinary shares	100%	Intermediate holding company
Formula One Administration Limited*	England and Wales	Ordinary shares	100%	Intellectual property ownership
Formula One Asset Management Limited*	England and Wales	'A' Ordinary shares	100%	Intellectual property ownership
Formula One Digital Media Limited*	England and Wales	Ordinary shares	100%	Digital media exploitation
Formula One Hospitality and Event Services Limited*	England and Wales	Ordinary shares	100%	Formula 1® hospitality and event services
Formula One Licensing BV*	Netherlands	Ordinary shares	100%	Intellectual property ownership
Formula One Management Limited*	England and Wales	Ordinary shares	100%	Formula 1® management, administrative and technical services
Formula One Marketing Limited*	England and Wales	Ordinary shares	100%	Sale of Formula 1® related advertising and other event rights
Formula One Marketing II Limited*	England and Wales	Ordinary shares	100%	Sale of Formula 1® related advertising and other event rights
Formula One World Championship Limited*	England and Wales	Ordinary shares	100%	Formula One® commercial rights exploitation
GP2 Limited*	British Virgin Islands	Ordinary shares	100%	Motorsport commercial rights exploitation
GP2 Motorsport Limited*	England and Wales	Ordinary shares	100%	Motorsport management, administration and organisation
GP2 Trade Marks Limited*	England and Wales	Ordinary shares	100%	Intellectual property ownership
Omega Group Holdings Limited*	Jersey (The Channel Islands)	Ordinary shares	100%	Intermediate holding company
SLEC Holdings Limited*	Jersey (The Channel Islands)	Ordinary shares	100%	Intermediate holding company

On 18 May 2015 the group transferred six subsidiaries, Beta Principal Limited, Beta Operations Limited, Beta Topco 1 Limited, Beta Topco 2 Limited, Speed Investments Limited and Gamma Topco

Delta Topco Limited and Subsidiaries

NOTES TO THE FINANCIAL STATEMENTS (Continued)
For the year ended 31 December 2015

Limited to Ms Sacha Woodward Hill, a director of the company. The disposals were a preliminary step to the liquidation of the companies on 17 July 2015.

19 Other financial assets and liabilities

	2015	2014

	$ 000	$ 000
Non-current other financial assets
Derivatives	4,816	2,559

	2015	2014

	$ 000	$ 000
Current financial assets
Derivatives	1,550	394

	2015	2014

	$ 000	$ 000
Non-current other financial liabilities
Derivatives	1,116	22,506

	2015	2014

	$ 000	$ 000
Current other financial liabilities
Derivatives	29,338	—

Derivatives

During 2013 the group entered into four interest rate swaps with termination dates of 30th June 2016. During 2014 these swaps were amended and extended and a further eight new interest rate swaps were entered into such that all interest rate swaps now terminate on the 31st December 2019. The interest rate swaps are not designated hedges, being used to manage floating interest rate exposure on $2,700.0m (65%) of the group's external debt, all of which has floating rate interest terms.

During 2014 the group entered into new foreign exchange forward contracts and options which mature over the period to September 2018. These derivatives are not designated as hedges but are used to manage some of the group's foreign currency exposures.

20 Inventories

	2015	2014

	$ 000	$ 000
Finished goods and goods for resale	130	254

Delta Topco Limited and Subsidiaries

NOTES TO THE FINANCIAL STATEMENTS (Continued)
For the year ended 31 December 2015

21 Trade and other receivables

	2015	2014

	$ 000	$ 000
Trade receivables	212,476	273,571
Provision for impairment of trade receivables	(23,517)	(8,878)

Net trade receivables	188,959	264,693
Receivables from related parties	731	5
Accrued income	10,205	15,576
Prepayments	505,374	499,581
Finance lease receivables	2,187	4,994
Other receivables	4,847	3,968
Other tax recoverable	3,967	6,821

	716,270	795,638
Less non-current prepayments	(436,759)	(466,293)

Total current trade and other receivables	279,511	329,345

The fair value of those trade and other receivables classified as financial instrument loans and receivables is disclosed in note 32 "Financial instruments".

The group's exposure to credit and market risks, including impairments and allowances for credit losses, relating to trade and other receivables is discussed in note 33 "Financial risk management and impairment of financial assets".

Details of non-current prepayments

$436.8m (2014—$464.3m) of prepayments are classified as non-current. Non-current prepayments include amounts totalling $301.8m (2014—$305.0m) in respect of payments made to acquire the commercial interests in the Championship for a 100 year period beginning on 1 January 2011 and ending 31 December 2110. The payments are being amortised to the income statement over the 100 year period. Other amounts include payments made to the teams and the FIA in respect of various contractual commitments, and which are being amortised to the income statement in line with the underlying terms of the agreements to which they relate. Amounts totalling $3.2m will be amortised within the next 12 months and are included within the current prepayment balance.

$Nil (2014—$2.0m) of finance lease receivables are classified as non-current.

Delta Topco Limited and Subsidiaries

NOTES TO THE FINANCIAL STATEMENTS (Continued)
For the year ended 31 December 2015

22 Cash and cash equivalents and term deposits

	2015	2014	2013

	$ 000	$ 000	$ 000
Cash at bank and on hand	452,428	403,628	386,789
Short-term deposits	—	20,563	56,850

Cash and cash equivalents in statement of cash flows	452,428	424,191	443,639
Term deposits	—	—	50,000

Cash and cash equivalents and term deposits	452,428	424,191	493,639

The term deposits above are considered to be held-to-maturity financial assets as they have an initial maturity of three months or more.

Non-cash transactions excluded from the cash flow statement

	2015	2014	2013

	$ 000	$ 000	$ 000
Loan notes issued on exercise of Loan Note Options	—	(21,069)	(87,942)
Capitalised PIK interest	(395,551)	(359,433)	(351,002)
Non-cash movement on accrued interest	—	(31)	—
Amortisation of finance fees	(1,603)	(40,948)	(5,071)
FX revaluation of Euro denominated loan facility	4,904	6,485	(2,403)
FX revaluation of cash balances	7,189	7,749	2,517

	(385,061)	(407,247)	(443,901)

On 31 December 2015, $395.6m of PIK interest was capitalised to shareholder loan balances (2014—$359.4m, 2013—$351.0m).

During the year $1.6m (2014—$40.9m, 2013—$5.1m) of finance fees were amortised by the group.

Offsetting the simple reclassification of loan instalment payments between those due within one year and those due after more than one year is the revaluation downwards by $4.9m of the €39.1m loan facility (2014—$6.5m downwards, 2013—$2.4m upwards).

23 Share capital

Allotted, called up and fully paid shares

	No.	2015	No.	2014

		$ 000		$ 000
Ordinary shares of $0.01 each	4,286,181,943	42,862	4,286,181,943	42,862
Redeemable ordinary share of $0.01 each	1	—	1	—

	4,286,181,944	42,862	4,286,181,944	42,862

Delta Topco Limited and Subsidiaries

NOTES TO THE FINANCIAL STATEMENTS (Continued)
For the year ended 31 December 2015

The $0.01 redeemable ordinary share has been issued to the longest serving team participating in the Championship and ranks pari passu with the other ordinary shares. The share carries the right to appoint the longest serving team director. The company has the option to redeem the share on an Initial Public Offering, if the related team agreement expires or if the longest serving team ceases to participate in the Championship.

24 Finance leases

The group acts as lessor in connection with finance leases relating to the leasing of engines for use by the participant teams in the GP2 Series™ and GP3 Series™. The group recognises a receivable in the amount of the net investment in the lease. The lease payment made by the lessees are split into an interest component and a principal component using the effective interest method. The lease receivable is reduced by the principal received. The interest component of the payments is recognised as finance income in the income statement.

The amount of the net investment in a finance lease is determined as shown in the following table:

	2015	2014

	$ 000	$ 000
Minimum lease payments	2,361	6,188
Unearned finance income	(174)	(1,194)

Net investment (present value of minimum lease payments)	2,187	4,994

The gross investment amount and the present value of payable minimum lease payments are shown in the following table:

	2015		2014
	Gross investment in lease	PV of minimum lease payments	Gross investment in lease	PV of minimum lease payments

	$ 000		$ 000
Maturity
Within one year	2,361	2,187	4,009	3,031
Later than one year and not later than five years	—	—	2,179	1,963

	2,361	2,187	6,188	4,994

The cost of the assets acquired for the purpose of letting under finance leases was $7.4m (2014—$8.9m).

Aggregate rentals receivable during the year in respect of finance leases were $9.7m (2014—$11.6m, 2013—$6.9m).

Delta Topco Limited and Subsidiaries

NOTES TO THE FINANCIAL STATEMENTS (Continued)
For the year ended 31 December 2015

25 Loans and borrowings

	2015	2014

	$ 000	$ 000
Non-current loans and borrowings
Bank borrowings	4,135,570	4,138,870
Shareholder loan notes	4,349,283	3,953,732

	8,484,853	8,092,602

	2015	2014

	$ 000	$ 000
Current loans and borrowings
Bank borrowings	(1,604)	(1,604)

Bank loans

On 25 June 2013 the group revised the terms of its then existing loan facilities (Term Loan B and revolving facility maturing at 30 April 2019, and Term Loan C maturing at 30 September 2019). Term Loan C was repaid and new debt issued to the same value under Term Loan B with the margin applying to Term Loan B reduced from LIBOR + 4.75% to LIBOR + 3.50% – 3.75% and the floor on the USD denominated debt being reduced from 1.25% to 1.00%.

On 8 August 2014, the group further amended the terms of the Senior loan facilities, extending the maturity date to 30 July 2021. The Term Loan B was increased by $1,000m and the margin applying was increased to LIBOR + 3.75% with the LIBOR floor remaining unchanged. $1,000.0m of additional debt was raised under a Second Lien facility, with a margin applying of LIBOR + 6.75% and a maturity date of 29 July 2022. Following the amendments to the loan facilities and the raising of the new debt, the group repaid its $1,000.0m of fixed interest private high yield loans, together with all accrued and unpaid interest.

During 2015 no repayments of loan principal were made (2014—$1,010.9m including the redemption of the private high yield loan), and a balance of $4,144.5m remained outstanding on the loans at 31 December 2015 (2014—$4,149.4m). $10.6m of finance fees remained capitalised (2014—$12.2m) and hence net bank debt at 31 December 2015 was $4,134.0m (2014—$4,137.3m). The facilities are secured by share pledges, bank accounts security and floating charges over the main operating companies of the Delta Topco Group, with cross guarantees as appropriate.

The balance on current loans and borrowings represents repayments of the bank borrowings due within one year less the amortisation of capitalised finance fees over the next year. As at both 31 December 2014 and 2015, there were no repayments of bank borrowings due within one year and so a net asset balance arose due to the amortisation of the capitalised finance fees.

Shareholder loan notes

Shareholder loans represent Payment In Kind ("PIK") loan notes issued by the company to shareholders in proportion to the relevant equity holdings of each shareholder. Interest accrues on the balance of the notes at an annual compound rate of 10% payable on 31 December each year.

Delta Topco Limited and Subsidiaries

NOTES TO THE FINANCIAL STATEMENTS (Continued)
For the year ended 31 December 2015

Under the terms of the shareholder loan notes, to the extent that they are not otherwise redeemed or repurchased they are to be redeemed on 24 November 2060 together with any accrued and unpaid interest. No payments may be made under the shareholder loan notes for as long as any amounts are owed under the group's bank and private high yield loans unless approval is given by the lenders. Any redemption or repurchase of the notes prior to that date or otherwise on a change in control of the company, requires investor consent to be given by funds managed and/or advised by CVC Capital Partners SICAV-FIS S.A., its subsidiaries and affiliates (see note 35).

During 2015 the company made no repayments of PIK loan notes (2014—$321.5m) nor repayments of uncapitalised accrued interest on the notes (2014—$10.5m).

The table below shows movements on the shareholder loan notes in issue during the year.

	2015	2014

	$ 000	$ 000
Shareholder loan notes in issue
Loan notes as at 1 January	3,953,732	3,898,239
Loan notes issued on exercise of Options	—	17,534
Repayment of loan notes	—	(321,474)
PIK interest capitalised	395,551	359,433

Shareholder loan notes at 31 December	4,349,283	3,953,732

Accrued interest on shareholder loan notes
PIK interest charge for the period	395,401	366,425
Interest on Options exercised	150	3,534
Repayment of interest	—	(10,526)
PIK interest capitalised on 31 December	(395,551)	(359,433)

Accrued interest at 31 December	—	—

The loans and borrowings classified as financial instruments are disclosed in note 32 "Financial instruments".

The group's exposure to market and liquidity risk in respect of loans and borrowings, including maturity analysis, is disclosed in note 33 "Financial risk management and impairment of financial assets".

The group has pledged shares in the majority of the group's subsidiaries and receivables under hedging agreements as collateral for the group's bank loans and secured hedging arrangements. Also additional security has been granted by way of a floating charge over assets and fixed charges over book debts of the majority of group subsidiaries incorporated in England.

Delta Topco Limited and Subsidiaries

NOTES TO THE FINANCIAL STATEMENTS (Continued)
For the year ended 31 December 2015

26 Other provisions

	Option scheme	Other provisions	Total

	$ 000	$ 000	$ 000
At 1 January 2015	263,140	84	263,224
Charge in the period in respect of Manager Loan Note Options and UK national insurance contributions payable	71,375	—	71,375
Interest on Manager Loan Note Options exercised	(150)	—	(150)
Provisions arising during the year	—	155	155
Decrease due to foreign exchange movements	—	(4)	(4)

At 31 December 2015	334,365	235	334,600

Non-current liabilities	334,365	—	334,365

Current liabilities	—	235	235

The provision for the Delta Topco Option Scheme represents the costs of the Manager Loan Note Options recognised to date and UK national insurance contributions payable and applicable to the Option Scheme. Other provisions represent a provision carried to reflect unused holidays which have accrued at the end of the reporting period. Management encourages employees to use any carry-forward holiday in the following calendar year.

27 Trade and other payables

	2015	2014

	$ 000	$ 000
Trade payables	11,326	10,853
Accrued expenses	123,268	137,910
Social security and other taxes	2,922	2,805
Other payables	2,695	4,790

	140,211	156,358

The fair value of the trade and other payables classified as financial instruments are disclosed in note 32 "Financial instruments". The group's exposure to market and liquidity risks, including maturity analysis, related to trade and other payables is disclosed in note 33 "Financial risk management and impairment of financial assets".

28 Dividends

	2015	2014	2013

	$ 000	$ 000	$ 000
Dividends declared	196,578	795,674	(923)

Delta Topco Limited and Subsidiaries

NOTES TO THE FINANCIAL STATEMENTS (Continued)
For the year ended 31 December 2015

During 2015 the company declared and paid dividends of $196.6m (2014—$795.7m). During 2013, $0.9m of dividends were credited back to the company following forfeit of one Delta Topco Option Scheme Participant's right to receive an element of their share of a dividend originally declared in 2012.

29 Obligations under leases and hire purchase contracts

Operating leases

The group has entered into commercial leases on certain motor vehicles, items of equipment and buildings. These leases have an average life of between three and five years. There are no restrictions placed upon the group by entering into these leases.

The total future value of minimum lease payments is as follows:

	2015	2014

	$ 000	$ 000
Within one year	3,074	2,846
In two to five years	7,374	5,730
In over five years	1,450	2,037

	11,898	10,613

The amount of non-cancellable operating lease payments recognised as an expense during the year was $4.7m (2014—$5.5m, 2013—$4.0m).

30 Commitments

Capital commitments

Capital commitments are amounts contracted for, but not provided for in these financial statements, in relation to items of property, plant and equipment.

The total amount contracted for but not provided in the financial statements was $157,517 (2014—$614,842).

Other financial commitments

In order to optimise cash flow, the group enters into consignment stock arrangements in relation to the purchase of parts for the GP2 Series™ and GP3 Series™. The risks and rewards of ownership remain substantially with the supplier until the point of sale.

The total amount of other financial commitments not provided in the financial statements was $1.3m (2014—$1.8m).

Delta Topco Limited and Subsidiaries

NOTES TO THE FINANCIAL STATEMENTS (Continued)
For the year ended 31 December 2015

31 Delta Topco Option Scheme

Group

Establishment of the Delta Topco Option Scheme

The company established the Delta Topco Option Scheme (the "Option Scheme") to align the interests of the Delta Topco Group's key personnel, consisting of several of the company's directors and the group's other senior managers (the "Participants"), with the group and its shareholders through the award of rights and options over instruments issued by the company, so entitling them to a share in the future growth of the group as a whole.

The collective grant of elements of the Option Scheme to each Participant is defined as an "Award".

Awards granted

Following the establishment of the Option Scheme, Awards were made to the initial Participants on 20 June 2008. Participants were initially granted both an interest in Shares ("Manager Shares") and an option to acquire an interest in the company's Loan Notes ("Manager Loan Note Options").

The company initially issued 90,716,794 Manager Shares to the Participants at a price payable of $0.01 per share. The company also granted options over $398,824,163 loan notes to the Participants. The grant price and exercise price under the options were both set at $0.000001 per $1 loan note.

On 27 April 2012, the terms of the Option Scheme were amended, with some of the previously granted Manager Loan Note Options replaced by an option to acquire an additional interest in the company's Shares ("Manager Share Options"). 316,974,683 Manager Share Options were granted by the company at an exercise price of $Nil, in place of 6,218,649 of the previously issued Manager Loan Note Options.

The company granted further Awards to new and existing Participants during 2012 in the form of Manager Share Options over a further 25,424,380 Shares to Relevant Participants and $30,861,918 of Manager Loan Note Options to Participants. The Manager Share Options were granted at a price of between $Nil and $0.04, and with an exercise price of between $Nil and $0.01 per Manager Share Option. The Manager Loan Note Options were granted at a price of between $Nil and $0.000004, and an exercise price of between $Nil and $0.000001 per Manager Loan Note Option. No new Awards were granted during 2013.

The company granted further Awards to a new Participant during 2014 in the form of Manager Share Options over a further 11,900,413 Shares and $9,149,990 of Manager Loan Note Options. The Manager Share Options were granted at a price of $0.0022, and with an exercise price of $0.01 per Manager Share Option. The Manager Loan Note Options were granted at a price of $0.00000022, and an exercise price of $0.00000011 per Manager Loan Note Option. No further awards were granted in 2015.

Awards vesting conditions

Under the Awards initially granted in 2008, Awards to certain Participants vested on issue, whilst other Awards vest according to a vesting schedule. The vesting schedule for those other Awards was deemed to commence on 24 March 2006, with 10% of the Awards conditionally vesting on each

Delta Topco Limited and Subsidiaries

NOTES TO THE FINANCIAL STATEMENTS (Continued)
For the year ended 31 December 2015

anniversary. Consequently, at the grant date of 20 June 2008, 20% of the Awards had conditionally vested.

For the further Awards granted in 2012, again certain Awards vested on issue, and other Awards vest according to a vesting schedule. The vesting for those other Awards was either deemed to commence on 25 May 2012 or, in other cases, commenced on 22 October 2012, with 20% of the Awards conditionally vesting on grant and 20% of the Awards conditionally vesting on each anniversary.

For any Awards not vesting fully on issue and not fully vested under the vesting schedule, those Awards will vest unconditionally, and in full, on the date the company's controlling party, CVC Capital Partners SICAV-FIS S.A. (see note 35) ceases to hold, directly or indirectly, any shares in the company, or at any such date as determined by designated directors of the company who represent the controlling party ("I Directors").

Participants in the Option Scheme are not entitled to exercise fully vested Awards, and do not become entitled to receive any cash, assets or other benefits following the exercise of vested interests, until the later of the date upon which they vest and the completion of an IPO of the company or change in the ultimate controlling party of the company. Awards can also be exercised on the completion of any sale, transfer, disposal, exchange, cancellation, redemption or reorganisation of not less than 5% of the controlling party's interest, or at a date determined by an I Director.

In the event that a Participant ceases to be employed by, or otherwise engaged to provide services to, the company or the group, the company, at its sole discretion, can require the Participant to return its interest in the Awards. In such circumstances, the price payable to the Participant for their interests will be dependent on the extent to which Awards are deemed to have vested, with vested Awards transferred at fair value and unvested Awards transferred at the lower of fair value and cost to the Participant.

Accounting for the Option Scheme and developments in the period

Prior to 2012, the Manager Shares element of the Awards was accounted for by the company by applying the provisions of IFRS 2 Share-based Payments in respect of cash-settled transactions, on the basis that full vesting (which is conditional on an exit through sale or IPO) was sufficiently uncertain that an estimate of the likely vesting period could not be determined.

Developments during 2012, which saw a number of placements of the company's shares and preparation work for a potential IPO, led the directors of the company to conclude that an event that would trigger the vesting and/or exercise of Awards under the Option Scheme would occur. As developments enabled the directors to determine a reasonable assessment of the likely vesting period, IFRS 2 now requires elements of the scheme to be accounted for as equity-settled rather than cash-settled. As a result of this change the Manager Shares and Manager Share Option elements of the Option Scheme have been accounted for as equity-settled.

The Manager Loan Note Options are accounted for in accordance with IAS 19 (see note 26). Full vesting of the Manager Loan Note Options under the Option Scheme is also conditional on an exit, as per the provisions noted above in respect of Manager Shares and Manager Share Options. Therefore, prior to 2012, as there was significant uncertainty over the occurrence and timing of an exit, and to the extent that no exit was regarded as probable, then no charge or liability was recorded. Following the developments in 2012, as it is was then considered possible to determine the expected number of Manager Loan Note Options that were considered more likely than not to vest, an expense was recorded.

Delta Topco Limited and Subsidiaries

NOTES TO THE FINANCIAL STATEMENTS (Continued)
For the year ended 31 December 2015

UK national insurance contributions are payable upon exercise of Awards, where any relevant Participant holds, or has held, a UK-based service contract or employment within the group. Therefore, provisions have been recognised for the expected national insurance contribution payable based on the estimated value on exercise less any amounts payable on grant or exercise of the Manager Shares, Manager Share Options and Manager Loan Note Options.

In December 2013, the assumption around the vesting period was reassessed and pushed back to a later date, with the result that the proportion of Awards deemed to have vested decreased, so resulting in a credit to the share-based payment charge. Certain Awards were also forfeited following a Participant's departure from employment with the group, and resulting in the expense previously recognised in relation to the relevant Awards being reversed.

Whilst no further changes were made to the assumptions applied in accounting for the Option Scheme in 2014, during 2015 the vesting assumptions have been reviewed and amended to reflect management's latest conclusions on the likely vesting period. As a result an additional charge of $14.2m was recognised to reflect the slight acceleration of the vesting of awards.

Awards exercised

Based on the Option Scheme's rules, on 25 June 2012, Participants were offered the opportunity to exercise and dispose of elements of their vested rights through participation in the sale of shares and loan note interests in the company. All Participants with Awards issued prior to that date participated and the exercise saw rights over 58,508,040 Manager Share Options and 145,900,585 Manager Loan Note Options exercised, as Participants sold 90,716,794 Manager Shares, and the shares and loan notes issued following exercise of the Manager Share Options and Manager Loan Note Options to new investors.

Following the transactions the benefits accruing to Participants from the sale of shares and loan notes were transferred into Escrow, where funds will be held pending either completion of an IPO, a change in the ultimate controlling party of the Company or the approval of their release by an I Director, as per Option Scheme rules.

On 31 October 2012, the company offered, to all holders of shareholder loan note instruments, to repay a proportion of the principal and accrued and unpaid interest on shareholder loan note instruments as at 31 October 2012. Participants were offered the opportunity to participate in this repurchase by exercising sufficient Manager Loan Note Options. As a result Participants elected to exercise 12,615,253 Manager Loan Note Options. Certain Participants had until 17 April 2013 to determine whether they would exercise 46,673,580 Manager Loan Note Options. All Participants who deferred their exercise of Manager Loan Note Options subsequently exercised these on 17 April 2013.

Following the 31 October 2012 and 17 April 2013 shareholder loan note and interest repayments, the benefits accruing to the Participants were also transferred to Escrow to be released in accordance with the terms of the Option Scheme noted above.

Following the exercise of rights under the Option Scheme during 2013 by Participants with UK based service contracts, an element of the accrued UK national insurance contribution liability totalling $6.1m was paid.

Delta Topco Limited and Subsidiaries

NOTES TO THE FINANCIAL STATEMENTS (Continued)
For the year ended 31 December 2015

On 26 March 2014 the company offered to repay a proportion of the principal and accrued and unpaid interest on shareholder loan note instruments. Participants were offered the opportunity to participate in this repurchase by exercising sufficient Manager Loan Note Options. As a result certain Participants elected to exercise 5,558,694 Manager Loan Note Options on 26 March 2014 and others exercised rights over 11,976,192 Manager Loan Note Options on 11 April 2014. Following the shareholder loan note and interest repayments, the benefits accruing to the Participants were transferred to Escrow to be released in accordance with the terms of the Option Scheme noted above.

Following the exercise of rights under the Option Scheme during 2014 by Participants with UK based service contracts, an element of the accrued UK national insurance contribution liability totalling $2.0m was paid.

No rights were exercised in 2015.

Expense recognised

As noted, with the directors of the company concluding in 2012 that an event would occur that would trigger the vesting and/or exercise of all elements of the Awards under the Option Scheme, an expense has been recorded subsequently in the financial statements in accordance with the requirements of IFRS 2 and IAS 19. In accordance with the accounting policies (see note 4), the expense recognised during 2015 is detailed below:

	2015	2014	2013

	$ 000	$ 000	$ 000
Equity-settled share-based payment cost/(credit)	26,890	20,881	(5,736)
Manager Loan Note Options cost	69,985	57,561	9,509
National insurance contribution payable	1,390	(2,422)	2,291

	98,265	76,020	6,064

The expense arising from equity-settled share-based payment transactions has been recognised in the income statement as a specific item included within administrative expenses (see note 10) with a corresponding entry booked to the share-based payment reserve within Equity. The credit noted in 2013 arose from the effect of the amended assumption as to the vesting period for Awards, and the impact of the forfeit of certain Awards issued to one Participant, as noted above. The expense arising from Manager Loan Note Options has been recognised in the income statement as a specific item included within administrative expenses (see note 9) but with a corresponding provision carried on the balance sheet (see note 26). The expense includes interest accruing at an annually compounded rate of 10% under the terms of the options.

The expense arising from estimated applicable UK national insurance contributions based on the charges taken in respect of interests of Participants who hold, or held, UK-based employment within the group, has also been recognised in the income statement as a specific item included within administrative expenses (see note 10) with a corresponding provision carried on the balance sheet (see note 26).

Delta Topco Limited and Subsidiaries

NOTES TO THE FINANCIAL STATEMENTS (Continued)
For the year ended 31 December 2015

Provision in respect of the Option Scheme

The table below shows the movement in the provision created for the IAS 19 costs of the Manager Loan Note Options recognised in the period and UK national insurance contributions payable and applicable to the Option Scheme.

	Manager loan note options	National insurance contribution	Total

	$ 000	$ 000	$ 000
At 1 January 2015	225,993	37,147	263,140
Charge in the period in respect of Manager Loan Note Options and UK national insurance contributions payables	69,985	1,390	71,375
Interest on Manager Loan Note Options exercised	(150)	—	(150)

At 31 December 2015	295,828	38,537	334,365

Unexercised awards outstanding

As at 31 December 2015, 292,644,026 (2014—292,644,026, 2013—280,743,613) Manager Share Options and 207,473,138 (2014—207,473,138, 2013—215,858,034) Manager Loan Note Options remain unexercised.

Manager share options and manager loan notes

The table below shows the number of Manager Share Options and Manager Loan Notes granted and exercised during the period, and the number outstanding as at 31 December 2015.

	Manager share options			Manager loan note options

	2015	2014	2013	2015	2014	2013

	No.	No.	No.	No.	No.	No.
Outstanding as at start of period	292,644,026	280,743,613	283,891,023	207,473,138	215,858,034	264,951,594
Granted during the period	—	11,900,413	—	—	9,149,990	—
Forfeited during the period	—	—	(3,147,410)	—	—	(2,419,980)
Exercised during the period	—	—	—	—	(17,534,886)	(46,673,580)

Outstanding as at end of period	292,644,026	292,644,026	280,743,613	207,473,138	207,473,138	215,858,034

Exercisable as at end of period	—	—	—	—	—	—

Delta Topco Limited and Subsidiaries

NOTES TO THE FINANCIAL STATEMENTS (Continued)
For the year ended 31 December 2015

32 Financial instruments

Financial assets

Loans and receivables

	Carrying and fair value

	2015	2014

	$ 000	$ 000
Cash and cash equivalents (see note 22)	452,428	424,191
Trade and other receivables (see note 21)	206,929	289,236

	659,357	713,427

Financial assets at fair value through profit or loss

Derivatives

	Carrying and fair value

	2015	2014

	$ 000	$ 000
Foreign exchange forward contracts and options (see note 19)	6,366	2,953

Financial liabilities

Financial liabilities at amortised cost

	Carrying and fair value

	2015	2014

	$ 000	$ 000
Trade and other payables (see note 27)	137,288	153,554
Loans and borrowings (see note 25)	8,483,249	8,090,998

	8,620,537	8,244,552

Derivative financial liabilities at fair value through profit and loss

	Carrying and fair value

	2015	2014

	$ 000	$ 000
Foreign exchange forward contracts and options (see note 19)	226	1,223
Interest rate swaps (see note 19)	30,228	21,283

	30,454	22,506

Delta Topco Limited and Subsidiaries

NOTES TO THE FINANCIAL STATEMENTS (Continued)
For the year ended 31 December 2015

Valuation methods and assumptions

Loans and receivables

Loans and receivables are carried at amortised cost, in accordance with the accounting policy. The carrying value might be affected by changes in credit risk of the counterparties.

The fair value of each financial asset is included at the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale. The fair values of cash and cash equivalents trade receivables and other current receivables approximate to their carrying amounts largely due to the short-term maturities of these instruments.

Foreign exchange forward contracts and options and interest rate swaps

Financial assets and liabilities at fair value through profit or loss represent those foreign exchange forward contracts and options that are used to manage foreign currency risk arising from expected sales and purchases, and those interest rate swaps used to reduce the level of floating rate interest risk on loans and borrowings.

The fair value of the financial assets and liabilities is included at the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale.

The group enters into derivative financial instruments with various counterparties, principally financial institutions with investment grade credit ratings. Derivatives valued using valuation techniques with market observable inputs are foreign exchange forward contracts and options and interest rate swaps. The most frequently applied valuation techniques include forward pricing models and swap models, using present value calculations. The models incorporate various inputs including the credit quality of counterparties, foreign exchange spot and forward rates and interest rate curves.

The group uses the following hierarchy for determining and disclosing the fair value of financial instruments by valuation technique:

  Level 1: quoted (unadjusted) prices in active markets for identical assets or liabilities;

  Level 2: other techniques for which all inputs which have a significant effect on the recorded fair value are observable, either directly or indirectly;

  Level 3: techniques which use inputs that have a significant effect on the recorded fair value that are not based on observable market data.

As at 31 December 2015 and 31 December 2014, the group held foreign exchange forward contracts and interest rate swaps carried at fair value in the balance sheet by applying level 2 of the hierarchy.

Financial liabilities at amortised cost

The fair value of each financial liability is included at the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale.

Delta Topco Limited and Subsidiaries

NOTES TO THE FINANCIAL STATEMENTS (Continued)
For the year ended 31 December 2015

The following methods and assumptions were used to estimate the fair values:

➤
Trade payables and other current liabilities approximate to their carrying amounts largely due to the short-term maturities of these instruments;

➤
The fair value of loans from banks and other financial liabilities, as well as other non-current financial liabilities is estimated by discounting future cash flows using rates currently available for debt on similar terms, credit risk and remaining maturities.

33 Financial risk management and impairment of financial assets

The group's principal financial liabilities, other than derivatives, comprise loans and borrowings, and trade and other payables. The main purpose of these financial liabilities is to finance the group's operations. The group has loan and other receivables, trade and other receivables, and cash and short-term deposits that derive directly from its operations. The group also enters into derivative transactions.

The group is exposed to market risk (including interest rate and foreign currency risk), credit risk and liquidity risk.

Management of these risks is primarily the responsibility of the group's senior finance team. The group's senior finance team ensures that the group's financial risk-taking activities are in accordance with the terms of the shareholder and external loans and borrowings. Decisions to enter into derivative transactions are made by the group's senior finance team and approved by the Board of directors. It is also the Board of directors that will approve any exercises to buy back or restructure the debt in the group.

Credit risk and impairment

Credit risk is the risk that a counterparty will not meet its obligations under a financial instrument or customer contract, leading to a financial loss. The group is exposed to credit risk from its operating activities (primarily for trade receivables) and from its financing activities, including deposits with banks and financial institutions, foreign exchange transactions and other financial instruments.

Trade receivables

The majority of the group's trade receivables are due from large national or multinational companies, or are government backed where the risk of default is considered low and are often backed by letters of credit.

Outstanding customer receivables are regularly monitored and any contracts with major customers are generally covered by letters of credit or other forms of credit insurance.

Financial instruments and cash deposits

Credit risk from balances with banks and financial institutions is managed by the group's senior management and the credit risk on liquid funds and derivative financial instruments is considered limited because the counterparties are banks and financial institutions with high credit-ratings assigned by international credit-rating agencies.

Delta Topco Limited and Subsidiaries

NOTES TO THE FINANCIAL STATEMENTS (Continued)
For the year ended 31 December 2015

Limits are set to minimise the concentration of risks and therefore mitigate financial loss through potential counterparty failure.

Loans and receivables credit risk exposure and management

2015	Maximum amount of exposure	Provision for doubtful debt	Carrying value

	$ 000	$ 000	$ 000
Cash and cash equivalents	452,428	—	452,428
Trade and other receivables	230,446	(23,517)	206,929

	682,874	(23,517)	659,357

2014	Maximum amount of exposure	Provision for doubtful debt	Carrying value

	$ 000	$ 000	$ 000
Cash and cash equivalents	424,191	—	424,191
Trade and other receivables	298,114	(8,878)	289,236

	722,305	(8,878)	713,427

Concentrations of credit risk

The majority of the group's trade receivables are due from large national or multinational companies, or are government backed where the risk of default is considered low and are often backed by letters of credit. The group is able to offset amounts due for certain customers, to whom significant logistics sales have been made, with other transactions with the same customers.

Outstanding customer receivables are regularly monitored and any contracts with major customers are generally covered by letters of credit or other forms of credit insurance. At 31 December 2015, the group had 11 customers (2014—11 customers) that owed the group more than $5.0m each (2014—$5.0m) and accounted for approximately 91% (2014—86%) of all receivables owing. These year end receivables were typically in respect of advanced invoicing of rights being granted for the following year's Championship season and its events. Receivable balances are monitored on an ongoing basis and provision is made for estimated irrecoverable amounts.

The maximum exposure to credit risk at the reporting date is the carrying value of each class of financial assets disclosed. The group evaluates the concentration of risk with respect to trade receivables as low, as its customers are located in several jurisdictions and industries and operate in largely independent markets.

Collateral held as security and other debt enhancements

The group does not hold collateral as security.

Delta Topco Limited and Subsidiaries

NOTES TO THE FINANCIAL STATEMENTS (Continued)
For the year ended 31 December 2015

Past due and impaired financial assets

Allowances for impairment by credit losses

Loans and receivables

$ 000
At 1 January 2014	8,813
Impairment for losses charged to income	4,189
Amounts released to income (unused)	(8)
Amounts utilised	(4,116)

At 31 December 2014	8,878
Impairment losses charged to income	16,408
Amounts released to income (unused)	(1,769)

At 31 December 2015	23,517

Ageing of receivables

						Past due but not impaired
		Neither past due nor impaired
	Total		<30 days	30 - 60 days	61 - 90 days	91 - 120 days	>120 days

	$ 000	$ 000	$ 000	$ 000	$ 000	$ 000	$ 000
2015	189,690	172,262	7,747	4,678	1,128	2,189	1,686
2014	264,698	172,320	76,609	5,765	6,297	517	3,190

Market risk

Market risk is the risk that the fair value of future cash flows of a financial instrument will fluctuate because of changes in market prices. Key market risks affecting the group include interest rate risk and currency risk. Financial instruments affected by market risk include loans and borrowings, deposits and derivative financial instruments.

The sensitivity analyses have been prepared on the basis that the amount of net debt, the ratio of fixed to floating interest rates of the debt and derivatives and the proportion of financial instruments in foreign currencies are all constant.

The analyses exclude the impact of movements in market variables on the carrying value of provisions and on the non-financial assets and liabilities of foreign operations.

Foreign exchange risk

Foreign currency risk is the risk that the fair value of future cash flows of a financial instrument will fluctuate because of changes in foreign exchange rates.

The group manages its foreign currency risk by entering into intra-group transactions that move foreign currency funds between subsidiaries to minimise foreign currency exposures.

Delta Topco Limited and Subsidiaries

NOTES TO THE FINANCIAL STATEMENTS (Continued)
For the year ended 31 December 2015

The group's exposure to the risk of changes in foreign exchange rates relates primarily to the group's operating activities (when revenue or expense is denominated in a different currency from the group's functional currency) and the group's net investments in foreign subsidiaries.

Sensitivity analysis

The following analysis demonstrates the sensitivity to a reasonably possible change in the GBP and Euro exchange rate, with all other variables held constant, of the group's loss before tax (due to changes in the value of financial assets and liabilities including foreign currency derivatives). The group's exposure to foreign currency changes for all other currencies is not material.

The impact on loss before tax of a 10% strengthening of the US dollar against the Euro would be a maximum decrease of $2.6m (2014—decrease of $0.8m, 2013—decrease of $4.9m). The impact of a 10% weakening of the US dollar against the Euro would be a maximum increase of an identical sum. The impact on equity of a 10% strengthening of US dollars against the Euro would be a maximum increase of $2.6m (2014—increase of $0.8m, 2013—increase of $4.9m). The impact of a 10% weakening of US dollars against the Euro would be a maximum decrease of an identical sum.

The impact on loss before tax of a 10% strengthening of the US dollar against GBP would be a maximum decrease of $5.5m (2014—decrease of $1.8m, 2013—decrease of $1.2m). The impact of a 10% weakening of the US dollar against GBP would be a maximum increase of an identical sum. The impact on equity of a 10% strengthening of US dollars against GBP would be a maximum increase of $5.5m (2014—increase of $1.8m, 2013—increase of $1.2m). The impact of a 10% weakening of US dollars against GBP would be a maximum decrease of an identical sum.

The movement on the loss before tax and equity is a result of a change in the fair value of derivative financial instruments not designated in a hedging relationship and monetary assets and liabilities denominated in GBP or Euro, where the functional currency of the company is a currency other than GBP or Euro. Although the derivatives have not been designated in a hedge relationship, they act as an economic hedge and will offset the underlying transactions when they occur.

Interest rate risk

Interest rate risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in market interest rates. The group's exposure to the risk of changes in market interest rates relates primarily to the group's long-term debt obligations with floating interest rates. To manage this, the group enters into interest rate swaps, in which the group agrees to exchange, at specified intervals, the difference between fixed and variable rate interest amounts calculated by reference to an agreed-upon notional principal amount.

At 31 December 2015, after taking into account the effect of interest rate swaps, approximately 83% (2014—82%) of the group's total borrowings (including shareholder loan notes) are at a fixed rate of interest.

Sensitivity analysis

With all other variables held constant, the group's loss before tax is affected through the impact on floating rate borrowings and cash deposits, and derivatives at fair value through the profit or loss. The

Delta Topco Limited and Subsidiaries

NOTES TO THE FINANCIAL STATEMENTS (Continued)
For the year ended 31 December 2015

analysis demonstrates the sensitivity to a reasonably possible change in interest rates applied to those financial assets and liabilities held at the relevant year ends.

In 2015, a 0.5% increase in interest rates would decrease the loss before tax and increase equity by a maximum of $16.5m (2014—decrease the loss before tax and increase equity by $9.7m, 2013—decrease the loss before tax and increase equity by $5.0m). A 0.5% decrease in interest rates would increase the loss before tax and decrease equity by a maximum of $16.5m (2014—increase the loss before tax and decrease equity by $9.7m, 2013—increase the loss before tax and decrease equity by $5.0m). A 1.5% increase in interest rates would decrease the loss before tax and increase equity by a maximum of $12.1m (2014—decrease the loss before tax and increase equity by $5.9m, 2013—increase the loss before tax and decrease equity by $1.8m). A 2.5% increase in interest rates would decrease the loss before tax and increase equity by a maximum of $3.6m (2014—increase the loss before tax and decrease equity by $3.4m, 2013—increase the loss before tax and decrease equity by $13.3m).

Liquidity risk

The group's objective is to maintain a balance between continuity of funding and flexibility through the use of revolving credit facilities, bank loans and shareholder loans. The group monitors liquidity on an ongoing basis and enters into well diversified instruments with staggered maturities in response to anticipated liquidity and financing requirements.

Maturity analysis

The table below summarises the maturity profile of the group's financial liabilities (excluding shareholder loan notes) based on contractual undiscounted payments.

2015	Within 1 year	Between 1 and 5 years	After more than 5 years	Total

	$ 000	$ 000	$ 000	$ 000
Trade and other payables	137,289	—	—	137,289
Interest bearing borrowings (excluding shareholder loan notes)	229,494	916,922	4,312,500	5,458,916
Derivative financial instruments	29,335	—	—	29,335

	396,118	916,922	4,312,500	5,625,540

2014	Within 1 year	Between 1 and 5 years	After more than 5 years	Total

	$ 000	$ 000	$ 000	$ 000
Trade and other payables	153,554	—	—	153,554
Interest bearing borrowings (excluding shareholder loan notes)	229,738	918,392	4,689,660	5,837,790
Derivative financial instruments	44,652	18,595	—	63,247

	427,944	936,987	4,689,660	6,054,591

Shareholder loans accrue annual compound interest at 10% per annum and mature in 2060 as noted in note 25. The terms of the notes allow for no contractual repayments during the term. In the remote

Delta Topco Limited and Subsidiaries

NOTES TO THE FINANCIAL STATEMENTS (Continued)
For the year ended 31 December 2015

event the shareholder notes remain in issue until maturity, and assuming there were to be no repayments or amendments to the interest terms before the maturity date, the amount repayable in 2060 would be $315.0bn (2014—$315.0bn). This amount has not been included in the table above.

Capital risk management

Capital components

The directors consider the capital of the group as most appropriately represented by equity attributable to the shareholders of the parent, shareholder loans and accrued interest on shareholder loans.

Capital management

In assessing the management of capital, the directors review the current and forecast future projected EBITDA of the business. The level of debt is reviewed annually, with additional interim reviews as necessary where facts and circumstances warrant.

No changes were made in the objectives or processes for managing equity attributable to the shareholders of the parent, shareholder loans and accrued interest on shareholder loans during the year.

The group monitors capital on an absolute basis, as shown below:

	2015	2014

	$ 000	$ 000
Shareholder loan notes	4,349,283	3,953,732
Equity	3,812,130	3,285,112

	8,161,413	7,238,844

34 Related party transactions

Key management personnel and compensation

Key management personnel are considered to be the directors of the group and personnel who are not directors but are Participants in the Delta Topco Option Scheme. Compensation of directors is disclosed within directors' remuneration (see note 13).

Summary of transactions with key management

Transactions with key management include expense recharges and transactions related to their membership of the Delta Topco Option Scheme (see note 31).

On 18 May 2015 the group transferred six subsidiaries, Beta Principal Limited, Beta Operations Limited, Beta Topco 1 Limited, Beta Topco 2 Limited, Speed Investments Limited and Gamma Topco Limited to Ms Sacha Woodward Hill, a director of the company. These companies were transferred for consideration of either $1 or £2, being the amount of the issued paid up share capital in each company at the time of the disposals. There was no profit or loss on the disposals in the books of their parent companies.

Delta Topco Limited and Subsidiaries

NOTES TO THE FINANCIAL STATEMENTS (Continued)
For the year ended 31 December 2015

Directors' interests in the Delta Topco Option Scheme

Share Options held by directors do not have an expiry date and all have an exercise price of between $Nil and $0.01 (2014—$Nil and $0.01, 2013—$Nil and $0.01). Manager Loan Note Options held by directors do not have an expiry date and all have an exercise price of $0.000001 (2014 and 2013—$0.000001). The number of Share Options and Manager Loan Note Options outstanding at each year end are:

	2015	2014	2013

	Number	Number	Number
Share Options	234,148,699	234,148,699	234,148,699
Manager Loan Note Options	166,002,241	166,002,241	180,032,156

Summary of transactions with other related parties

Other related parties include:

➤
Companies controlled by Mr B C Ecclestone, who served as a director of the company for part of the year

➤
Companies controlled by close family members of Mr B C Ecclestone

➤
Close family members of Mr B C Ecclestone

➤
Companies related to funds managed and/or advised by CVC Capital Partners SICAV—FIS S. A., its subsidiaries or affiliates

Transactions with other related parties include travel sales, recharged expenses, rent charges, insurance and other property charges and monitoring fees, and where applicable are conducted at the same rates, and under the same terms, as similar transactions with third parties.

Other than loans, outstanding balances at the year-end are unsecured and interest-free and settlement occurs in cash. There have been no guarantees provided or received for any related party receivables or payables.

Shareholder loans are discussed in note 25.

Income and receivables from related parties

	Key management	Other related parties

	$ 000	$ 000
2015
Travel sales	—	137
Hospitality sales	—	96
Expenses recharged	180	531

	180	764

Amounts receivable from related parties as at 31 December	211	520

Delta Topco Limited and Subsidiaries

NOTES TO THE FINANCIAL STATEMENTS (Continued)
For the year ended 31 December 2015

	Key management	Other related parties

	$ 000	$ 000
2014
Travel sales	—	178
Expenses recharged	18	158

	18	336

Amounts receivable from related parties as at 31 December	4	1

	Key management	Other related parties

	$ 000	$ 000
2013
Travel sales	—	205
Hospitality sales	5	—
Expenses recharged	93	79

	98	284

Amounts receivable from related parties as at 31 December	45	25

Expenditure with and payables to related parties

Other related parties

$ 000
2015
Monitoring fee	1,528
Rent charged	1,603
Insurance and other property charges	349

3,480

Amounts payable to related parties as at 31 December	—

	Key management	Other related parties

	$ 000	$ 000
2014
Monitoring fee	—	1,645
Expenses recharged	2	—
Rent charged	—	1,726
Insurance and other property charges	—	23

	2	3,394

Amounts payable to related parties as at 31 December	—	—

Delta Topco Limited and Subsidiaries

NOTES TO THE FINANCIAL STATEMENTS (Continued)
For the year ended 31 December 2015

	Key management	Other related parties

	$ 000	$ 000
2013
Monitoring fee	—	1,570
Expenses recharged	7	1
Rent charged	—	1,661
Insurance and other property charges	—	41

	7	3,273

Amounts payable to related parties as at 31 December	—	414

35 Parent and ultimate parent undertaking

The directors consider the company's ultimate controlling party to be CVC Capital Partners SICAV—FIS S.A., its subsidiaries and affiliates.

36 Events after the balance sheet date

On 7th September 2016 Liberty Media Corporation ("Liberty Media") completed the acquisition of an 18.7% minority stake in the company. In addition, and on the same day, Liberty Media also agreed a second transaction to acquire, in due course, 100% of the company.

The completion of the full acquisition is subject to certain conditions, including the receipt of: (i) certain clearances and approvals by anti-trust and competition law authorities in various countries, (ii) certain third-party consents and approvals, including that of the FIA, and (iii) the approval of Liberty Media's stockholders for the issuance of new shares in connection with the acquisition. It is anticipated that the approvals will be obtained in due course, and the transaction is expected to close by the end of the first quarter of 2017.

Prior to completion of the 100% acquisition, CVC Capital Partners SICAV—FIS S.A., its subsidiaries and affiliates continue for the time being to be the controlling shareholder of the company.

Unaudited pro forma condensed consolidated financial statements

Introduction

The following unaudited pro forma condensed consolidated financial information and related notes present the historical financial statements of Liberty Media Corporation ("Liberty Media") and Formula 1 as if the completion (the "second closing") of Liberty Media's acquisition of Delta Topco, the holding company for the Formula 1 business, had previously occurred on the dates specified below. In addition, the unaudited pro forma condensed consolidated financial data reflects borrowings under a new margin loan agreement, new convertible notes and other adjustments related to the business combination as detailed in the notes hereto.

Pro forma information

The unaudited pro forma financial information reflects the estimated aggregate consideration of approximately $5.0 billion for the acquisition of Formula 1, as calculated below (in millions):

Cash(1)	$3,050
Fair value of Series C Liberty Formula One Group tracking stock issued to sellers(2)	1,593
Subordinated Series C Liberty Formula One Group tracking stock exchangeable notes(3)	351

$4,994

(1)
On September 7, 2016, Liberty Media paid $746 million cash in order to purchase a nearly 20% interest in Formula 1. $1.55 billion of the cash payment was funded by cash raised from the issuance of 62 million shares to certain third party investors, as discussed in note 3(b). Liberty Media used a portion of the net proceeds of the New Convertible Notes, as defined and discussed in note 3(e) to fund an increase to the cash consideration payable to the selling shareholders of Formula 1 by approximately $400 million and retain in treasury the approximately 19 million shares that would otherwise have been issuable to the selling shareholders. The remaining $354 million cash payment was funded by the issuance of a New Margin Loan (note 3(d)) and cash on hand.

(2)
Liberty Media issued approximately 137 million new shares of Series C Liberty Formula One common stock at the second closing on January 23, 2017. As discussed in note (1) above, on December 13, 2016, Liberty Media entered into certain investment agreements with certain third party investors for the issuance of 62 million new shares of Series C Liberty Formula One common stock. Liberty Media used a portion of the net proceeds of the New Convertible Notes to fund an increase to the cash consideration payable to the selling shareholders of Formula 1 by approximately $400 million and retain in treasury the approximately 19 million shares of Series C Liberty Formula One common stock that would otherwise have been issuable to the selling shareholders based on the purchase price of $21.26 per share. The fair value above was based on the issuance of approximately 56 million shares of Series C Liberty Formula One common stock, which were delivered to the sellers of Formula 1, based on the closing share price on January 20, 2017. The actual equity value was based on the price per share of Series C Liberty Formula One common stock on the date of the second closing and differed from the amount determined herein due to changes in the price per share of Series C Liberty Formula One common stock and the number of shares of Series C Liberty Formula One common stock delivered to the selling shareholders at the time of the second closing. Had the fair value of Series C Liberty Formula One common stock been 10% higher or lower, the total purchase consideration would have been different by $159 million and the difference would primarily impact goodwill and definite-lived intangible assets.

(3)
In connection with the transaction, Delta Topco issued $351 million subordinated exchangeable notes, exchangeable into shares of Series C Liberty Formula One common stock or, at Liberty Media's option, cash, by the holders at any time.

The unaudited pro forma financial information related to the Formula 1 business combination was prepared using the acquisition method of accounting and is based on the assumption that the business combination of Formula 1 took place as of September 30, 2016 for purposes of the unaudited pro forma balance sheet and as of January 1, 2015 for purposes of the unaudited pro forma condensed

Unaudited pro forma condensed consolidated financial statements consolidated statements of operations for the year ended December 31, 2015 and the nine months ended September 30, 2016.

In accordance with the acquisition method of accounting, the actual consolidated financial statements of Liberty Media will reflect the Formula 1 business combination only from and after the date of the completion of the acquisition. Liberty Media has not yet undertaken a detailed analysis of the fair value of Formula 1's assets and liabilities and will not finalize the purchase price allocation related to the Formula 1 business combination until after the transaction is consummated. Accordingly, the unaudited pro forma adjustments are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed consolidated financial information. Differences between these preliminary estimates and the final acquisition accounting may occur and these differences could be material. Additionally, the differences, if any, could have a material impact on the accompanying unaudited pro forma condensed consolidated financial statements and Liberty Media's future results of operations and financial position.

The unaudited pro forma condensed consolidated financial information is presented for illustrative purposes only and does not purport to represent what the results of operations or financial position of Liberty Media would actually have been had the business combination occurred on the dates noted above, or to project the results of operations or financial position of Liberty Media for any future periods. The unaudited pro forma adjustments are based on available information and certain assumptions that Liberty Media management believes are reasonable. The unaudited pro forma adjustments are directly attributable to the business combination and are expected to have a continuing impact on the results of operations of Liberty Media. In the opinion of Liberty Media management, all adjustments necessary to present fairly the unaudited pro forma condensed consolidated financial information have been made.

The accompanying unaudited pro forma condensed consolidated financial information should be read in conjunction with the notes hereto.

Liberty Media Corporation

PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
As of September 30, 2016
(unaudited)

	Liberty Media Corporation historical	Formula 1, as reported(2)	IFRS— US GAAP adjustments(2)		Presentation reclass(2)		Other pro forma adjustments(3)		Liberty Media Corporation, as adjusted

	amounts in millions
Assets
Current assets:
Cash and cash equivalents	$940	675	—		—		(69)	(a)(d)(e)(h)	1,546
Trade and other receivables, net	274	281	—		—		—		555
Other current assets	258	77	—		—		—		335

Total current assets	1,472	1,033	—		—		(69)		2,436

Investments in available-for-sale securities and other cost investments	1,249	—	—		—		(746)	(a)	503
Investments in affiliates, accounted for using the equity method	1,156	—	—		—		—		1,156
Property and equipment, at cost	2,980	68	—		—		—		3,048
Accumulated depreciation	(817)	(60)	—		—		—		(877)

	2,163	8	—		—		—		2,171

Intangible assets not subject to amortization
Goodwill	14,345	4,039	1,370	(a)	—		966	(f)	20,720
FCC licenses	8,600	—	—		—		—		8,600
Other	1,073	—	—		—		—		1,073

	24,018	4,039	1,370		—		966		30,393

Intangible assets subject to amortization, net	1,070	153	—		—		2,373	(f)	3,596
Other assets	435	438	—		(20)	(e)	—		853

Total assets	$31,563	5,671	1,370		(20)		2,524		41,108

Liabilities and Equity
Current liabilities:
Accounts payable and accrued liabilities	$824	68	—		—		64	(j)	956
Current portion of debt	609	6	—		—		—		615
Deferred revenue	1,838	516	—		—		—		2,354
Other current liabilities	15	7	—		—		—		22

Total current liabilities	3,286	597	—		—		64		3,947

Long-term debt	7,510	8,814	—		—		(3,526)	(c)(d)(e)(g)	12,798
Deferred income tax liabilities	2,009	—	—		(20)	(e)	455	(f)	2,444
Other liabilities	765	422	—		—		(359)	(h)	828

Total liabilities	13,570	9,833	—		(20)		(3,366)		20,017

Stockholders' equity:
Preferred stock	—	—	—		—		—		—
Series A Liberty SiriusXM common stock	1	—	—		—		—		1
Series A Liberty Braves common stock	—	—	—		—		—		—
Series A Liberty Media common stock	—	—	—		—		—		—
Series B Liberty SiriusXM common stock	—	—	—		—		—		—
Series B Liberty Braves common stock	—	—	—		—		—		—
Series B Liberty Media common stock	—	—	—		—		—		—
Series C Liberty SiriusXM common stock	2	—	—		—		—		2
Series C Liberty Braves common stock	—	—	—		—		—		—
Series C Liberty Media common stock	1	—	—		—		1	(b)	2
Additional paid-in capital	147	3,487	—		(6,279)		6,334	(a)(b)(c)(f)(g)(h)	3,689
Treasury stock	—	—	—		—		(400)	(e)	(400)
Accumulated other comprehensive earnings (loss), net of taxes	(54)	9	—		(9)		—		(54)
Retained earnings	11,608	(7,658)	1,370	(a)	6,288		(45)	(i)(j)	11,563

Total stockholders' equity	11,705	(4,162)	1,370		—		5,890		14,803
Noncontrolling interests in equity of subsidiaries	6,288	—	—		—		—		6,288

Total equity	17,993	(4,162)	1,370		—		5,890		21,091

Commitments and contingencies
Total liabilities and equity	$31,563	5,671	1,370		(20)		2,524		41,108

Liberty Media Corporation

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the nine months ended September 30, 2016
(unaudited)

	Liberty Media Corporation historical	Formula 1, as reported(2)	Presentation reclass(2)		Other pro forma adjustments(3)		Liberty Media Corporation, as adjusted

	amounts in millions, except per share amounts
Revenue:
Subscriber revenue	$3,110	—	—		—		3,110
Formula 1 revenue	—	1,217	—		—		1,217
Other revenue	845	—	—		—		845

Total revenue	3,955	1,217	—		—		5,172
Operating costs and expenses, including stock-based compensation:
Cost of subscriber services (exclusive of depreciation shown separately below):
Revenue and share royalties	789	—	—		—		789
Programming and content	258	—	—		—		258
Customer service and billing	286	—	—		—		286
Other	109	—	—		—		109
Subscriber acquisition costs	382	—	—		—		382
Cost of Formula 1 revenue	—	901	(20)	(b)	—		881
Other operating expenses	265	—	—		—		265
Selling, general and administrative	644	112	(14)	(b)	(43)	(h)(j)	699
Legal settlement, net	(511)	—	—		—		(511)
Depreciation and amortization	272	—	34	(b)	197	(f)	503

	2,494	1,013	—		154		3,661

Operating income (loss)	1,461	204	—		(154)		1,511
Other income (expense):
Interest expense	(272)	(563)	62	(d)	310	(c)(d)(e)(g)	(463)
Share of earnings (losses) of affiliates, net	43	—	—		—		43
Realized and unrealized gains (losses) on financial instruments, net	(33)	—	(62)	(d)	—		(95)
Other, net	17	3			—		20

	(245)	(560)	—		310		(495)

Earnings (loss) from continuing operations before income taxes	1,216	(356)	—		156		1,016
Income tax (expense) benefit	(478)	7	—		(36)	(i)	(507)

Net earnings (loss)	738	(349)	—		120		509
Less net earnings (loss) attributable to the noncontrolling interests	177	—	—		—		177

Net earnings (loss) attributable to Liberty stockholders	$561	(349)	—		120		332

Basic net earnings (loss) attributable to Liberty stockholders per common share:
Series A, B and C Liberty Media Corporation common stock	1.13						1.13	(4)
Series A, B and C Liberty SiriusXM common stock	0.53						0.53	(4)
Series A, B and C Liberty Braves common stock	0.23						0.23	(4)
Series A, B and C Liberty Media common stock	(0.05)						(1.15)	(4)
Diluted net earnings (loss) attributable to Liberty stockholders per common share
Series A, B and C Liberty Media Corporation common stock	1.12						1.12	(4)
Series A, B and C Liberty SiriusXM common stock	0.53						0.53	(4)
Series A, B and C Liberty Braves common stock	0.15						0.15	(4)
Series A, B and C Liberty Media common stock	(0.05)						(1.15)	(4)
Net earnings (loss) attributable to Liberty stockholders:
Liberty Media Corporation common stock	$377						377	(4)
Liberty SiriusXM common stock	178						178	(4)
Liberty Braves common stock	10						10	(4)
Liberty Media common stock	(4)	(349)			120		(233)	(4)

	$561	(349)	—		120		332	(4)

Weighted average common shares outstanding, basic
Series A, B and C Liberty Media Corporation common stock	335						335	(4)
Series A, B and C Liberty SiriusXM common stock	335						335	(4)
Series A, B and C Liberty Braves common stock	43						43	(4)
Series A, B and C Liberty Media common stock	84						202	(4)
Weighted average common shares outstanding, diluted
Series A, B and C Liberty Media Corporation common stock	337						337	(4)
Series A, B and C Liberty SiriusXM common stock	337						337	(4)
Series A, B and C Liberty Braves common stock	53						53	(4)
Series A, B and C Liberty Media common stock	85						203	(4)

Liberty Media Corporation

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the year ended December 31, 2015
(unaudited)

	Liberty Media Corporation historical	Formula 1, as reported(2)	Presentation reclass(2)		Other pro forma adjustments(3)		Liberty Media Corporation, as adjusted

	amounts in millions, except per share amounts
Revenue:
Subscriber revenue	$3,807	—	—		—		3,807
Formula 1 revenue	—	1,697	—		—		1,697
Other revenue	988	—	—		—		988

Total revenue	4,795	1,697	—		—		6,492
Operating costs and expenses, including stock-based compensation:
Cost of subscriber services (exclusive of depreciation shown separately below):
Revenue and share royalties	1,035	—	—		—		1,035
Programming and content	267	—	—		—		267
Customer service and billing	380	—	—		—		380
Other	141	—	—		—		141
Subscriber acquisition costs	533	—	—		—		533
Cost of Formula 1 revenue	—	1,167	(27)	(b)	—		1,140
Other operating expenses	262	—	—		—		262
Selling, general and administrative	861	213	(20)	(b)(c)	(98)	(h)	956
Depreciation and amortization	362	—	46	(b)	263	(f)	671

	3,841	1,380	(1)		165		5,385

Operating income (loss)	954	317	1		(165)		1,107
Other income (expense):
Interest expense	(328)	(675)	48	(d)	376	(c)(d)(e)(g)	(579)
Dividend and interest income	17	2	—		—		19
Share of earnings (losses) of affiliates, net	(40)	—	—		—		(40)
Realized and unrealized gains (losses) on financial instruments, net	(140)	—	(48)	(d)	—		(188)
Gains (losses) on transactions, net	(4)	—	—		—		(4)
Other, net	(1)	—	(1)	(c)	—		(2)

	(496)	(673)	(1)		376		(794)

Earnings (loss) from continuing operations before income taxes	458	(356)	—		211		313
Income tax (expense) benefit	(210)	(7)	—		(42)	(i)	(259)

Net earnings (loss)	248	(363)	—		169		54
Less net earnings (loss) attributable to the noncontrolling interests	184	—	—		—		184

Net earnings (loss) attributable to Liberty stockholders	$64	(363)	—		169		(130)

Basic net earnings (loss) attributable to Liberty stockholders per common share	0.19						(0.29)	(4)
Diluted net earnings (loss) attributable to Liberty stockholders per common share	0.19						(0.29)	(4)
Weighted average common shares outstanding, basic	338						456	(4)
Weighted average common shares outstanding, diluted	340						458	(4)

Liberty Media Corporation

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

(1) Basis of pro forma presentation

The unaudited pro forma condensed consolidated balance sheet as of September 30, 2016 and the unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2016 and for the year ended December 31, 2015 are based on (i) the historical unaudited consolidated financial statements of Liberty Media Corporation ("Liberty Media" or "we") as of and for the nine months ended September 30, 2016 contained in Liberty Media's Quarterly Report on Form 10-Q filed with the SEC on November 8, 2016, (ii) the historical audited consolidated financial statements of Liberty Media as of and for the year ended December 31, 2015 contained in Liberty Media's Annual Report on Form 10-K filed with the SEC on February 26, 2016, (iii) the historical audited consolidated financial statements of Formula 1 as of and for the year ended December 31, 2015, and (iv) the historical consolidated financial statements of Formula 1 as of and for the nine months ended September 30, 2016. Upon the second closing, Liberty Media expects to account for Formula 1 as a consolidated subsidiary that will be attributed to the Liberty Media Group, which is expected to be renamed the Formula One Group upon closing.

The pro forma adjustments are included only to the extent they are (i) directly attributable to the transactions, (ii) factually supportable and (iii) with respect to the statements of operations, expected to have a continuing impact on the consolidated results.

The unaudited pro forma financial information is presented for illustrative purposes only and does not purport to represent what the results of operations or financial position of Liberty Media would actually have been had the transaction occurred in prior periods, or to project the results of operations or financial position of Liberty Media for any future periods. The unaudited pro forma adjustments are based on available information and certain assumptions that Liberty Media management believes are reasonable. The unaudited pro forma adjustments are directly attributable to the transaction and are expected to have a continuing impact on the results of operations of Liberty Media. In the opinion of Liberty Media management, all adjustments necessary to present fairly the unaudited pro forma condensed consolidated financial information have been made.

(2) Formula 1 financial statements

Delta Topco is a privately held company based in Jersey, and its principal subsidiaries are privately held companies based in London. Accordingly, Formula 1 does not provide periodic financial reporting materials similar to those filed by a publicly traded U.S. company (such as reports filed with the Securities and Exchange Commission). In addition, Formula 1 financial information is presented or obtained from financial information presented in accordance with International Financial Reporting Standards as adopted by the International Accounting Standards Board ("IFRS"). A reconciliation of Formula 1's financial statements prepared under IFRS to generally accepted accounting principles in the United States ("US GAAP") has been performed for purposes of these unaudited condensed consolidated financial statements. Such reconciliation adjustments consist of the following:

  (a) Goodwill

Formula 1's goodwill is attributable to the acquisition of two separate businesses in 2006 and 2007. Based on the applicable UK GAAP guidance at the time of acquisition, Formula 1 amortized goodwill over a 20 year period, which represented management's estimate of the economic life of the acquired

Liberty Media Corporation

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION (Continued)

goodwill. Upon transition to IFRS in 2012, Formula 1 elected the IFRS First Time Adoption exemption and assumed that the amortized cost under UK GAAP ($4.0 billion) was the carrying value of goodwill at January 1, 2012. US GAAP guidance provides that goodwill acquired in business combinations after September 30, 2001 shall not be amortized, but rather tested for impairment annually or at an interim date if certain indicators are present. Therefore, the goodwill would not have been amortized under US GAAP and has been restated to the unamortized balance in the condensed consolidated balance sheet. There were no and are currently no indicators of impairment that would indicate that this amount of goodwill is not recoverable.

Additionally, certain reclass adjustments have been made to conform the presentation of Formula 1's financial statements to the presentation of Liberty Media's financial statements, as follows:

  (b) Depreciation and amortization expense

Formula 1 includes the amortization of prepaid contract rights in Cost of F1 revenue. The amortization of Formula 1 prepaid contract rights includes team payment amortization, championship rights amortization and other contractual rights amortization. In order to conform to Liberty Media's presentation, we reclassified amortization expense of $20 million and $27 million for the nine months ended September 30, 2016 and the year ended December 31, 2015, respectively, from Cost of F1 revenue to the Depreciation and amortization expense line item.

Additionally, Formula 1 includes expense related to the depreciation of property and equipment and amortization of definite-lived intangible assets in Selling, general and administrative expense. In order to conform to Liberty Media's presentation, we reclassified depreciation and amortization expense of $14 million and $19 million for the nine months ended September 30, 2016 and the year ended December 31, 2015, respectively, from Selling, general and administrative expense to the Depreciation and amortization expense line item.

  (c) Foreign exchange gain (loss)

Formula 1 included a $1 million foreign currency exchange loss resulting from the disposal of a certain subsidiary in Selling, general and administrative expense. In order to conform to Liberty Media's presentation, we reclassified $1 million of foreign currency exchange losses of for the year ended December 31, 2015 from Selling, general and administrative expense to Other, net.

  (d) Interest expense

Formula 1 includes net gains (losses) on derivatives in Interest expense. In order to conform to Liberty Media's presentation, we reclassified net losses on derivatives of $62 million and $48 million for the nine months ended September 30, 2016 and the year ended December 31, 2015, respectively, from Interest expense to the Unrealized gains (losses) on financial instruments, net line item.

  (e) Deferred taxes

Formula 1 had a deferred tax asset of $20 million as of September 30, 2016. The step-up to fair value of Formula 1's intangible assets resulting from the purchase price allocation, discussed in note 3(f) below, resulted in a deferred tax liability of $481 million. Accordingly, we reclassified Formula 1's existing $20 million deferred tax asset from other assets to Deferred income tax liabilities since the

Liberty Media Corporation

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION (Continued)

deferred taxes resulting from the fair value step-up result in a net deferred tax liability as of September 30, 2016.

(3) Pro forma adjustments

The unaudited pro forma adjustments related to the transactions included in the unaudited pro forma condensed consolidated financial statements are as follows:

  (a) Cash paid for the purchase of Formula 1

On September 7, 2016, Liberty Media paid $746 million cash in order to purchase a nearly 20% interest in Formula 1, which was inclusive of a $75 million discount to be paid at the second closing. The remainder of cash consideration, including the $75 million discount, was paid at the second closing following satisfaction of conditions, including receipt of necessary regulatory approvals and Liberty Media shareholder vote. The total amount of cash paid to obtain a nearly 100% interest in Formula 1 was approximately $3.05 billion (inclusive of the $746 million paid in September 2016, as discussed below). $1.55 billion of the cash payment was funded by cash raised from the issuance of 62 million shares of Series C Liberty Formula One common stock to certain third party investors, as discussed in note 3(b). Liberty Media used a portion of the net proceeds of the New Convertible Notes (note 3(e)) to fund an increase to the cash consideration payable to the selling shareholders of Formula 1 by approximately $400 million and retain in treasury the approximately 19 million shares of Series C Liberty Formula One common stock that would otherwise have been issuable to the selling shareholders based on the purchase price of $21.26 per share. The remaining $354 million cash payment was funded by the issuance of a New Margin Loan (note 3(d)) and cash on hand.

The $746 million investment in F1, accounted for as a cost investment, was eliminated through Additional paid-in capital in the condensed consolidated pro forma financial statements as of September 30, 2016.

  (b) Issuance of Series C Liberty Formula One common stock

Liberty Media issued approximately 137 million new shares of Series C Liberty Formula One common stock at the second closing. As previously discussed, on December 13, 2016 Liberty Media entered into certain investment agreements with certain third party investors to commit to subscriptions of 62 million new shares of Series C Liberty Formula One common stock at a price per share of $25.00. The issuance of these shares was consummated concurrently with the completion of the Formula 1 acquisition on January 23, 2017. Additionally, the issuance of approximately 56 million shares of Series C Liberty Formula One common stock was recorded based on the price per share of Series C Liberty Formula One common stock on the date of the second closing. For purposes of the financial information included herein, the value was determined based on the closing price per share on January 20, 2017. The actual equity value differed from the amount determined herein due to changes in the price per share of Series C Liberty Formula One common stock between the time this financial information was provided and the time of the second closing.

Liberty Media Corporation

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION (Continued)

  (c) Issuance of subordinated exchangeable notes

In connection with the transaction, Delta Topco issued $351 million subordinated exchangeable notes upon the conversion of certain outstanding Formula 1 loan notes, exchangeable into cash or shares of Series C Liberty Formula One Group common stock, at Liberty Media's option, by the holders at any time. Delta Topco may elect to settle the exchangeable notes into cash. The exchangeable securities bear interest at 2% per annum and will mature 30 months from the completion of the second closing. These unaudited pro forma condensed consolidated financial statements assume that the subordinated exchangeable notes are liability classified and that no notes would have been exchanged during the periods presented.

  (d) Issuance of $500 million margin loans

In connection with the transaction, Liberty Media entered into a $500 million margin loan on November 8, 2016, secured by shares of Live Nation Entertainment, Inc. public equity securities held by Liberty Media (the "New Margin Loan"). The New Margin Loan has a two year term and bears interest at a rate of LIBOR plus 2.25% and an undrawn commitment fee of 0.75% per annum. Liberty Media drew approximately $350 million to use for the purchase of Formula 1, on January 23, 2017 with $150 million available to be drawn.

  (e) Issuance of New Convertible Notes

In connection with the transaction, Liberty Media issued $450 million convertible notes (the "New Convertible Notes") at an interest rate of 1% per annum. The Company incurred approximately $7 million of debt issuance costs in connection with the issuance of the New Convertible Notes. The conversion of the New Convertible Notes will be settled solely in cash, and not through the delivery of any securities. The Company expects to account for the New Convertible Notes at fair value. The notes will mature on January 30, 2023 unless earlier repurchased by Liberty Media or converted. As previously discussed, Liberty Media used a portion of the net proceeds of the New Convertible Notes to fund an increase to the cash consideration payable to the selling shareholders of Formula 1 by approximately $400 million and retain in treasury the approximately 19 million shares that would otherwise have been issuable to the selling shareholders.

  (f) Formula One purchase price allocation

As discussed above, the acquisition of Formula 1 was funded by a mix of cash on hand, newly issued shares of Series C Liberty Formula One Group tracking stock and a debt instrument exchangeable into shares of Series C Liberty Formula One Group tracking stock.

Liberty Media Corporation

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION (Continued)

The following is a pro forma purchase price allocation as if the Formula 1 acquisition had occurred on September 30, 2016 (amounts in millions):

Current assets	$926
Property and equipment	8
Goodwill	6,375
Definite-lived intangible assets	2,526
Other assets	418
Deferred income tax liabilities	(461)
Current liabilities	(597)
Long-term debt	(4,138)
Other liabilities	(63)

$4,994

For purposes of these unaudited condensed consolidated pro forma financial statements, we allocated 30% of the excess purchase price of Formula 1 to amortizable intangible assets, based on our current understanding of assets purchased. Formula 1's amortizable intangible assets consist of customer and supplier relationships, which were acquired in May 2006 and Formula1.com website traffic, which was acquired in 2002. Formula 1 historically considered the useful lives of each of these assets to be 20 years. The weighted average remaining useful life of these intangible assets is 9.6 years as of September 30, 2016, resulting in amortization expense of approximately $197 million for the nine months ended September 30, 2016 and approximately $263 million for the year ended December 31, 2015.

The final determination of the allocation of the purchase price will be based on the fair value of such assets and liabilities as of the date of the second closing and may change significantly from the amounts determined in the pro forma purchase price allocation.

  (g) Shareholder loan notes

Shareholder loans represent Payment In Kind ("PIK") loan notes issued by Formula 1 to its shareholders in proportion to the relevant equity holdings of each shareholder. Interest accrues on the balance of the notes at an annual compound rate of 10% payable on December 31 each year. Interest is capitalized to the shareholder loan note balance. These shareholder loan notes were converted to equity in Formula 1 upon the second closing ($4,676 million outstanding at September 30, 2016, including accrued interest). Interest expense on the shareholder loan notes was $327 million for the nine months ended September 30, 2016 and $396 million for the year ended December 31, 2015.

  (h) Stock-based compensation

Formula 1 has historically granted Manager Share Options and Manager Loan Note Options (collectively, "Awards") under its Delta Topco Option Scheme ("Option Scheme") plan. Manager Share Options allow the participants of the Option Scheme to acquire a fixed number of shares of Formula 1 while the Manager Loan Note Options provide an option to participants over an increasing number of loan notes in return for a subscription payment. The Manager Share Options have historically been equity classified awards, and the Manager Loan Note Options are liability classified awards in

Liberty Media Corporation

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION (Continued)

Formula 1's stand alone financial statements. As of September 30, 2016, the value of the Manager Share Options was $279 million, and the value of the Manager Loan Note Options was $320 million. Participants in the Option Scheme are not entitled to exercise vested Awards, and do not become entitled to receive any cash, assets or other benefits following the exercise of vested interests, until the later of the date upon which they vest and the completion of an initial public offering of Formula 1 or change in the ultimate controlling party of Formula 1. Awards can also be exercised on the completion of any sale, transfer, disposal, exchange, cancellation, redemption or reorganization of not less than 5% of the controlling party's interest, or at a date determined by an I Director of Formula 1. Upon the second closing, all vested Manager Share Options and Manager Loan Note Options were exercised by participants. Therefore, the $320 million liability related to Manager Loan Note Options has been reversed from Other liabilities to Retained earnings and reclassified to Additional paid-in capital in the unaudited condensed consolidated pro forma balance sheet as of September 30, 2016.

As the Awards are subject to a requisite service period and an exit event in order for the Awards to vest, applicable U.S. generally accepted accounting principles ("US GAAP") provide that compensation expense should not be recognized until it is probable that the performance condition will be satisfied, which is when the exit event is consummated. As of January 1, 2015, an exit event was not considered reasonably probable. Therefore, under US GAAP, stock compensation would not have been recognized during the nine months ended September 30, 2016 or the year ended December 31, 2015. Formula 1 recognized stock-based compensation expense of $24 million and $98 million during the nine months ended September 30, 2016 and the year ended December 31, 2015, respectively. These amounts have been excluded from the unaudited pro forma condensed consolidated statements of operations for the respective periods because they are charges directly attributable to the acquisition of Formula 1 that will not have a continuing impact on Liberty Media's operations. However, the historical stock compensation expense is reflected as a reduction to retained earnings in the unaudited pro forma balance sheet as of September 30, 2016.

Additionally, UK national insurance contributions are payable upon exercise of Awards, where any relevant participant holds, or has held, a UK-based service contract or employment within the group. Therefore, Formula 1 has recognized an expense (included in stock-based compensation expense) and corresponding liability for the expected national insurance contribution payable based on the estimated value of Award exercises less any amounts payable on grant or exercise of the Awards. Upon the second closing, Formula 1 paid out the UK national insurance contribution for the vested and exercised Awards. Therefore, the $39 million liability related to the accrued UK national insurance contribution has been reversed from Other liabilities to Retained earnings and reclassified to Additional paid-in capital in the unaudited condensed consolidated pro forma balance sheet as of September 30, 2016.

Furthermore, Formula 1 has historically declared cash dividends to shareholders. Dividends have been accrued for vested Manager Share Options, although participants are not entitled to receive payment for the dividends until the Manager Share Options become exercisable. As the vested Manager Share Options became exercisable upon the second closing, Formula 1 will pay out the accrued notional dividends payable on vested Manager Share Options at that time. As of September 30, 2016, the accrued notional dividends payable was approximately $68 million.

Liberty Media Corporation

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION (Continued)

  (i) Income tax benefit (expense)

Pro forma adjustments related to Formula 1 were recorded at the applicable UK tax rate for Formula 1 in effect for the nine months ended September 30, 2016 and the year ended December 31, 2015 (20.25%), and pro forma adjustments related to Liberty Media were recorded at the applicable blended corporate tax rate for Liberty Media in effect for the nine months ended September 30, 2016 and the year ended December 31, 2015 (36.5%).

  (j) Deal-related costs

It is expected that approximately $64 million of contingent deal-related costs will be incurred upon the closing of the acquisition of Formula 1 by Liberty Media. As these fees are non-recurring, direct, incremental costs of the acquisition, an adjustment for these costs has been reflected in the unaudited pro forma condensed consolidated balance sheet as of September 30, 2016. Additionally, approximately $19 million of legal, audit and advisory fees directly attributable to the acquisition of Formula 1 were incurred by Liberty Media and Formula 1 during the nine months ended September 30, 2016. As these fees are non-recurring, direct, incremental costs of acquisition, an adjustment has been made to exclude these costs in the unaudited pro forma condensed consolidated statement of operations for the corresponding period.

(4) Earnings per share

Weighted average shares outstanding for the nine months ended September 30, 2016 and the year ended December 31, 2015 has been adjusted for the issuance of an additional approximately 118 million Series C Liberty Formula One Group shares as a result of the transaction, which excludes approximately 19 million treasury stock shares that are expected to be issued but not outstanding, assuming that the business combination occurred on January 1, 2015. Potentially dilutive shares include shares exchangeable pursuant to the subordinated exchangeable notes assuming 105% of the Reference Price per share, as discussed in notes 3(b) and 3(c). Potentially dilutive shares are excluded from the computation of diluted EPS during the periods in which losses are reported as the result would be antidilutive.

PROSPECTUS

LIBERTY MEDIA CORPORATION

2,547,788 Shares
of
Series C Liberty Formula One Common Stock Offered by the Selling Stockholders

        This prospectus relates to the offer and resale of up to 2,547,788 shares of Liberty Formula One Corporation ("Liberty Media") Series C Liberty Formula One common stock, par value $0.01 per share ("FWONK"), which may be sold from time to time by the selling stockholders named under the heading "Selling Stockholders" herein (each, a "Selling Stockholder").

        The Selling Stockholders may offer and sell the shares of FWONK offered hereby at fixed prices, at prevailing market prices at the time of sale or at prices negotiated with purchasers, to or through underwriters, broker-dealers or agents or through any of the other means described in this prospectus under the caption "Plan of Distribution." The Selling Stockholders will bear all discounts, concessions or commissions attributable to the sale or disposition of their shares of FWONK offered hereby.

        This prospectus describes the general manner in which the shares of FWONK may be offered and resold by the Selling Stockholders. We will provide supplements to this prospectus describing the specific manner in which the shares of FWONK may be offered and sold to the extent required by law.

        We will not receive any of the proceeds from the sale of shares of FWONK by the Selling Stockholders. See "Plan of Distribution." We are, however, responsible for expenses incident to the registration under the Securities Act of 1933, as amended (the "Securities Act"), of the offer and sale of the shares of FWONK by the Selling Stockholders.

        Shares of FWONK are currently listed on The Nasdaq Global Select Market ("Nasdaq") under the symbol "LMCK," although we expect shares of FWONK to trade under the symbol "FWONK" beginning January 25, 2017. On January 23, 2017, the last sale price of shares of FWONK as reported on Nasdaq was $28.89 per share.

        Investing in our securities involves risks. You should carefully consider the matters described under the caption "Risk Factors" beginning on page 15 of this prospectus.

        Our principal executive offices are located at 12300 Liberty Boulevard, Englewood, Colorado 80112. Our main telephone number is (720) 875-5400, and our company website is located at www.libertymedia.com. The information contained on our website is not a part of this prospectus.

        Neither the Securities and Exchange Commission (the "Commission") nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 24, 2017.

        You should rely only on the information we have provided or incorporated by reference in this prospectus and any prospectus supplement. Neither we nor the Selling Stockholders have authorized any person to provide you with additional or different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the cover page of this prospectus or such prospectus supplement or that any information we have incorporated by reference is accurate as of any date other than the date of the documents incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement on Form S-3 that we have filed with the Commission using a "shelf" registration process. Under this shelf registration process, the Selling Stockholders may sell, in one or more offerings from time to time, up to an aggregate of 2,547,788 shares of FWONK as described in this prospectus. This prospectus provides you with a general description of us and the securities offered under this prospectus.

        We will not receive any proceeds from the sale of shares of FWONK by the Selling Stockholders. The Selling Stockholders may sell their shares of FWONK through any means described below under the heading "Plan of Distribution."

        At the time that any particular offering of shares of FWONK is made, to the extent required by the Securities Act, the Selling Stockholders will provide a prospectus supplement that will contain specific information about the terms of that offering. A prospectus supplement may add to, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read carefully this prospectus, any prospectus supplement and any documents we incorporate by reference into this prospectus which are described under the heading "Where to Find More Information" before you make an investment decision.

        The shares of FWONK offered under this prospectus by the Selling Stockholders were issued to the Selling Stockholders by us at the completion of the Formula 1 Acquisition (as defined herein), as further described in this prospectus under the heading "Selling Stockholders."

THE COMPANY

        The following summary highlights selected information included or incorporated by reference in this prospectus to help you understand our Company and shares of FWONK. For a more complete understanding of our Company and shares of FWONK, we encourage you to read this entire document and the information incorporated by reference herein, including the financial statements of the Company and the notes thereto. All references to the "Company," "Liberty Media," "we," "our" and "us" and words of similar effect refer to Liberty Media Corporation, and, unless the context otherwise requires, its consolidated subsidiaries.

Our Capital Structure

        Under our current amended and restated certificate of incorporation (our "current charter"), our common stock is comprised of three tracking stocks, with each tracking stock divided into three series. Our tracking stocks, which are designated the Liberty SiriusXM common stock, the Liberty Braves common stock and the Liberty Formula One common stock, are intended to track and reflect the separate economic performance of the businesses, assets and liabilities attributed to the SiriusXM Group, the Braves Group and the Formula One Group, respectively. While each group has a separate collection of businesses, assets and liabilities attributed to it, none of these groups is a separate legal entity and therefore cannot own assets, issue securities or enter into legally binding agreements. Hence, holders of our Liberty SiriusXM common stock, Liberty Braves common stock and Liberty Formula One common stock have no direct claim to the relevant group's assets, and are not represented by a separate board of directors. Instead, holders of those stocks are stockholders of Liberty Media Corporation, with a single board of directors and subject to all of the risks and liabilities of Liberty Media as a whole.

        At a special meeting of stockholders of the Company held on January 17, 2017, our stockholders approved the adoption of an amendment and restatement of our then-existing charter (1) to change the name of the "Media Group" to the "Formula One Group," (2) to change the name of the "Liberty Media common stock" to the "Liberty Formula One common stock," (3) to reclassify each share of each series of our existing Liberty Media common stock into one share of the corresponding series of Liberty Formula One Common Stock solely to effect the name change and (4) to make certain conforming changes (the "group name change"). The current charter was filed with the Secretary of State of the State of Delaware on January 24, 2017, and gave effect to the group name change.

        The Liberty SiriusXM common stock tracks and reflects the separate economic performance of the businesses, assets and liabilities attributed to the SiriusXM Group, which includes, among other things, Liberty Media's approximate 65.5% interest in Sirius XM. The Liberty Braves common stock tracks and reflects the separate economic performance of the businesses, assets and liabilities attributed to the Braves Group, which includes, among other things, Liberty Media's wholly owned subsidiary Braves Holdings, which indirectly owns the Atlanta Braves Major League Baseball club. The Liberty Formula One common stock, which includes FWONK, tracks and reflects the separate economic performance of the businesses, assets and liabilities attributed to the Formula One Group, which includes the remainder of Liberty Media's businesses, assets and liabilities not attributed to the SiriusXM Group or the Braves Group, including, among other things, Liberty Media's approximate 34.3% interest in Live Nation, Liberty Media's consolidated subsidiary, Formula 1 (as discussed herein), and 15.5% inter-group interest in the Braves Group.

Our Business

        We own controlling and non-controlling interests in a broad range of media, communications and entertainment companies. Through our subsidiaries and affiliates, we principally operate in North America. Our principal businesses and assets include our consolidated subsidiaries SIRIUS XM

Holdings Inc. ("Sirius XM"), Braves Holdings, LLC ("Braves Holdings") and Delta Topco Limited, the parent company of Formula 1 ("Delta Topco"). In addition to the foregoing businesses, we hold ownership interests in Live Nation Entertainment, Inc. ("Live Nation") and, through Sirius XM, SIRIUS XM Canada, and we maintain investments in "available for sale" securities and related financial instruments in public companies such as Time Warner, Inc. ("Time Warner") and Viacom, Inc. ("Viacom"). Our business strategy and that of our subsidiaries and business affiliates includes selective acquisitions or other strategic initiatives focused on business expansion.

        Sirius XM.    Sirius XM provides a subscription based satellite radio service. Sirius XM transmits music, sports, entertainment, comedy, talk, news, traffic and weather channels as well as infotainment services in the United States on a subscription fee basis through its two proprietary satellite radio systems—the Sirius system and the XM system. Subscribers can also receive their music and other channels, plus features such as SiriusXM On Demand and MySXM, over Sirius XM's Internet radio service, including through applications for mobile devices. Sirius XM is also a leader in providing connected vehicle services. Sirius XM's connected vehicle services are designed to enhance the safety, security and driving experience for vehicle operators while providing marketing and operational benefits to automakers and their dealers. Sirius XM has agreements with every major automaker to offer satellite radios in their vehicles from which Sirius XM acquires the majority of its subscribers. It also acquires subscribers through marketing to owners and lessees of vehicles that include factory-installed satellite radios that are not currently subscribing to Sirius XM services. Additionally, Sirius XM distributes its radios through retailers online and at locations nationwide and through its website. Satellite radio services are also offered to customers of certain daily rental car companies.

        Our consolidated subsidiary Sirius XM is attributed to our SiriusXM Group.

        Braves Holdings.    Braves Holdings is our wholly owned subsidiary that indirectly owns and operates the Atlanta Braves Major League Baseball club (the "Braves") and five minor league baseball clubs (the Gwinnett Braves, the Mississippi Braves, the Rome Braves, the Danville Braves and the GCL Braves). Braves Holdings also operates a baseball academy in the Dominican Republic and leases a baseball facility from a third party in connection with its academy. Effective for the 2017 season, the Braves are expected to relocate from Turner Stadium, their home since 1997, into a new ballpark located in Cobb County, a suburb of Atlanta. The new ballpark will be leased from Cobb County and Cobb-Marietta Coliseum and Exhibit Hall Authority and will offer a range of activities and eateries for fans. Braves Holdings is participating in the construction of the new stadium and an adjacent mixed-use development project, which we refer to as the Development Project.

        Our wholly owned subsidiary Braves Holdings is attributed to our Braves Group.

        Formula 1.    As discussed further below under "—Description of the Formula 1 Acquisition," we recently acquired 100% of the fully diluted equity interests of Delta Topco, the parent company of the group of companies that exploit exclusive commercial rights pertaining to the FIA Formula One World Championship® (the "World Championship") (such companies, together with Delta Topco, "Formula 1"), other than a nominal number of equity securities held by the Teams (as defined below). The World Championship is an annual, approximately nine-month long, motor race-based competition in which teams (the "Teams") compete for the Constructors' Championship and drivers compete for the Drivers' Championship. The World Championship is a global series with a varying number of events ("Events") taking place in different countries around the world each season. During 2016, 21 Events took place in 21 countries across Europe, Asia-Pacific, the Middle East and North and South America. Formula 1 is followed by hundreds of millions of television viewers in over 200 territories, and Formula 1's largest Events have hosted live audiences in excess of 300,000 on race weekends, such as the British Grand Prix at the Silverstone circuit and the Mexican Grand Prix at the Autódromo Hermanos Rodríguez.

        For additional information about Formula 1, please see "The Company—Description of the Business of Formula 1."

        Our consolidated subsidiary Delta Topco is attributed to our Formula One Group.

        Live Nation.    We beneficially owned approximately 34% of the issued and outstanding shares of Live Nation common stock as of November 1, 2016. Live Nation is considered the world's largest live entertainment company and seeks to innovate and enhance the live entertainment experience for artists and fans before, during and after the show. Live Nation has four business segments: concerts; sponsorship and advertising; ticketing and artist nation.

        Our equity affiliate Live Nation is attributed to our Formula One Group.

        Time Warner.    As of October 25, 2016, we beneficially owned 4,252,831 shares of Time Warner common stock, representing less than 1% of the outstanding common stock of Time Warner. Of the shares we beneficially own, 464,323 have been pledged as collateral to secure obligations of certain subsidiaries of Braves Holdings pursuant to credit facilities entered into by those subsidiaries to fund certain costs of the Development Project.

        Our shares of Time Warner common stock are attributed to our Formula One Group.

Corporate Information

        Our principal executive offices are located at 12300 Liberty Boulevard, Englewood, Colorado 80112. Our main telephone number is (720) 875-5400.

Description of the Formula 1 Acquisition

        The following describes certain material terms of, and documents and agreements related to, the Formula 1 Acquisition (as defined below). This summary is not complete and it is qualified in its entirety by reference to the Second SPA, which is filed as Annex A to the Company's proxy statement on Schedule 14A filed on December 9, 2016, and the other documents and agreements that are incorporated herein by reference.

        On September 7, 2016, Liberty Media entered into two definitive stock purchase agreements relating to the purchase by our indirect wholly owned subsidiary, Liberty GR Cayman Acquisition Company, a company registered in the Cayman Islands (the "Buyer"), of 100% of the fully diluted equity interests of Delta Topco, the parent company of the group of companies that exploit commercial rights pertaining to the FIA Formula One World Championship, other than a nominal number of equity securities held by the Teams (as defined below) (the "Formula 1 Acquisition"). For the purposes of this prospectus, references to "F1 Shares" include outstanding ordinary shares in Delta Topco, and references to "F1 Loan Notes" include the 10% unsecured loan notes due November 24, 2060, issued by Delta Topco pursuant to an unsecured loan note instrument dated November 24, 2006, as amended and restated from time to time.

        On September 7, 2016, Liberty Media, the Buyer, Formula 1 and certain selling shareholders of Formula 1 (the "Initial Sellers") entered into the first stock purchase agreement (the "First SPA"), pursuant to which the Buyer purchased 18.7% of the fully diluted F1 Shares and F1 Loan Notes from the Initial Sellers for an aggregate purchase price of approximately $746 million (the F1 Shares and the F1 Loan Notes purchased pursuant to the First SPA hereinafter referred to as the "initial securities"). The transactions contemplated by the First SPA were consummated on September 7, 2016, immediately following its execution and delivery (the "First Closing").

        Pursuant to the First SPA, on October 27, 2016, the Buyer purchased additional F1 Shares and F1 Loan Notes (the "additional securities") from certain of the Initial Sellers to increase its ownership percentage in Formula 1 to approximately 19.1% of the fully diluted F1 Shares and F1 Loan Notes outstanding on the closing of the purchase of the additional securities (the "Additional Closing"). The aggregate purchase price paid at the Additional Closing was approximately $13 million.

        Also on September 7, 2016, Liberty Media, the Buyer, Formula 1 and the Initial Sellers entered into the second stock purchase agreement (the "Second SPA"). Pursuant to the Second SPA, the other shareholders of Formula 1 (the "Other Sellers," and together with the Initial Sellers, the "Formula 1 Selling Shareholders") (i) entered into a deed of adherence to the Second SPA before the closing of the Second SPA (the "Second Closing") or (ii) became bound by the terms of the Second SPA pursuant to a drag along notice issued by Formula 1 pursuant to Formula 1's Articles of Association. Pursuant to the Second SPA:

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  the purchase and sale of the initial securities and the additional securities consummated pursuant to the First SPA was unwound in full immediately prior to the Second Closing;

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  the amount of cash paid to the Initial Sellers at the First Closing and the Additional Closing was credited against the amount of cash payable at the Second Closing;

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  immediately following the unwind of the First Closing and the Additional Closing, and prior to the Second Closing, a substantial portion of the issued and outstanding F1 Loan Notes were converted into additional F1 Shares and the remaining portion of the issued and outstanding F1 Loan Notes became Exchangeable Notes issued by Delta Topco in an aggregate principal amount of approximately $351 million through an amendment and restatement to the existing loan note instrument constituting the F1 Loan Notes; and

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  the Buyer acquired from the Formula 1 Selling Shareholders 100% of the fully diluted F1 Shares (other than a nominal number of equity securities held by the Teams).

        Pursuant to the Second SPA, following the request of a nominee appointed by the Formula 1 Selling Shareholders (the "Sellers' Representative"), on December 13, 2016, Liberty Media entered into investment agreements (the "Investment Agreements") with certain third party investors pursuant to which such third party investors agreed to purchase approximately 62 million shares of FWONK at a price of $25.00 per share, for an aggregate purchase price of $1.55 billion. The Investment Agreements were consummated concurrently with the Second Closing. The net proceeds received under the Investment Agreements were used to fund a portion of the cash consideration payable to the Formula 1 Selling Shareholders at the Second Closing, and increased such cash consideration by an amount equal to the proceeds received by Liberty Media pursuant to the Investment Agreements (less selling expenses) and decreased the number of shares of FWONK otherwise issuable to the Formula 1 Selling Shareholders by the number of shares of FWONK actually sold pursuant to the Investment Agreements. Liberty Media did not retain any proceeds from the sale of shares of FWONK to the Third Party Investors pursuant to the Investment Agreements.

        On January 19, 2017, we entered into a side letter with the Sellers' Representative under the Second SPA, pursuant to which we purchased approximately 19 million shares of Series C Liberty Formula One common stock at the $21.26 reference price at the closing of the Formula 1 Acquisition, thereby increasing the cash consideration payable to the Formula 1 Selling Shareholders by $400 million. A portion of the net proceeds from Liberty Media's private offering of $450,000,000 aggregate principal amount of its 1.0% cash convertible senior notes due 2023, which closed on January 23, 2017, was used to fund the increase in the cash consideration to the Formula 1 Selling Shareholders. These shares of Series C Liberty Formula One common stock are reserved by Liberty Media in treasury for possible issuance to the Teams and any such sales of Series C Liberty Formula One common stock will be at a purchase price of $21.26 per share. To the extent such shares are not issued to the Teams within six months following the closing of the Formula 1 Acquisition, the shares will be retired. The aggregate number of shares of Series C Liberty Formula One common stock issued at the closing of the Formula 1 Acquisition did not change as a result of this transaction. Only the allocation of the approximately 137 million shares of Series C Liberty Formula One common stock changed as follows: approximately 56 million to the Formula 1 Selling Shareholders, approximately 62 million to the third party investors and approximately 19 million into treasury.

        The Second Closing was completed on January 23, 2017. The aggregate purchase price paid to the Formula 1 Selling Shareholders under the Second SPA was approximately $4.4 billion (calculated at the time of transaction announcement, assuming a valuation for the shares of FWONK of $21.26), consisting of:

  •
  $3.05 billion in cash (including the cash paid to the Initial Sellers at the First Closing and the Additional Closing);

  •
  approximately $351 million in principal amount of the Exchangeable Notes (which consists of outstanding F1 Loan Notes to be converted upon the Second Closing); and

  •
  approximately 56 million newly issued shares of FWONK.

Description of the Business of Formula 1

Business

        Formula 1 holds exclusive commercial rights with respect to the World Championship, an annual, approximately nine-month long, motor race-based competition in which teams compete for the Constructors' Championship and drivers compete for the Drivers' Championship. The World Championship is a global series with a varying number of Events taking place in different countries around the world each season. For 2016, 21 Events took place in 21 countries across Europe, Asia-Pacific, the Middle East and North and South America. In 2015, the World Championship was followed by hundreds of millions of television viewers in over 200 territories, and Formula 1's largest Events have hosted live audiences in excess of 300,000 on race weekends, such as the British Grand Prix at the Silverstone circuit and the Mexican Grand Prix at the Autodromo Hermanos Rodriguez.

        The World Championship has been held every year since 1950 and has featured many iconic drivers, Teams and Events over the last 66 years. Over this period, Formula 1 has become one of the world's most widely watched annual global sporting competitions.

        Formula 1 is responsible for the commercial exploitation and development of the World Championship as well as various aspects of its management and administration, in the course of which it coordinates and transacts with the Fédération Internationale de l'Automobile ("FIA"), the governing body for world motor sport, the Teams, the race promoters that stage Events, various media organizations worldwide as well as advertisers and sponsors. Formula 1 also controls activities related to critical components of the World Championship, including filming Events, production of the international television feed and transport of its and the Teams' equipment, ensuring high quality and reducing delivery risk around the World Championship. Control over filming and the international television feed is important because it ensures the high quality of Formula 1's live feed and other programming, which underpins the appeal of the World Championship to broadcasters, advertisers and sponsors.

        Formula 1 also generates revenues from a variety of other sources, including the operation of the Formula 1 Paddock Club (the "Paddock Club") hospitality program at most Events, freight, logistical and travel related services for the Teams and other third parties, the GP2 and GP3 race series, which run principally as support races during Event weekends, television production and post-production and other licensing of the commercial rights associated with Formula 1, for example in connection with video games.

Strategy

        Formula 1's goal is to further broaden and increase the global scale and appeal of the World Championship in order to improve the overall value of Formula 1 as a sport and its financial performance. Key factors of this strategy include:

  •
  continuing to seek and identify opportunities to expand and develop the Event calendar and bring Events to attractive and/or strategically important new markets outside of Europe, which typically have higher race promotion fees, while continuing to build on the foundation of the sport in Europe;

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  developing advertising and sponsorship revenue, including increasing sales of Event-based packages and under the Global Partner program, and exploring opportunities in underexploited product categories;

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  capturing opportunities created by media's evolution, including the growth of social media and the development of Formula 1's digital media assets; and

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  building up the entertainment experience for fans and engaging with new fans on a global basis to further drive race attendance and television viewership.

Sources of Revenue

        Formula 1 derives the majority of its revenue from race promotion, broadcasting and advertising and sponsorship arrangements, which we refer to as "primary F1 revenue." A significant majority of the race promotion, broadcasting and advertising and sponsorship contracts specify payments in advance and annual increases in the fees payable over the course of the contracts. The Formula 1 business has been characterized by strong revenue growth in expansionary years of the economic cycle and stability over the recent global financial crisis.

  Race Promotion

        Formula 1 grants to race promoters the rights to host, stage and promote each Event. These rights are granted pursuant to contracts that typically have an initial term of five to seven years and often include an option, exercisable by Formula 1, to extend the contract for up to an additional five years. For established Events, the duration of the contract is more variable according to local market conditions. These contracts may allow for flat fees over the term, but more typically they include annual fee escalators over the life of the contract, which are typically based on annual movement in a selected consumer price index or fixed percentages of up to 5% per year.

        Race promoters are generally circuit owners, local and national automobile clubs, special event organizers or governmental bodies. Race promoters generate revenue from ticket sales and sometimes from concessions, merchandising and secondary hospitality offerings (other than the Paddock Club).

        Tickets are sold for the entire Event weekend or individual days. The race promoter is responsible for, among other things, obtaining the availability of an FIA sanctioned circuit, securing all necessary government and sporting approvals and ensuring that the Event is run in conformity with FIA regulations. To achieve FIA certification, the circuit must meet all FIA safety standards, which apply to medical facilities, circuit length, paddock and pit lane dimensions and other driver and spectator safety standards. The race promoter is responsible for providing customs, competitor, promotional and press facilities and ensuring appropriate access to the circuit and pit areas.

  Broadcasting

        Formula 1 licenses rights to broadcast Events on television and other media platforms in specified countries or regions and in specified languages. These may also include rights to broadcast the race, practice and qualifying sessions, interactive television/digital services, repeat broadcasts and highlights. These contracts, which we refer to as television rights agreements or "TRAs" typically have a term of three to five years. While annual fees from broadcasters may stay constant, they often increase each year during the term of the TRA by varying amounts typically of up to 10% per annum.

        Formula 1's broadcasting revenue is generated from: (a) free-to-air television broadcasts, which are received by the end user without charge (other than any television license fee), and non-premium cable, satellite and other broadcasts, which are received as part of a subscriber's basic package (together, "free-to-air television"); and (b) premium and pay-per-view cable and satellite broadcasts, where the subscriber pays a premium fee to receive programming on a package or per-event basis ("pay television"). Formula 1 currently has 12 free-to-air television agreements, nine pay television agreements, 27 agreements covering both free-to-air and pay television and four other agreements (one for transmissions to British bases overseas, two global news syndication and distribution contracts and one global in-flight/ship at sea distribution contract). Formula 1's key broadcasters include Channel 4 (free-to-air television) and Sky (pay television) in the United Kingdom, RTL (free-to-air television) and Sky Deutschland (pay television) in Germany, RAI (free-to-air television) and Sky Italia (pay television) in Italy, Movistar (pay television) in Spain, Canal+ (pay television) in France, Globo (free-to-air television) in Brazil, NBC (free-to-air television) in the United States, Fox Sports (pay television) in Pan Asia and beIn Sports (pay television) in the Middle East.

  Viewers

        Formula 1 believes that Formula 1 is attractive to broadcasters because of its premium live content and viewership, which is typically male orientated with above average incomes. Formula 1 has TRAs covering all significant countries and regions globally. In 2015, Formula 1 had a cumulative live television audience of hundreds of millions of unique viewers measured by the definition of 15 minutes of viewing time. This figure relates only to dedicated programming and does not include those viewers that see Formula 1 on the news or via other media. Formula 1 can have a positive effect on a network's viewership.

        Viewership in a specific country can be influenced significantly by the performance of local drivers. For example, the previously very high viewership in Germany dropped after Michael Schumacher's original retirement in 2006 but increased in 2010 and 2011 because of Sebastian Vettel winning the Drivers' Championship in those years. More recently, audience reach in the Netherlands significantly increased as Max Verstappen made his debut for Toro Rosso in 2015. Formula 1 is able to suggest (subject to FIA approval) race times to maximize the sport's global viewership, including by introducing late afternoon and night races for Middle East and Asian Events to maximize the core European viewership.

  Advertising and Sponsorship

        Formula 1 sells Event-based advertising and sponsorship in the form of trackside advertising and race title sponsorship packages. In addition, advertisers can acquire status as a Global Partner of Formula 1 and/or Official Supplier to Formula 1. These advertiser and sponsor contracts typically have a term of three to five years (but may on occasion be of longer duration). Payments often increase each year based on a fixed amount, a fixed percentage or in accordance with the United States or European consumer price index or another agreed metric. Separately, the Teams sell sponsorship rights primarily in the form of logo displays on cars, equipment and driver and Team uniforms, although Formula 1 does not derive any revenue from such sales. Many of the Team sponsors also purchase advertising and sponsorship from Formula 1.

  Other Revenue

        Formula 1 also generates revenue from a variety of other sources including the operation of the Paddock Club race-based corporate hospitality program at most Events, freight and related logistical and travel services, support races at Events (either from the direct operation of the GP2 and GP3 series which are owned by Formula 1 or from the licensing of other third party series or individual race events), various television production and post-production activities, and other Formula 1 ancillary operations.

        Formula 1's business is global and diversified across six of the seven major regions in the world. Formula 1 has significantly expanded its business activities throughout the world by entering into additional broadcasting contracts and adding new Events such as those in Mexico, Singapore, Abu Dhabi, the United States, Russia and Azerbaijan.

FIA and the Teams

        Formula 1's business is built on a number of key relationships—those with the FIA, the Teams and Formula 1's principal commercial partners. See "—Key Commercial Agreements" below for more information about Formula 1's relationships with the FIA and the Teams.

  FIA

        The FIA is the governing body for world motor sport and as such, is solely responsible for regulating the sporting, technical and safety aspects of the World Championship through the FIA's F1 Commission and World Motor Sport Council. The FIA regulates a number of motor sports, with the World Championship being the most prominent. The FIA owns the World Championship and has granted Formula 1 the exclusive commercial rights to the World Championship until the end of 2110 under the 100-Year Agreements. In addition, the FIA, through its World Motor Sport Council, approves the calendar for the World Championship each year. Under the 100-Year Agreements, Formula 1 is only permitted to enter into race promotion contracts that are substantially in the form agreed between Formula 1 and the FIA.

  Teams

        The Teams are the participants in the World Championship and its Events, competing for the annual Constructors' Championship, and their drivers compete for the annual Drivers' Championship. There are currently 11 Teams competing in the 2016 World Championship. To be eligible to compete, a Team is responsible for the design and manufacturing of certain key parts of its cars, including the chassis. This distinguishes Formula 1 from many other genres of motor sport and places special emphasis on the technological capabilities and innovative prowess of each Team. Currently, the Teams are supplied race engines by one of Ferrari, Mercedes, Renault or Honda. Under the terms of the Current Concorde Arrangements, Teams are entitled to receive significant team payments from a Formula 1 prize fund (the "Prize Fund") based primarily on their results in prior years' Constructors' Championships. Formula 1 has no direct or indirect ownership interest in any Team, nor does it have any contractual arrangements with the drivers, who are all employed or contracted directly by the Teams.

        Each Team is responsible for securing its own drivers and funding the cost to race in the World Championship. They receive Team payments from Formula 1 (principally a share in the Prize Fund) as well as sponsorship and advertising revenues from their own partners. The Current Concorde Arrangements between Formula 1, the FIA and the Teams defines the terms of the Team's participation in the World Championship (for further detail on these arrangements, see "—Key Commercial Agreements—Current Concorde Arrangements" below.

  Event Calendar

        The FIA's World Motor Sport Council considers and approves the World Championship calendar that Formula 1 proposes based on the agreed race promoter contracts for the forthcoming season. The World Championship calendar is typically approved in December for the following year's World Championship. Provisional approval typically occurs in September and as early as June. The race circuits used by race promoters must be approved by the FIA.

  Race Circuits

        The World Championship takes place on a number of high profile iconic circuits, including Silverstone, Monaco and Singapore. Circuits are typically dedicated circuits of varying distances (typically three to six kilometers), with a combination of esses, straights, chicanes, bends, corners, curves, hairpins, climbs, descents and scenery. The circuit at Spa-Francorchamps in Belgium, for example, runs through a part of the Ardennes forest. Street races remain popular and races in Australia, Monaco, Singapore, Russia and Azerbaijan are all run on street (or temporary) circuits.

  Event Weekend

        An Event typically takes place over a three day weekend. It begins with two practice sessions on Friday (except in Monaco, where Friday practices are moved to Thursday) and one practice on Saturday. A qualifying session is held after the practice session on Saturday, which determines the starting order for the race on Sunday. Each race typically takes up to two hours to complete with cars covering approximately 180 to 200 miles at top speeds of over 200 miles per hour. GP2 practice and qualifying occurs on Friday, with a race on Saturday and a sprint race on Sunday. There are also other independent third-party support series such as the Porsche Supercup, a GT motor sport series, and individual support events that run over the Event weekends. Formula 1 attracts a broad spectrum of fans including some of the world's most recognized personalities, music and film stars, sports personalities, royalty, high-profile business leaders and politicians.

  Team Economics

        Over the years, a large number of Teams have participated in Formula 1, with Ferrari being the only Team which has participated in every World Championship since 1950. A significant number of the current Teams have been racing for many years, whether under their current or previous names. Team owners looking to exit Formula 1 can sell their Team to new owners who would then be able to start out in Formula 1 with a fully resourced Team, pre-developed technology and facilities and, in some cases, an established brand name with existing Prize Fund performance qualifications under the Current Concorde Arrangements.

        All Teams compete in the World Championship with the ambition to finish as high in the Constructors' and Drivers' Championships as possible. Some Teams exist solely to race in Formula 1, whereas others may be used as a marketing opportunity for its parent company's core business. Car manufacturers may also invest in a Team to develop technology that will be used in their road cars for the retail market. Many Teams, including manufacturer owned Teams, participate to promote their brand.

        Teams competing in Formula 1 require significant financial resources. In addition to its drivers, a Team employs a technical staff of mechanics, engineers and car designers together with a large support staff operation. Teams also incur costs in relation to their cars, equipment, testing and development.

        The Teams generate the majority of their revenue from corporate sponsorship (which in some instances comes from parent companies) and Team payments from Formula 1. In addition, the leading Teams benefit from the sale of technology to other Teams or exploitation of their technology outside motor sport. Teams also raise some revenues from merchandising and licensing activities. Total revenues vary significantly from Team to Team but are principally driven by their performance in the World Championship and their attractiveness as an advertising and sponsorship platform.

        Corporate sponsorship can consist of both monetary payments and contributions in-kind from suppliers. Team sponsors represent a variety of industries and include luxury automobiles, technology, telecommunications, financial services, energy and soft drinks.

        The primary form of corporate exposure is through logo displays on cars, equipment and driver and Team uniforms, which are then on display during the live television broadcast and other media coverage of Events. For engine and other automotive related sponsors (such as tires, fuel, oil and engines), Formula 1 believes that Formula 1 sponsorship can create a heightened perception of engineering and technological proficiency and is likely to form a part of the sponsor's own research and development efforts.

  Drivers

        One of the distinctive features of the World Championship is the celebrity and diversity of its drivers. Differences in nationalities, temperaments and racing styles form part of the attractive mosaic of Formula 1. In the 1950s, Italians Giuseppe Farina and Alberto Ascari and British drivers Stirling Moss and Mike Hawthorn, together with Argentinian Juan Manuel Fangio, dominated Formula 1. As the sport's popularity and stature grew in the 1960s and 1970s, drivers from other countries such as the United States (Phil Hill and Mario Andretti), Brazil (Emerson Fittipaldi) and South Africa (Jody Scheckter) became some of the sport's most successful drivers.

        Several of the sport's leading drivers of the 1980s, including Frenchman Alain Prost, Nigel Mansell of the United Kingdom and Brazilian Ayrton Senna, continued to be successful into the early 1990s. Michael Schumacher, who began his Formula 1 career in 1991, won five consecutive Drivers' Championships between 2000 and 2004 and seven in total. In 2016, there are five Drivers Champions competing, namely Lewis Hamilton (United Kingdom/Mercedes), Sebastian Vettel (Germany/Ferrari), Jenson Button (United Kingdom/McLaren), Fernando Alonso (Spain/McLaren) and Kimi Raikkonen (Finland/Ferrari).

        The success of a local driver also impacts the television viewership and revenue generated from that country or region. World Champions from Germany (Vettel), Spain (Alonso) and the United Kingdom (Button and Hamilton) have helped grow and sustain the Formula 1 business in those countries. For this reason, Formula 1 encourages the development of drivers from other strategic markets. GP2 and GP3 provide the training ground and stepping stones to Formula 1 for these drivers.

        To participate in Formula 1, all drivers are required to hold an FIA Super Licence, which is issued by the FIA only after the driver has met specific qualification criteria.

        All drivers are employed or contracted by the Teams and have no contractual relationship with Formula 1.

Key Commercial Agreements

  100-Year Agreements

        Under the 100-Year Agreements entered into by Formula 1 and the FIA in 2001, Formula 1 was granted an exclusive license with respect to all of the commercial rights to the World Championship, including its trademarks, in exchange for a significant one time fee of $313.6 million in 2001 and annual escalating regulatory fees to the FIA. This license, which took effect on January 1, 2011 and expires on December 31, 2110, maintains Formula 1's exclusive commercial rights to the World

Championship which Formula 1 held under previous agreements with the FIA. For 2016, Formula 1 paid the FIA an approximate $26.8 million cash regulatory fee.

        The 100-Year Agreements also provide that Formula 1 may appoint a representative to the FIA, subject to the FIA's approval, and that person will be a member of the FIA's F1 Commission and World Motor Sport Council. The FIA may terminate the 100-Year Agreements and Formula 1's exclusive license upon a change of control of SLEC Holdings Limited, a wholly owned subsidiary of Delta Topco, unless the FIA previously approved the transaction. Formula 1 obtained the FIA's approval of its acquisition by Liberty Media under the 100-Year Agreements.

        In addition, the FIA may terminate Formula 1's license if (i) certain Delta Topco subsidiaries party to the 100-Year Agreements become insolvent; (ii) Formula 1 fails to pay an amount due to the FIA and such non-payment is not cured within 30 days of FIA's demand for payment; (iii) arbitrators declare that Formula 1 materially breached the 100-Year Agreements and Formula 1 has not paid to the FIA certain penalties to cure such breach; or (iv) Formula 1 changes or removes certain of the FIA's rights without its prior consent.

  Current Concorde Arrangements

        From 1981 until 2012, successive Concorde Agreements governed the relationship between Formula 1, the FIA and the Teams, including the regulation of the World Championship. After the previous Concorde Agreement expired on December 31, 2012, Formula 1 entered into a separate binding agreement with each Team, securing the relevant Team's commitment to continue participating in the World Championship until December 31, 2020. In addition, Formula 1 entered into the 2013 Concorde Implementation Agreement with the FIA in 2013. The 2013 Concorde Implementation Agreement, in addition to making certain modifications to the 100-Year Agreements for the period to end 2030, provides that the FIA agrees to provide certain sporting governance arrangements and regulatory safeguards for the benefit of the Teams, to enter into a new Concorde Agreement for a term of eight years (from 2013 to 2020) reflecting those sporting governance arrangements and regulatory safeguards and to enter into a subsequent Concorde Agreement from 2021 to 2030 or to extend the sporting governance arrangements or regulatory safeguards agreed under the 2013 Concorde Implementation Agreement on substantially the same terms from 2021 to 2030. The Team Agreements and the 2013 Concorde Implementation Agreement together provide the contractual framework for the World Championship that was previously set out in the Concorde Agreements. The Team Agreements and the 2013 Concorde Implementation Agreement are collectively referred to as the "Current Concorde Arrangements."

        Under the Current Concorde Arrangements, among other things, the Teams agree to participate in the World Championship during the term of the Current Concorde Arrangements and Formula 1 agrees to make certain prize fund payments to them based on their performance in the Constructors' Championship and other principles (such as success, heritage and longevity in Formula 1) and measures of performance selected by Formula 1.

  Team Agreements

        As discussed above, Formula 1 and each of the Teams have entered into separate Team Agreements that establish a Prize Fund, establish procedures for setting the World Championship calendar, give the Teams the right to nominate and, in some cases, appoint directors to Delta Topco's board, and provide for certain termination rights.

        The Team Agreements establish the Prize Fund to be paid to the Teams that is funded with a certain percentage of Formula 1's Prize Fund EBITDA plus additional amounts that Formula 1 expects to range from $120 million to $175 million. The majority of the Prize Fund is paid to individual Teams based on their results in prior Constructors' Championships, and the balance paid to Teams that have achieved certain milestones based on Formula 1's principles and measures of performance. In addition to their audit procedures performed on Formula 1, since 2008, Ernst & Young LLP have also performed certain agreed-upon procedures to provide a report to the Teams on the calculation, and allocation thereof, of all Team payments under the Prize Fund.

        Under the Team Agreements, the consent of a majority of certain Teams is required if there are more than 20 Events in a season or more than 17 Events are held in a season and the number of Events that are held outside Europe, the US or Canada exceeds 60% or more of the total number of Events in that season.

        The Team Agreements with McLaren and Mercedes grant the corporate parent of each of those Teams (McLaren Group Limited and Daimler AG, respectively) the right to appoint a Team Director until December 31, 2020 or the termination of the relevant Team Agreement, if earlier. Ferrari has an equivalent right, pursuant to a provision contained in all Team Agreements granting that right to the longest standing Team that has competed in the World Championship for the greatest number of seasons since 1950. Each of Daimler AG and Ferrari has exercised the relevant right and appointed a Team Director. Ferrari's Team Director is also entitled to be a member of Delta Topco's Audit and Ethics and Nomination Committees. Mercedes' Team Director is currently a member of the Nomination Committee of Delta Topco, although he is not appointed by right. In addition, the Teams have a right to propose two independent non-executive directors for a three-year term on Delta Topco's board of directors, although Delta Topco is not required to appoint any such candidate.

        A Team's Agreement may be terminated if the Team ceases to be a constructor, fails to participate in more than three Events in a season, fails to submit a valid entry for participation in the World Championship or becomes insolvent. Teams may also terminate their Team Agreements by written notice to Formula 1 under certain circumstances, including:

  •
  Formula 1 is unable to pay its debts when they become due;

  •
  Formula 1 fails for three months to pay an aggregate amount due in excess of $10 million to the Team;

  •
  with respect to the longest standing Team (currently Ferrari), Formula 1 experiences a change in control and, in the second or third fiscal year after the change in control, the Prize Fund EBITDA is less than 75% of the Prize Fund EBITDA in the fiscal year immediately preceding the change in control; or

  •
  a controlling interest holder of Formula 1 is subject to sanctions imposed by the U.S. Office of Foreign Assets Control or is on the Financial Sanctions List in the United Kingdom.

  Circuit Rights Agreements

        Under circuit rights agreements (the "Circuit Rights Agreements"), Formula 1 acquires from race promoters certain rights to commercially exploit the Event, including the rights to sell trackside and "official supplier" advertising and title sponsorship, a space in which to operate the Paddock Club (other than at three Events) and commercial use of the name of the Event and circuit. In a few cases a cash payment is made for the grant of these circuit rights and in others Formula 1 offers a commission or share of revenue to a race promoter where they have been instrumental in introducing a new sponsor from its territory that purchases a title sponsorship or trackside advertising. Circuit Rights Agreements typically have a term that is tied to the relevant race promoter contract.

Competition

        The World Championship competes with many alternative forms of entertainment, such as other sporting and live events, for television viewership, live attendance and advertising. For example,

Formula 1 competes for broadcasting and advertising revenue with other global and regional Tier 1 sports, including the Olympic Games, FIFA World Cup, Champions League and Premier League. Within national markets, Formula 1 competes with local racing events, such as the Indianapolis 500 race and NASCAR in the United States.

Regulatory Matters—Competition Laws

        The operations and business of Formula 1 are subject to European and national competition laws which require Formula 1 at all times to ensure its business practices and agreements are consistent with the operation of competitive markets. Following an investigation by the EC into the commercialization of Formula 1 and related agreements in 1999, Formula 1 modified certain of its business practices and changed the terms of a number of its commercial contracts with Teams, broadcasters, promoters and the FIA. In October 2001, the EC issued two comfort letters to Formula 1 stating that it was no longer under investigation. Comfort letters are not binding on the EC and if it believes that there has been a material change in circumstances, further enforcement action could be taken. The EC issued a press release in October 2003 stating that it was satisfied that Formula 1 had complied with the modified practices and terms that had led to its issuing the 2001 comfort letters and that it had ended its monitoring of Formula 1's compliance.

Intellectual Property

        Formula 1 is the registered owner of a portfolio of trade mark registrations and applications, including for the F1 logo, the World Championship logo (which is used only in sporting contexts), "Formula One", "Formula 1", "F1" and "Grand Prix" when used in connection with any of the aforementioned and most of the official Event titles where they are capable of registration.

        Formula 1 owns the copyright on footage of each Event since 1981. Ownership of this copyright enables Formula 1 to license that footage to broadcasters and to take legal action against infringers of that copyright. Under the Current Concorde Arrangements, Formula 1 also has the exclusive right, subject to limited exceptions, to use each Team's intellectual property rights (including image rights) to portray the World Championship and/or any Event in any visual form.

Licenses and Permits

        Formula 1 is required to obtain permits for the allocation and use of radio frequencies which are necessary for the operation of live camera and other equipment used in the production of live television images and also in live radio communications used by Formula 1, the FIA, the Teams (including car to pit radio transmissions) and the emergency services. Such radio frequency permits are obtained by a dedicated unit in the television production team, with assistance from the local race promoter. Typically, such radio frequency permits are obtained from the relevant governmental authority responsible for licensing the use of radio frequencies in the host country of the relevant Event. The requirements and procedures for obtaining such permits vary by country and they may involve the completion of written formalities or the inspection by the relevant governmental authority of all equipment to be operated with a radio frequency. Permits are typically issued subject to conditions, which Formula 1 has generally been able to satisfy.

Employees

        As of December 31, 2015, Formula 1 had 361 employees, almost all of whom are based in England. To Formula 1's knowledge, none of Formula 1's employees are represented by a union. Formula 1 does not have a significant number of temporary employees. Formula 1 does engage a number of seasonal independent contractors for its technical operations.

Properties

        As of the date hereof, Formula 1 owns no material property. Delta Topco is based in Jersey. In addition, as of the date hereof, Formula 1 leases spaces for its offices in London, England and for its television production and technical operations in Kent, England.

RISK FACTORS

        An investment in shares of FWONK involves risk. Before investing in FWONK, in addition to the other information incorporated by reference or included in this prospectus, including the risk factors described in Item 2 ("Management's Discussion and Analysis of Financial Condition and Results of Operations") of Part I and Item 1A ("Risk Factors") of Part II of our quarterly reports on Form 10-Q for the quarters ended March 31, 2016 and September 30, 2016, and Item 1A ("Risk Factors") of Part I of our annual report on Form 10-K for the fiscal year ending December 31, 2015 filed with the Securities and Exchange Commission on February 26, 2016, as amended by our Annual Report on Form 10-K/A filed with the Securities and Exchange Commission on April 29, 2016, together with the matters addressed in the section of this prospectus entitled "Cautionary Statement Concerning Forward-Looking Statements," you should carefully consider the following risks before investing in shares of FWONK. The occurrence of any of the events described as possible risks below and in the documents incorporated by reference could have a material adverse effect on the value of our common stock, including shares of FWONK. These risks are not the only ones facing our company. Additional risks not currently known to us or that we currently deem immaterial also may impair our business. See "Where to Find More Information."

Risk Factors Related to Our Company, the Liberty Sirius XM Group, the Liberty Braves Group and the Formula One Group.

Sales (or anticipated sales) of shares of FWONK issued in connection with the Formula 1 Acquisition may negatively affect the trading price of shares of FWONK.

        In connection with the Formula 1 Acquisition, Liberty Media issued approximately 137 million shares of FWONK in the aggregate at the closing under the Second SPA to the Formula 1 Selling Shareholders, the third party investors that agreed to acquire shares that are otherwise issuable to such Formula 1 Selling Shareholders and into treasury in connection with the proposed Team placements. Further, Delta Topco issued $351 million in subordinated exchangeable debt instruments upon the conversion of certain outstanding Formula 1 loan notes (the "Exchangeable Notes") in connection with the Formula 1 Acquisition. The Exchangeable Notes, which will mature 30 months after completion of the Second Closing, will be exchangeable by the holders at any time for shares of FWONK or, at Delta Topco's option, cash. The shares of FWONK issued at the closing of the Formula 1 Acquisition and upon exchange of the Exchangeable Notes represent approximately 64.7% of the pro forma outstanding equity interest in the Formula One Group (based on the number of outstanding shares of Liberty Formula One common stock (of all three series) on July 31, 2016), or an estimated 153.6 million additional shares of FWONK.

        Pursuant to a shareholders agreement that Liberty Media entered into in connection with the Second Closing, Liberty Media agreed to file a secondary shelf registration statement on Form S-3 as soon as reasonably practicable on or following the date of the Second Closing. The shelf registration statement will register the secondary offer and sale of (i) all shares of FWONK issued to the Formula 1 Selling Shareholders and (ii) the maximum number of shares issuable upon exchange of the Exchangeable Notes. Further, Liberty Media has agreed to cooperate with the Formula 1 Selling Shareholders in connection with efforts to sell their FWONK shares in post-closing underwritten offerings under certain circumstances. Liberty Media has also agreed to provide registration rights to the third party investors and to cooperate with them in connection with post-closing underwritten offerings under certain circumstances. The FWONK shares issued to the Formula 1 Selling Shareholders and third party investors will generally be eligible for resale upon the expiration of applicable lock-up periods. The Formula 1 Selling Shareholders will be generally restricted from selling FWONK shares during the first six months following the Second Closing, with the exception of a single underwritten offering, in an aggregate offering amount not to exceed the greater of $500 million and half the proceeds received by Liberty Media from the sale of FWONK shares to the third party investors, at an offering price of no less than the price paid by the third party investors ($25.00 per share). However, a limited number of management Formula 1 Selling Shareholders, comprised of the Selling Stockholders, will not be subject to these lock-up restrictions, and Liberty Media has filed the registration statement of which this prospectus forms a part in anticipation of sales of shares of FWONK by the Selling Stockholders shortly following the Second Closing to cover tax liabilities relating to the non-cash consideration to be received by such management holders at the Second Closing. The third party investors will generally be restricted from selling FWONK shares during the first six months following the Second Closing or, if earlier, until the 4th week following any underwritten offering by the Formula 1 Selling Shareholders (other than the management Formula 1 Selling Shareholders). The trading price of FWONK (and any other series of Liberty Formula One common stock) could decline as a result of sales of a large number of FWONK shares in the public market after the consummation of the Formula 1 Acquisition, or from the perception that these sales might occur.

        Furthermore, sales of a substantial number of shares of Liberty Formula One common stock in the public markets, or the perception that these sales might occur, could impair our ability to raise capital through a future sale of, or pay for acquisitions using, our equity securities. See "—Risks Relating to Ownership of our Common Stock due to Our Tracking Stock Capitalization—Transactions in Liberty Sirius XM common stock, Liberty Braves common stock and Liberty Formula One common stock by our insiders could depress the market price of those stocks."

        The risks described below apply to our company and to the businesses and assets attributed to the Liberty SiriusXM Group, the Liberty Braves Group and the Formula One Group.

We may have future capital needs and may not be able to obtain additional financing on acceptable terms.

        At September 30, 2016, our only wholly owned consolidated subsidiary is Braves Holdings, which, due to its size and nature, together with its assets and operating cash flow, would be insufficient to support any significant financing in the future. Although we received a distribution of approximately $300 million in cash from Liberty Broadband Corporation ("Liberty Broadband") in connection with our spin-off of Liberty Broadband in November 2014 (the "Broadband Spin-Off"), that was a one-time distribution and no further cash will be accessible from Liberty Broadband. In addition, although we began consolidating Sirius XM in the first quarter of 2013, we do not have ready access to the cash flow of Sirius XM due to Sirius XM being a separate public company and the presence of a significant non-controlling interest. Hence, our ability to obtain significant financing in the future, on favorable terms or at all, may be limited. If debt financing is not available to us in the future, we may obtain liquidity through the sale or monetization of our available for sale securities, or we may issue equity securities. If additional funds are raised through the issuance of equity securities, our stockholders may experience significant dilution. If we are unable to obtain sufficient liquidity in the future, we may be unable to develop our businesses properly, complete acquisitions or otherwise take advantage of business opportunities or respond to competitive pressures, any of which could have a material adverse effect on our business, financial condition and results of operations and those attributed to our groups.

Rapid technological advances could render the products and services offered by the businesses attributed to one or more of our groups obsolete or non-competitive.

        Our businesses and investments attributed to each group, including, for example, Sirius XM and Live Nation, must stay abreast of rapidly evolving technological developments and offerings to remain competitive and increase the utility of their products and services. These businesses must be able to incorporate new technologies into their products and services in order to address the needs of their customers. There can be no assurance that they will be able to compete with advancing technology, and any failure to do so could result in customers seeking alternative service providers thereby adversely impacting our revenue, operating income and net income of our company and the businesses attributed to one or more of our groups.

The business of Sirius XM depends in significant part on the operation of its satellites.

        As a satellite radio broadcaster, Sirius XM's business depends on the lives and proper operation of its satellites. The lives of Sirius XM's satellites will vary and depend on a number of factors, including degradation and durability of solar panels, quality of construction, random failure of satellite components (which could result in significant damage to or loss of a satellite), the amount of fuel the satellite consumes and damage or destruction by electrostatic storms, collisions with other objects in space or other events (such as nuclear detonations) occurring in space. In the ordinary course of operation, satellites experience failures of component parts and operational and performance anomalies. Components on Sirius XM's in-orbit satellites have failed, and from time to time Sirius XM has experienced anomalies in the operation and performance of these satellites. These failures and anomalies are expected to continue in the ordinary course, and Sirius XM cannot predict if any of these possible future events will have a material adverse effect on its operations or the life of its existing in-orbit satellites. Any material failure of its satellites could cause Sirius XM to lose customers and could materially harm Sirius XM's reputation and operating results. Sirius XM maintains no in-orbit insurance for its satellites.

        Sirius XM plans to transition its Sirius constellation of satellites to a geostationary orbit using its existing FM-5 and FM-6 satellites. The transition will, in certain cases, affect the signal coverage for customers served by these satellites.

        In addition, Sirius XM's network of terrestrial repeaters communicates with a single third-party satellite. Its XM network of terrestrial repeaters communicates with a single XM satellite. If the satellites communicating with the applicable repeater network fail unexpectedly, the services handled by that satellite would be disrupted for several hours or longer.

Interruption or failure of Sirius XM's information technology and communications systems could negatively impact its results and brand, and therefore the value of our investment in Sirius XM.

        Sirius XM's business is dependent on the operation and availability of its information technology and communication systems and those of certain third party service providers. Any degradation in the quality, or any failure, of Sirius XM's systems (due to events such as unplanned outages, natural disasters, terrorist activities, technical difficulties or loss of data or processing capabilities) could reduce its revenue, cause it to lose customers and damage its brand. Sirius XM could also experience loss of data or processing capabilities, which could cause Sirius XM to lose customers and could materially harm Sirius XM's reputation and operating results. Although Sirius XM has implemented practices designed to maintain the availability of its information technology systems and mitigate the harm of any unplanned interruptions, Sirius XM cannot anticipate all eventualities and unplanned outages and technical difficulties are occasionally experienced. In addition, Sirius XM relies on internal systems and external systems maintained by manufacturers, distributors and service providers to take, fulfill and handle customer service requests and host certain online activities. Any interruption or failure of Sirius XM's internal or external systems could prevent Sirius XM from serving customers or cause data to be unintentionally disclosed. Sirius XM has a program in place to detect and respond to data security incidents. However, because the techniques used to obtain unauthorized access, disable or degrade service, or sabotage systems change frequently and may be difficult to detect for long periods of time, Sirius XM may be unable to anticipate these techniques or implement adequate preventive measures. In addition, hardware, software, or applications Sirius XM develops or procures from third parties may contain defects in design or manufacture or other problems that could unexpectedly compromise information security. Unauthorized parties may also attempt to gain access to Sirius XM's systems or facilities, or those of third parties with whom it does business, through fraud, trickery, or other forms of deceiving its employees, contractors or other agents.

Our businesses and investments attributed to the Liberty Sirius XM Group, the Liberty Braves Group and the Formula One Group are subject to risks of adverse government regulation.

        The businesses and investments attributed to the Liberty Sirius XM Group, the Liberty Braves Group and the Formula One Group are subject to varying degrees of regulation in the United States by the Federal Communications Commission ("FCC") and other entities and in foreign countries by similar regulators. Such regulation and legislation are subject to the political process and have been in constant flux over the past decade. For example, Sirius XM holds various FCC licenses and authorizations to operate commercial satellite radio services in the United States, which are generally granted for a fixed term, and although Sirius XM expects that such licenses and authorizations will be renewed in the ordinary course upon their expiration, there can be no assurance that this will be the case. Non-compliance by Sirius XM with the FCC's requirements or other conditions or with other applicable FCC rules and regulations could result in fines, additional license conditions, license revocation or other detrimental FCC actions. Sirius XM also relies on the FCC to assist it in preventing harmful interference to its service. The development of new applications and services in spectrum adjacent to the frequencies licensed to Sirius XM for satellite radio and ancillary services, as well as the possible distortion caused by the combination of signals in other frequencies, could cause harmful interference to its satellite radio service. Certain operations or combination of operations permitted by the FCC in spectrum, other than Sirius XM's licensed frequencies, could result in distortion to its service and the reception of its satellite radio service could be adversely affected in certain areas.

        In addition, certain of our businesses, including Sirius XM and Live Nation, are subject to various consumer protection laws, rules and regulations, which are extensive and have developed rapidly, particularly at the state level, and, in certain jurisdictions, can cover nearly all aspects of their marketing efforts, including the content of advertising, the terms of consumer offers and the manner in which existing and prospective subscribers or customers are communicated with. Sirius XM is currently subject to certain claims under the Telephone Consumer Protection Act ("TCPA") relating to telephone calls its vendors make to subscribers and trial subscribers, including calls to consumers' mobile phones, although Sirius XM has entered into an agreement to settle these purported class action suits. The settlement is expected to resolve the claims of consumers beginning in February 2008 relating to telemarketing calls to their mobile telephones. As part of this settlement, Sirius XM has made a $35 million payment to a settlement fund (from which notice, administration and other costs and attorneys' fees will be paid), and is offering participating class members the option of receiving three months of Sirius XM's Select service for no charge, and will enter into agreements to make modifications to the practices of certain call center vendors. The settlement is subject to final court approval, which cannot be assured. Material changes in the law and regulatory requirements must be anticipated, and there can be no assurance that the businesses and assets of our subsidiaries and business affiliates attributed to our groups will not become subject to increased expenses or more stringent restrictions as a result of any future legislation, new regulation or deregulation.

The success of businesses attributed to one or more of our groups, such as Sirius XM and Live Nation, in part, depends on audience acceptance of their programs and services, which is difficult to predict.

        Entertainment content production, satellite radio services and live entertainment events are inherently risky businesses because the revenue derived from these businesses depends primarily upon the public's acceptance of these programs and services, which is difficult to predict. The commercial success of a satellite radio program or live entertainment production depends upon the quality and acceptance of competing programs, the availability of alternative forms of entertainment and leisure time activities, general economic conditions and other tangible and intangible factors, many of which are difficult to predict. In the case of ad-supported programming and satellite radio service, audience size is an important factor when advertising rates are negotiated. Audience size is also an important factor when determining ticket pricing for live entertainment productions. Consequently, low public acceptance of the programs and services offered by companies such as Sirius XM and Live Nation could hurt the ability of these companies to maintain rates charged to customers, subscribers and, as applicable, advertisers, which would adversely impact their revenue, operating income and net income attributed to the groups to which these companies are attributed.

Certain of our businesses depend on the performance of, and their relationships, with various third parties and any adverse changes in these relationships could adversely affect our results of operation and those attributed to any of our groups.

        An important component of the success of our businesses, including in particular our consolidated subsidiary Sirius XM, is the ability to maintain existing, as well as build new, relationships with third parties, such as:

  •
  manufacturers that build and distribute satellite radios;

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  companies that manufacture and sell integrated circuits for satellite radios;

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  programming providers;

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  talent, agents and managers;

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  venue operators;

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  operators of call centers;

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  retailers that market and sell satellite radios and promote subscriptions to our services; and

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  vendors that have designed or built and vendors that support or operate other important elements of our systems.

If one or more of these third parties do not perform in a satisfactory or timely manner, our businesses could be adversely affected. In addition, a number of third parties on which these businesses depend have experienced, and may in the future experience, financial difficulties or file for bankruptcy protection. Such third parties may not be able to perform their obligations in a timely manner, if at all, as a result of their financial condition or may be relieved of their obligations to us as part of seeking bankruptcy protection. In addition, Sirius XM, in particular, designs, establishes specifications for and manages various aspects of the logistics of the production of satellite radios. As a result of these activities, Sirius XM may be exposed to liabilities associated with the design, manufacture and distribution of radios that the providers of an entertainment service would not customarily be subject to, such as liabilities for design defects, patent infringement and compliance with applicable laws, as well as the costs of returned product.

Our businesses may be impaired by third-party intellectual property rights.

        Development of our business systems used by our subsidiaries and business affiliates has depended upon the intellectual property developed by them, as well as intellectual property licensed from third parties. If the intellectual property developed or used by them is not adequately protected, others will be permitted to, and may, duplicate portions of these systems or services without liability. In addition, others may challenge, invalidate, render unenforceable or circumvent the intellectual property rights, patents or existing licenses of these businesses or they may face significant legal costs in connection with defending and enforcing those intellectual property rights. Some of the know-how and technology so developed, and to be developed, is not now, nor will it be, covered by U.S. patents or trade secret protections. Trade secret protection and contractual agreements may not provide adequate protection if there is any unauthorized use or disclosure. The loss of necessary technologies could require our subsidiaries and business affiliates to substitute technologies of lower quality performance standards, at greater cost or on a delayed basis, which could harm their businesses.

        Other parties may have patents or pending patent applications, which will later mature into patents or inventions that may block the ability of our subsidiaries and business affiliates to operate their systems or license technologies. They may have to resort to litigation to enforce rights under license agreements or to determine the scope and validity of other parties' proprietary rights in the subject matter of those licenses. This may be expensive and they may not succeed in any such litigation.

        Third parties may assert claims or bring suit for patent, trademark or copyright infringement, or for other infringement or misappropriation of intellectual property rights. Any such litigation could result in substantial cost, and diversion of effort and adverse findings in any proceeding could subject businesses attributed to one or more of our groups to significant liabilities to third parties; require them to seek licenses from third parties; block their ability to operate their systems or license their technology; or otherwise adversely affect their ability to successfully develop and market their products and services.

The ability of Sirius XM to attract and retain subscribers in the future is uncertain.

        Sirius XM's ability to retain subscribers, or increase the number of subscribers to its service, in any given period is subject to many factors, including the price of Sirius XM's service, the health of the economy, the production and sale or lease of new vehicles in the United States, the rate at which existing self-pay customers buy and sell new and used vehicles in the United States, including the extent to which existing self-pay subscribers buy and sell new and used vehicles which include an unpaid trial, Sirius XM's ability to convince owners and lessees of new and previously owned vehicles that include satellite radios to purchase subscriptions to its service, the effectiveness of its marketing programs, the entertainment value of its programming, Sirius XM's ability to respond to evolving consumer tastes, relative to the flexibility of its Internet-based competitors, and actions by its competitors, such as terrestrial and Internet radio and other audio entertainment and information providers. As part of Sirius XM's business, Sirius XM experiences, and expects to experience in the future, subscriber turnover, also known as churn. Some elements of Sirius XM's business strategy may result in churn increasing. For example, its efforts to increase the penetration of satellite radios in new, lower priced vehicle lines may result in the growth of economy-minded subscribers; its work to acquire subscribers purchasing or leasing pre-owned vehicles may attract subscribers of more limited economic means; and its product and marketing efforts may attract more price sensitive subscribers. If Sirius XM is unable to retain current subscribers at expected rates, or the costs of retaining subscribers are higher than expected, its financial performance and operating results could be adversely affected. Sirius XM cannot predict how successful it will be at retaining customers who purchase or lease vehicles that include a promotional subscription to its satellite radio service. Sirius XM spends substantial amounts on advertising and marketing and in transactions with automakers, retailers and others to obtain and attract subscribers. If Sirius XM is unable to consistently attract new subscribers, and retain its current subscribers, at a sufficient level of revenue to be profitable, the value of its common stock could decline, and without sufficient cash flow it may not be able to make the required payments on its indebtedness and could ultimately default on its commitments, which would in turn materially adversely impact the Liberty Sirius XM Group.

The unfavorable outcome of pending or future litigation, including class actions alleging violations of the TCPA, could have a material adverse impact on the businesses attributed to our groups.

        Sirius XM is a party to several legal proceedings arising out of various aspects of Sirius XM's business, including class actions seeking substantial damages for purported violations by Sirius XM, or by its call center vendors acting on its behalf, of the TCPA. The TCPA imposes significant restrictions on communications made using automatic telephone dialing systems ("ATDS") or artificial or prerecorded voices. The class actions against Sirius XM allege, among other things, that it called mobile phones using an ATDS without the consumer's prior consent or, alternatively, after the consumer revoked his or her prior consent, in violation of the TCPA. Under the TCPA, such violations may result in statutory damages of up to five hundred dollars per call for inadvertent violations and up to fifteen hundred dollars per call for knowing or willful violations. Given the significant number of communications Sirius XM's call center vendors make to consumers and its subscribers, a determination that Sirius XM, or its call center vendors acting on its behalf, have violated the TCPA could expose Sirius XM to statutory damages and, if incurred, could, individually or in the aggregate, have a material adverse impact on its operations and financial condition. Further, if any indemnification claims Sirius XM has against its call center vendors are unsuccessful, Sirius XM may be required to pay the full amount of any damages.

        The outcome of these proceedings may not be favorable, and one or more unfavorable outcomes could have a material adverse impact on Sirius XM's financial condition, which in turn would materially adversely impact the Liberty Sirius XM Group. Beyond these current proceedings, if, going forward, Sirius XM fails to ensure that the telemarketing efforts of its call center vendors are TCPA-compliant, and it is held responsible for these vendors' acts, Sirius XM may be subject to further litigation and could be required to pay significant statutory damages.

Our businesses attributed to the Liberty Sirius XM Group and the Formula One Group, such as Sirius XM and Live Nation, may not realize the benefits of acquisitions or other strategic initiatives.

        Our business strategy and that of our subsidiaries and business affiliates, including Sirius XM and Live Nation, may include selective acquisitions or other strategic initiatives focused on business expansion. The success of any acquisitions depends on effective integration of acquired businesses and assets into the acquirer's operations, which is subject to risks and uncertainties, including realization of any anticipated synergies and cost savings, the ability to retain and attract personnel, the diversion of management's attention from other business concerns, and undisclosed or potential legal liabilities of acquired businesses or assets.

Weak economic conditions may reduce consumer demand for products and services offered by the subsidiaries and affiliates attributed to our groups.

        A weak economy in the United States could adversely affect demand for our products and services. A substantial portion of our revenue is derived from discretionary spending by individuals, which typically falls during times of economic instability. A reduction in discretionary spending could adversely affect revenue through potential downgrades by satellite radio subscribers, affecting Sirius XM and the Liberty Sirius XM Group, or reduced live-entertainment expenditures, affecting Braves Holdings and the Liberty Braves Group, and Live Nation affecting the Formula One Group. A slowdown in auto sales (which is an important source of satellite radio subscribers) could adversely affect revenue of Sirius XM and revenue attributed to the Liberty Sirius XM Group. Accordingly, the ability of the subsidiaries and business affiliates that are attributed to our groups to increase or maintain revenue and earnings could be adversely affected to the extent that relevant economic environments remain weak or decline further. We currently are unable to predict the extent of any of these potential adverse effects.

The business of Sirius XM depends in large part upon the auto industry.

        A substantial portion of Sirius XM's subscription growth has come from purchasers and lessees of new and previously owned automobiles in the United States. The sale and lease of vehicles with satellite radios is an important source of subscribers for its satellite radio service. Sirius XM has agreements with every major automaker to include satellite radios in new vehicles, although these agreements do not require automakers to install specific or minimum quantities of radios in any given period. Automotive production and sales are dependent on many factors, including the availability of consumer credit, general economic conditions, consumer confidence and fuel costs. To the extent vehicles sales by automakers decline or the penetration of factory-installed satellite radios in those vehicles is reduced, subscriber growth for Sirius XM's satellite radio services may be adversely impacted. Sales of previously owned vehicles represent a significant source of new subscribers for Sirius XM. Sirius XM has agreements with various auto dealers and certain companies operating in the used vehicle market to provide it with data on sales of previously owned satellite radio enabled vehicles. The continuing availability of this information is important to Sirius XM's future growth.

The indebtedness of our subsidiary, Sirius XM, could adversely affect its operations and could limit its ability to react to changes in the economy or its industry.

        Sirius XM has significant indebtedness. As of September 30, 2016, Sirius XM had outstanding an aggregate principal amount of approximately $6.2 billion of indebtedness, as well as borrowing availability (of which none had been drawn as of September 30, 2016) under a $1.75 billion senior secured revolving credit facility with a syndicate of financial institutions which contains certain covenants. This debt level has important consequences. Carrying significant debt loads can increase a company's vulnerability to general adverse economic and industry conditions, require it to dedicate a portion of its cash flow from operations to payments on indebtedness, reduce the availability of cash flow to fund capital expenditures, marketing and other general corporate activities, limit its ability to borrow additional funds or make capital expenditures, limit its flexibility in planning for, or reacting to, changes in its business and its industry, and may place it at a competitive disadvantage compared to other competitors. Failure to comply with such covenants could result in an event of default, which, if not cured or waived, could cause the borrower to seek the protection of the bankruptcy laws, discontinue operations or seek a purchaser for its business or assets.

A substantial portion of our consolidated debt attributed to our groups is held above the operating subsidiary level, and we could be unable in the future to obtain cash in amounts sufficient to service that debt and our other financial obligations.

        As of September 30, 2016, we had approximately $1.7 billion principal amount of corporate-level debt outstanding, consisting of $1 billion outstanding under our 1.375% cash convertible senior notes due 2023, $445 million outstanding under our 2.25% exchangeable senior debentures due 2046, $36 million of other obligations and $250 million outstanding under a margin loan obligation incurred by our wholly-owned special purpose subsidiary attributed to the Liberty Sirius XM Group. Our ability to meet our financial obligations will depend on our ability to access cash. Our primary sources of cash include our available cash balances, dividends and interest from our investments, monetization of our public investment portfolio and proceeds from asset sales. Further, our ability to receive dividends or payments or advances from our businesses depends on their individual operating results, any statutory, regulatory or contractual restrictions to which they may be or may become subject and the terms of their own indebtedness, including Sirius XM's senior notes and credit facility. The agreements governing such indebtedness restrict sales of assets and prohibit or limit the payment of dividends or the making of distributions, loans or advances to stockholders, non-wholly owned subsidiaries or our partners, including us. We generally do not receive cash, in the form of dividends, loans, advances or otherwise, from Sirius XM or our business affiliates.

Royalties for music rights, which are paid by Sirius XM, have increased and there can be no assurance that they will not continue to increase, and the market for music rights is changing and is subject to significant uncertainties.

        Sirius XM must maintain music programming royalty arrangements with, and pay license fees to the American Society of Composers, Authors and Publishers ("ASCAP"), Broadcast Music, Inc. ("BMI") and SESAC, Inc. ("SESAC"). These organizations negotiate with copyright users, collect royalties and distribute them to songwriters and music publishers. Sirius XM has agreements with ASCAP, BMI and SESAC through 2016. There can be no assurance that the royalties Sirius XM pays to ASCAP, SESAC, BMI and other songwriters and music publishers will not increase upon expiration of these arrangements. The market for acquiring rights from songwriters and music publishers is changing. BMI and ASCAP are subject to consent decrees with the United States. The United States Department of Justice is reviewing these consent decrees and may agree to changes to those arrangements. In addition, certain songwriters and music publishers have withdrawn from two of the traditional performing rights organizations, ASCAP and BMI, and third parties have contacted Sirius XM regarding the need to separately license works. The change to, and fragmentation of, the traditional market for licensing musical works could increase Sirius XM's licensing costs and/or cause it in certain cases to reduce the number of works performed. Under the Digital Performance Right in Sound Recordings Act of 1995 and the Digital Millennium Copyright Act of 1998, Sirius XM also must pay royalties to copyright owners of sound recordings fixed after February 15, 1972. Those royalty rates may by established through negotiation or, if negotiation is unsuccessful, by the Copyright Royalty Board ("CRB"). Owners of copyrights in sound recordings have created SoundExchange, a collective organization to collect and distribute royalties. SoundExchange is exempt by statute from certain U.S. antitrust laws and exercises significant market power in the licensing of sound recordings. Under the terms of the CRB's decision governing sound recording royalties for the five-year period ending on December 31, 2017, Sirius XM will pay a royalty based on gross revenue, subject to certain exclusions, of 10.5% for 2016, and 11% for 2017. The CRB proceeding to set royalty rates for the five year period beginning 2018 will begin later this year. SoundExchange currently has a petition before the CRB, requesting an interpretation of the CRB's regulations related to sound recording royalties for the five year period ended December 31, 2012. SoundExchange alleges that Sirius XM underpaid royalties for statutory licenses within that time period. The right to perform certain copyrighted sound recordings that were fixed before February 15, 1972 is governed by state common law principles and, in certain instances, may be subject to state statutes. Sirius XM is a defendant in litigation in three states regarding the alleged distribution, duplication and performance of certain copyrighted sound recordings that were fixed before February 15, 1972. If courts ultimately hold that a performance right exists under state copyright laws, Sirius XM may be required to pay additional royalties to perform copyrighted sound recordings that were fixed before February 15, 1972, or remove those works from its service.

Our subsidiary, Sirius XM, and our other businesses face substantial competition, which may increase over time.

        Sirius XM faces substantial competition from other providers of music and talk radio and other audio services and its ability to retain and attract subscribers depends on its success in creating and providing popular or unique music, entertainment, news and sports programming. Sirius XM's subscribers can obtain certain similar content for free through terrestrial radio stations, Internet radio services and Internet streaming services. Audio content delivered via the Internet, including through mobile devices in vehicles, is increasingly competitive with our services. Competition could result in lower subscription, advertising or other revenue or an increase in our marketing, promotion or other expenses and, consequently, lower Sirius XM's earnings and free cash flow. We cannot assure you that Sirius XM will be able to compete successfully with its existing or future competitors or that competition will not have a material adverse effect on Sirius XM's operations or financial condition, which in turn would adversely impact the Liberty Sirius XM Group.

The success of Sirius XM and Live Nation, in part, depends on the integrity of their systems and infrastructures and the protection of consumer data.

        The businesses attributed to the Liberty Sirius XM Group and the Formula One Group, including, for example, Sirius XM and Live Nation, involve the receipt and storage of personal information about consumers. While the receipt and storage of such information is subject to regulation by international, federal and state law, and although Sirius XM and Live Nation may take steps to protect personal information, these companies could experience a data security breach, which could result in a disruption of operations and potential violations of applicable privacy laws and other laws or standards which could result in government enforcement actions and private litigation and/or the loss of consumer trust.

We do not have the right to manage our business affiliate, Live Nation, which means we are not able to cause it to operate in a manner that is favorable to us.

        We do not have the right to manage the businesses or affairs of our business affiliate Live Nation, which is attributed to the Liberty Media Group. Rather, our rights take the form of representation on the board of directors and board committees. Although our board representation rights may enable us to exercise influence over the management or policies of Live Nation, they will not enable us to cause Live Nation to take any actions we believe are favorable to us (such as paying dividends or distributions).

Our equity method investment in Live Nation may have a material impact on net earnings of Liberty Media and the Formula One Group.

        We have a significant investment in Live Nation which is attributed to the Formula One Group, which we account for under the equity method of accounting. Under the equity method, we report our proportionate share of the net earnings or losses of our equity affiliates in our statement of operations under "share of earnings (losses) of affiliates," which contributes to our earnings (loss) from continuing operations before income taxes. If the earnings or losses of Live Nation are material in any year, those earnings or losses may have a material effect on our net earnings and those attributed to the Formula One Group. Notwithstanding the impact on our net earnings and those attributed to the Formula One Group, we do not have the ability to cause Live Nation to pay dividends or make other payments or advances to its stockholders, including us. In addition, our investment in Live Nation is in publicly traded securities, which is not reflected at fair value on our balance sheet and subject to market risk that is not directly reflected in our statement of operations.

The liquidity and value of our minority public and private investments may be affected by market conditions beyond our control that could cause us to record losses for declines in their market value.

        Included among our assets are equity interests in one or more publicly-traded companies that are not consolidated subsidiaries or equity affiliates, such as Time Warner Inc. and Viacom, Inc., which are attributed to the Formula One Group. As of September 30, 2016, the market value of these investments totaled $409 million. The value of these interests may be affected by economic and market conditions that are beyond our control and changes in the value of these investments may affect our financial results. In addition, our ability to liquidate these interests without adversely affecting their aggregate value may be limited.

No assurance can be made that we will be successful in integrating any acquired businesses.

        Our businesses attributed to the Liberty Sirius XM Group, the Liberty Braves Group and the Formula One Group may grow through acquisitions in selected markets. Integration of new businesses may present significant challenges, including: realizing economies of scale; eliminating duplicative overhead; and integrating networks, financial systems and operational systems. No assurance can be made that, with respect to any acquisition, we will realize anticipated benefits or successfully integrate any acquired business with our existing operations. In addition, while we intend to implement appropriate controls and procedures as we integrate acquired companies, we may not be able to certify as to the effectiveness of these companies' disclosure controls and procedures or internal control over financial reporting (as required by U.S. federal securities laws and regulations) until we have fully integrated them.

The financial success of the Liberty Braves Group will depend, in large part, on the Major League Baseball club, the Braves, achieving on-field success.

        The financial results of the Liberty Braves Group depend in large part on the ability of the Braves to achieve on-field success. The team's successes in the 1990s and early 2000s generated significant fan enthusiasm, resulting in sustained ticket, premium seating and concession and merchandise sales, and greater shares of local television and radio audiences during that period. Furthermore, during the 15 seasons between 1991 and 2005, success in the regular season permitted participation in Major League Baseball's ("MLB") postseason 14 times, which provided the franchise with additional revenue and income. While the Braves have made the MLB playoffs during two of the past five seasons, there can be no assurance that the team will perform well or qualify for postseason play during the next season or any season thereafter. Poor on-field performance by the Braves is likely to adversely affect the financial performance of the Liberty Braves Group.

The success of the Braves will depend largely on their ability to develop, obtain and retain talented players.

        The success of the Braves depends, in large part, on the ability to develop, obtain and retain talented players. The Braves compete with other MLB baseball teams and teams in other countries for available professional players and top player prospects. There can be no assurance that the Braves will be able to retain players upon expiration of their contracts or identify and obtain or develop new players of adequate talent to replace players who retire or are injured, traded, released or lost to free agency. Even if the Braves are able to retain or obtain players who have had successful amateur or professional careers, or develop talented players through the Braves' minor league affiliates or otherwise, there can be no assurance that such players will perform successfully for the Braves.

The risk of injuries to key or popular players creates uncertainty and could negatively impact financial results.

        A significant portion of the financial results of the Liberty Braves Group will be dependent upon the on-field success of the Braves and injuries to players pose risk. An injury sustained by a key player, or an injury occurring at a key point in the season, could negatively impact the team's performance and decrease the likelihood of postseason play. An injury sustained by a popular player could negatively impact fan enthusiasm, which could negatively impact ticket sales, and other sources of revenue. Furthermore, after the start of each season, all MLB players under contract are generally entitled to all of their contract salary for the season, even after sustaining an injury. Having to compensate a player who is unable to perform for a substantial period of the season, as well as the replacement for the injured player, could create a significant financial burden for the Braves. The Braves have obtained disability insurance for their players signed to multiyear contracts to partially mitigate these risks, but there can be no assurance that such insurance will compensate for all or substantially all of the costs associated with player injuries and such insurance would not serve to mitigate any potential negative impact on the team's performance and revenues.

Focus on team performance, and decisions by MLB may negatively impact financial results in the short-term.

        Management of Braves Holdings focuses on making operational and business decisions that enhance the on-field performance of the Braves and this may sometimes require implementing strategies and making investments that may negatively impact short-term revenues for the sake of immediate on-field success. For example, in order to improve the short-term performance of the team, management may decide to make trades for highly compensated players and sign free agents or current players to high value contracts, which could significantly increase operating expenses for a given year, and which could adversely impact the trading price of the Liberty Braves common stock. Alternatively, management may decide to focus on longer-term success by investing more heavily in the recruiting and development of younger and less expensive talent, which may negatively affect the team's current on-field success and in turn could have a negative impact on ticket sales and other sources of revenues. Braves Holdings must also comply with the rules and decisions of the Office of the Commissioner of Baseball (the "BOC"), which has significant authority over MLB teams and must act in the best interests of MLB as a whole. Such rules and decisions may be inconsistent with strategies adopted by management and may have a negative effect on the near-term value of the Liberty Braves Group.

The organizational structure of MLB and its rules and regulations impose substantial restrictions on the operations of Braves Holdings and its subsidiaries.

        As a condition to maintaining its MLB franchise, each MLB club must comply with the rules and regulations adopted by MLB, as well as a series of other agreements and arrangements that govern the operation and management of an MLB club (collectively, the "MLB Rules and Regulations"). For example, each MLB club is subject to the Major League Constitution, the Major League Rules and the Collective Bargaining Agreement (the "CBA"). In addition, each club is required to appoint one "Control Person" who is acceptable to MLB and the other clubs and who has significant authority over club operations and the club's interaction with MLB. Pursuant to the MLB Rules and Regulations, an MLB club must comply with, among other things, limitations on the amount of debt it can incur, revenue sharing arrangements with the other MLB clubs, commercial arrangements with regard to the national broadcasting of its games and other programming and commercial arrangements relating to the use of its intellectual property. For example, the Braves were not in compliance in 2015 with the rule governing the amount of debt that is permitted to be issued by an MLB club. While the Braves project compliance for 2016, if compliance is not achieved the Braves would be subject to certain remedial measures, including the repayment of outstanding indebtedness. Similarly, the vote of 75% of the MLB clubs is required for the approval of the sale of any MLB club or relocation of a franchise to another city.

        Braves Holdings will be required to abide by any changes to the MLB Rules and Regulations and the adoption of any new MLB Rules and Regulations, irrespective of whether such changes or new arrangements negatively impact Braves Holdings, proportionately or disproportionately, as compared with the other MLB clubs. Further, the Commissioner of Baseball (the "Commissioner") interprets the MLB Rules and Regulations, and Braves Holdings has agreed to submit any and all disputes related to the MLB Rules and Regulations, or disputes involving another MLB club, to the Commissioner as sole arbitrator. The decisions of the Commissioner are binding and not appealable, and therefore Braves Holdings may not resort to the courts or any other means to enforce its rights or contest the application of the MLB Rules and Regulations. No assurance can be given that any changes to the MLB Rules and Regulations, adoption of new MLB Rules and Regulations or decisions made by the Commissioner will not adversely affect Braves Holdings and its financial results.

The possibility of MLB expansion could create increased competition.

        The most recent MLB expansion occurred in 1998. MLB continues to evaluate opportunities to expand into new markets across North America. Because revenues from national broadcasting and licensing agreements are divided equally among all MLB clubs, any such expansion could dilute the revenue realized by Braves Holdings from such agreements and increase competition for talented players among MLB clubs. Any expansion in the Southeast region of the United States, in particular, could also draw fan, consumer and viewership interest away from the Braves.

Viewership, and interest in baseball generally, may fluctuate due to factors outside of our control.

        Viewership of professional baseball has increased significantly in recent years. However, MLB has gone through periods of decreased popularity in the past, and any future decline in television ratings or attendance for MLB as a whole could have an adverse effect on Braves Holdings' financial results. As sporting and entertainment trends change, fans may be drawn to other spectator sports and entertainment options, in spite of on-field success by the Braves.

Broadcasting rights, both national and local, present an important source of revenue for Braves Holdings, and decreases in this broadcasting revenue could have an adverse effect on Braves Holdings' financial results.

        Braves Holdings derives revenue directly from the sale of their local broadcasting rights through individually negotiated carriage agreements. The sale of their national broadcasting rights, together with those of all other MLB teams, is organized through the MLB with all such revenue running through MLB's Central Fund and allocated consistent with the governing documents. Any decline in television ratings, popularity of the Braves specifically, or even MLB as a whole, could adversely affect the revenue that can be derived from the sale of these broadcasting rights. In addition, from time to time, litigation may arise challenging the commercial terms on which this programming is distributed. For example, an antitrust suit was recently brought by a group of television subscribers in which a settlement was reached but which remains subject to court approval. This matter alleges antitrust violations relating to national and local telecast licensing practices, including the granting of certain exclusive rights, the maintaining of home television territories, the manner of granting rights relating to MLB's Extra Innings package, and others. It is not possible to estimate the chances of an unfavorable outcome or the extent of any potential damages. If the settlement is not approved and the plaintiff subscribers are successful in their action, revenue derived from the sale of MLB broadcasting rights may be adversely affected, which would reduce revenue for all MLB teams, including the Braves.

Braves Holdings' need for capital to fund its operations, and to finance construction and development of the Braves' stadium and mixed use development project (the "Development Project"), could negatively impact Braves Holdings' financial condition.

        Braves Holdings generally funds its operating activities through cash flow from operations. If cash flows become insufficient to cover capital needs, Braves Holdings may be required to take on additional indebtedness, but applicable MLB rules limit the aggregate amount of indebtedness that Braves Holdings may incur.

        Braves Holdings has, directly or indirectly through subsidiaries, already taken on a significant level of debt and increased expenses related to the development of the Development Project. Ultimately, Braves Holdings will bear financial responsibility for a projected $280 million in stadium construction costs and $50 million in other ballpark-related costs and equipment, as well as financial responsibility for any cost over-runs. These initiatives have historically been funded from both cash reserves and utilization of a construction loan and two credit facilities. During September 2015, Braves Holdings entered into a $345 million term loan. As of September 30, 2016, Braves Holdings has borrowed approximately $186 million under the term loan and the two credit facilities. In addition, Braves Holdings-affiliated entities will be responsible for approximately $490 million of the development costs of a planned mixed-use development surrounding the stadium complex, which Braves Holdings intends to fund with a mix of approximately $200 million in equity and $290 million of new debt. In December 2015, certain subsidiaries of Braves Holdings entered into three separate credit facilities totaling $207 million to fund a portion of the mixed use development costs. As of September 30, 2016, $34 million was drawn under these facilities and approximately 464,323 Time Warner shares were pledged as collateral to these facilities. These expenditures will increase the Braves Holdings' costs and indebtedness in the near term, which could have a negative impact on Braves Holdings' credit worthiness.

The financial performance of Braves Holdings may be materially adversely affected if it does not experience the anticipated benefits of the Development Project in the near term or at all.

        Braves Holdings is incurring a significant amount of capital expenditures and indebtedness in connection with the Development Project, which includes construction and development of the Development Project. Although the Braves Holdings believes that the new stadium and mixed use development will result in a material increase in revenue over the short and long term, including as a result of increased game attendance and rental income from the mixed use development, no assurance can be given that attendance will increase as anticipated or that the potential benefits of the mixed-use development will be fully realized. Further, the Braves Holdings may incur unexpected costs associated with the disruption of its operations in connection with the move of its entire organization and fan base (including season ticket holders) out of Turner Field. To the extent that the anticipated benefits of the Development Project do not materialize and Braves Holdings does not experience the expected increase in revenue, its increased costs, including its new debt service obligations, could materially adversely affect Braves Holdings' financial results.

Development activities, such as those associated with the Development Project, are subject to significant risks.

        Risks associated with real estate development projects, such as the Development Project, relate to, among other items, adverse changes in national market conditions (which can result from political, regulatory, economic or other factors), changes in interest rates, competition for, and the financial condition of, tenants, the cyclical nature of property markets, adverse local market conditions, changes in the availability of debt financing, real estate tax rates and other operating expenses, zoning laws and other governmental rules and fiscal policies, energy prices, population trends, risks and operating problems arising out of the presence of certain construction materials, acts of God, uninsurable losses and other factors which are beyond the control of the developer and may make the underlying investments economically unattractive. In addition, development activities involve the risk that construction may not be completed within budget or on schedule because of cost overruns, work stoppages, shortages of building materials, the inability of contractors to perform their obligations under construction contracts, defects in plans and specifications or various other factors, including natural disasters. Any of these risks could result in substantial unanticipated delays or expenses associated with the Development Project, which could have an adverse effect on Braves Holdings' financial condition.

Braves Holdings has no operating history managing mixed use development projects.

        Management of Braves Holdings has a long history as an operator of a professional baseball franchise, but has never before managed a mixed use development project similar to the Development Project. As with any expansion into a new business area, management of Braves Holdings may not initially have the expertise necessary to fully realize the projected benefits of the mixed use development. This lack of relevant experience, among other things, may result in Braves Holdings being unable to achieve its goals for the Development Project. The return on Braves Holdings' significant investment in the mixed use development cannot be predicted reliably and the ability of Braves Holdings to realize expected financial results relating to its management of the Development Project is subject to significant uncertainties and contingencies and may change materially in response to one or more future events.

Certain covenants included in the documents governing the indebtedness incurred in connection with the Development Project impose limitations on the liquidity of Braves Holdings.

        The agreements governing the indebtedness incurred, directly or indirectly, by Braves Holdings, include certain covenants that limit the ability of Braves Holdings to sell or otherwise transfer control over certain assets or equity interests of affiliated entities. These covenants could limit the flexibility of Braves Holdings to react to changing or adverse market conditions, or developments relating to the Development Project, which could have an adverse effect on the financial condition of Braves Holdings.

Our company has overlapping directors and management with Liberty Interactive Corporation ("Liberty Interactive"), Liberty Broadband, Liberty TripAdvisor Holdings, Inc. ("TripCo") and Liberty Expedia Holdings, Inc. ("Expedia Holdings"), which may lead to conflicting interests.

        As a result of the separation of Liberty Interactive's Liberty Capital and Liberty Starz tracking stock groups from its Liberty Interactive tracking stock group in September 2011, the Broadband Spin-Off, Liberty Interactive's spin-off of TripCo in August 2014 and of Liberty Expedia in November 2016, most of the executive officers of Liberty Media also serve as executive officers of Liberty Interactive, Liberty Broadband, TripCo and Expedia Holdings and there are overlapping directors. None of these companies has any ownership interest in any of the others. Our executive officers and members of our company's board of directors have fiduciary duties to our stockholders. Likewise, any such persons who serve in similar capacities at Liberty Interactive, Liberty Broadband, TripCo or Expedia Holdings have fiduciary duties to that company's stockholders. For example, there may be the potential for a conflict of interest when our company, Liberty Interactive, Liberty Broadband, TripCo or Expedia Holdings pursues acquisitions and other business opportunities that may be suitable for each of them. Therefore, such persons may have conflicts of interest or the appearance of conflicts of interest with respect to matters involving or affecting more than one of the companies to which they owe fiduciary duties. Moreover, most of our company's directors and officers continue to own Liberty Interactive, Liberty Broadband, TripCo and Expedia Holdings stock and options to purchase stock in those companies. These ownership interests could create, or appear to create, potential conflicts of interest when the applicable individuals are faced with decisions that could have different implications for our company, Liberty Interactive, Liberty Broadband, TripCo and/or Expedia Holdings. Any potential conflict that qualifies as a "related party transaction" (as defined in Item 404 of Regulation S-K under the Securities Act) is subject to review by an independent committee of the applicable issuer's board of directors in accordance with its corporate governance guidelines. Each of Liberty Broadband, TripCo and Expedia Holdings has renounced its rights to certain business opportunities and each company's restated certificate of incorporation contains provisions deeming directors and officers not in breach of their fiduciary duties in certain cases for directing a corporate opportunity to another person or entity (including Liberty Interactive, Liberty Broadband, TripCo and Expedia Holdings) instead of such company. Any other potential conflicts that arise will be addressed on a case-by-case basis, keeping in mind the applicable fiduciary duties owed by the executive officers and directors of each issuer. From time to time, we may enter into transactions with Liberty Interactive, Liberty Broadband, TripCo, Expedia Holdings and/or their subsidiaries or other affiliates. There can be no assurance that the terms of any such transactions will be as favorable to our company, Liberty Interactive, Liberty Broadband, TripCo, Expedia Holdings or any of their respective subsidiaries or affiliates as would be the case where there is no overlapping officer or director.

Risks Relating to Our Common Stock due to our Tracking Stock Capitalization

Holders of Liberty SiriusXM common stock, Liberty Braves common stock and Liberty Formula One common stock are common stockholders of our company and, therefore, are subject to risks associated with an investment in our company as a whole, even if a holder does not own shares of common stock of all of our groups.

        Even though we have attributed, for financial reporting purposes, all of our consolidated assets, liabilities, revenue, expenses and cash flows among the Liberty SiriusXM Group, the Liberty Braves Group and the Formula One Group in order to prepare the separate financial statement schedules for each of those groups, we retain legal title to all of our assets and our tracking stock capitalization does not limit our legal responsibility, or that of our subsidiaries, for the liabilities included in any set of financial statement schedules. Holders of Liberty SiriusXM common stock, Liberty Braves common stock and Liberty Formula One common stock do not have any legal rights related to specific assets attributed to their associated group and, in any liquidation, holders of Liberty SiriusXM common stock, holders of Liberty Braves common stock and holders of Liberty Formula One common stock will be entitled to receive a pro rata share of our available net assets based on their respective numbers of liquidation units.

Our board of directors' ability to reattribute businesses, assets and expenses between and among tracking stock groups may make it difficult to assess the future prospects of our tracking stock groups based on past performance.

        Our board of directors is vested with discretion to reattribute businesses, assets and liabilities that are attributed to one tracking stock group to another tracking stock group, without the approval of any of our stockholders. Any such reattribution made by our board, as well as the existence, in and of itself, of the right to effect a reattribution may impact the ability of investors to assess the future prospects of the businesses and assets attributed to a tracking stock group, including liquidity and capital resource needs, based on past performance. Stockholders may also have difficulty evaluating the liquidity and capital resources of the businesses and assets attributed to each group based on past performance, as our board of directors may use one group's liquidity to fund another group's liquidity and capital expenditure requirements through the use of inter-group loans and inter-group interests.

We could be required to use assets attributed to one group to pay liabilities attributed to another group.

        The assets attributed to one group are potentially subject to the liabilities attributed to another group, even if those liabilities arise from lawsuits, contracts or indebtedness that are attributed to such other group. While our current management and allocation policies provide that reattributions of assets between groups will result in the creation of an inter-group loan or an inter-group interest or an offsetting reattribution of cash or other assets, no provision of our current charter prevents us from satisfying liabilities of one group with assets of another group, and our creditors are not in any way limited by our tracking stock capitalization from proceeding against any assets they could have proceeded against if we did not have a tracking stock capitalization.

The market price of Liberty SiriusXM common stock, Liberty Braves common stock and Liberty Formula One common stock may not reflect the performance of the businesses and assets attributed to the Liberty SiriusXM Group, the Liberty Braves Group and the Formula One Group, respectively, as we intend.

        We cannot assure you that the market price of the common stock related to a group will, in fact, reflect the performance of the group of businesses, assets and liabilities attributed to that group. Holders of Liberty SiriusXM common stock, Liberty Braves common stock and Liberty Formula One common stock are common stockholders of our company as a whole and, as such, are subject to all risks associated with an investment in our company and all of our businesses, assets and liabilities. As a result, the market price of each tracking stock may, in part, reflect events that are intended to be reflected or tracked by a different tracking stock of our company. In addition, investors may discount the value of the stock related to a group because it is part of a common enterprise rather than a stand-alone entity.

The market price of Liberty SiriusXM common stock, Liberty Braves common stock and Liberty Formula One common stock may be volatile, could fluctuate substantially and could be affected by factors that do not affect traditional common stock.

        The market prices of Liberty SiriusXM common stock, Liberty Braves common stock and Liberty Formula One common stock may be materially affected by, among other things:

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  actual or anticipated fluctuations in a group's operating results or in the operating results of particular companies attributable to such group;

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  potential acquisition activity by our company (regardless of the group to which it is attributed) or the companies in which we invest;

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  issuances of debt or equity securities to raise capital by our company or the companies in which we invest and the manner in which that debt or the proceeds of an equity issuance are attributed to each of the groups;

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  changes in financial estimates by securities analysts regarding Liberty SiriusXM common stock, Liberty Braves common stock or Liberty Formula One common stock or the companies attributable to our tracking stock groups;

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  the complex nature and the potential difficulties investors may have in understanding the terms of our three tracking stocks, as well as concerns regarding the possible effect of certain of those terms on an investment in our stocks; and

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  general market conditions.

The market value of Liberty SiriusXM common stock, Liberty Braves common stock or Liberty Formula One common stock could be adversely affected by events involving the assets and businesses attributed to one or more of the other groups.

        Because we are the issuer of Liberty SiriusXM common stock, Liberty Braves common stock and Liberty Formula One common stock, an adverse market reaction to events relating to the assets and businesses attributed to one of our groups, such as earnings announcements or announcements of new products or services, acquisitions or dispositions that the market does not view favorably, may cause an adverse market reaction in the common stock of the other groups. This could occur even if the triggering event is not material to us as a whole. Certain events may also have a greater impact on one group than the same triggering event would have on another group due to the asset composition of the affected group. In addition, the incurrence of significant indebtedness by us or any of our subsidiaries on behalf of one group, including indebtedness incurred or assumed in connection with acquisitions of or investments in businesses, could affect our credit rating and that of our subsidiaries and, therefore, could increase the borrowing costs of businesses attributable to our other groups or the borrowing costs of our company as a whole.

We may not pay dividends equally or at all on Liberty SiriusXM common stock, Liberty Braves common stock or Liberty Formula One common stock.

        We do not presently intend to pay cash dividends on Liberty SiriusXM common stock, Liberty Braves common stock or Liberty Formula One common stock for the foreseeable future. However, we have the right to pay dividends on the shares of common stock related to each group in equal or unequal amounts, and we may pay dividends on the shares of common stock related to one group and not pay dividends on shares of common stock related to another group. In addition, any dividends or distributions on, or repurchases of, shares relating to a group will reduce our assets legally available to be paid as dividends on the shares relating to another group.

Our tracking stock capital structure could create conflicts of interest, and our board of directors may make decisions that could adversely affect only some holders of our common stock.

        Our tracking stock capital structure could give rise to occasions when the interests of holders of stock related to one group might diverge or appear to diverge from the interests of holders of stock related to one or both of the other groups. In addition, given the nature of their businesses, there may be inherent conflicts of interests between the Liberty SiriusXM Group, the Liberty Braves Group and the Formula One Group. Our tracking stock groups are not separate entities and thus holders of Liberty SiriusXM common stock, Liberty Braves common stock and Liberty Formula One common stock do not have the right to elect separate boards of directors. As a result, our company's officers and directors owe fiduciary duties to our company as a whole and all of our stockholders as opposed to only holders of a particular group. Decisions deemed to be in the best interest of our company and all of our stockholders may not be in the best interest of a particular group or groups when considered independently. Examples include:

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  decisions as to the terms of any business relationships that may be created between groups, such as between the Liberty SiriusXM Group and the Liberty Braves Group or between the Liberty SiriusXM Group and the Formula One Group;

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  the terms of any reattributions of assets between one or more groups;

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  decisions as to the allocation of consideration among the holders of Liberty SiriusXM common stock, Liberty Braves common stock and Liberty Formula One common stock, or among the series of stocks relating to our groups, to be received in connection with a merger involving our company;

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  decisions as to the allocation of corporate opportunities between the groups, especially where the opportunities might meet the strategic business objectives of more than one group;

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  decisions as to operational and financial matters that could be considered detrimental to one or more groups but beneficial to another;

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  decisions as to the conversion of shares of common stock of one group into shares of common stock of another;

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  decisions regarding the creation of, and, if created, the subsequent increase or decrease of any inter-group interest that one group may own in another group;

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  decisions as to the internal or external financing attributable to businesses or assets attributed to any of our groups;

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  decisions as to the dispositions of assets of any of our groups; and

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  decisions as to the payment of dividends on the stock relating to any of our groups.

Our directors' or officers' equity ownership may create or appear to create conflicts of interest.

        If directors or officers own disproportionate interests (in percentage or value terms) in Liberty SiriusXM common stock, Liberty Braves common stock or Liberty Formula One common stock, that disparity could create or appear to create conflicts of interest when they are faced with decisions that could have different implications for the holders of Liberty SiriusXM common stock, Liberty Braves common stock or Liberty Formula One common stock.

Other than pursuant to the management and allocation policies, we have not adopted any specific procedures for consideration of matters involving a divergence of interests among holders of shares of stock relating to our three groups, or among holders of different series of stock relating to a specific group.

        Rather than develop additional specific procedures in advance, our board of directors intends to exercise its judgment from time to time, depending on the circumstances, as to how best to:

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  obtain information regarding the divergence (or potential divergence) of interests;

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  determine under what circumstances to seek the assistance of outside advisers;

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  determine whether a committee of our board of directors should be appointed to address a specific matter and the appropriate members of that committee; and

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  assess what is in our company's best interests and the best interests of all of our stockholders.

Our board of directors believes the advantage of retaining flexibility in determining how to fulfill its responsibilities in any such circumstances as they may arise outweighs any perceived advantages of adopting additional specific procedures in advance.

        Our board of directors may change the management and allocation policies to the detriment of one or more groups without stockholder approval. Our board of directors has adopted certain management and allocation policies to serve as guidelines in making decisions regarding the relationships among the Liberty SiriusXM Group, the Liberty Braves Group and the Formula One Group with respect to matters such as tax liabilities and benefits, inter-group loans, inter-group interests, attribution of assets, financing alternatives, corporate opportunities and similar items. These policies also set forth the initial focuses and strategies of these groups and the initial attribution of our businesses, assets and liabilities among them. These policies are not included in the current charter. Our board of directors may at any time change or make exceptions to these policies. Because these policies relate to matters concerning the day-to-day management of our company as opposed to significant corporate actions, such as a merger involving our company or a sale of substantially all of our assets, no stockholder approval is required with respect to their adoption or amendment. A decision to change, or make exceptions to, these policies or adopt additional policies could disadvantage one or more groups while advantaging the other(s).

Holders of shares of stock relating to a particular group may not have any remedies if any action by our directors or officers has an adverse effect on only that stock, or on a particular series of that stock.

        Principles of Delaware law and the provisions of our current charter may protect decisions of our board of directors that have a disparate impact upon holders of shares of stock relating to a particular group, or upon holders of any series of stock relating to a particular group. Under Delaware law, the board of directors has a duty to act with due care and in the best interests of all of our stockholders, regardless of the stock, or series, they hold. Principles of Delaware law established in cases involving differing treatment of multiple classes or series of stock provide that a board of directors owes an equal duty to all stockholders and does not have separate or additional duties to any subset of stockholders. Judicial opinions in Delaware involving tracking stocks have established that decisions by directors or officers involving differing treatment of holders of tracking stocks may be judged under the business judgment rule. In some circumstances, our directors or officers may be required to make a decision that is viewed as adverse to the holders of shares relating to a particular group or to the holders of a particular series of that stock. Under the principles of Delaware law and the business judgment rule referred to above, you may not be able to successfully challenge decisions that you believe have a disparate impact upon the stockholders of one of our groups if a majority of our board of directors is disinterested and independent with respect to the action taken, is adequately informed with respect to the action taken and acts in good faith and in the honest belief that the board is acting in the best interest of Liberty Media and all of our stockholders.

Stockholders will not vote on how to attribute consideration received in connection with a merger involving our company among holders of Liberty SiriusXM common stock, Liberty Braves common stock and Liberty Formula One common stock.

        Our current charter does not contain any provisions governing how consideration received in connection with a merger or consolidation involving our company is to be attributed to the holders of Liberty SiriusXM common stock, holders of Liberty Braves common stock and holders of Liberty Formula One common stock or to the holders of different series of stock, and none of the holders of Liberty SiriusXM common stock, Liberty Braves common stock or Liberty Formula One common stock will have a separate class vote in the event of such a merger or consolidation. Consistent with applicable principles of Delaware law, our board of directors will seek to divide the type and amount of consideration received in a merger or consolidation involving our company among holders of Liberty SiriusXM common stock, Liberty Braves common stock and Liberty Formula One common stock in a fair manner. As the different ways the board of directors may divide the consideration between holders of stock relating to the different groups, and among holders of different series of a particular stock, might have materially different results, the consideration to be received by holders of Liberty SiriusXM common stock, Liberty Braves common stock and Liberty Formula One common stock in any such merger or consolidation may be materially less valuable than the consideration they would have received if they had a separate class vote on such merger or consolidation.

We may dispose of assets of the Liberty SiriusXM Group, the Liberty Braves Group or the Formula One Group without your approval.

        Delaware law requires stockholder approval only for a sale or other disposition of all or substantially all of the assets of our company taken as a whole, and our current charter does not require a separate class vote in the case of a sale of a significant amount of assets of any of our groups. As long as the assets attributed to the Liberty SiriusXM Group, the Liberty Braves Group or the Formula One Group proposed to be disposed of represent less than substantially all of our assets, we may approve sales and other dispositions of any amount of the assets of such group without any stockholder approval.

        If we dispose of all or substantially all of the assets attributed to any group (which means, for this purpose, assets representing 80% of the fair market value of the total assets of the disposing group, as determined by our board of directors), we would be required under the terms of our current charter, if the disposition is not an exempt disposition under the terms of our current charter, to choose one or more of the following three alternatives:

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  declare and pay a dividend on the disposing group's common stock;

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  redeem shares of the disposing group's common stock in exchange for cash, securities or other property; and/or

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  convert all or a portion of the disposing group's outstanding common stock into common stock of another group.

        In this type of a transaction, holders of the disposing group's common stock may receive less value than the value that a third-party buyer might pay for all or substantially all of the assets of the disposing group.

        Our board of directors will decide, in its sole discretion, how to proceed and is not required to select the option that would result in the highest value to holders of any stock related to a particular group.

Holders of Liberty SiriusXM common stock, Liberty Braves common stock or Liberty Formula One common stock may receive less consideration upon a sale of the assets attributed to that group than if that group were a separate company.

        If the Liberty SiriusXM Group, the Liberty Braves Group or the Formula One Group were a separate, independent company and its shares were acquired by another person, certain costs of that sale, including corporate level taxes, might not be payable in connection with that acquisition. As a result, stockholders of a separate, independent company with the same assets might receive a greater amount of proceeds than the holders of Liberty SiriusXM common stock, Liberty Braves common stock or Liberty Formula One common stock would receive upon a sale of all or substantially all of the assets of the group to which their shares relate. In addition, we cannot assure you that in the event of such a sale the per share consideration to be paid to holders of Liberty SiriusXM common stock, Liberty Braves common stock or Liberty Formula One common stock, as the case may be, will be equal to or more than the per share value of that share of stock prior to or after the announcement of a sale of all or substantially all of the assets of the applicable group. Further, there is no requirement that the consideration paid be tax-free to the holders of the shares of common stock related to that group. Accordingly, if we sell all or substantially all of the assets attributed to the Liberty SiriusXM Group, the Liberty Braves Group or the Formula One Group, our stockholders could suffer a loss in the value of their investment in our stock.

In the event of a liquidation of Liberty Media, holders of Liberty SiriusXM common stock, Liberty Braves common stock and Liberty Formula One common stock will not have a priority with respect to the assets attributed to the related tracking stock group remaining for distribution to stockholders.

        Under our current charter, upon Liberty Media's liquidation, dissolution or winding up, holders of Liberty SiriusXM common stock, Liberty Braves common stock and Liberty Formula One common stock will be entitled to receive, in respect of their shares of such stock, their proportionate interest in all of Liberty Media's assets, if any, remaining for distribution to holders of common stock in proportion to their respective number of "liquidation units" per share. Relative liquidation units were initially determined based on the volume weighted average prices of the Liberty SiriusXM common stock, Liberty Braves common stock and Liberty Formula One common stock over the 20 trading day period which commenced shortly after the initial filing of the current charter and the fraction of a liquidation unit related to each share of Liberty Braves common stock was further adjusted in connection with the rights distribution in May 2016. Hence, the assets to be distributed to a holder of either tracking stock upon a liquidation, dissolution or winding up of Liberty Media will have nothing to do with the value of the assets attributed to the related tracking stock group or to changes in the relative value of the Liberty SiriusXM common stock, Liberty Braves common stock and Liberty Formula One common stock over time.

Our board of directors may elect to convert the common stock relating to one group into common stock relating to another group, thereby changing the nature of your investment and possibly diluting your economic interest in our company, which could result in a loss in value to you.

        Our current charter permits our board of directors to convert all of the outstanding shares of common stock relating to any of our groups into shares of common stock of another group on specified terms. A conversion would preclude the holders of stock related to each group involved in such conversion from retaining their investment in a security that is intended to reflect separately the performance of the relevant group. We cannot predict the impact on the market value of our stock of (1) our board of directors' ability to effect any such conversion or (2) the exercise of this conversion right by our board. In addition, our board of directors may effect such a conversion at a time when the market value of our different stocks could cause the stockholders of one group to be disadvantaged.

Holders of Liberty SiriusXM common stock, Liberty Braves common stock and Liberty Formula One common stock vote together and have limited separate voting rights.

        Holders of Series A and Series B Liberty SiriusXM common stock, Liberty Braves common stock and Liberty Formula One common stock vote together as a single class, except in certain limited circumstances prescribed by our current charter and under Delaware law. Each share of Series B common stock of each group has ten votes per share, and each share of Series A common stock of each group has one vote per share. Holders of Series C common stock of each group have no voting rights, other than those required under Delaware law. When holders of Liberty SiriusXM common stock, Liberty Braves common stock and Liberty Formula One common stock vote together as a single class, holders having a majority of the votes are in a position to control the outcome of the vote even if the matter involves a conflict of interest among our stockholders or has a greater impact on one group than another.

Transactions in Liberty SiriusXM common stock, Liberty Braves common stock and Liberty Formula One common stock by our insiders could depress the market price of those stocks.

        Sales of, or hedging transactions such as collars relating to, shares of Liberty SiriusXM common stock, Liberty Braves common stock or Liberty Formula One common stock by our Chairman of the Board, or any of our other directors or executive officers, could cause a perception in the marketplace that the stock price of the relevant shares has peaked or that adverse events or trends have occurred or may be occurring at our company or the group to which the shares relates. This perception can result notwithstanding any personal financial motivation for these transactions. As a result, insider transactions could depress the market price for shares of the Liberty SiriusXM common stock, Liberty Braves common stock or Liberty Formula One common stock.

Our current charter includes restrictions on the share ownership of Liberty Braves common stock by certain persons, which if triggered would result in an immediate transfer of the applicable number of shares to a trust for the benefit of the holder.

        To comply with the policies of the MLB, our current charter provides that (i) employees of MLB and related entities may not own Liberty Braves common stock, (ii) persons who are employed by or otherwise associated with an MLB club other than the Braves may not own 5% or more of the number of outstanding shares of Liberty Braves common stock, and (iii) no person may own 10% or more of the number of outstanding shares of Liberty Braves common stock unless, in the case of this clause (iii), such person is expressly approved by the BOC or qualifies as an exempt person (which is generally defined to include our Chairman John C. Malone, Chief Executive Officer Gregory B. Maffei, the Chairman of Braves Holdings, LLC Terence McGuirk and certain of their related persons). In the event that a holder attempts to acquire shares of Liberty Braves common stock in violation of this charter provision, the applicable shares will automatically be transferred to a trust which will sell the shares for the benefit of the holder (subject to certain exceptions, such as in the event of an inadvertent violation of the restrictions described in clause (ii) or (iii) above which is cured within the applicable time frame). No assurance can be given that the trust will be able to sell the shares at a price that is equal to or greater than the price paid by the holder. In addition, the holder's right to receive the net proceeds of the sale, as well as any dividends or other distributions to which the holder would otherwise be entitled, will be subject to the holder's compliance with the applicable mechanics included in our current charter.

Our capital structure, as well as the fact that the Liberty SiriusXM Group, the Liberty Braves Group and the Formula One Group are not independent companies, may inhibit or prevent acquisition bids for the businesses attributed to the Liberty SiriusXM Group, the Liberty Braves Group or the Formula One Group and may make it difficult for a third party to acquire us, even if doing so may be beneficial to our stockholders.

        If the Liberty SiriusXM Group, the Liberty Braves Group and the Formula One Group were separate independent companies, any person interested in acquiring the Liberty SiriusXM Group, the Liberty Braves Group or the Formula One Group without negotiating with management could seek control of that group by obtaining control of its outstanding voting stock, by means of a tender offer or a proxy contest. Although we intend Liberty SiriusXM common stock, Liberty Braves common stock and Liberty Formula One common stock to reflect the separate economic performance of the Liberty SiriusXM Group, the Liberty Braves Group and the Formula One Group, respectively, those groups are not separate entities and a person interested in acquiring only one group without negotiation with our management could obtain control of that group only by obtaining control of a majority in voting power of all of the outstanding voting shares of our company. The existence of shares of common stock, and different series of shares, relating to different groups could present complexities and in certain circumstances pose obstacles, financial and otherwise, to an acquiring person that are not present in companies that do not have a capital structure similar to ours.

        Certain provisions of our current charter and bylaws may discourage, delay or prevent a change in control of our company that a stockholder may consider favorable. These provisions include:

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  authorizing a capital structure with multiple series of common stock: a Series B common stock related to each group that entitles the holders to ten votes per share, a Series A common stock related to each group that entitles the holder to one vote per share, and a Series C common stock related to each group that, except as otherwise required by Delaware law, entitles the holder to no voting rights;

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  classifying our board of directors with staggered three-year terms, which may lengthen the time required to gain control of our board of directors;

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  limiting who may call special meetings of stockholders;

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  prohibiting stockholder action by written consent, thereby requiring all stockholder actions to be taken at a meeting of the stockholders;

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  establishing advance notice requirements for nominations of candidates for election to the board of directors or for proposing matters that can be acted upon by stockholders at stockholder meetings;

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  requiring stockholder approval by holders of at least 66 2/3% of our aggregate voting power or the approval by at least 75% of our board of directors with respect to certain extraordinary matters, such as a merger or consolidation of our company, a sale of all or substantially all of our assets or an amendment to our current charter; and

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  the existence of authorized and unissued stock, including "blank check" preferred stock, which could be issued by our board of directors to persons friendly to our then current management, thereby protecting the continuity of our management, or which could be used to dilute the stock ownership of persons seeking to obtain control of our company.

        Liberty Media's Chairman, John C. Malone, beneficially owns shares (based on outstanding share information as of October 31, 2016) representing the power to direct approximately 47.6% of the aggregate voting power in Liberty Media, due to his beneficial ownership of approximately 95.8% of the outstanding shares of each of the Series B Liberty SiriusXM common stock, the Series B Liberty Braves common stock and the Series B Liberty Formula One common stock.

Risks Relating to the Formula 1 Acquisition

Liberty Media has incurred significant costs and expenses in connection with the Formula 1 Acquisition.

        Liberty Media has incurred significant non-recurring costs in connection with the consummation of the Formula 1 Acquisition, including advisory, legal and other transaction costs. A majority of these costs have already been incurred, and it is expected that additional costs will be incurred. Many of the expenses to be incurred by Liberty Media are by their nature difficult to estimate accurately at the present time, and management of Liberty Media continues to assess the magnitude of these costs as well as additional unanticipated costs that may be incurred in connection with the acquisition. Although Liberty Media expects that the realization of benefits related to the Formula 1 Acquisition will offset such costs and expenses over time, no assurances can be made that this net benefit will be achieved in the near term, or at all.

Uncertainties among counterparties and employees of Formula 1 could adversely affect the value of Formula 1 following the closing.

        Uncertainty about the effect of the acquisition could negatively impact Formula 1's relationship with its counterparties (such as those to race promotion, broadcasting, advertising, sponsorship and other commercial agreements) and employees of Formula 1, which may have an adverse effect on Formula 1 and, consequently, on Liberty Media following completion of the acquisition. These uncertainties may impair Formula 1's ability to attract, retain and motivate key personnel for a period of time following the completion of the Formula 1 Acquisition, and could cause Formula 1's counterparties (including to race promotion, broadcasting, advertising, sponsorship or other commercial agreements), the Teams and others who deal with Formula 1 to seek to change their existing business relationships with Formula 1. Employee retention may be particularly challenging because employees may experience uncertainty about their post-closing roles. If key employees depart despite Formula 1's and Liberty Media's efforts to retain them, the value of the Formula 1 business could be harmed, and the expected benefits of the acquisition may not be realized in full.

Liberty Media may fail to realize the potential benefits of the Formula 1 Acquisition in a timely manner or at all.

        Liberty Media believes there are significant benefits that may be realized by acquiring the Formula 1 business and leveraging Liberty Media's expertise in live events and digital monetization. However, the efforts to realize these benefits will be a complex process and may disrupt both companies' existing operations if not implemented in a timely and efficient manner. If the management teams of Liberty Media and Formula 1 are unable to minimize the potential disruption to their respective businesses and operations during this period, Liberty Media may not fully realize the anticipated benefits of the acquisition of Formula 1. Realizing the benefits of the acquisition may depend in part on the efficient coordination and alignment of various functions. Liberty Media may encounter difficulties, costs and delays as a result of the acquisition, including the following, any of which could harm its results of operations, businesses, financial condition and/or the price of its stock:

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  conflicts between business cultures;

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  difficulties and delays in the coordination and alignment of business relationships and other functions of Liberty Media and Formula 1;

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  the diversion of management's attention from the normal daily operations of its business;

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  complexities associated with leveraging Liberty Media's live events and digital monetization expertise while supporting different business models;

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  potential conflicts with Formula 1 counterparties;

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  loss of key employees and disruptions among employees at Formula 1 that may result in the loss of valuable experience and capabilities and erode employee morale; and

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  failure to achieve anticipated levels of revenue, profitability or productivity for the Formula 1 business.

        Failure to implement, or problems with implementing, the post-acquisition strategy for Formula 1 may also adversely affect the trading price of the Formula One Group tracking stock (including FWONK).

Liberty Media may be unable to cause Formula 1 to take certain corporate actions.

        A portion of the consideration paid by Liberty Media for the acquisition of Formula 1 was financed by $351 million of Exchangeable Notes. The Exchangeable Notes, which will mature 30 months after completion of the Second Closing, will be exchangeable by the holders at any time for shares of FWONK or, at Delta Topco's option, cash. Under the Exchangeable Notes, the holder which, together with its affiliates, holds the greatest principal amount of Exchangeable Notes (the "Noteholder representative") has veto rights over certain actions proposed to be taken by Formula 1, including the termination of certain key executives, material business transactions, a change in control of Formula 1, issuances of securities and amendments to or terminations of certain material business contracts. These veto rights will expire upon the earlier of the maturity date of the Exchangeable Notes and the date the outstanding principal amount of the Exchangeable Notes is less than 30% of the outstanding principal amount issued at the Second Closing. Until the veto rights expire, Liberty Media may be unable to cause Formula 1 to take certain corporate actions that Liberty Media believes would be in the best interests of its Media Group.

One or more representatives of the Formula 1 Selling Shareholders may be able to exercise significant influence over Liberty Media corporate transactions and other matters as a result of Liberty Media's agreement to appoint a nominee designated by the Formula 1 Selling Shareholders to its Board of Directors and to provide certain shareholder protections to the Formula 1 Selling Shareholders under the shareholders agreement.

        At the closing under the Second SPA, Liberty Media and the Selling Shareholders entered into the shareholders agreement. Pursuant to the shareholders agreement, Liberty Media has agreed to increase the number of members constituting its board of directors from nine to ten, and to appoint a nominee of the Selling Shareholders to serve on the board of directors of Liberty Media (subject to certain exceptions) for a term of 30 months following the Second Closing. This director, along with two of Liberty Media's independent directors, will serve on a new committee of the board of directors of Liberty Media that will review and approve certain actions by Liberty Media relating to or affecting the Media Group. Additionally, the shareholders agreement grants one or more representatives of the Formula 1 Selling Shareholders veto rights, during the restriction period (as defined below), over certain actions proposed to be taken by Liberty Media, including, with certain exceptions, the creation of other classes of stock intended to track the economic performance of Formula 1 and the issuance of any equity interest relating to any series of Formula One Group tracking stock. The "restriction period" lasts from the Second Closing until the first to occur of (A) the date on which the number of shares of Series C Liberty Formula One common stock collectively owned by the Formula 1 Selling Shareholders (plus the shares that may be issued upon the exchange of any Exchangeable Notes outstanding) is less than 42,333,020 shares and (B) the date that is 30 months from the date of the Second Closing.

        The shareholders agreement further provides that Liberty Media will not combine its Formula One Group with another Liberty Media tracking stock group during the restriction period unless there is a change in tax law or related guidance or interpretation which is reasonably likely to result in unfavorable tax treatment to Liberty Media or its stockholders. As a result of these rights under the shareholders agreement, the representative(s) of the Formula 1 Selling Shareholders, who may have interests different from those of other stockholders of Liberty Media, will be able to exercise significant influence over certain matters relating to the governance of Liberty Media during the restriction period, including in certain circumstances the approval of significant corporate actions such as business combination transactions and issuances of certain securities.

The Teams have certain governance rights under the Current Concorde Arrangements and the organizational documents of Delta Topco that may limit or, at a minimum, influence actions that Liberty Media may seek to cause Formula 1 to take.

        The Teams are entitled to certain consent rights under the Current Concorde Arrangements (a series of governance and regulatory agreements among the stakeholders in Formula 1), including in relation to the number of Events in a season exceeding 20 (or 17 if the number of Events that are held outside Europe, the US or Canada exceeds 60% or more of the total number of Events in that season) and the introduction of new sporting and technical regulations applying to the World Championship. Also, under the Current Concorde Arrangements, the Longest Standing Team (as defined below) has a consent right over certain nominees for appointment as a new chief executive of Formula 1 and certain rights with respect to the termination of the current chief executive of Formula 1. Further, the team agreements with McLaren and Mercedes grant the corporate parent of each of those Teams (McLaren Group Limited and Daimler AG, respectively) the right to appoint a director of Delta Topco until December 31, 2020 or the termination of the relevant team agreement, if earlier, and Ferrari has an equivalent right, pursuant to a provision contained in all of the team agreements granting that right to the Longest Standing Team that has competed in the World Championship for the greatest number of seasons since 1950 (the "Longest Standing Team") (each such director, a "Team Director"). The right with respect to the Longest Standing Team is also reflected in the organizational documents of Delta Topco. The Longest Standing Team's Team Director has the right to sit on the audit and ethics and nomination committees of Delta Topco and any standing or ad hoc committees of Delta Topco established to monitor the strategic development of Formula 1's business. The Longest Standing Team's Team Director also has influence in relation to the removal or appointment of Formula 1's chief executive, by virtue of being a member of the nomination committee of Delta Topco. Mercedes' Team Director is currently a member of the nomination committee of Delta Topco, although he is not appointed by right. The interests or opinions of the Teams with regard to certain actions proposed to be taken by Formula 1 may differ from those of Liberty Media. In such event, the Teams may be able to block these actions or, at a minimum, cause their interests or opinions to be considered by the Delta Topco board of directors.

Risks Relating to the Formula 1 Business

There could be a decline in the popularity of Formula 1 which may have a material adverse effect on Formula 1's ability to exploit its commercial rights to the World Championship.

        The success of Formula 1's business and its ability to profitably renew or enter into beneficial new commercial arrangements, including race promotion, broadcasting, advertising and sponsorship contracts, is largely dependent upon the continued popularity of the World Championship. Similarly, the sponsorship and other revenue generation of the Teams are dependent on such continued popularity and, if such revenues decreased, it may impact their ability or willingness to continue participating in the World Championship. The popularity of Formula 1, globally and in particular countries and regions, may be influenced by competition from any rival championship and other forms of motor sport or similar entertainment which challenge Formula 1's position and reputation as the pinnacle of world motor sport, the continued participation of the leading Teams, the perceived entertainment value of the World Championship, changes in societal views on automobiles more generally and an unfavorable economic climate which may discourage fans from attending Events or make it more difficult to expand into new markets, all of which could change rapidly and cannot be predicted. See "—Rival motor sport events could be established, involving existing Teams or different Teams, that could lead to fewer Teams and race circuits and diminish the competitive position of Formula 1." Formula 1 also faces stiff competition from other live sporting events, and with sporting events delivered over television networks, radio, the Internet and online services, mobile applications and other alternative sources, as well as from the availability of alternative forms of entertainment and leisure activities. Formula 1 competes for attendance, viewership and advertising with a wide range of alternatives, such as top flight soccer leagues in many of its non-U.S. markets. As a result of the large number of options available, Formula 1 faces strong competition for the attention of sports fans.

        Further, a scandal which undermines the credibility of the sport, such as a race fixing scandal, or accident could also impact the popularity of Formula 1. In particular regions, the popularity of the World Championship varies depending upon the participation and performance of drivers and Teams from that region. There is no assurance that Formula 1 will be able to compete effectively with other forms of sports or entertainment or that the World Championship will maintain its popularity either globally or in any particular country or region. Any decrease in the continued popularity of the World Championship may affect Formula 1's ability to enter into or renew race promotion, broadcasting, advertising, sponsorship or other commercial agreements which may materially and adversely affect Formula 1's business, financial condition, results of operations and prospects.

Termination of the 100-Year Agreements could cause Formula 1 to discontinue its operations.

        The license under the 100-Year Agreements is critical to the ongoing operation of Formula 1's business. Under the 100-Year Agreements, FIA has granted Formula 1 the exclusive commercial rights to the World Championship, including the rights to use the trademarks associated with the World Championship, until the end of 2110. See "The Company—Description of the Business of Formula 1—Key Commercial Agreements—100-Year Agreements" for a more detailed discussion of the 100-Year Agreements. Formula 1's rights under these agreements can be terminated by the FIA if Formula 1 materially breaches the relevant agreements (with certain of such breaches subject to certain cure rights), undergoes an unpermitted change of control, interferes with certain of the FIA's rights under the 100-Year Agreements or experiences certain insolvency events. If Formula 1's license under the 100-Year Agreements was terminated in accordance with its terms or the FIA or another person successfully challenged the validity of that license (or the 100-Year Agreements as a whole), it could cause Formula 1 to discontinue its operations, lead to the termination of substantially all of Formula 1's commercial contracts, prevent Formula 1 from exploiting the commercial rights to the World Championship and require Formula 1 to discontinue use of the World Championship trademarks and other intellectual property rights.

Formula 1 is reliant upon certain key personnel, and Formula 1 may lose one or more of them.

        Formula 1's commercial success is dependent to a considerable extent on the abilities and reputation of Formula 1's management. The Chairman Emeritus of Formula 1, Bernie Ecclestone, who previously served as the chief executive officer of Formula 1, is the original owner of Formula 1 and was personally responsible for the commercialization of Formula 1 during the 1980s. The recently appointed Chairman and chief executive officer Chase Carey has a wealth of experience over many decades in the media sector. In addition, the chief financial officer, Duncan Llowarch, and the General Counsel, Sacha Woodward Hill, have 19 years and 20 years of experience in Formula 1, respectively. The success of the business prior to the Formula 1 Acquisition has depended to a significant extent on Mr. Ecclestone, who is currently 86 years old and has been responsible for the growth and strategic development of Formula 1. While Formula 1 has the benefit of a strong management team and contracted revenues which provide Formula 1 stability in the near term, the voluntary departure of key personnel could disrupt Formula 1's operations and have a material adverse effect on Formula 1's business and results of operation.

        Mr. Ecclestone has been the subject of certain legal proceedings in the U.K., and elsewhere, which could damage Mr. Ecclestone's reputation and potentially the reputation of Formula 1 with the public as well as governmental agencies. In 1999, Her Majesty's Revenue and Customs ("HMRC") in the U.K. commenced investigations into the tax affairs of Mr. Ecclestone and his then wife, which were concluded in 2008 by a settlement agreement. In 2012, Mr. Ecclestone was notified by HMRC that it was opening an investigation into his tax affairs (the "Tax Inquiry"). In December 2014, HMRC purported to repudiate the settlement agreement reached with Mr. and Mrs. Ecclestone in 2008 on grounds of fraudulent misrepresentation, which Mr. Ecclestone denies, and HMRC levied on Mr. Ecclestone tax assessments totaling approximately £1 billion, most of which Mr. Ecclestone disputes and which remains unpaid (with the agreement of HMRC) pending the outcome of the litigation Mr. Ecclestone has brought against HMRC in the High Court in London to challenge its repudiation of the 2008 settlement. HMRC's investigation of Mr. Ecclestone's tax affairs is ongoing.

        In addition, in the past, Mr. Ecclestone has been subject to certain criminal and civil proceedings with regard to specified actions he has taken, or was alleged to have taken. Criminal proceedings in Germany against Mr. Ecclestone were abandoned without a finding of guilt following the payment by him of sizable amounts to the relevant state and a charity. Civil proceedings brought against him in the U.K. were dismissed, although the Judge made an adverse finding about some aspects of Mr. Ecclestone's conduct. Civil proceedings brought against Mr. Ecclestone, Formula 1 and others in New York were dismissed for lack of jurisdiction and the claimant has not pursued the matter elsewhere. Another set of civil proceedings involving Mr. Ecclestone remains pending in the U.K. Except for the dismissed claim in New York, Formula 1 has not been a party to any of these proceedings and there have been no judgments or legal findings of fault against Formula 1 in any of these proceedings.

        Given the inherent unpredictability of the Tax Inquiry or litigation in general, and that Formula 1 has little knowledge of Mr. Ecclestone's personal finances and dealings, any future findings of, or sanctions or publicity from, any such proceeding could result in Mr. Ecclestone's reputation being damaged or Formula 1's board of directors or shareholders deciding that Mr. Ecclestone should step down as Formula 1's chief executive officer or director either permanently or until certain issues have been resolved or clarified, any of which could materially and adversely affect Formula 1's business and prospects. In addition, no assurance can be given (a) that relevant authorities or other third parties will not take actions with regard to these matters or any others not known at this time and (b) that if any such actions are taken that they will not have an adverse impact on Formula 1.

The Teams may, in certain circumstances, terminate their existing commitment to participate in the World Championship until (and including) 2020 or breach their obligations and withdraw.

        Formula 1's ability to effectively stage the World Championship depends on the ongoing involvement of its participants. Pursuant to individual Team Agreements, each of the current 11 Teams have committed to participate in the World Championship until December 31, 2020, subject to earlier termination upon the occurrence of certain events. Formula 1 cannot provide assurance that any of the Teams will commit to participate in the World Championship beyond 2020, or that the FIA will renew the Current Concorde Arrangements under the 2013 Concorde Implementation Agreement beyond 2030. If any of the current Teams cease to participate in the World Championship, Formula 1 may attempt to encourage new entrants to the World Championship; however, there is no assurance Formula 1 will be able to do this. If such Teams were not replaced, it could result in fewer competitors in the World Championship as compared to recent seasons which may impact the perceived entertainment value of Events. In addition, any negotiation for an extension to the term of the Team Agreements or the Concorde Arrangements could result in less favorable terms to Formula 1.

        Even if a Team has committed to participate in the World Championship it may be able to exercise termination rights under its Team Agreement in certain circumstances and withdraw. For additional information regarding the agreements with the Teams, see "The Company—Description of the Business of Formula 1—Key Commercial Agreements—Current Concorde Arrangements." It is also possible that Teams could form a rival motor sport series.

        A lesser number of teams may reduce the popularity of Formula 1 which may affect its ability to enter into or renew race promotion, broadcasting, advertising, sponsorship or other commercial agreements, which may materially and adversely affect Formula 1's business, financial condition, results of operations and prospects.

The FIA may take actions which are not in Formula 1's interest.

        The FIA is the governing body of the World Championship and a party to the 100-Year Agreements and the 2013 Concorde Implementation Agreement. In its capacity as the governing body of the World Championship, the FIA must place safety and other sporting concerns over Formula 1's commercial interests. As a result, the FIA may take actions with respect to safety and sporting standards and regulations which conflict with Formula 1's interests as the commercial rights holder, including by increasing the cost to Teams of participating in the World Championship, diminishing the visual and sonic spectacle of Events, imposing fines on or excluding Teams, cancelling or delaying an Event, withholding approval for the staging of an Event, a new circuit or Formula 1's proposed season calendar or establishing regulations without the support of the Teams. As a party to the 100-Year Agreements and the 2013 Concorde Implementation Agreement, the FIA has certain rights and limitations and the exercise or purported exercise of the FIA's rights thereunder may conflict with Formula 1's interests. Any actions taken by the FIA which conflict with Formula 1's interests may adversely impact Formula 1's operations and revenue.

Formula 1 may be subject to enforcement actions under competition laws.

        As further described in "Description of the Business of Formula 1—Regulatory Matters—Competition Laws," following an investigation by the European Commission ("EC") in 1999 in relation to Formula 1's compliance with competition laws, Formula 1 modified certain of its business practices and changed the terms of a number of Formula 1's commercial contracts. Following these modifications and changes, the EC issued two comfort letters to Formula 1 in October 2001 stating that Formula 1 was no longer under investigation. Comfort letters are not binding on the EC and if it believes there has been a material change in circumstances, it could take further enforcement action. The EC issued a press release in October 2003 stating that it was satisfied that Formula 1 had complied with the modified practices and terms that had led to its issuing its comfort letters and that it had ended its monitoring of Formula 1's compliance. In adopting practices and concluding commercial contracts (including as to contracts with broadcasters (and the manner in which these rights are offered), contracts with Teams and contracts with promoters), Formula 1 takes into account the modified practices that formed the basis of the EC's comfort letters.

        Formula 1 is also required to comply with general European Union and national competition laws, which require Formula 1 at all times to ensure its business practices and agreements are consistent with the operation of competitive markets. Failure to comply with the relevant practices, terms, laws and rules can give rise to challenges by the EC, national competition regulators and other interested parties. In addition, they could cause or deem certain of Formula 1's commercial contracts (including the Team Agreements) to be unenforceable in whole or in part and/or require various terms (including duration, scope and exclusivity) to be modified, and/or Formula 1 could be liable for damages or other sanctions.

        Formula 1 has sought to adopt practices and conclude commercial contracts that take into account competition law as it applies to the specific nature of Formula 1's sporting and entertainment businesses, Formula 1's role within those businesses and the roles of the counterparties to Formula 1's commercial contracts. However given the uncertainty of the law in this area, and the possibility of third parties instigating action, there is a risk of further EC investigations, challenges or proceedings against Formula 1. For example, two Teams made a complaint against Formula 1 to the EC in September 2015 regarding the distribution of the Prize Fund and current sporting governance arrangements (though Formula 1 rejects the complaint as being without merit and believes it is in any event, a commercial dispute and not one that involves any breach of competition law). For the reasons set out above, no assurance can be given that there will be no further EC investigation, challenge or proceeding.

        Any of the foregoing could materially and adversely affect Formula 1's business, financial condition, results of operations and prospects.

Formula 1 may be adversely affected by a global deterioration in economic conditions or changes in or declines in consumer and corporate spending.

        While Formula 1's contracted revenue from race promoters, broadcasters and advertisers and sponsors have not historically been immediately affected by an economic downturn, aspects of Formula 1's business, in particular Formula 1's advertising and sponsorship, hospitality, support series, transport and travel businesses, are dependent on general economic conditions and/or consumer and corporate spending. Formula 1's advertising and sponsorship and hospitality businesses are more immediately vulnerable to an economic downturn and a reduction in corporate spending due to the discretionary nature of those services and for advertising and sponsorship, the shorter duration of those contracts. The impact of an economic downturn is likely to have the largest initial impact on Formula 1's hospitality business. If an economic downturn adversely affects race promoters, broadcasters, advertisers and sponsors, Formula 1's ability to renew or enter into new contracts on favorable terms with them could be impacted which could result in a loss of revenues and may materially and adversely affect Formula 1's business, financial condition, results of operations and prospects.

Formula 1 may be unable to renew or replace on favorable terms one or more of Formula 1's race promotion, broadcasting or advertising and sponsorship contracts.

        Formula 1's race promotion, broadcasting and advertising and sponsorship contracts typically have terms of five to seven years, three to five years and three to five years, respectively, but may on occasion be of longer duration. When these contracts expire, Formula 1 may not be able to renew or replace them with contracts on similar terms or at all. Formula 1's ability to renew or replace its contracts on similar terms, or at all, is dependent on a number of factors which Formula 1 may not be able to control or predict including the popularity of Formula 1, the value of live sports rights generally, relevant regulations, economic conditions in the relevant countries and the spending capacity and priorities of Formula 1's counterparties. Additionally, many of Formula 1's race promotion and broadcasting contracts are directly or indirectly with, or guaranteed by, governmental bodies or agencies and a change in their spending capacity or priorities could impact Formula 1's negotiations with them. A failure to renew or replace Formula 1's existing contracts on similar or improved terms could result in, among other things, the payments Formula 1 receives decreasing, the term of the contracts being shortened, termination rights being granted to Formula 1's counterparties and other contractual terms and conditions being introduced which could materially and adversely affect Formula 1's business, financial condition, results of operations and prospects.

Formula 1 is exposed to credit-related losses in the event of non-performance by counterparties to Formula 1's key commercial contracts.

        Future payments under Formula 1's core commercial contracts, including Formula 1's race promotion, broadcasting and advertising and sponsorship contracts are typically made periodically over the course of several years. Formula 1's ability to generate cash flow is heavily dependent on collecting amounts owed to it under these contracts. A change in the credit quality of one or more of Formula 1's counterparties over the term of their contract with Formula 1 may increase the risk of non-payment. Certain of Formula 1's counterparties are directly or indirectly governments or agencies thereof, some of which have recently experienced a deterioration in their credit quality. Formula 1 may also generally experience difficulties or be unable to recover payments owed to it by governments or agencies thereof because of their sovereign or semi-sovereign status. Additionally, an appreciation of the US dollar against the functional currencies of Formula 1's counterparties increases the risk of non-payment. See "—Fluctuations in the value of the US dollar against the functional currencies of Formula 1's business and Formula 1's counterparties' business could adversely affect Formula 1's profitability." The failure of one or more of Formula 1's counterparties to pay outstanding amounts owed to it could have a material adverse effect on Formula 1's cash flows and results of operation.

Potential challenges by tax authorities in the jurisdictions in which Formula 1 operates could adversely affect Formula 1's financial results and position.

        Formula 1's taxes are based upon the applicable tax laws and tax rates in effect in the jurisdictions in which it operates and upon the nature of Formula 1's business arrangements and activities with and in such jurisdictions. When computing its tax obligations in these jurisdictions, Formula 1 endeavors to apply national and international tax rules consistently and in accordance with generally accepted interpretations and practice. However, such rules, and their application to Formula 1's business, may not be entirely clear in all cases and may be interpreted differently by the applicable tax authorities. There can be no assurance that, upon review of Formula 1's positions, the applicable tax authorities will agree with such positions. If a tax authority successfully challenges Formula 1's positions with respect to its business arrangements, intercompany pricing policies, or the taxable presence of subsidiaries in certain jurisdictions, or if Formula 1 loses a material tax dispute in any jurisdiction, then Formula 1 may be exposed to additional tax liabilities and penalties, which may adversely affect its financial condition, results of operations and prospects.

Changes in tax laws could adversely affect Formula 1.

        Formula 1 operates in various jurisdictions and is subject to changes in applicable tax laws, treaties, or regulations in those jurisdictions. A material change in the tax laws, treaties, or regulations, or their interpretation, of any jurisdiction with which Formula 1 does business, or in which Formula 1 has significant operations, could adversely affect Formula 1. For example, the U.K. government announced in early 2016 that it intends to further limit the tax relief for interest expense available to U.K. companies, effective April 1, 2017. Although the U.K. government has published detailed consultation documents regarding the proposed changes, draft legislation is not publicly available. Depending on the final form of the legislation, the new rules could reduce significantly the amount of Formula 1's interest expense that qualifies as tax deductible. These changes could adversely affect Formula 1's financial results and position.

        In addition, the Organization for Economic Co-Operation and Development (the "OECD") published in July 2013 an action plan on base erosion and profit shifting ("BEPS") that seeks to reform the taxation of multinational companies. In October 2015, the OECD released final reports on the focus areas in its action plan on BEPS. These final reports recommend changes to domestic laws, the OECD model tax convention, and the OECD transfer pricing guidelines. In addition, they propose to accelerate the incorporation of recommended income tax treaty changes into existing bilateral treaties through a multilateral convention to be entered into by interested countries. Although any recommendations made by the OECD are not themselves changes in tax law, those recommendations may result in changes in tax law, including countries taking unilateral action that may be uncoordinated, create double taxation, and increase controversy, which could adversely affect Formula 1.

Formula 1 may face difficulties expanding into new markets, including as a result of being unable to attract race promoters for new Events.

        Formula 1 has recently staged Events in a number of new markets and intends to explore further opportunities for expansion. Attracting the relevant race promoters to the World Championship in these markets on terms that are attractive to Formula 1 will be largely dependent on the popularity of the Formula 1 brand in these markets and Formula 1's perceived ability to deliver the benefits that race promoters desire, such as publicity for the host city/region, economic impact or tourism. See "—There could be a decline in the popularity of Formula 1 which may have a material adverse effect on Formula 1's ability to exploit its commercial rights to the World Championship." Additionally, Formula 1 may have difficulties entering into agreements with race promoters that have the necessary resources and experience to obtain all the necessary FIA, governmental and sporting approvals and successfully stage an Event. Events in new markets also require significant investments in circuit infrastructure and other administrative costs by Formula 1's race promoters which may not be recouped and may generate fees below those received from Formula 1's Events staged in more developed markets. In addition, under the Team Agreements, the consent of a majority of certain Teams is required if there are more than 20 Events in a season or more than 17 Events are held in a season and the number of Events that are held outside Europe, the U.S. or Canada exceeds 60% or more of the total number of Events in that season. See "The Company—Description of the Business of Formula 1—Key Commercial Agreements—Team Agreements." Also, under the 100-Year Agreements as amended by the 2013 Concorde Implementation Agreement, Formula 1 must obtain the FIA's approval to stage more than 25 Events (or beginning in 2031, more than 17 Events unless the FIA and Formula 1 make a new agreement on this point), and there is no assurance such approval will be obtained.

Formula 1's business is subject to laws and regulations including with respect to advertising, broadcasting and the environment, and changes in and judicial interpretations of such laws and regulations could have a material adverse effect on Formula 1.

        Formula 1's business is subject to laws and regulations including advertising, broadcasting, environmental and health and safety laws and regulations. Such regimes are subject to periodic governmental review, legislative initiatives and judicial interpretations, any of which could adversely affect Formula 1's business and its profitability. A substantial part of Formula 1's, broadcasters' and the Teams' revenues come from advertising or sponsorship contracts. If new restrictions or bans on advertising specific products or services which are advertised in Formula 1 are introduced, it may reduce Formula 1's advertising and sponsorship revenues or advertising revenues of Formula 1's broadcasters and the Teams which in turn may reduce the value of Formula 1's broadcasting contracts and impact the Teams' desire to continue participating in Formula 1. For example, advertising of alcohol is restricted in certain countries where Events are held, such as Malaysia. Advertising laws could also be introduced which prevent the broadcast of images which include a restricted brand, thereby preventing Formula 1 from licensing the television rights in an affected country. Additionally, as Formula 1 expands into new markets, local customs, practices and cultural sensitivities may require Formula 1 and the Teams to restrict advertising certain products even if not required by law. Broadcasting laws could be introduced which require that Events be broadcast only on free-to-air television which would prevent Formula 1 from entering into pay television contracts in the relevant jurisdiction. Additionally, judicial decisions or other governmental action could interfere with the manner in which Formula 1 exploits its broadcasting rights, including in relation to Formula 1's segmentation of such rights among different geographic regions. Environmental laws could also be introduced which place limits on engine design and Event activities. Motor sport has also been banned in certain countries. For example, Switzerland banned motor sport from 1955 to 2007 following an accident at the 24 Hours of Le Mans that killed spectators and a driver. A ban on motor sport in any country where Formula 1 holds an Event could result in a reduction in Formula 1's revenues and as a consequence, may materially and adversely affect Formula 1's business, financial condition and prospects.

Events beyond Formula 1's control may cause one or more events to be cancelled or postponed or prevent Formula 1 from providing an international television feed, each of which could result in the loss of revenues under Formula 1's commercial contracts.

        An Event may have to be postponed or cancelled, or Formula 1 may be unable to provide an international television feed of an Event, due to factors beyond its control, including an inability to transport Formula 1's and the Teams' equipment to an Event, power failures, cancellation of large-scale public events by a competent authority due to a security or terrorism risk or outbreak of disease, which could result in the loss of revenues under Formula 1's commercial contracts. The most recent cancellation was the Bahrain Grand Prix in 2011 which was cancelled due to civil unrest. If the cancellation of an Event is due to a force majeure event (such as the outbreak of war or civil unrest) that occurs prior to the scheduled commencement of scrutineering and sporting checks (which typically takes place on the Thursday immediately prior to the race or Wednesday at the Grand Prix de Monaco), the race promoter is not required to pay Formula 1 the race promotion fee for that Event. Typically, Formula 1's broadcast contracts include a provision to reduce the fee payable to Formula 1 if there are fewer than 15 Events in a season for reasons other than a force majeure event. However, if an Event were to be cancelled due to the race promoter failing to meet its obligations under the race promotion contract, then Formula 1 may be entitled to indemnification from the race promoter for any lost broadcasting revenue. If an Event is not held, cancelled or does not receive international television coverage (for example, as a result of a technical problem), Formula 1's fees under the relevant advertising and sponsorship contract are likely to be reduced unless the advertising and sponsorship contract allows Formula 1 to substitute another Event for the cancelled Event and Formula 1 does so.

        If an Event is cancelled, Formula 1 will also be required to refund amounts paid for tickets to the Paddock Club, the principal high end corporate hospitality offering at certain Event weekends.

Accidents during Events may cause losses that are not covered by insurance, disrupt an Event and cause Formula 1 reputational damage.

        Racing accidents occur in Formula 1. The last racing accident to cause the death of a driver was in 2014 at the Japanese Grand Prix and there have also been two fatalities involving race marshals since 1994. Fatal accidents, particularly if they involve public spectators, could damage the reputation of Formula 1 and decrease its popularity, any of which could have a material adverse effect on Formula 1. Accidents can also result in the cancellation of a practice or qualifying session or a race. Additionally, persons harmed in any accident could seek compensation from Formula 1. Formula 1 and its promoters purchase insurance coverage for each Event. However, there can be no assurance that such insurance policies will provide adequate coverage at all times and in all circumstances. If Formula 1 is held liable for damages beyond the scope of the insurance coverage available to Formula 1 (including the insurance contract procured by the race promoter to include coverage for Formula 1), Formula 1's business, financial condition and results of operations could be materially and adversely affected.

Terrorist acts during Events may cause Formula 1 damage and losses that are not covered by insurance.

        Formula 1 is a high profile sport with a global fan base and Events are attended by a large number of spectators. An Event, like any other major sporting event, could be the target of an actual or threatened terrorist act, either of which could disrupt Formula 1 and lead to the cancellation of Events, increase security requirements and result in a decline of spectator attendance at Events. Additionally, persons harmed in any terrorist act may attempt to seek compensation from Formula 1. The general risk of a terror attack has increased recently in a number of the countries in which Events are held. Formula 1 purchases annual insurance policies covering all Events, and individual race promoters purchase insurance coverage for their own Events under which Formula 1 is also covered, which provide coverage for third party liability covering personal injury, equipment and property damage. However, there can be no assurance that this insurance will be adequate at all times and in all circumstances. Terrorism is expressly excluded from the public liability coverage arranged by the race promoters, although Formula 1's own insurance policies cover both its broadcast and Event systems equipment and its employer and public liabilities exposures for terrorism risks. If Formula 1 is held liable for damages beyond the scope of the insurance coverage (its own and that arranged by the race promoter) and/or is unable to obtain indemnification from the relevant insurer(s), Formula 1's business, financial condition and results of operations could be materially and adversely affected.

Rival motor sport events could be established involving existing Teams or different teams, or existing Teams may divert their resources to participate in another motor sport event, which could lead to fewer Teams and race circuits being involved in Formula 1, or a Team's primary engagement in motor sport being in another motor sport event, either of which could diminish the competitive position of Formula 1.

        In the future, it is possible that a rival motor racing series similar to Formula 1 could be established, involving existing Teams and/or different teams or an existing motor sport event could become more popular and become a rival series to Formula 1. Such a rival series could lead to fewer Teams and race circuits in Formula 1, reduce the budget that a Team is willing to spend on its participation in Formula 1, or diminish the competitive position of Formula 1 and have a material adverse effect on Formula 1's results of operations and business. In addition, certain of Formula 1's commercial contracts could be terminated if Formula 1 ceased to be the premier motor racing series for open wheel single-seater cars. Pursuant to individual Team Agreements, each of the 11 Teams have committed to participate in the World Championship until December 31, 2020. If a rival motor racing series is established (or if an existing series develops into a rival series), this may reduce the popularity of Formula 1 leading to a decline in the value of Formula 1's commercial contracts which may materially adversely affect Formula 1's business, financial condition, results of operations and prospects. See "—There could be a decline in the popularity of Formula 1 which may have a material adverse effect on Formula 1's ability to exploit Formula 1's commercial rights to the World Championship" and "—The Teams may, under certain circumstances, terminate their existing commitment to participate in the World Championship until (and including) 2020 or breach their obligations and withdraw."

Changes in consumer viewing habits and the emergence of new content distribution platforms could adversely affect Formula 1's business.

        The manner in which consumers view televised sporting events is changing rapidly with the emergence of alternative distribution platforms. Digital cable, internet and wireless content providers are continuing to improve technologies, content offerings, user interface, and business models that allow consumers to access video-on-demand or internet-based tools with interactive capabilities including start, stop and rewind. Formula 1's exclusive commercial rights place no limits on the platforms on which it can operate, including online. However, such developments may impact the profitability or effectiveness of Formula 1's existing licensing practices and there is no guarantee that Formula 1 will be successful in adapting its licensing practices and/or media platform as consumer viewing habits change. If Formula 1 is unsuccessful in adapting its licensing practices and/or media platform as consumer viewing habits change, Formula 1's viewership levels (whether on traditional or new platforms) may decrease and/or its licensing practices may become less profitable leading to the possibility of a reduction in the value of its broadcasting and advertising and sponsorship contracts. Any reduction in the value of Formula 1's commercial rights and/or contracts may materially and adversely affect its revenues, business, financial condition, results of operations and prospects. While Formula 1's monetization of its television rights has increased in recent years, there can be no assurance that such increases will continue or that Formula 1's level of such monetization will be comparable to that of other sporting events.

If confidential information regarding Formula 1's business arrangements is disclosed or leaked, it could affect Formula 1's relationships with counterparties and/or Teams and result in less favorable commercial contracts and adversely affect Formula 1's business.

        The success of Formula 1's business depends on maintaining good relationships with Formula 1's counterparties (including race promoters, broadcasters, advertisers and sponsors) and the Teams and entering into race promotion, broadcasting, advertising and sponsorship and other commercial contracts on favorable terms. If confidential information regarding Formula 1's business arrangements with its counterparties and/or the Teams were to be disclosed or leaked, it could harm Formula 1's relationships with those parties and result in less favorable terms in its commercial contracts, including with respect to pricing and adversely affect its business, results of operation, financial condition and prospects.

Formula 1 depends on trademarks, copyrights and intellectual property.

        Formula 1 relies on certain trademarks, copyrights and other intellectual property to protect its rights, including its brands, logos and television footage. The existence of complex factual and legal issues may give rise to uncertainty as to the validity or subsistence, scope and enforceability of a particular trademark, copyright or other intellectual property or contractual right in a particular jurisdiction. While historically Formula 1 has been widely transmitted by free-to-air television which reduced its attractiveness as a target for piracy and other infringement, Formula 1 is increasingly transmitted by pay TV operators that are greater targets for piracy. In any event, Formula 1's intellectual property, and in particular the Formula 1 brand (including the F1 logo) and television footage are potential targets for counterfeiting, piracy and other infringement. New technologies such as the convergence of computing, communication, and entertainment devices, the falling prices of devices incorporating such technologies, increased broadband internet speed and penetration and increased availability and speed of mobile data transmission have made the unauthorized digital pirating and distribution of televised sporting events easier and faster and enforcement of intellectual property rights more challenging. The unauthorized use of intellectual property in the entertainment industry generally continues to be a significant challenge for intellectual property rights holders. If Formula 1 is unsuccessful in preventing widespread piracy and illegal live streaming of Events in the future, these activities could result in lost revenues and a reduction in the value of Formula 1's broadcasting rights which may materially and adversely affect Formula 1's business, results of operation, financial condition and prospects.

The terms of Formula 1's indebtedness may limit its financial and operating flexibility.

        Covenants contained in the agreements governing Formula 1's credit facilities will restrict the ability of its subsidiaries to, among other things:

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  incur or guarantee additional indebtedness or be a creditor in respect of financial indebtedness;

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  pay dividends, redeem their share capital, purchase capital stock, make investments or other restricted payments;

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  make any payment in respect, or on account of, indebtedness owing to Delta Topco;

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  in certain circumstances, make any payment or distribution to another of Formula 1's subsidiaries in respect, or on account of, intra-group debt;

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  issue or sell capital stock;

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  acquire assets or make investments;

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  sell assets (including capital stock of subsidiaries);

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  create liens;

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  enter into sale and leaseback or finance lease transactions;

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  acquire an interest in or invest in any joint venture;

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  enter into transactions with shareholders or affiliates except on arm's length terms for full market value, including in relation to the provision of goods or services;

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  enter into any contractual or similar restriction which restricts their ability to pay dividends or other distributions, make loan repayments or loan interest payments or make loans including restrictions that restrict them from paying dividends to Delta Topco;

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  effect a consolidation or merger;

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  amend material commercial contracts;

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  enter into derivative transactions in respect of exposures which are unconnected to Formula 1's credit facilities; and

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  in addition, those covenants restrict certain holding companies in Formula 1 from trading, carrying on business, owning assets or incurring liabilities.

        Formula 1 may also be required to repay its credit facilities upon the occurrence of certain events and Formula 1 cannot give any assurance that it will be able to finance such a repayment. Failure to comply with an obligation to repay the credit facilities would result in an event of default which could have a material adverse effect on Formula 1.

        These restrictive covenants could limit Formula 1's ability to pursue Formula 1's growth plans, restrict Formula 1's flexibility in planning for, or reacting to, changes in Formula 1's business and industry and increase Formula 1's vulnerability to adverse economic and industry conditions. Formula 1 may enter into additional financing arrangements in the future, which could further restrict Formula 1's flexibility.

Fluctuations in the value of the US dollar against the functional currencies of Formula 1's business and Formula 1's counterparties' business could adversely affect Formula 1's profitability.

        In 2015, a significant proportion of Formula 1's revenues and costs were denominated in U.S. dollars. Formula 1 also operates in a number of other currencies, most notably the pound sterling and Euro. There may be a mismatch between the amount of a local currency Formula 1 generates in revenues and incurs in expenses. Our financial statements translate local currency transactions into U.S. dollars. Formula 1 uses derivatives to hedge its exposure to foreign currency risk. There is no assurance that such measures will be successful and fluctuations in the value of the U.S. dollar against Formula 1's functional currencies could affect its profitability. Additionally, most payments Formula 1 receives from Formula 1's counterparties under Formula 1's commercial contracts are denominated in U.S. dollars while their revenues are typically denominated in other currencies, most notably the Euro or the local currency in the country where the relevant Event is held. An appreciation of the U.S. dollar, against the functional currencies of Formula 1's counterparties whose revenues are denominated in a currency other than U.S. dollars, increases the cost of their payments to Formula 1 in their functional currencies and the risk that they will not make their payments to Formula 1 or cause them to request Formula 1 to enter into a new contract with such counterparty, which could affect Formula 1's profitability and financial position. See "—Formula 1 is exposed to credit-related losses in the event of non-performance by counterparties to Formula 1's key commercial contracts."

CAUTIONARY STATEMENTS CONCERNING FORWARD LOOKING STATEMENTS

        Certain statements in this prospectus and in the documents incorporated by reference herein constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our business, product and marketing strategies; new service offerings; revenue growth and subscriber trends at Sirius XM; the recoverability of our goodwill and other long-lived assets; the performance of our equity affiliates; our projected sources and uses of cash; Sirius XM's stock repurchase program; the anticipated non-material impact of certain contingent liabilities related to legal and tax proceedings; the expected benefits of the Formula 1 Acquisition; the future financial performance of Formula 1's business; and other matters arising in the ordinary course of business. In particular, statements under "Risk Factors" contain forward-looking statements. Where, in any forward-looking statement, we express an expectation or belief as to future results or events, such expectation or belief is expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the expectation or belief will result or be achieved or accomplished. The following include some but not all of the factors (as they relate to our consolidated subsidiaries and equity affiliates) that could cause actual results or events to differ materially from those anticipated:

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  consumer demand for our products and services and our ability to adapt to changes in demand;

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  competitor responses to our products and services;

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  uncertainties inherent in the development and integration of new business lines and business strategies;

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  uncertainties associated with product and service development and market acceptance, including the development and provision of programming for satellite radio technologies;

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  our significant dependence upon automakers;

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  our ability to attract and retain subscribers at a profitable level in the future is uncertain;

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  our future financial performance, including availability, terms and deployment of capital;

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  the integration of the Formula 1 Acquisition;

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  our ability to successfully integrate and recognize anticipated efficiencies and benefits from the businesses we acquire;

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  the ability of suppliers and vendors to deliver products, equipment, software and services;

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  interruption or failure of our information technology and communication systems, including the failure of our satellites, could negatively impact our results and brand;

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  royalties for music rights have increased and may continue to do so in the future;

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  the outcome of any pending or threatened litigation;

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  availability of qualified personnel;

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  changes in, or failure or inability to comply with, government regulations, including, without limitation, regulations of the Federal Communications Commission and consumer protection laws, and adverse outcomes from regulatory proceedings;

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  changes in the nature of key strategic relationships with partners, vendors and joint ventures;

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  general economic and business conditions and industry trends;

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  consumer spending levels, including the availability and amount of individual consumer debt;

  •
  rapid technological changes;

  •
  impairments of third-party intellectual property rights;

  •
  our indebtedness could adversely affect the operations and could limit the ability of our subsidiaries to react to changes in the economy or our industry;

  •
  failure to protect the security of personal information about our customers, subjecting us to potentially costly government enforcement actions or private litigation and reputational damage;

  •
  the regulatory and competitive environment of the industries in which we, and the entities in which we have interests, operate; and

  •
  threatened terrorist attacks, political unrest in international markets and ongoing military action around the world.

For additional risk factors, please see "Risk Factors" above, and Part II, Item 1A of our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016 and September 30, 2016. These forward-looking statements and such risks, uncertainties and other factors speak only as of the date of this prospectus, and we expressly disclaim any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein, to reflect any change in our expectations with regard thereto, or any other change in events, conditions or circumstances on which any such statement is based. When considering such forward-looking statements, you should keep in mind the factors described in "Risk Factors" and other cautionary statements contained in this prospectus and in the documents incorporated by reference herein. Such risk factors and statements describe circumstances which could cause actual results to differ materially from those contained in any forward-looking statement.

 USE OF PROCEEDS

        We will not receive any proceeds from the sale of shares of FWONK by the Selling Stockholders. The Selling Stockholders will receive all of the net proceeds from the sale of their shares of FWONK pursuant to this prospectus. See "Selling Stockholders."

 SELLING STOCKHOLDERS

        This prospectus relates to the offer and sale from time to time by the Selling Stockholders of up to 2,547,788 shares of FWONK, which constitute shares of FWONK issued to the Selling Stockholders at the Second Closing of the Formula 1 Acquisition. The shares of FWONK offered pursuant to this prospectus were issued to the Selling Stockholders in transactions that were exempt from the registration requirements of the Securities Act. See "The Company—Description of the Formula 1 Acquisition" for additional information regarding the Formula 1 Acquisition.

        In connection with the closing of the Formula 1 Acquisition, we entered into a Shareholders Agreement with certain Formula 1 Selling Shareholders (the "shareholders agreement"). Pursuant to the shareholders agreement, we agreed to file the registration statement of which this prospectus forms a part covering the resale of the shares of FWONK offered hereby. See "—The Shareholders Agreement" for additional information regarding the shareholders agreement.

        The Selling Stockholders listed in the table below may offer and sell, pursuant to this prospectus, any or all of such shares of FWONK beneficially owned by them at the time of such offer and sale and offered hereby in accordance with one or more of the methods of distribution described under the caption "Plan of Distribution."

        The following table sets forth certain information known to us, based on written representations from the Selling Stockholders, with respect to their beneficial ownership of shares of FWONK. Because each Selling Stockholder may sell all or some of such stockholder's shares of FWONK from time to time under this prospectus, no estimate can be given at this time as to the number of shares of FWONK that will be held by a particular Selling Stockholder following any particular sale of shares of FWONK by such Selling Stockholder. Changes in the information concerning the Selling Stockholders will be set forth in supplements to this prospectus to the extent required by law. When we refer to the "Selling Stockholders" in this prospectus, we mean the entities listed in the table below, as well as their permitted transferees under the shareholders agreement. In the table below, the percentage of outstanding shares of FWONK is based on (i) 55,706,745 shares of FWONK outstanding as of October 31, 2016 plus (ii) approximately 118 million shares of FWONK issued in connection with the closing of the Formula 1 Acquisition.

Name	Number of shares of FWONK beneficially owned prior to any offering	Number of shares of FWONK that may be sold in an offering	Number of shares of FWONK beneficially owned after offering(s)†	Percentage of outstanding shares of FWONK prior to the offering	Percentage of outstanding shares of FWONK after offering(s)†
Bernard Ecclestone(1)	1,847,238	1,847,238	—	1.06%	—
Duncan Llowarch(2)	277,085	277,085	—	*	—
Sacha Woodward Hill(3)	277,085	277,085	—	*	—
Richard Thomsen(4)	11,615	11,615	—	*	—
Ian Holmes(5)	11,615	11,615	—	*	—
Sir Martin Sorrell(6)	92,362	92,362	—	*	—
Tracey Campbell	15,394	15,394	—	*	—
David Campbell	15,394	15,394	—	*	—

Total	2,547,788	2,547,788	—	1.47%	—

*
Less than 1%.

(1)
Mr. Ecclestone is the Chairman Emeritus of our consolidated subsidiary, Formula 1. Mr. Ecclestone served as the chief executive officer of Formula One prior to the completion of the Formula 1 Acquisition.

(2)
Mr. Llowarch serves as the Chief Financial Officer of our consolidated subsidiary, Formula 1. Mr. Llowarch also served in that position prior to the completion of the Formula 1 Acquisition.

(3)
Ms. Woodward Hill serves as the General Counsel of our consolidated subsidiary, Formula 1. Ms. Woodward Hill also served as an officer prior to the completion of the Formula 1 Acquisition.

(4)
Mr. Thomsen serves as an officer of our consolidated subsidiary, Formula 1. Mr. Thomsen also served as an officer prior to the completion of the Formula 1 Acquisition.

(5)
Mr. Holmes serves as an officer of our consolidated subsidiary, Formula 1. Mr. Holmes also served in that position prior to the completion of the Formula 1 Acquisition.

(6)
Prior to the completion of the Formula 1 Acquisition, Mr. Sorrell served as an independent director on the Board of Directors of Delta Topco, the parent company in the group of companies comprising Formula 1.

        We prepared the above table based on information supplied to us by the Selling Stockholders named in the table. No Selling Stockholder has indicated that such selling stockholder is a registered broker-dealer or an affiliate of a registered broker-dealer.

The Formula 1 Acquisition

        The shares of FWONK to which this prospectus relates are comprised of 2,547,788 shares of FWONK issued to the Selling Stockholders at the Second Closing of the Formula 1 Acquisition. Such shares of FWONK constituted a portion of the purchase price payable to the Formula 1 Selling Shareholders under the Second SPA in exchange for 100% of the fully-diluted equity interests in Delta Topco (other than a nominal number of equity securities held by the Teams).

        See "The Company—Description of the Formula 1 Acquisition" for additional information.

The Shareholders Agreement

        In connection with the closing of the Formula 1 Acquisition, we entered into the shareholders agreement. Pursuant to the shareholders agreement, we agreed to file, as soon as reasonably practicable on or following the date of the Second Closing, a shelf registration statement on Form S-3 with the SEC with respect to the registration under the Securities Act of shares of FWONK comprised of (i) all shares of FWONK issued to the Formula 1 Selling Shareholders (the "Covered Shareholders") at the Second Closing of the Formula 1 Acquisition and (ii) approximately 15.7 million shares of FWONK, equaling the maximum number of shares of FWONK issuable upon the exchange of the Exchangeable Notes to the Formula 1 Selling Shareholders Covered Shareholders (the "Transaction Shelf Registration Statement"). Additionally, under the shareholders agreement, any Formula 1 Selling Shareholder party thereto is entitled to five demand registrations and unlimited piggyback registration rights to sell all or a portion of the shares held by such Formula 1 Selling Shareholder that are issued pursuant to the Second SPA or issued in exchange for Exchangeable Notes and that have not been transferred ("registrable securities") pursuant to a registration statement filed by Liberty Media. The aggregate market value of registrable securities that are the subject of a demand registration request, as measured by the market price on the date of such demand registration request, must be at least $100 million and Liberty Media will not be obligated to effect more than one demand registration statement in any 90 day calendar period. If a demand registration is an underwritten public offering (subject to certain exceptions), the Shareholder Representative (as defined in the shareholder agreement) will select the managing underwriters and counsel for such offering, subject to the approval of Liberty Media (such approval not to be unreasonably withheld).

        On January 23, 2017, CVC, as the shareholder representative, executed a waiver relating the shareholders agreement pursuant to which Liberty Media agreed (a) to file this prospectus relating to the offer and sale from time to time by the Selling Stockholders of up to 2,547,788 shares of FWONK and (b) as soon as reasonably practicable following the Second Closing but no later than February 13, 2017, to file an additional prospectus relating to the offer and sale from time to time by the Formula 1

Selling Shareholders of any remaining shares of FWONK covered by the Transaction Shelf Registration Statement.

        The shareholders agreement also includes provisions regarding our and the Selling Stockholders' mutual indemnification rights and obligations relating to the registration of the Selling Stockholders' shares of FWONK. Under the shareholders agreement, we agreed to indemnify and hold harmless each Selling Stockholder named in this prospectus to the fullest extent lawful against damages, directly or indirectly caused by, relating to, arising out of, based upon or in connection with any untrue statement of material fact (or alleged untrue statement of material fact) in this prospectus, or any amendment or supplement hereto, or any omission or alleged omission to state a material fact required to be stated in this prospectus, or nay amendment or supplement hereto, necessary to make the statements herein, in light of the circumstances under which they were made, not misleading. Our obligations to indemnify the Selling Stockholders will not extend to any damages to a Selling Stockholder directly caused by a statement or omission in this prospectus, or any amendment or supplement hereto, made in reliance upon and in conformity with written information furnished to Liberty Media by the Selling Stockholder or on such Selling Stockholder's behalf, in either case expressly for use herein, or in any amendment or supplement hereto, relating to the Selling Stockholder. Similarly, under the shareholders agreement, the Selling Stockholders agreed to indemnify us (and our officers, directors, controlling affiliates and affiliates of the foregoing) against any and all damages to the extent directly caused by any untrue statement of material fact (or alleged untrue statement of material fact) or any omission or alleged omission to the extent such untrue statement or omission was made in reliance upon and in conformity with written information furnished to Liberty Media by the Selling Stockholder or on such Selling Stockholder's behalf, in either case expressly for use in this prospectus, or any amendment or supplement hereto. Each Selling Stockholder's obligation to indemnify us is limited to the net proceeds received by such Selling Stockholder from the sale of registrable securities related to the matter in which damages are sought.

        The foregoing description describes certain material terms of the shareholders agreement. This summary is not complete and it is qualified in its entirety by reference to the form of shareholders agreement, which is filed as Exhibit C to the Company's Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on December 9, 2016.

PLAN OF DISTRIBUTION

        The Selling Stockholders may sell the shares of FWONK covered by this prospectus using one or more of the following methods:

  •
  underwriters in a public offering;

  •
  "at the market offerings" to or through market makers or into an existing market for the securities;

  •
  one or more block trades in which a broker-dealer will attempt to sell the Series C common stock as agent, but may reposition and resell a portion of the block, as principal, in order to facilitate the transaction;

  •
  purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

  •
  ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

  •
  an exchange distribution in accordance with the rules of the applicable exchange;

  •
  broker-dealers, who may agree with the Selling Stockholders to sell a specified number of such Series C common stock at a stipulated price per share;

  •
  privately negotiated transactions;

  •
  short sales (including short sales "against the box");

  •
  trading plans entered into by a Selling Stockholder pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

  •
  any combination of the foregoing; or

  •
  any other method permitted pursuant to applicable law.

        To the extent required by law, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. Any prospectus supplement relating to a particular offering of shares of FWONK may include the following information to the extent required by applicable law:

  •
  the terms of the offering;

  •
  the names of any underwriters or agents;

  •
  the purchase price of the shares;

  •
  any delayed delivery arrangements;

  •
  any underwriting discounts and other items constituting underwriters' compensation;

  •
  any initial public offering price; and

  •
  any discounts or concessions allowed or reallowed or paid to dealers.

        The Selling Stockholders also may sell all or a portion of their respective shares of FWONK in open market transactions in reliance upon Rule 144 under the Securities Act, regardless of whether the shares are offered in this prospectus, provided that they meet the criteria and conform to the requirements of that rule.

        There can be no assurance that the Selling Stockholders will sell any or all of their respective shares of FWONK offered by this prospectus.

        The aggregate proceeds to the Selling Stockholders from the sale of their respective shares of FWONK offered by them will be the purchase price of the shares of FWONK less discounts or commissions, if any. Each Selling Stockholder reserves the right to accept and, together with its agents from time to time, to reject, in whole or in part, any proposed purchase of shares of FWONK to be made directly or through agents. We will not receive any of the proceeds from the sale of shares of FWONK by the Selling Stockholders.

        The Selling Stockholders and any underwriters, broker-dealers or agents that participate in the sale of their respective shares of FWONK may be deemed by the Commission to be "underwriters" within the meaning of Section 2(a)(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may therefore be underwriting discounts and commissions under the Securities Act.

        As of the date of this prospectus, we are not a party to any agreement, arrangement or understanding between any broker or dealer and us with respect to the offer or sale of shares of FWONK pursuant to this prospectus.

        In order to comply with the securities laws of some states, if applicable, shares of FWONK may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states shares of FWONK may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

        Underwriters or agents could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an at-the-market offering as defined in Rule 415 promulgated under the Securities Act, which includes sales made directly on or through the Nasdaq Global Select Market, the existing trading market for shares of FWONK, or sales made to or through a market maker other than on an exchange.

        We will bear the costs relating to the registration and sale of the shares of FWONK offered by this prospectus, other than any underwriting discounts and commissions and transfer taxes, if any. We have agreed to indemnify the Selling Stockholders against certain damages, including liabilities with respect to any violation by us of the Securities Act, the Exchange Act and state securities laws applicable to us and relating to the registration of the shares of FWONK offered by this prospectus that have not directly resulted from written information about the Selling Stockholders furnished by or on behalf of the Selling Stockholders to us expressly for use in connection with such registration. See "Selling Stockholders—The Shareholders Agreement."

 LEGAL MATTERS

        Certain legal matters with respect to the validity of the securities that may be sold pursuant to this prospectus will be passed upon for us by Baker Botts L.L.P., New York, New York.

 EXPERTS

        The consolidated financial statements of Liberty Media Corporation as of December 31, 2015 and 2014, and for each of the years in the three-year period ended December 31, 2015, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2015 have been incorporated by reference herein and in the registration statement on Form S-3 in reliance upon the reports of KPMG LLP, independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2015 consolidated financial statements refers to the adoption of ASU 2015-17: Income Taxes (Topic 740): Balance Sheet Classification of Deferred Taxes.

 WHERE TO FIND MORE INFORMATION

        We have filed with the Commission a registration statement on Form S-3 under the Securities Act with respect to the securities that may be sold using this prospectus. This prospectus, which forms a part of the registration statement, does not contain all the information included in the registration statement and the exhibits thereto. You should refer to the registration statement, including its exhibits and schedules, for further information about our company and the securities that may be sold pursuant to this prospectus.

        The Commission allows us to "incorporate by reference" information into this document, which means that we can disclose important information to you by referring you to other documents. The information incorporated by reference is an important part of this prospectus, and is deemed to be part of this document except for any information superseded by this document or any other document incorporated by reference into this document. We incorporate by reference the following documents, previously filed with the Securities and Exchange Commission by us and any future filings made by us with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering described herein (other than any report or portion thereof furnished or deemed furnished under any Current Report on Form 8-K):

  •
  Annual Report on Form 10-K for the year ended December 31, 2015, filed on February 26, 2016; Amendment No. 1 to the 10-K, filed on April 29, 2016;

  •
  Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2016, filed on May 9, 2016, quarterly period ended June 30, 2016, filed on August 5, 2016, and quarterly period ended September 30, 2016, filed on November 8, 2016;

  •
  Current Reports on Form 8-K (other than any portion thereof furnished or deemed furnished), filed on January 4, 2016, January 27, 2016, February 24, 2016, March 1, 2016, March 11, 2016, March 22, 2016, April 11, 2016, April 14, 2016, April 19, 2016 (as amended by the Current Report on Form 8-K/A filed on April 20, 2016), May 31, 2016, June 28, 2016, August 26, 2016, September 1, 2016, September 7, 2016, September 20, 2016, October 12, 2016, November 15, 2016, November 30, 2016, December 6, 2016, December 14, 2016 and January 19, 2017; and

  •
  The description of our capital stock contained in Amendment No. 1 to our Form 8-A filed under the Exchange Act on January 24, 2017, and any amendment or report filed for the purpose of updating such description.

        Any statement, including financial statements, contained in the filings (or portions of the filings) incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any supplement or amendment to this prospectus modifies, conflicts with or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

        You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or phone number:

Liberty Media Corporation
12300 Liberty Boulevard
Englewood, Colorado 80112
Telephone: (720) 875-5400
Attention: Investor Relations

        Our annual, quarterly and current reports and other information are on file with the Commission. You may read and copy any document that we file at the Public Reference Room of the Securities and Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. Our SEC filings are also available to the public from the Commission's website at http://www.sec.gov and can be found by searching the EDGAR archives on the website. In addition, our SEC filings and other information about us may be obtained from our website at www.libertymedia.com, although information contained on any website referenced in this prospectus is not incorporated by reference into and does not constitute a part of this prospectus.

1,323,421 shares of

Series C Liberty Formula One Common Stock

PROSPECTUS SUPPLEMENT

UBS Investment Bank

January 24, 2017